UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14A

                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_|  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
     14A-6(E)(2)
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under Rule Sec.240.14a-12

                     First Litchfield Financial Corporation
            -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

            -------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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|_|  Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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


                [Logo of First Litchfield Financial Corporation]

                 MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

     The board of directors of First Litchfield Financial Corporation has unanimously approved a merger of First Litchfield with and into Union Savings Bank. Under the terms of the proposed merger, First Litchfield stockholders will receive $15.00 cash for each share of First Litchfield common stock that they own.

     The merger cannot be completed unless the stockholders of First Litchfield approve the merger agreement. First Litchfield will hold a special meeting of stockholders at the Litchfield Inn, 432 Bantam Road (Route 202), Litchfield, Connecticut, on Friday, February 19, 2010 at 3:00 p.m., local time. The board of directors of First Litchfield unanimously recommends that you vote "FOR" the merger agreement and "FOR" the adjournment proposal, if necessary.

     This document serves as the proxy statement for the special meeting of stockholders of First Litchfield. This document describes the special meeting, the merger, the documents related to the merger, and other related matters. WE URGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY. YOU CAN ALSO OBTAIN INFORMATION ABOUT FIRST LITCHFIELD FROM DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting of First Litchfield, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the merger agreement and "FOR" the adjournment proposal, if necessary. If you do not return the proxy card, it will have the same effect as a vote against the merger agreement.

                                       Sincerely,


                                       Joseph J. Greco
                                       President and Chief Executive Officer

                     FIRST LITCHFIELD FINANCIAL CORPORATION
                                13 NORTH STREET
                                  P.O. BOX 578
                         LITCHFIELD, CONNECTICUT 06759
                                 (860) 567-8752


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 19, 2010

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of First Litchfield Financial Corporation will be held on Friday, February 19, 2010 at 3:00 p.m., local time at the Litchfield Inn, 432 Bantam Road (Route 202), Litchfield, Connecticut, for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger by and among Union Savings Bank, First Litchfield Financial Corporation and The First National Bank of Litchfield, dated as of October 25, 2009 and the transactions contemplated therein, pursuant to which a subsidiary of Union will merge with and into First Litchfield, with First Litchfield being the surviving corporation, and First Litchfield will be dissolved and The First National Bank of Litchfield will merge with and into Union Savings Bank, resulting in Union Savings Bank being the sole surviving entity;

     2. To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement; and

     3. To consider and act upon such other matters as may properly come before the special meeting or any adjournment or postponement of that meeting.

     As of the date of this document, management of First Litchfield is not aware of any other business to be considered at the special meeting.

     The proposed merger of First Litchfield and Union is more fully described in the attached document, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Annex A to the attached document.

     Only those stockholders of record at the close of business on December 30, 2009, the record date, are entitled to notice of, and to vote at the special meeting or any adjournment or postponement of that meeting. A list of those stockholders will be available for inspection by stockholders for ten (10) days preceding the special meeting at the office of the Assistant Secretary of First Litchfield at First Litchfield's main office, 13 North Street, Litchfield, Connecticut, and will also be available for inspection by stockholders at the special meeting.

     The affirmative vote of holders of at least two-thirds of the shares of First Litchfield common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement. THE FIRST LITCHFIELD BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT PROPOSAL, IF NECESSARY.

     First Litchfield stockholders are entitled to dissent to the merger and assert appraisal rights under Section 262 of the Delaware General Corporation Law. A copy of Section 262 is attached hereto as Annex C.

STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE MEETING. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, AND ANY STOCKHOLDER WHO EXECUTES AND RETURNS A PROXY AND WHO ATTENDS THE
SPECIAL  MEETING  MAY  WITHDRAW  THE  PROXY  AT  ANY TIME BEFORE IT IS VOTED AND
VOTE HIS OR HER SHARES IN PERSON. A PROXY MAY BE REVOKED BY GIVING NOTICE TO MICHELLE QUIGLEY, ASSISTANT SECRETARY OF FIRST LITCHFIELD FINANCIAL CORPORATION, IN WRITING PRIOR TO THE TAKING OF A VOTE.

                                     By Order of the Board of Directors of First
                                     Litchfield Financial Corporation

                                     George M. Madsen
                                     Secretary


Litchfield, Connecticut
January 6, 2010

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. YOU WILL RECEIVE SEPARATE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING                 1

SUMMARY                                                                        5
  The Companies                                                                5
  The Special Meeting of First Litchfield Stockholders                         7
  The Merger                                                                   8
  Selected Financial Data                                                     13
  Stock Prices and Dividends                                                  13
  Number of Holders of Common Stock and Number of Shares Outstanding          14

RISK FACTORS RELATING TO THE MERGER                                           15

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                             17

THE COMPANIES                                                                 18
  Union Savings Bank                                                          18
  First Litchfield Financial Corporation                                      18

THE SPECIAL MEETING OF FIRST LITCHFIELD STOCKHOLDERS                          22
  Date, Time and Place of the Special Meeting                                 22
  Purpose of the Special Meeting                                              22
  Recommendation of the First Litchfield Board of Directors                   22
  Record Date; Outstanding Shares; Shares Entitled to Vote                    22
  Quorum; Vote Required                                                       23
  Share Ownership of Management                                               23
  Voting of Proxies                                                           23
  How to Revoke Your Proxy                                                    24
  Voting in Person                                                            24
  Abstentions and Broker Non-Votes                                            24
  Proxy Solicitation                                                          25
  Appraisal Rights                                                            25
  Stock Certificates                                                          30
  Proposal to Approve Adjournment of Special Meeting                          30

THE MERGER                                                                    31
  General                                                                     31
  Background of the Merger                                                    31
  First Litchfield's Reasons for the Merger                                   34
  Recommendation of the First Litchfield Board of Directors                   35
  Fairness Opinion of First Litchfield's Financial Advisor                    36
  Deregistration of First Litchfield Common Stock Following the Merger        45

INTERESTS OF FIRST LITCHFIELD'S DIRECTORS AND OFFICERS IN THE MERGER          46
  General                                                                     46

  Agreements with Executive Officers                                          46
  Directors' and Officers' Insurance                                          49
  Appointment of Three First Litchfield Directors to the Board of Trustees of
  Union                                                                       49
  Stock Ownership and Voting Power                                            50

THE MERGER AGREEMENT                                                          51
  Structure of the Merger                                                     51
  Closing of the Merger                                                       51
  Merger Consideration                                                        51
  Exchange of First Litchfield Stock Certificates for Cash                    51
  Conditions to the Merger                                                    52
  Termination                                                                 54
  Termination Fee                                                             56
  No Solicitation                                                             57
  First Litchfield Stockholders Meeting                                       58
  Directors' and Officers' Insurance                                          59
  Conduct of Business Pending the Merger                                      59
  Redemption                                                                  63
  Employee Benefits                                                           63
  Representations and Warranties                                              64
  Expenses                                                                    66
  Amendments                                                                  66
  Regulatory Approvals Required for the Merger                                66

MATERIAL FEDERAL INCOME TAX CONSEQUENCES                                      68
  Receipt of Merger Consideration                                             68
  Backup Withholding                                                          68
  Other Tax Consequences                                                      69

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDER                                   69

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS                        69

WHERE YOU CAN FIND MORE INFORMATION                                           71

PROPOSALS OF STOCKHOLDERS                                                     71

Annex A     Agreement and Plan of Merger
Annex B     Fairness Opinion of Raymond James & Associates, Inc.
Annex C     Section 262 of the Delaware General Corporation Law
Annex D     Excerpts from First Litchfield's Form 10-K for the Year Ended
            December 31, 2008
Annex E     Excerpts from First Litchfield's Form 10-Q for the Quarter Ended
            September 30, 2009

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:   WHY AM I RECEIVING THIS DOCUMENT?

A: First Litchfield Financial Corporation and Union Savings Bank have agreed to the acquisition of First Litchfield by Union under the terms of a merger agreement that is described in this document. A copy of the merger agreement is attached to this document as Annex A. In order to complete the merger, the stockholders of First Litchfield must vote to approve the merger agreement. First Litchfield will hold a special meeting of its stockholders to obtain this approval. This document contains important information about the merger, the merger agreement, the special meeting of First Litchfield stockholders, and other related matters, and you should read it carefully. The enclosed voting materials allow you to vote your shares of First Litchfield common stock without attending the special meeting.

Q:   WHAT WILL HAPPEN IN THE MERGER?

A: In the proposed merger, a special purpose subsidiary of Union will merge with and into First Litchfield, with First Litchfield being the surviving corporation, and First Litchfield will be dissolved, resulting in Union owning all the assets and liabilities of First Litchfield. Separately, The First National Bank of Litchfield will merge into Union, with Union being the surviving entity.

Q:   WHAT WILL FIRST LITCHFIELD STOCKHOLDERS RECEIVE IN THE MERGER?

A: You will receive $15.00 cash in exchange for each share of First Litchfield common stock that you own immediately prior to the effective time of the merger.

Q: WHAT ARE THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO FIRST LITCHFIELD STOCKHOLDERS?

A: You will generally recognize either a gain or loss for federal income tax purposes on each share of First Litchfield common stock surrendered in an amount equal to the difference between your adjusted tax basis in that share and $15.00 upon completion of the merger. We strongly urge you to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Q:   WHAT ARE THE CONDITIONS TO COMPLETION OF THE MERGER?

A: The obligations of First Litchfield and Union to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and approval of the merger agreement by First Litchfield stockholders.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We will complete the merger when all of the conditions to completion contained in the merger agreement are satisfied or waived, including obtaining the approval of the merger agreement by First Litchfield stockholders at the special meeting. Fulfilling some of these conditions, such as receiving required regulatory approvals, is not entirely within our control. We currently expect to complete the merger during the first calendar quarter of 2010 or as soon thereafter as practicable; however, because the merger is subject to these conditions, we cannot predict the actual timing.

Q:   WHAT STOCKHOLDER APPROVAL IS REQUIRED TO COMPLETE THE MERGER?

A: The affirmative vote of holders of at least two-thirds of the shares of First Litchfield common stock outstanding and entitled to vote at the First Litchfield special meeting is required to approve the merger agreement.

Q:   WHEN AND WHERE IS THE SPECIAL MEETING OF FIRST LITCHFIELD STOCKHOLDERS?

A: The special meeting of stockholders of First Litchfield will be held at the Litchfield Inn, 432 Bantam Road (Route 202), Litchfield, Connecticut, on Friday, February 19, 2010 at 3:00 p.m., local time.

Q:   WHAT WILL HAPPEN AT THE SPECIAL MEETING OF FIRST LITCHFIELD STOCKHOLDERS?

A: At the special meeting, you will consider and vote upon a proposal to approve the merger agreement. If, at the time of the special meeting, there are not sufficient votes to approve the merger agreement, you may be asked to consider and vote upon a proposal to adjourn the special meeting, so that First Litchfield can solicit additional proxies.

Q: DOES THE FIRST LITCHFIELD BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE MERGER AGREEMENT?

A: Yes. After careful consideration, the First Litchfield board of directors unanimously recommends that First Litchfield stockholders vote "FOR" approval of the merger agreement and "FOR" the adjournment proposal, if necessary.

Q: ARE THERE ANY RISKS THAT I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT?

A: Yes. You should read and carefully consider the risk factors set forth in the section in this document titled "Risk Factors" beginning on page -.

Q:   WHAT DO I NEED TO DO NOW?

A: You should carefully read and consider the information contained or incorporated by reference into this document, including its annexes. It contains important information about the merger, the merger agreement and First Litchfield. After you have read and considered this information, you should complete and sign your proxy card and return it in the enclosed postage-paid return envelope as soon as possible. By doing so, you ensure that your shares of First Litchfield common stock will be represented and voted at the First Litchfield special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, BANK OR OTHER NOMINEE, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE MY SHARES FOR ME?

A: No. Your broker, bank or other nominee will not vote your shares unless you provide instructions to your broker, bank or other nominee on how to vote. You should fill out the voter instruction form sent to you by your broker, bank or other nominee with this document.

Q: WHAT IF I FAIL TO RETURN MY PROXY CARD OR TO INSTRUCT MY BROKER, BANK OR OTHER NOMINEE?

A: If you fail to return your proxy card or to instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and this will have the same effect as a vote against approval of the merger agreement.

Q:   CAN I ATTEND THE FIRST LITCHFIELD SPECIAL MEETING AND VOTE MY SHARES IN
     PERSON?

A: Yes. Although the First Litchfield board of directors requests that you return the proxy card accompanying this document, all First Litchfield stockholders are invited to attend the special meeting. First Litchfield stockholders of record on December 30, 2009 can vote in person at the First Litchfield special meeting. If your shares are held by a broker, bank or other nominee, then you are not the stockholder of record and you must bring to the special meeting appropriate documentation from your broker, bank or other nominee to enable you to vote at the special meeting.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. If you have not voted through your broker, bank or other nominee, there are three ways you can change your vote at any time after you have sent in your proxy card and before your proxy is voted at the First Litchfield special meeting.

     - You may deliver a written notice bearing a date later than the date of your proxy card to the secretary of First Litchfield, stating that you revoke your proxy.

     - You may complete and deliver to the secretary of First Litchfield a new proxy card relating to the same shares and bearing a later date.

     - You may attend the special meeting and vote in person, although attendance at the First Litchfield special meeting will not, by itself, revoke a proxy.

     You should send any notice of revocation or your completed new proxy card, as the case may be, to First Litchfield at the following address:


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
                     First Litchfield Financial Corporation
                                13 North Street
                                  P.O. Box 578
                         Litchfield, Connecticut 06759
                 Attn: Michelle L. Quigley, Assistant Secretary

     If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

Q:   SHOULD FIRST LITCHFIELD STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. You will receive separate written instructions for surrendering your shares of First Litchfield common stock in exchange for the merger consideration promptly following the effective date of the merger. In the meantime, you should retain your stock certificate(s) because they are still valid. Please do not send in your stock certificate(s) with your proxy card.

Q:   WHERE CAN I FIND MORE INFORMATION ABOUT FIRST LITCHFIELD?

A: You can find more information about First Litchfield from the various sources described under the section of this document titled "The
     Companies - First Litchfield Financial Corporation" beginning on page - and "Where You Can Find More Information" beginning on page -.

Q:   WHOM SHOULD I CALL WITH QUESTIONS?

A: You may contact First Litchfield at (860) 567-8752. Please ask to speak with Michelle L. Quigley, Assistant Secretary.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To more fully understand the merger and for a more complete description of the legal terms of the merger, you should read this entire document, including the materials attached as annexes, as well as the other documents to which we have referred you. See "Where You Can Find More Information" beginning on page -. The page references in parentheses included in this summary will direct you to a more detailed description of each topic presented.

     Unless the context otherwise requires, throughout this document, "First Litchfield" refers collectively to First Litchfield Financial Corporation and its subsidiaries; "FNBL" refers to The First National Bank of Litchfield and its subsidiaries; and "Union" refers to Union Savings Bank and its subsidiaries. Also, we refer to the merger between First Litchfield and Union as the "merger" and the Agreement and Plan of Merger, dated as of October 25, 2009, by and among First Litchfield, FNBL and Union as the "merger agreement."

THE COMPANIES

UNION SAVINGS BANK

     Union Savings Bank was incorporated in 1866 as a Connecticut-chartered mutual savings bank. The principal business of Union is to provide commercial banking, retail and small business banking, and wealth management services to individual, corporate and municipal customers. Banking activities are conducted primarily within western Connecticut. This full range of financial services is delivered through a network of 18 offices in northern Fairfield and Litchfield counties.

     At September 30, 2009, Union had total assets of approximately $2.0 billion, loans of approximately $1.5 billion and deposits of approximately $1.1 billion.

     Union's principal executive offices are located at 225 Main Street, Danbury, Connecticut. The mailing address for Union is P.O. Box 647, Danbury, Connecticut 06813-0647, and its telephone number is (203) 830-4200.

FIRST LITCHFIELD FINANCIAL CORPORATION (PAGE -)

     First Litchfield Financial Corporation, a Delaware corporation incorporated in 1988, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. First Litchfield has one banking subsidiary, FNBL, continually in business since 1814, which provides a broad array of consumer and commercial banking services to individuals and to small and mid-size businesses through nine branch locations in Litchfield and Hartford Counties, Connecticut.

     At September 30, 2009, First Litchfield had total consolidated assets of approximately $551 million, loans of approximately $377 million, deposits of approximately $383 million and stockholders' equity of approximately $31 million.

     First Litchfield's principal executive offices are located at 13 North Street, Litchfield, Connecticut 06759, and its telephone number is (860) 567-8752.

THE SPECIAL MEETING OF FIRST LITCHFIELD STOCKHOLDERS

TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING (PAGE -)

     The special meeting of stockholders of First Litchfield will be held at the Litchfield Inn, 432 Bantam Road (Route 202), Litchfield, Connecticut, on Friday, February 19, 2010 at 3:00 p.m., local time. At the special meeting, First Litchfield's stockholders as of the record date will be asked to vote upon a proposal to approve the merger agreement with Union.

RECOMMENDATION OF FIRST LITCHFIELD BOARD OF DIRECTORS (PAGE -)

     The First Litchfield board of directors unanimously recommends that you vote "FOR" approval of the merger agreement and "FOR" the adjournment proposal, if necessary.

RECORD DATE; OUTSTANDING SHARES; SHARES ENTITLED TO VOTE (PAGE -)

     Only holders of record of First Litchfield common stock at the close of business on the record date of December 30, 2009, are entitled to notice of and to vote at the special meeting. As of the record date, there were 2,356,875 shares of First Litchfield common stock outstanding, held of record by approximately - stockholders.

QUORUM; VOTE REQUIRED (PAGE -)

     A quorum of First Litchfield stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of First Litchfield common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. First Litchfield will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the special meeting.

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of First Litchfield common stock is required to approve the merger agreement. Proxies marked as abstentions and broker non-votes will be counted as votes against the merger agreement.

SHARE OWNERSHIP OF MANAGEMENT (PAGE -)

     As of the record date, the directors and executive officers of First Litchfield and their affiliates collectively owned 202,052 shares of First Litchfield common stock, or approximately 8.6% of First Litchfield's outstanding shares.

PROXIES, VOTING AND REVOCATION (PAGE -)

     The First Litchfield board of directors requests that you return the proxy card accompanying this document for use at the special meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed pre-paid envelope. All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, to approve the merger agreement.


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
     You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

     - delivering a written notice bearing a date later than the date of your proxy card to the secretary of First Litchfield, stating that you revoke your proxy;

     - signing and delivering to the secretary of First Litchfield a new proxy card relating to the same shares and bearing a later date; or

     - attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

APPRAISAL  RIGHTS  (PAGE  -)

     First Litchfield is organized as a Delaware corporation. Pursuant to the provisions of Section 262 of the Delaware General Corporation Law, First Litchfield's stockholders are entitled to assert appraisal rights.

THE MERGER

STRUCTURE OF THE MERGER (PAGE -)

     First Litchfield, FNBL and Union entered into an Agreement and Plan of Merger on October 25, 2009. The merger agreement provides for the merger of a special purpose subsidiary of Union with and into First Litchfield, with First Litchfield being the surviving corporation, and the dissolution of First Litchfield, resulting in Union owning all the assets and liabilities of First Litchfield. The merger agreement also calls for the merger of FNBL with and into Union, with Union being the sole surviving entity.

     The merger will occur following approval of the proposal described in this document by the stockholders of First Litchfield and satisfaction or waiver of all other conditions to the merger. The merger agreement is attached to this document as Annex A. We encourage you to read the merger agreement because it is the legal document that governs the merger.

MERGER CONSIDERATION (PAGE -)

     If the merger is completed, each share of First Litchfield common stock will be converted into the right to receive $15.00 cash.

TREATMENT OF FIRST LITCHFIELD STOCK OPTIONS (PAGE -)

     At the effective time of the merger, each outstanding option and warrant to purchase First Litchfield common stock, whether vested or unvested, and which has not been previously exercised or cancelled, will be converted to the right to receive the difference between $15.00 and the exercise price multiplied by the number of shares of common stock which the option or warrant entitled the holder to purchase.

FAIRNESS OPINION OF FIRST LITCHFIELD'S FINANCIAL ADVISOR (PAGE -)

     In deciding to adopt the merger agreement and recommend its approval to First Litchfield stockholders, the First Litchfield board of directors consulted with senior management, its financial advisor, Raymond James & Associates, Inc. ("Raymond James"), and its legal counsel, and considered, among other things, an opinion from its financial advisor. Raymond James has delivered an opinion to the First Litchfield board of directors that, as of October 25, 2009 and based on and subject to the matters set forth in its opinion, the merger consideration was fair, from a financial point of view, to the holders of First Litchfield common stock. The full text of the written opinion is attached to this document as Annex B. We encourage you to read the opinion carefully and in its entirety. The opinion of Raymond James is directed to the First Litchfield board of directors and is not a recommendation to any stockholder on how to vote on approval of the merger agreement.

INTERESTS OF FIRST LITCHFIELD'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE -)

     Some of First Litchfield's management and board of directors may be deemed to have interests in the merger that are in addition to or different from their interests as stockholders of First Litchfield generally. The First Litchfield board of directors was aware of these interests and considered them in recommending that First Litchfield stockholders approve the merger agreement.

CONDITIONS TO THE MERGER (PAGE -)

     First Litchfield and Union will not complete the merger unless a number of conditions are satisfied or waived, including:

     - the stockholders of First Litchfield must approve the merger agreement;

     - there must be no order, decree or injunction in effect, which enjoins or prohibits consummation of the merger;

     - First Litchfield and Union must receive all required regulatory approvals, authorizations and consents, any waiting periods required by law must have passed, and none of the regulatory approvals may include any condition or requirement that would materially and adversely affect Union;

     - the representations and warranties of each of First Litchfield and Union in the merger agreement must be true and correct in all material respects, subject to exceptions that would not have a material adverse effect;

     - First Litchfield and Union must each have performed in all material respects all obligations required to be performed by it;

     - First Litchfield and Union must obtain all material permits, authorizations, consents, waivers, clearances or approvals for the consummation of the merger and the related transactions; and

     - no event or development must have occurred with respect to First Litchfield that has had, or would reasonably be expected to have, a material adverse effect.

LIMITATIONS ON CONSIDERING OTHER ACQUISITION PROPOSALS (PAGE -)

     The merger agreement restricts First Litchfield's ability to solicit or otherwise facilitate any inquiries or the making of any proposal or engage in negotiations with a third party regarding a merger or similar transaction, a sale or transfer of 25% or more of its assets or the acquisition of 25% or more of its outstanding stock. However, if First Litchfield receives a bona fide unsolicited written proposal relating to any of the above from a third party that, if consummated, would, in the good faith determination of the First Litchfield board of directors, after consultation with its financial advisor, result in a transaction that is more favorable to First Litchfield stockholders from a financial point of view than the merger, and if the First Litchfield board of directors determines in good faith, after consultation with outside counsel, that it is required to take such action to comply with its fiduciary duties to its stockholders under applicable law, First Litchfield may furnish nonpublic information to that third party, subject to conditions specified in the merger agreement, engage in negotiations or discussions regarding an acquisition proposal with that third party, or recommend such proposal to First Litchfield stockholders. If the First Litchfield board of directors determines in good faith, after consultation with counsel and its financial advisor, that it desires to accept such superior proposal, it must provide Union with notice of such determination and provide Union an opportunity to increase the merger consideration to an amount at least equal to that of the superior proposal. If Union does so, First Litchfield may not enter into an agreement with such third party or recommend acceptance of such proposal to First Litchfield stockholders.

TERMINATION OF THE MERGER AGREEMENT (PAGE -)

     First Litchfield and Union can mutually agree to terminate the merger agreement before the merger has been completed, and either company can terminate the merger agreement if:

     - the other party materially breaches any of its representations, warranties, covenants or agreements contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be or has not been cured within 30 days of written notice of the breach;

     - if the merger has not occurred on or before June 30, 2010, provided that such date shall be automatically extended to September 30, 2010 if required regulatory approvals have not been received by June 1, 2010 and both parties are acting in good faith to obtain such approvals, unless the failure of the merger to occur on or before such date was due to the terminating party's breach of any obligations under the merger agreement;

     - the stockholders of First Litchfield do not approve the merger agreement;

     - any required regulatory approval for consummation of the merger is not obtained;

     - a court or other governmental authority permanently enjoins or prohibits the merger; or

     - if the conditions precedent to the obligations of such party to consummate the merger cannot be satisfied or fulfilled by the termination date of June 30, 2010 or September 30, 2010 as provided above (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement).

     Union may terminate the merger agreement if the First Litchfield board of directors:

     - fails to make its recommendation to the First Litchfield stockholders to vote in favor of the merger agreement or has withdrawn, modified or changed such recommendation;

     - fails to call, give notice of, convene and hold the First Litchfield special meeting; or

     - recommends that First Litchfield stockholders tender their shares in a tender or exchange offer for 25% or more of the First Litchfield common stock or otherwise fails to recommend that First Litchfield stockholders reject such tender or exchange offer.

     First Litchfield has the right to terminate the merger agreement if it decides to enter into a definitive agreement to effect a superior proposal and Union does not make an offer to First Litchfield that the First Litchfield board of directors determines is at least as favorable as the superior proposal. First Litchfield may also terminate the merger agreement if the conditions precedent to its obligations to consummate the merger cannot be satisfied or fulfilled by June 1, 2010, provided that if required regulatory approvals have not been received and both parties are acting in good faith to obtain such approvals, such date shall automatically be extended to September 1, 2010 (provided that First Litchfield is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement).

TERMINATION FEE (PAGE -)

     Under the terms of the merger agreement, First Litchfield must pay Union a termination fee of $1,750,000 if:

     - Union terminates the merger agreement if First Litchfield's board of directors:

          - fails to make its recommendation to the First Litchfield stockholders to vote in favor of the merger agreement or has withdrawn, modified or changes such recommendation;

          - fails to call, give notice of, convene and hold the First Litchfield special meeting; or

          - recommends that First Litchfield stockholders tender their shares in a tender or exchange offer for 25% or more of the First Litchfield common stock or otherwise fails to recommend that First Litchfield stockholders reject such tender or exchange offer.

     -    The merger agreement is terminated by:

          - Union because First Litchfield materially breaches any of its representations, warranties, covenants or agreements contained in the merger agreement (provided that Union is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be or has not been cured within 30 days of written notice of the breach;

          - either First Litchfield or Union because the stockholders of First Litchfield did not approve the merger agreement;

          and, in either case, a merger or similar transaction for First Litchfield, a sale or transfer of 25% or more of First Litchfield's assets or the acquisition of 25% or more of First Litchfield's outstanding stock has been announced prior to the termination by Union or prior to the vote of First Litchfield stockholders.

          In each such case, First Litchfield shall pay Union $750,000 upon termination and, if within 18 months after such termination First Litchfield enters into any agreement relating to merger or similar transaction, a sale or transfer of 25% or more of its assets or the acquisition of 25% or more of its outstanding stock, First Litchfield shall pay the remainder of the termination fee.

     - First Litchfield terminates the merger agreement because it has entered into a definitive agreement to effect a superior proposal and Union has not made an offer to First Litchfield that the First Litchfield board of directors has determined is at least as favorable as the superior proposal.

     If the merger agreement is terminated by either party because of willful conduct or gross negligence of the other party resulting in a material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach has not been cured within 30 days of written notice of the breach, then the breaching party shall pay to the non-breaching party up to $500,000 for documented reasonable out-of pocket costs and expenses incurred by the other party in connection with the merger agreement, except that if First Litchfield has paid the termination fee, it shall not be liable for such costs and expenses.

EFFECTIVE TIME OF THE MERGER (PAGE -)

     We expect that the merger will be completed as soon as practicable following the approval of the merger agreement by the stockholders of First Litchfield at the First Litchfield special meeting, if all other conditions have been satisfied or waived. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied or waived where permissible. We expect that the merger will close during the first calendar quarter of 2010 or as soon thereafter as practicable.

REQUIRED REGULATORY APPROVALS (PAGE -)

     To complete the merger, First Litchfield and Union need the prior approval of the State of Connecticut Department of Banking and the Federal Deposit Insurance Corporation. First Litchfield and Union have filed all necessary applications and notices with the applicable regulatory authorities. First Litchfield and Union cannot predict, however, whether or when the required regulatory approvals will be obtained or whether any such approvals will impose any burdensome condition upon Union.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE -)

     Stockholders of First Litchfield will recognize gain or loss upon the receipt of the merger consideration.

SELECTED FINANCIAL DATA

     Selected balance sheet data of First Litchfield as of December 31, 2008, 2007, 2006, 2005 and 2004 and selected income statement data of First Litchfield for the years ended December 31, 2008, 2007, 2006, 2005, and 2004 are contained in Item 6 in Annex D attached to this proxy statement.

STOCK PRICES AND DIVIDENDS

     First Litchfield common stock is traded on the Over the Counter ("OTC") Bulletin Board under the symbol FLFL.OB. The following information sets forth transactions in First Litchfield's common stock in each of the periods as reported by Yahoo! Finance, as well as dividends declared per share of First Litchfield common stock:

Calendar Year 2008                  High/Low       Dividends
                                    --------       ---------
First Quarter                    $16.40  $13.25    $     0.15
Second Quarter                    14.45   11.50          0.15
Third Quarter                     13.00   10.60          0.15
Fourth Quarter                    11.25    5.25          0.15

Calendar Year 2009

First Quarter                    $11.00  $ 4.25    $     0.05
Second Quarter                     7.59    5.70          0.05
Third Quarter                      7.24    5.55             -
Fourth Quarter                    14.55    5.45             -

Calendar Year 2010

First Quarter through January -  $    -       -             -

     The high and low prices per share of First Litchfield common stock on October 23, 2009, the last trading day before the public announcement of the merger agreement, were $5.80 and $5.80 and on January -, 2010, the last full trading day for which prices were available at the time of the printing of this proxy statement, were $-.- and $-.-.

     First Litchfield is prohibited by the merger agreement from declaring any dividends on First Litchfield common stock until the merger is completed.

NUMBER OF HOLDERS OF COMMON STOCK AND NUMBER OF SHARES OUTSTANDING

     As of December 30, 2009, the record date for the special meeting, there were - stockholders of record of First Litchfield common stock who held an aggregate of 2,356,875 shares of First Litchfield common stock.

Copies of the governing corporate instruments of First Litchfield are available, without charge, by following the instructions listed under the section in this document titled "Where You Can Find More Information" beginning on page -.

                      RISK FACTORS RELATING TO THE MERGER

     In addition to the other information included in this document and incorporated by reference in this document, you should consider carefully the risk factors described below in deciding how to vote. You should keep these risk factors in mind when you read forward-looking statements in this document and in the documents incorporated by reference in this document. Please refer to the section in this document titled "Special Note Regarding Forward-Looking Statements" beginning on page -.

IF THE MERGER IS NOT COMPLETED, FNBL WILL CONTINUE TO BE SUBJECT TO THE FORMAL AGREEMENT AND ENHANCED CAPITAL RATIOS.

     FNBL is a party to a formal agreement with the Office of the Comptroller of the Currency relating to the conduct of its business and subject to enhanced capital requirements, as more fully described under "The Companies - First Litchfield Financial Corporation" beginning on page -. If the merger is not completed, these will inhibit the conduct of FNBL's business and may result in a reduction of profits of FNBL. This in turn may reduce its ability to pay dividends to First Litchfield, reducing or eliminating First Litchfield's ability to pay dividends on its preferred stock and common stock. Further, among the actions that First Litchfield may be required to take to comply with the formal agreement and the enhanced capital requirements include obtaining additional capital, but there can be no assurance that it will be successful in doing so or if the additional capital is obtained, that it would be on terms favorable to First Litchfield and not detrimental to the interests of First Litchfield stockholders.

THE NEED FOR REGULATORY APPROVALS MAY DELAY THE DATE OF COMPLETION OF THE MERGER OR MAY DIMINISH THE BENEFITS OF THE MERGER.

     Union is required to obtain the approvals of several bank regulatory agencies prior to completing the merger. Satisfying any requirements of these regulatory agencies may delay the date of completion of the merger. In addition, it is possible that, among other things, restrictions on the combined operations of the two companies, including divestitures, may be sought by governmental agencies as a condition to obtaining the required regulatory approvals. This may diminish the benefits of the merger to Union. Union has the right to terminate the merger agreement if a governmental agency, as part of its authorization or approval, imposes any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Trustees of Union, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of First Litchfield, FNBL and Union or otherwise materially impair the value of First Litchfield or FNBL to Union.

THE MERGER MAY DISTRACT MANAGEMENT FROM THEIR OTHER RESPONSIBILITIES.

     The merger could cause the management of First Litchfield to focus its time and energies on matters relating to the merger that otherwise would be directed to the business and operations of First Litchfield. Any such distraction on the part of First Litchfield's management, if significant, could affect its ability to service existing business and develop new business and adversely affect the business and earnings of First Litchfield if the merger is not consummated.

IF THE MERGER IS NOT COMPLETED, FIRST LITCHFIELD WILL HAVE INCURRED SUBSTANTIAL EXPENSES WITHOUT ITS STOCKHOLDERS REALIZING THE EXPECTED BENEFITS.

     First Litchfield has incurred substantial expenses in connection with the transactions described in this document. If the merger is not completed, First Litchfield expects to incur approximately $875,000 in merger-related expenses, exclusive of any termination fee or costs and expenses paid to Union. These expenses would likely have a material adverse impact on the financial condition of First Litchfield because it would not have realized the expected benefits of the merger. There can be no assurance that the merger will be completed.

THE TERMINATION FEE AND THE RESTRICTIONS ON SOLICITATION CONTAINED IN THE MERGER AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE FIRST LITCHFIELD.

     Until the completion of the merger, First Litchfield is prohibited from soliciting, initiating, encouraging, or with some exceptions, considering any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than Union. In addition, First Litchfield has agreed to pay a termination fee of up to $1,750,000 and to reimburse up to $500,000 of Union's out-of-pocket expenses in specified circumstances. See "The Merger AgreementTermination Fee" beginning on page -. These provisions could discourage other companies from trying to acquire First Litchfield even though those other companies might be willing to offer greater value to First Litchfield stockholders than Union has offered in the merger. The payment of the termination fee also could have a material adverse effect on First Litchfield's financial condition.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This document contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify these statements by forward-looking words such as "may," "could," "should," "would," "intend," "will," "expect," "anticipate," "believe," "estimate," "continue" or similar words. First Litchfield and Union intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with these safe harbor provisions. You should read statements that contain these words carefully because they discuss the relevant company's future expectations, contain projections of the relevant company's future results of operations or financial condition, or state other "forward-looking" information.

     There may be events in the future that First Litchfield is not able to predict accurately or control and that may cause actual results to differ materially from the expectations described in these forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in this document, including the documents incorporated by reference in this document. These differences may be the result of various factors, including those factors described in the "Risk Factors Relating to the Merger" beginning on page - and other risk factors identified from time to time in First Litchfield's periodic filings with the Securities and Exchange Commission (the "SEC").

     The factors referred to above include many, but not all, of the factors that could impact First Litchfield's ability to achieve the results described in any forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document. You should be aware that the occurrence of the events described above and elsewhere in this document, including the documents incorporated by reference, could harm First Litchfield's business, prospects, operating results or financial condition. First Litchfield undertakes no obligation to update any forward-looking statements as a result of future events or developments.

                                 THE COMPANIES

UNION SAVINGS BANK

     Union was incorporated in 1866 as a Connecticut-chartered mutual savings bank. Union has four subsidiaries including Somers Development, Inc., Juniper Holdings, Inc., Bancroft Holdings, Inc., and Union Savings Mortgage Corporation. Union Savings Mortgage Corporation operates as a passive investment company in accordance with Connecticut law and the three other subsidiaries operate to hold real property acquired through foreclosure.

     The principal business of Union is to provide commercial banking, retail and small business banking, and wealth management services to individual, corporate and municipal customers. Traditional banking activities are conducted primarily within western Connecticut and include extending secured and unsecured commercial and consumer loans, originating mortgage loans secured by residential and commercial properties, and accepting consumer, commercial and municipal deposits. Such deposits include checking and savings accounts, certificate of deposits, money markets and health savings accounts. In addition to traditional banking activities, Union provides specialized financial services tailored to specific markets including cash management and municipal banking services.

     This full range of financial services is delivered through a network of 18 offices in northern Fairfield and Litchfield counties. Union's distribution network also includes online banking and telephone banking services and participation in a worldwide ATM network.

     At September 30, 2009, Union had total assets of approximately $2.0 billion, loans of approximately $1.5 billion and deposits of approximately $1.1 billion.

     Union's principal executive offices are located at 225 Main Street, Danbury, Connecticut. The mailing address for Union is P.O. Box 647, Danbury, Connecticut 06813-0647, and its telephone number is (203) 830-4200.

FIRST LITCHFIELD FINANCIAL CORPORATION

     First Litchfield Financial Corporation, a Delaware corporation, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. First Litchfield was formed in 1988 and has one banking subsidiary, The First National Bank of Litchfield, a national banking association organized under the laws of the United States. FNBL and its predecessors have been in existence since 1814. First Litchfield owns all of the outstanding shares of FNBL. FNBL has three subsidiaries, Lincoln Corporation and Litchfield Mortgage Service Corporation, which are Connecticut corporations, and First Litchfield Leasing Corporation, which is a Delaware corporation. FNBL holds a majority ownership position in First Litchfield Leasing Corporation. The purpose of Lincoln Corporation is to hold property such as real estate, personal property, securities, or other assets, acquired by FNBL through foreclosure or otherwise to compromise a doubtful claim or collect a debt previously contracted. The purpose of Litchfield Mortgage Service Corporation is to operate as a passive investment company in accordance with Connecticut law.

     FNBL engages in a wide range of commercial and personal banking activities, including accepting demand deposits (including Money Market Accounts), accepting savings and time deposit accounts, making secured and unsecured loans and leases to corporations, individuals, and others, issuing letters of credit, originating mortgage loans, and providing personal and corporate trust services.

     FNBL's lending services include commercial, real estate, and consumer installment loans and leases. Revenues from FNBL's lending activities constitute the largest component of FNBL's operating revenues. The loan and lease portfolio constitutes the major earning asset of FNBL and offers the best alternative for maximizing interest spread above the cost of funds. FNBL's loan and lease personnel have the authority to extend credit under guidelines established and approved by the board of directors. Any aggregate credit which exceeds the authority of the loan or lease officer is forwarded to the loan committee for approval. The loan committee is composed of various experienced loan and lease officers and FNBL directors. All aggregate credits that exceed the loan committee's lending authority are presented to the full board of directors for ultimate approval or denial. The loan committee not only acts as an approval body to ensure consistent application of FNBL's loan and lease policy, but also provides valuable insight through communication and pooling of knowledge, judgment, and experience of its members.

     FNBL's primary lending area generally includes towns located in Litchfield and Hartford counties of Connecticut.

     FNBL's Trust and Wealth Management Department provides a wide range of personal and corporate trust and trust-related investment services, including serving as executor of estates, as trustee under testamentary and intervivos trusts and various pension and other employee benefit plans, as guardian of the estates of minors and incompetents, and as escrow agent under various agreements.

     At September 30, 2009, First Litchfield had total consolidated assets of approximately $551 million, loans of approximately $377 million, deposits of approximately $383 million, and stockholders' equity of approximately $31 million.

     On November 9, 2009, FNBL entered into a Formal Agreement with the Office of the Comptroller of the Currency (the "OCC"). The Formal Agreement is a remedial supervisory action with provisions intended to improve FNBL's condition and operations. While not punitive, the Formal Agreement provides a framework for addressing identified problems, documenting remedial efforts and preventing the reoccurrence of similar problems so that FNBL's condition will improve and no longer be considered to be troubled. Management and the Board are of the opinion that compliance with the Formal Agreement is in the best interest of FNBL but will require sustained effort and management resources.

     To coordinate its compliance efforts pursuant to the Formal Agreement, the Board of FNBL appointed a Compliance Committee consisting primarily of independent Directors. The Compliance Committee will meet at least monthly to monitor and report FNBL's progress to the Board. The Board will review FNBL's liquidity plans, capital plans, strategic plans and management and staffing plans and provide copies of such plans to the OCC along with copies of the reports of the Compliance Committee and other relevant information. The Board will assess the adequacy of FNBL's management and staffing needs to assure that FNBL is well managed and well staffed. FNBL will also notify the OCC regarding any proposed changes in the Board, executive management or staff or changes in their duties or responsibilities.

Pursuant to the Formal Agreement, FNBL will not utilize brokered deposits without appropriate FDIC and OCC authorization. In this regard, the only deposits currently utilized by FNBL which could be characterized as "brokered deposits" are deposits obtained through the Certificate of Deposit Account Registry System ("CDARS") program. The CDARS program is a program in which participating banks place large customer deposits into CDs issued by other banks in the CDARS network in increments of less than the standard FDIC insurance maximum to ensure that both principal and interest are eligible for full FDIC insurance. The Formal Agreement with the OCC does not preclude FNBL from participating in the CDARS program and FNBL has requested authorization from the FDIC to continue to participate in such program. As of September 30, 2009, FNBL has approximately $30 million in CDARS deposits, $11 million of which will mature in January, 2010.

     The Formal Agreement further requires FNBL to enhance its credit risk management program within FNBL's loan and lease functions and to develop and adhere to policies designed to enhance risk rating and risk monitoring. In addition, FNBL has agreed to take appropriate action to improve and maintain asset quality. FNBL will prepare written evaluations of and programs for collecting any loans greater than $750,000 that are subject to criticism, regularly review such loans, and only extend additional credit on such loans if FNBL determines and documents that it is consistent with FNBL's plan to collect the loan or strengthen the assets underlying the loan and the action is necessary to protect FNBL's interests. In addition, FNBL will enhance and document the programs it uses to evaluate, maintain and document the adequacy of the Allowance for Loan and Lease Losses, which enhanced programs were utilized in the evaluation of the Allowance for Loan and Lease Losses for the third quarter of 2009, and provide a copy of such program and documentation to the OCC.

     The Formal Agreement precludes FNBL from growing assets at a rate greater than 5% on an annual basis. In addition to updating its capital plan with appropriate contingencies, the Formal Agreement precludes the payment of any dividends inconsistent with the capital plan or applicable law and without written non-objection by the OCC. The merger agreement with Union precludes the payment of dividends to the stockholders of First Litchfield's common stock pending consummation of the merger.

     FNBL understands that the Formal Agreement with the OCC will remain in place so long as FNBL remains subject to OCC supervision or until such time as the Formal Agreement is terminated by the OCC, which will generally not occur until the issues which were the basis of the Formal Agreement have been corrected and verified through an examination and until there is no basis for supervisory concern. Failure to comply with the Formal Agreement could result in more serious supervisory action by the OCC with respect to FNBL, its officers or directors.

     In addition to the Formal Agreement, FNBL has been notified that the OCC will require FNBL to achieve and maintain the following capital ratios by no later than March 31, 2010:

     - Total risk-based capital at least equal to twelve percent (12%) of risk-weighted assets (as compared with 10.80% maintained by FNBL at September 30, 2009 and 10% generally required of well-capitalized banks);

     - Tier 1 capital at least equal to ten percent (10%) of risk weighted assets (as compared with 9.54% maintained by FNBL at September 30, 2009, and 6% generally required of well-capitalized banks); and

     - Tier 1 capital at least equal to eight percent (8%) of adjusted total assets (as compared with 6.59% maintained by FNBL at September 30, 2009 and 5% generally required of well-capitalized banks).

     FNBL expects to consummate the merger with and into Union prior to the date by which it would be required to achieve and maintain such capital ratios. However, there can be no assurance that the merger will be consummated within such timeframe. Accordingly, FNBL will develop contingency plans to address compliance with such capital requirements in the event that the merger is not consummated by March 31, 2010. Among such contingency plans may be seeking to raise additional capital, but there can be no assurance that First Litchfield will be successful in doing so or if the additional capital is obtained, that it would be on terms favorable to First Litchfield and not detrimental to the interests of First Litchfield stockholders.

     First Litchfield's principal executive offices are located at 13 North Street, Litchfield, Connecticut 06759, and its telephone number is (860) 567-8752.

     You can find additional information about First Litchfield in First Litchfield's filings with the SEC referenced in the section in this document titled "Where You Can Find More Information" beginning on page - and in Annexes D and E.

              THE SPECIAL MEETING OF FIRST LITCHFIELD STOCKHOLDERS

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting of stockholders of First Litchfield will be held at the Litchfield Inn, 432 Bantam Road (Route 202), Litchfield, Connecticut, on Friday, February 19, 2010 at 3:00 p.m., local time.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, First Litchfield's stockholders as of the record date will be asked to consider and vote on the following proposals:

     1. To approve the merger agreement and the transactions contemplated thereby, pursuant to which, in a series of transactions, First Litchfield will be dissolved and FNBL will merge into Union, resulting in Union being the sole surviving corporation;
     2. To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies, if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement; and
     3. To act upon such other matters as may properly come before the special meeting or any adjournment or postponement of that meeting.

RECOMMENDATION OF THE FIRST LITCHFIELD BOARD OF DIRECTORS

     THE FIRST LITCHFIELD BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT PROPOSAL, IF NECESSARY.

RECORD DATE; OUTSTANDING SHARES; SHARES ENTITLED TO VOTE

     Only holders of record of First Litchfield common stock at the close of business on the record date of December 30, 2009, are entitled to notice of and to vote at the First Litchfield special meeting. As of the record date, there were 2,356,875 shares of First Litchfield common stock outstanding, held of record by approximately - stockholders. A list of First Litchfield stockholders as of the record date will be available for review by any First Litchfield stockholder, the stockholder's agent or attorney at First Litchfield's principal office during regular business hours beginning two business days after notice of the special meeting is given and continuing through the special meeting. The list will also be available for inspection at the meeting at any time during the meeting.

     Each holder of First Litchfield common stock is entitled to one vote for each share of First Litchfield common stock he, she or it owned as of the record date.

QUORUM; VOTE REQUIRED

     A quorum of First Litchfield stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of First Litchfield common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. First Litchfield will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the special meeting.

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of First Litchfield common stock is required to approve the merger agreement. If your shares are not voted, either in person or by proxy, as well as proxies marked as abstentions and broker non-votes, it will have the same effect as voting against approval of the merger agreement.

     First Litchfield expects to seek adjournment of the meeting if a quorum is not present or, if a quorum is present, the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Litchfield common stock has not been obtained.

SHARE OWNERSHIP OF MANAGEMENT

     As of the record date, the directors and executive officers of First Litchfield and their affiliates collectively owned 202,052 shares of First Litchfield common stock, or approximately 8.6% of First Litchfield's outstanding shares.

VOTING OF PROXIES

     If you are a First Litchfield stockholder, the First Litchfield board of directors requests that you return the proxy card accompanying this document for use at the First Litchfield special meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed pre-paid envelope. All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT, "FOR" AN ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY, AND IN THE PROXIES' DISCRETION WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THAT MEETING.

     We do not expect that any matters other than those set forth in the notice for the special meeting will be brought before the meeting. If other matters are properly presented and are within the purpose of the special meeting, however, the persons named as proxies will vote on such matters in such manner as shall be determined by a majority of the First Litchfield board of directors.

     If you have questions or need assistance in completing or submitting your proxy card, please contact Michelle L. Quigley, Assistant Secretary, at the following address and telephone number:

                          First Litchfield Corporation
                                13 North Street
                                  P.O. Box 578
                         Litchfield, Connecticut 06759
                                 (860) 567-8752

HOW TO REVOKE YOUR PROXY

     If you are First Litchfield stockholder, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

     - delivering a written notice bearing a date later than the date of your proxy card to the secretary of First Litchfield, stating that you revoke your proxy;

     - signing and delivering to the secretary of First Litchfield a new proxy card relating to the same shares and bearing a later date; or

     - attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

     You should send any notice of revocation or your completed new proxy card, as the case may be, to Michelle L. Quigley, Assistant Secretary, at the following address:

                          First Litchfield Corporation
                                13 North Street
                                  P.O. Box 578
                         Litchfield, Connecticut 06759

     If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

VOTING IN PERSON

     If you are a First Litchfield stockholder and plan to attend the First Litchfield special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must bring additional documentation from the broker, bank or other nominee in order to vote your shares.

ABSTENTIONS AND BROKER NON-VOTES

     Only shares affirmatively voted for approval of the merger agreement, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes "FOR" the merger agreement.

     Brokers who hold shares of First Litchfield common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer's shares with respect to the actions proposed in this document without specific instructions from the customer. Proxies submitted by a broker that do not exercise this voting authority are referred to as broker non-votes. If your broker holds your First Litchfield stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this document.

     Accordingly, you are urged to mark and return the enclosed proxy card to indicate your vote, or fill out the voter instruction form, if applicable.

     ABSTENTIONS AND BROKER NON-VOTES WILL BE INCLUDED IN DETERMINING THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING, BUT WILL HAVE THE SAME EFFECT AS VOTING AGAINST APPROVAL OF THE MERGER AGREEMENT.

PROXY SOLICITATION

     If you are a First Litchfield stockholder, the enclosed proxy is solicited by and on behalf of the First Litchfield board of directors. First Litchfield will pay the expenses of soliciting proxies to be voted at the special meeting. Following the original mailing of the proxies and other soliciting materials, First Litchfield and its agents also may solicit proxies by mail, telephone, facsimile or in person. No additional compensation will be paid to directors, officers or other employees of First Litchfield for making these solicitations. First Litchfield has retained a proxy solicitation firm, Morrow & Co., LLC, to aid it in the solicitation process. First Litchfield will pay Morrow a fee of approximately $6,500, plus a fee of $6.50 for each stockholder solicited by telephone in addition to reasonable expenses. First Litchfield intends to reimburse persons who hold First Litchfield common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

APPRAISAL RIGHTS

Summary of Appraisal Rights Procedures

     The following discussion of the provisions of Section 262 of the Delaware General Corporation Law is not a complete statement of the law pertaining to appraisal rights and is qualified in its entirety by reference to the full text of Section 262 of the Delaware General Corporation Law, a copy of which is attached to this document as Annex C and is incorporated into this summary by reference.

     First Litchfield is organized under Delaware law. Under Delaware law, any holder of First Litchfield common stock who does not wish to accept the consideration contemplated by the merger agreement for the holder's shares of First Litchfield common stock has the right to dissent from the merger and seek an appraisal of, and to be paid in cash, the fair cash value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for, shares of First Litchfield common stock, as determined by the Delaware Chancery Court, together with interest, if any. Your entitlement to appraisal rights is subject in all cases to your compliance with the provisions of Section 262 of the Delaware General Corporation Law.

Under Section 262, not less than 20 days before First Litchfield special meeting, First Litchfield must notify each of the holders of record of its common stock as of the record date for the First Litchfield special meeting that appraisal rights are available and include in the notice a copy of Section 262. First Litchfield intends that this proxy statement constitutes that notice.

     Ensuring that you actually perfect your appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. Your failure to comply with these procedural rules may result in your becoming ineligible to pursue appraisal rights. If that happens, your shares of First Litchfield common stock will be converted into the right to receive the merger consideration payable pursuant to the merger agreement. See "The Merger Agreement-Consideration To Be Received in the Merger." The following information is intended as only a brief summary of the material provisions of the statutory procedures you must follow in order to perfect your appraisal rights. Please review Section 262 of the Delaware General Corporation Law for a complete description of the necessary procedures to be followed.

     If you are a First Litchfield stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law, including the following:

     - YOU MUST MAKE A WRITTEN DEMAND FOR APPRAISAL: You must deliver a written demand for appraisal to First Litchfield before the vote on the merger agreement is taken at the First Litchfield special meeting. This written demand for appraisal must be separate from your proxy card. A vote against the merger agreement alone will not constitute a demand for appraisal.

     -    YOU MUST REFRAIN FROM VOTING FOR ADOPTION OF THE MERGER
          AGREEMENT: You must not vote for adoption of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your right to appraisal. You will also terminate your right to appraisal if you return a signed proxy card and:

          -    fail to vote against adoption of the merger agreement; or

          -    fail to note that you are abstaining from voting.

If you do any of these things, your appraisal rights will terminate even if you previously filed a written demand for appraisal and your shares of First Litchfield common stock will be converted into the right to receive the merger consideration payable pursuant to the merger agreement. See "The Merger Agreement-Consideration To Be Received in the Merger."

     - YOU MUST CONTINUOUSLY HOLD YOUR FIRST LITCHFIELD SHARES: You must continuously hold your shares of First Litchfield common stock from the date you make the demand for appraisal through the effective date of the merger. If you are the record holder of First Litchfield common stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the effective date of the merger, you will lose any right to appraisal for those shares.

Description of Appraisal Rights Procedures

     A written demand for appraisal of First Litchfield common stock is only effective if it is signed by, or for, the stockholder of record who owns those shares at the time the demand is made. The demand must also be signed precisely as the stockholder's name appears on his or her share certificate. If you are the beneficial owner of First Litchfield common stock, but not the stockholder of record, you must have the stockholder of record sign any demand for appraisal.

     If you own First Litchfield common stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

     If you own First Litchfield common stock with more than one person, such as in a joint tenancy or tenancy in common, all the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, who could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

     If you are a record owner, such as a broker, who holds First Litchfield common stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising that right for other beneficial owners. In that case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, we will assume that your written demand covers all the shares of First Litchfield common stock that are in your name.

     If you are a First Litchfield stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to:

     First Litchfield Financial Corporation
     13 North Street
     P.O. Box 578
     Litchfield, Connecticut 06759
     Attention: Corporate Secretary

     It is important that First Litchfield receive all written demands before the vote concerning the merger agreement is taken at the First Litchfield special meeting. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is demanding appraisal of the stockholder's shares.

     If the merger is completed, each holder of First Litchfield common stock who has perfected appraisal rights in accordance with Section 262 will be entitled to be paid for the stockholder's

First Litchfield common stock the fair value in cash of those shares. The Delaware Court of Chancery will appraise the shares, determining their fair value, exclusive of any element of value arising from the completion or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be fair value. In determining the fair value, the Chancery Court may take into account all relevant factors and upon its determination will then direct the payment of the fair value of the shares, together with any interest, to the holders of First Litchfield common stock who have perfected their appraisal rights. The shares of First Litchfield common stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 and have not effectively withdrawn or lost their appraisal rights are referred to in this document as the dissenting shares.

     If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the consideration provided in the merger agreement for your shares.

     Written Notice: Within ten days after the effective date of the merger, Union, as the surviving corporation in the merger, must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

     Petition with the Delaware Chancery Court: Within 120 days after the merger, either Union or any stockholder who has complied with the conditions of
Section 262 may file a petition in the Delaware Chancery Court. This petition should request that the Chancery Court determine the value of the shares of stock held by all the stockholders who are entitled to appraisal rights. If you intend to exercise your appraisal rights, you should file this petition in the Chancery Court. Union has no obligation to file this petition, and if you do not file this petition within 120 days after the effective date of the merger, you will lose your rights of appraisal.

     Request for Appraisal Rights Statement: If you have complied with the conditions of Section 262, you are entitled to receive a statement from Union. This statement will set forth the number of shares not voted in favor of the merger and that have demanded appraisal rights and the number of stockholders who own those shares. In order to receive this statement you must send a written request to Union within 120 days after the merger. Union has ten days after receiving a request to mail you the statement.

     Chancery Court Procedures: If you properly file a petition for appraisal in the Chancery Court and deliver a copy to Union, Union will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Union as to the value of their shares. The Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of that petition to the stockholders on the list. At the hearing, the Chancery Court will determine the stockholders who have complied with Section 262 and are entitled to appraisal rights. The Chancery Court may also require you to submit your stock certificates to the Register in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court's directions, you may be dismissed from the proceeding.

     Appraisal of Shares: After the Chancery Court determines which stockholders are entitled to appraisal rights, the Chancery Court will appraise the shares of stock that are the subject of the demand for appraisal. To determine the fair value of the shares, the Chancery Court may consider all relevant factors except for any appreciation or depreciation due to the accomplishment or expectation of the merger. After the Chancery Court determines the fair value of the shares, it will direct Union, as the surviving corporation of the merger, to pay that value to the stockholders who have successfully sought appraisal rights. Unless the Chancery Court determines otherwise, Union will pay interest, compounded quarterly, on that value for the period from the effective date of the merger to the date of payment. In order to receive payment for your shares under an appraisal procedure, you must surrender your stock certificates to Union.

     FIRST LITCHFIELD STOCKHOLDERS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW COULD BE GREATER THAN, THE SAME AS, OR LESS THAN THE MERGER CONSIDERATION. THE RAYMOND JAMES OPINION DELIVERED TO FIRST LITCHFIELD'S BOARD OF DIRECTORS DOES NOT IN ANY MANNER ADDRESS FAIR VALUE UNDER SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW.

     Costs and Expenses of Appraisal Proceeding: The Chancery Court may determine the costs of the appraisal proceeding and allocate them among the parties as the Chancery Court deems equitable under the circumstances. Upon application by a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of that determination or assessment, each stockholder bears his, her or its own expenses.

     Loss of Stockholder's Rights: If you demand appraisal rights, after the effective date of the merger you will not be entitled:

     - to vote the shares of stock for which you have demanded appraisal rights for any purpose;

     - to receive payment of dividends or any other distribution with respect to the shares of stock for which you have demanded appraisal, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

     - to receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

     Termination of Appraisal Rights: If you do not file a petition for an appraisal within 120 days after the effective date of the merger, your right to an appraisal will terminate. You may withdraw your demand for appraisal and accept the merger consideration by delivering to Union a written withdrawal of your demand at any time within 60 days after the effective date of the merger. After 60 days after the effective date of the merger, any attempt to withdraw will require the written approval of Union. An appraisal proceeding in the Chancery Court cannot be dismissed as to any stockholder unless the Chancery Court approves.

     IF YOU FAIL TO COMPLY STRICTLY WITH THE PROCEDURES DESCRIBED ABOVE YOU WILL LOSE YOUR APPRAISAL RIGHTS, IN WHICH EVENT YOU WILL BE ENTITLED TO RECEIVE THE CONSIDERATION WITH RESPECT TO YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. CONSEQUENTLY, IF YOU ARE A HOLDER OF FIRST LITCHFIELD COMMON STOCK AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU ARE STRONGLY URGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS.

STOCK CERTIFICATES

     If you are a First Litchfield stockholder, you should not send in any certificates representing First Litchfield common stock at this time. Shortly after the closing of the merger, you will receive instructions for the exchange of certificates representing First Litchfield common stock.

PROPOSAL TO APPROVE ADJOURNMENT OF THE SPECIAL MEETING

     First Litchfield is also submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that First Litchfield may not have received the favorable vote of two-thirds of the outstanding shares necessary to approve the merger agreement by the time of the special meeting.
In that event, First Litchfield expects to seek adjournment of the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy card in such manner as determined by a majority of the board of directors. If the special meeting is adjourned for 30 days or less and the time and place of the adjourned meeting is announced at the meeting, First Litchfield is not required to give notice of the time and place of the adjourned meeting unless the board of directors fixes a new record date for the special meeting.

     The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of holders of a majority of the shares of First Litchfield common stock present or represented at the special meeting and entitled to vote on the proposal. The First Litchfield board of directors retains full authority to the extent set forth in its bylaws and Delaware law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any First Litchfield stockholders.

                                   THE MERGER

GENERAL

     Under the terms and conditions set forth in the merger agreement, First Litchfield will be merged with and into Union. At the effective time of the merger, shares of common stock of First Litchfield, par value $.01 per share, outstanding immediately prior to the effective time of the merger will, by virtue of the merger and without any action on the part of a First Litchfield stockholder, be converted into the right to receive $15.00 cash for each share of First Litchfield common stock held by the First Litchfield stockholder.

     Shares of First Litchfield common stock held by Union or First Litchfield, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, will not be converted into the right to receive the merger consideration upon consummation of the merger.

BACKGROUND OF THE MERGER

     First Litchfield's President, Joseph J. Greco, and the President of Union, John C. Kline, have known each other professionally and socially through participation in banking associations for more than five years. Through such industry related functions, they have had the opportunities to interact on a regular basis. In addition, they have occasionally met socially at which times they have typically discussed banking and economic issues. On October 15, 2007, Mr. Greco and Mr. Kline along with Jay C. Lent, Chief Operating Officer of Union, met for lunch and during the course of that lunch, Mr. Kline inquired regarding whether there might be potential benefits to an affiliation. Mr. Greco indicated that while the board of directors of First Litchfield was confident of First Litchfield's ability to continue to execute its strategic plan, the board would always consider alternatives if they were in the best interests of stockholders and other constituencies. On October 24, 2007, Union sent First Litchfield a letter expressing its preliminary and non-binding interest in a potential affiliation. The letter and potential benefits of affiliation were reviewed and discussed by the board of directors of First Litchfield at a board meeting on October 25, 2007. The board further evaluated the potential advantages and disadvantages of the potential affiliation opportunity presented by Union at a meeting on November 29, 2007, at which time the board determined that it would be in the best interests of First Litchfield, its stockholders and other constituencies to continue to execute First Litchfield's strategic plan on an independent basis rather than through an affiliation. The board's decision was communicated to Union following the meeting.

     Mr. Greco and Mr. Kline continued to maintain a professional and social relationship and continued to meet professionally and socially on occasions.

     On September 7, 2008, the United States Government placed Fannie Mae and Freddie Mac in conservatorship, which resulted in an other than temporary impairment ("OTTI") of the Fannie Mae preferred securities owned by First Litchfield, resulting in a significant reduction of First Litchfield's capital. The next day, the First Litchfield board held a special meeting to evaluate the implications of the United States Government's actions on world markets, the banking industry and First Litchfield. As part of First Litchfield's response to the financial crisis and the depletion of capital from the OTTI adjustment of the value of Fannie Mae preferred stock, the board directed management to begin the process of capital planning. As part of such planning, the Board directed Mr. Greco to contact Union in order to ascertain their interest in serving as a potential source of capital as part of the contingency and capital plans of First Litchfield. Mr. Kline and Mr. Greco discussed these matters and on September 19, 2008, Mr. Kline, Mr. Lent and Mr. Greco met and discussed the interest of Union in an affiliation.

     The First Litchfield board convened a special meeting on September 22, 2008 to discuss the OTTI write-down of the Fannie Mae preferred securities, the world economic crisis and potential sources of capital. At this meeting, the board formed an ad hoc Capital Committee to assist the board in the capital planning initiatives.

     In October 2008, the board and its Capital Committee evaluated the benefit of engaging an adviser to assist First Litchfield in capital planning. After considering several firms, First Litchfield engaged Raymond James to assist the board and met with representatives of Raymond James.

     On October 14, 2008, the United States Treasury announced the Troubled Asset Relief Program's Capital Purchase Program (the "CPP") to encourage United States financial institutions to build capital to increase the flow of financing to businesses and consumers and to support the United States economy. The board authorized the application for CPP funds and after receiving approval from the Treasury, the board took necessary action for First Litchfield to participate in the CPP. On December 12, 2008, First Litchfield issued $10 million in preferred stock and a warrant to purchase 199,203 shares of common stock to the Treasury under the CPP.

     While First Litchfield's short term capital needs were addressed through participation in the CPP, during the first four months of 2009, the board and its Capital Committee worked with Raymond James to evaluate alternatives to provide for the long-term capital needs of First Litchfield and FNBL. Various alternatives were considered, including gradually building capital through retained earnings, increasing capital through public and private offerings of securities and potential affiliations. In April 2009, the board decided that while First Litchfield could continue to execute its strategic mission and potentially earn and retain sufficient capital to meet the prudent capital needs of First Litchfield and FNBL, this alternative as well as the anticipated dilution which would be associated with raising equity in public or private markets would be disadvantageous to stockholders and would involve significant risk. In addition, the anticipated dilution which would be associated with raising equity in public or private markets would be disadvantageous to stockholders. Therefore, the board determined that its duty to stockholders warranted consideration of alternatives, including the possible sale or merger of First Litchfield. Accordingly, the board asked Raymond James to contact two institutions which had previously expressed interest in exploring a possible business combination with First Litchfield. Based on publicly available information, Raymond James indicated that these institutions appeared to have the financial capacity to consummate a business combination. Additionaly, both companies maintained a focus on community banking and had expressed interest in expanding from proximate market areas into the market areas served by FNBL.

     Raymond James met separately with representatives of these two institutions to ascertain their potential interest in an affiliation with First Litchfield. Informal and preliminary discussions took place and the Capital Committee was informed of these matters and other capital planning alternatives.

     During June of 2009, separate meetings were held between representatives of First Litchfield and the two institutions. One of these institutions was Union and the other was an out-of-state bank holding company. On June 30, 2009, the board met with Raymond James and decided to proceed with discussions with the two interested institutions who expressed interest in discussing a potential affiliation. In addition, the board requested that Raymond James provide the board with additional information regarding potential affiliation opportunities and deal pricing information while continuing to learn more about affiliation opportunities and potential structure and pricing with the two interested institutions.

     On July 27 and 28, 2009, representatives of First Litchfield and Raymond James met separately with representatives of the two institutions following several conversations which occurred throughout July. First Litchfield had no desire to engage in the due diligence process and incur the related risks and expenses unless the suitor was serious and had the potential to consummate a transaction and pay an attractive premium. At a special meeting on July 30, 2009, the board was informed that, based upon preliminary assessments and subject to due diligence, each suitor had a significant interest in an affiliation and the apparent ability to successfully consummate an affiliation transaction with First Litchfield. Initial interest levels reflected broad price ranges and contained significant conditions. In communications with Raymond James, Union expressed interest in a cash transaction while the other suitor contemplated a stock transaction. Each would require additional reciprocal due diligence. Following the board's approval, confidentiality agreements were prepared and executed in early August, 2009 due diligence request lists were provided.

     The potential stock acquirer conducted preliminary due diligence on August 12 and 13, 2009 and Union conducted preliminary due diligence on August 17 and 18, 2009. Each of the interested institutions submitted non-binding confidential contingent expressions of interest on August 25, 2009. Union expressed interest in an all cash transaction to acquire First Litchfield at $14.45 per share. The other suitor expressed interest in an all-stock fixed exchange offer which had an indicated market value which was lower than the Union price per share.

     On August 28, 2009, the board met with Raymond James and reviewed each of the expressions of interest. The board also discussed additional alternatives. The board was favorably inclined to proceed with Union's proposal, subject to due diligence and the successful resolution of various structural issues and negotiations of proposed terms and conditions. The board added a new member to its Capital Committee and reformed the Capital Committee as the Negotiating Committee.

     The board instructed Raymond James to proceed with discussions with each party to obtain a higher price after minimizing or eliminating pricing contingencies. During September, 2009 additional reciprocal due diligence was conducted with both interested institutions and each increased their proposed price levels. Union indicated that its price would likely be $15.00 per share in cash, while the all-stock proposal from the other institution had a lower price based upon a to-be-fixed exchange formula and lacked significant protection in the event the market price of such acquirer's stock declined.

     The Negotiating Committee met on September 18, 23 and 25, 2009 to discuss the status of due diligence, negotiations and the proposed price enhancements. The full board also discussed these issues on September 23, 2009.

     Negotiations regarding the structure and terms of the agreement with Union continued through October, 2009 along with supplemental reciprocal due diligence. The Negotiating Committee met with Raymond James and First Litchfield's legal counsel to discuss and review the proposals, alternatives and the terms of the transaction on October 5 and 23, 2009. In addition, the full board reviewed the merger documents on October 23, 2009 and, following the exchange and review of all disclosure schedules, the board met again with its legal and financial advisers on the evening of October 25, 2009 to discuss the final document and all relevant matters and to approve the transaction. The merger agreement was executed on the evening of October 25, 2009 and announced prior to the opening of the markets on the morning of October 26, 2009.

FIRST LITCHFIELD'S REASONS FOR THE MERGER

     In reaching its decision to approve the merger agreement and related transactions and recommend their approval to stockholders, the First Litchfield board of directors consulted with senior management, its financial advisor, Raymond James, and its legal counsel, Cranmore, FitzGerald & Meaney, and considered a number of factors, including, among others, the following, which are not presented in order of priority:

     -    a review of the historical financial statements of First
          Litchfield and certain other internal information, primarily financial in nature, relating to the respective businesses, earnings and balance sheets of First Litchfield;

     - the business strategy of First Litchfield, prospects for the future, including expected financial results, and expectations relating to the proposed merger, based on discussions with management of First Litchfield;

     - the current and prospective regulatory and interest rate environment in which First Litchfield operates, including the expectation that the OCC, FNBL's primary supervisory agency, would propose formal supervisory remedial action, such as the Formal Agreement described in under "The Companies - First Litchfield Financial Corporation" beginning on page -;

     - the potential advantages and disadvantages of cash consideration and the amount of the merger consideration offered, its premium to market and comparability with respect to other premiums;

     - the merger consideration which could reasonably be expected from other potential acquirers located in proximate areas with the apparent ability to consummate the transaction;

     -    the ability of Union to pay the merger consideration;

     - the geographic fit and increased customer convenience of the branch networks of FNBL and Union;

     - the anticipated effect of the acquisition on First Litchfield's employees (including the fact that Union anticipates offering employment to all employees of First Litchfield, subject to review of personnel files and such employment criteria for particular positions as Union customarily applies, following the consummation of the merger);

     - the effect on First Litchfield's customers and the communities served by First Litchfield and Union's longstanding history of serving the customers and communities through its own efforts as well as through the contributions of its Charitable Foundation;

     - the terms of the merger agreement and related transaction, including the representations and warranties of the parties, the covenants, the consideration, the benefits to First Litchfield's employees, the circumstances under which the First Litchfield board of directors may consider a superior proposal and the absence of burdensome contingencies in the merger agreement;

     - the increased legal lending limit available to borrowers by reason of the merger;

     - the likelihood of expeditiously obtaining the necessary regulatory approvals without unusual or burdensome conditions; and

     - a review of the risks and prospects of First Litchfield remaining independent, including the likelihood that the OCC would require FNBL to operate with higher capital ratios which could necessitate an infusion of additional equity into FNBL or a strategy of significant deleveraging, as to which there could be no assurance that they could be successfully achieved and either of which could competitively disadvantage First Litchfield, FNBL and the interests of stockholders.

     Based on the factors described above, the First Litchfield board of directors determined that the merger with Union would be advisable and in the best interests of First Litchfield stockholders and other constituencies and unanimously approved the merger agreement and related transactions contemplated by those documents. In reaching its determination to approve and recommend the merger agreement and related transactions, the First Litchfield board of directors did not assign any specific or relative weights to any of the factors listed above. The First Litchfield board weighed these factors against the potential risks of the merger. These risks are discussed in the section of this document titled "Risk Factors-Risks Relating to the Merger" beginning on page -.

RECOMMENDATION OF THE FIRST LITCHFIELD BOARD OF DIRECTORS

     THE FIRST LITCHFIELD BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT FIRST LITCHFIELD STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT PROPOSAL, IF NECESSARY.

FAIRNESS OPINION OF FIRST LITCHFIELD'S FINANCIAL ADVISOR

     First Litchfield retained Raymond James as financial advisor on September 15, 2009 in connection with the proposed merger. As part of the engagement, the First Litchfield board of directors requested that Raymond James evaluate the fairness, from a financial point of view, to the holders of First Litchfield's outstanding common stock of the merger consideration to be received by such holders pursuant to the merger agreement.

     At the October 25, 2009 meeting of the First Litchfield board of directors, Raymond James gave its opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the merger consideration to be received by the stockholders of First Litchfield pursuant to the merger agreement was fair, from a financial point of view, to the holders of First Litchfield's outstanding common stock.

     The full text of the written opinion of Raymond James, dated October 25, 2009, which sets forth assumptions made, matters considered, and limits on the scope of review undertaken, is attached as Annex B to this proxy statement. The summary of the opinion of Raymond James set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

     Holders of First Litchfield common stock are urged to read this opinion in its entirety. Raymond James's opinion, which is addressed to the First Litchfield's board of directors, is directed only to the fairness, from a financial point of view, of the merger consideration to be received by holders of First Litchfield common stock in connection with the proposed merger. Raymond James's opinion does not constitute a recommendation to any holder of First Litchfield common stock as to how such stockholder should vote at the special meeting of First Litchfield stockholders and does not address any other aspect of the proposed merger or any related transaction.

     In connection with rendering its opinion, Raymond James, among other things:

     - reviewed the financial terms and conditions as stated in the merger agreement;
     - reviewed the Annual and Quarterly Reports on Forms 10-K and 10-Q of First Litchfield for the years ended December 31, 2008, 2007 and 2006 and for the three month periods ended June 30, 2009, March 31, 2009 and September 30, 2008;
     - reviewed certain publicly available financial statements and other historical financial information of First Litchfield and Union;
     - reviewed other financial, corporate, and operating information of First Litchfield and Union, including certain financial analyses and forecasts of First Litchfield and Union which were prepared by the respective managements of First Litchfield and Union;
     - reviewed comparative financial and operating data on the banking industry and certain institutions which it deemed to be comparable to each of First Litchfield and Union;

     - reviewed a draft of the remedial supervisory documents between FNBL and the Comptroller of the Currency;
     - reviewed the historical market prices and trading activity for the common stock of First Litchfield;
     - reviewed the pro forma financial impact of the merger on Union, based on assumptions relating to transaction expenses, purchase accounting adjustments, and cost savings determined by the senior management of Union;
     - reviewed certain bank mergers and acquisitions on a regional and nationwide basis for institutions which it deemed to be comparable to First Litchfield and compared the proposed consideration with the consideration paid in such other mergers and acquisitions;
     - conducted limited discussions with members of senior management of each of First Litchfield and Union concerning the financial condition, business and prospects of each respective company; and
     - reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as it deemed necessary.

     In connection with its review, Raymond James assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Raymond James by First Litchfield, Union or any other party, and did not undertake any duty or responsibility to verify independently any of such information. Raymond James has not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of First Litchfield. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and relied upon each party to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

     In rendering its opinion, Raymond James assumed that the merger would be consummated on the terms described in the merger agreement. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without being waived. Raymond James also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that, in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which First Litchfield is a party, as contemplated by the merger agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on First Litchfield. In its financial analyses, Raymond James assumed the merger consideration had a value of $15.00 per First Litchfield share. Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger agreement, or the availability or advisability of any alternatives to the merger. In the capacity of rendering the opinion, Raymond James reviewed the terms of the merger agreement and offered no judgment as to the negotiations resulting in such terms.

     In conducting its investigation and analyses and in arriving at its opinion, Raymond James took into account such accepted financial and investment banking procedures and considerations as it deemed relevant, including the review of: (i) historical and projected revenues, operating earnings, net income and capitalization of First Litchfield and certain other publicly held companies in businesses it believes to be comparable to First Litchfield; (ii) the current and projected financial position and results of operations of First Litchfield;
(iii) the historical market prices and trading activity of the common stock of First Litchfield; (iv) financial and operating information concerning selected business combinations which it deemed comparable in whole or in part; and (v) the general condition of the securities markets.

     The following summarizes the material financial analyses presented by Raymond James to the First Litchfield board of directors at its meeting on October 25, 2009, which material was considered by Raymond James in rendering the opinion described below. No company or transaction used in the analyses described below is directly comparable to First Litchfield, Union or the contemplated merger.

     Trading Analysis. Raymond James analyzed historical closing prices of First Litchfield and compared them to the value of the proposed merger consideration. The results of this analysis are summarized below:

                                                            Price Per  Implied
                                                              Share    Premium
Merger consideration value                               $    15.00        -
First Litchfield Financial, Inc. closing stock price as
   of October 23, 2009                                         5.80    158.6%
52-week high First Litchfield Financial, Inc. stock
   price January 15, 2009                                     11.00     36.4%
52-week low First Litchfield Financial, Inc. stock
   price March 6, 2009                                         4.25    252.9%

     Public Companies Analysis. Raymond James analyzed the relative valuation multiples of 26 publicly-traded New England banks traded on all exchanges with total assets between $100 million and $1 billion, including:

  -  Patriot National Bancorp, Inc.
  -  Cambridge Bancorp
  -  Northway Financial, Inc.
  -  Northeast Bancorp
  -  Centrix Bank & Trust
  -  Salisbury Bancorp, Inc.
  -  Katahdin Bankshares  Corporation
  -  Community Bancorp
  -  Union Bankshares, Inc.
  -  Ledyard Financial Group, Inc.
  -  Citizens National Bancorp
  -  First Ipswitch Bancorp

  -  BNC Financial Group, Inc.
  -  SBT Bancorp, Inc.
  -  Middlebury National Corporation
  -  Grand Bank Corporation
  -  Connecticut Bank & Trust Company
  -  Connecticut River Bancorp, Inc.
  -  People's Trust Company of St. Albans
  -  Connecticut River Community Bank
  -  Central Financial Corporation
  -  Rockport National Bancorp, Inc.
  -  Damariscotta Bankshares, Inc.
  -  Hampshire First Bank
  -  Southern Connecticut Bancorp, Inc.
  -  Island Bancorp, Inc.

     Raymond James calculated various financial multiples for each company, including (i) market price to June 30, 2009 book value per share, (ii) market price to June 30, 2009 tangible book value per share, and (iii) market price to quarter ended June 30, 2009 annualized earnings per share. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for First Litchfield implied by the merger consideration. The results of the public companies analysis are summarized below:

                                       Market Price/
                          --------------------------------------
                                                      6/30/2009
                                       Tangible Book  Earnings
                          Book Value       Value      per Share
                          --------------------------------------
Mean                        93.5%          101.5%      18.9x
Median                      88.3%           88.3%      15.8x
Minimum                     18.9%           18.9%       9.2x
Maximum                    183.1%          186.7%      37.2x

Merger consideration       155.7%          155.7%      75.0x

     Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples for each of the metrics to First Litchfield's actual June 30, 2009 financial results and determined the implied price per share of First Litchfield common stock and then compared those implied values per share to the merger consideration of $15.00 per share. The results of this are summarized below:

                                         Market Price /
                      -----------------------------------------------
                                                          6/30/2009
                                         Tangible Book   Earnings per
                         Book Value          Value           Share
                      -----------------------------------------------
Mean                  $      9.01  $          9.77  $        3.79
Median                $      8.50  $          8.50  $        3.15
Minimum               $      1.82  $          1.82  $        1.84
Maximum               $     17.63  $         17.98  $        7.44

Merger consideration  $     15.00  $         15.00  $       15.00

     Transaction Analysis. Raymond James analyzed publicly available information relating to acquisitions of New England bank and thrift companies, excluding targets that were mutual holding companies, co-operative banks, and recapitalization transactions, since January 1, 2009 and prepared a summary of the relative valuation multiples paid in these transactions. The transactions used in the analysis included:

     -    United Financial Bancorp, Inc. acquisition of CNB Financial Corp.
     -    Danvers Bancorp, Inc. acquisition of Beverly National Corporation
     - New England Bancshares, Inc. acquisition of Apple Valley Bank & Trust Company

     Raymond James examined valuation multiples of deal value compared to the target companies' most recently available book value per share and tangible book value per share and the tangible book premium to core deposits, in each case, where such information was publicly available. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for First Litchfield implied by the merger consideration. The results of the New England transactions analysis are summarized below:


                           Tangible Book         Deal Value /
                             Premium /   ---------------------------------
                          Core Deposits  Book Value   Tangible Book Value
Mean                            3.8%       127.8%          127.8%
Median                          3.4%       124.2%          124.2%
Minimum                         1.6%       114.7%          114.7%
Maximum                         6.3%       144.4%          144.4%

Merger consideration            4.2%       155.7%          155.7%

     Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples to First Litchfield's June 30, 2009 financials to determine the implied price per share and then compared those implied values per share to the merger consideration of $15.00 per share. The results of this are summarized below:


                           Tangible Book          Deal Value /
                             Premium /  -----------------------------------
                          Core Deposits  Book Value     Tangible Book Value
Mean                  $        14.46    $   12.30      $      12.30
Median                $        14.01    $   11.96      $      11.96
Minimum               $        11.63    $   11.04      $      11.04
Maximum               $        17.74    $   13.91      $      13.91

Merger consideration  $        15.00    $   15.00      $      15.00

     Raymond James further analyzed publicly available information relating to acquisitions of national bank and thrift companies, excluding targets that were mutual holding companies, co-operative banks, and recapitalization transactions, with target total assets between $100 million and $1 billion and target nonperforming assets as a percentage of total assets less than 5.0% since January 1, 2009 where deal value was available and prepared a summary of the relative valuation multiples paid in these transactions. The transactions used in the analysis included:

-    First Business Bank, N.A. acquisition of 1st Pacific Bancorp
- First American Financial Management Company acquisition of Community Bank of Rowan
-    NB&T Financial Group, Inc. acquisition of Community National Corporation
-    BCB Bancorp, Inc. acquisition of Pamrapo Bancorp, Inc.
-    United Financial Bancorp, Inc. acquisition of CNB Financial Corp.
-    Danvers Bancorp, Inc. acquisition of Beverly National Corporation
-    MidAtlantic Bancorp, Inc. acquisition of Greater Atlantic Financial Corp.
-    Carolina Trust Bank acquisition of Carolina Commerce Bank
-    OceanFirst Financial Corp. acquisition of Central Jersey Bancorp
-    First Savings Financial Group, Inc. acquisition of Community First Bank
-    Eastern Virginia Bankshares, Inc. acquisition of First Capital Bancorp,
     Inc.
-    First Community Bancshares, Inc. acquisition of TriStone Community Bank
-    Southern Bancorp, Inc. acquisition of Timberland Bank
-    Merchants Bancorp, Incorporated acquisition of CB Bancorp, Incorporated
-    Community Exchange Bancshares acquisition of Hindman Bancshares,
     Incorporated
-    Glacier Bancorp, Inc. acquisition of First Company

     Raymond James examined valuation multiples of deal value compared to the target companies' most recently available book value per share and tangible book value per share and the tangible book premium to core deposits, in each case, where such information was publicly available. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the national transactions and compared them to corresponding valuation multiples for First Litchfield implied by the merger consideration. The results of the national transactions analysis are summarized below:


                      Tangible Book               Deal Value /
                        Premium /     ---------------------------------
                      Core Deposits   Book Value   Tangible Book Value
Mean                      -2.1%          93.0%           97.0%
Median                    -1.1%          86.1%          100.2%
Minimum                   -8.6%          31.2%           33.1%
Maximum                    2.2%         150.0%          150.0%

Merger consideration       4.2%         155.7%          155.7%

     Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples to First Litchfield's June 30, 2009 financials to determine the implied price per share and then compared those implied values per share to the merger consideration of $15.00 per share. The results of this are summarized below:


                      Tangible Book               Deal Value /
                        Premium /     -------------------------------------
                      Core Deposits        Book Value   Tangible Book Value
Mean                  $     6.93            $  8.96        $   9.34
Median                $     8.20            $  8.29        $   9.65
Minimum               $     0.00            $  3.00        $   3.19
Maximum               $    12.50            $ 14.45        $  14.45

Merger consideration  $    15.00            $ 15.00        $  15.00

     Transaction Premium Analysis. Raymond James analyzed the stock price premiums paid in nine merger and acquisition transactions announced since January 1, 2009 with target total assets between $100 million and $1 billion and target nonperforming assets as a percentage of total assets less than 5.0% where deal value was available. Raymond James measured each transaction price per share relative to each target's closing price per share one day, one month and three months prior to announcement of the transaction. Raymond James compared the mean, median, minimum and maximum premiums paid from this set of transactions to the First Litchfield merger consideration expressed as a premium relative to the closing stock price of First Litchfield on October 22, 2009, September 23, 2009, and July 25, 2009. The results of the transaction premium analysis are summarized below:

                                                          Implied
                                                          Premium
                                                -----------------------------
                                                  1-day    1-month    3-month
                                                -----------------------------
Mean                                              34.5%      45.3%      53.5%
Median                                            20.6%      17.5%      38.5%
Minimum                                           -2.7%      -2.3%     -20.0%
Maximum                                          173.8%     175.8%     257.3%

Merger consideration                            $15.00   $  15.00   $  15.00
First Litchfield closing stock price per share  $ 5.80   $   6.38   $   6.10
Implied Transaction premium                      158.6%     135.1%     145.9%

     Furthermore, Raymond James applied the mean, median, minimum and maximum premiums for each of the metrics to First Litchfield's actual corresponding closing stock prices to determine the implied equity price per share and then compared those implied equity values per share to the merger consideration of $15.00 per share. The results of this are summarized below:

                          Implied Equity Price Per Share
                      ----------------------------------------
                             1-day      1-month     3-month
                      ----------------------------------------
Mean                  $       7.80  $     9.26  $     9.36
Median                $       6.99  $     7.49  $     8.44
Minimum               $       5.65  $     6.23  $     4.88
Maximum               $      15.88  $    17.58  $    21.78

Merger consideration  $      15.00  $    15.00  $    15.00

     Discounted Cash Flow Analysis. Raymond James analyzed the discounted present value of First Litchfield's projected free cash flows for the years ending December 31, 2009 through 2013 on a standalone basis. Raymond James used free cash flows, defined as capital excess or shortfall of total regulatory capital beyond what is required to maintain a minimum Total Risk Based Capital ratio of 12.0% in each period.

     The discounted cash flow analysis was based on projections of the financial performance of First Litchfield that represented the best available estimates and judgment of management. Consistent with the periods included in the financial projections, Raymond James used calendar year 2013 as the final year for the analysis and applied multiples, ranging from 10.0x to 20.0x, to calendar 2013 net income in order to derive a range of terminal values for First Litchfield in 2013.

     The projected free cash flows and terminal values were discounted using rates ranging from 10.0% to 14.0%, which reflected the weighted average after-tax cost of debt and equity capital associated with executing First Litchfield's business plan. The resulting range of present values was divided by First Litchfield's number of diluted shares outstanding in order to arrive at a range of present values per First Litchfield share. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the merger price consideration of $15.00 per share. The results of the discounted cash flow analysis are summarized below:

                      --------------
                      Implied Value
                        Per Share
                      --------------
Minimum               $         6.00
Maximum               $        18.87
Merger consideration  $        15.00

     Additional Considerations. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James's view of the actual value of First Litchfield.

     In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of First Litchfield. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the First Litchfield board of directors and were prepared solely as part of Raymond James's analysis of the fairness, from a financial point of view, to the holders of First Litchfield common stock of the consideration to be received by such holders in connection with the proposed merger. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into consideration by the First Litchfield board of directors in making its determination to approve the merger agreement. Consequently, the analyses described above should not be viewed as determinative of the First Litchfield board of directors' or First Litchfield management's opinion with respect to the value of First Litchfield. First Litchfield placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

     Raymond James's opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on October 25, 2009, and any material change in such circumstances and conditions may affect Raymond James's opinion, but Raymond James does not have any obligation to update, revise or reaffirm that opinion.

     For services rendered in connection with the delivery of its opinion, First Litchfield paid Raymond James an investment banking fee of $125,000 upon delivery of its opinion. First Litchfield will also pay Raymond James a transaction fee for advisory services in connection with the merger, which fee is contingent upon the closing of the merger, of $354,000; of this amount, $75,000 has been paid to date which is not contingent upon the closing of the merger but will be applied to the advisory services if the merger closes. First Litchfield also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.

     Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of First Litchfield for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James has provided certain services to First Litchfield in the previous two years, including strategic advisory services for which it has been paid a fee of $25,000 plus expenses, which fee will be applied to the fee for advisory services in connection with the merger upon the closing of the merger.

DEREGISTRATION OF FIRST LITCHFIELD COMMON STOCK FOLLOWING THE MERGER

     If the merger is completed, First Litchfield's common stock will be deregistered under the Exchange Act.

 INTERESTS OF FIRST LITCHFIELD'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     Some of the members of First Litchfield's management and board of directors may be deemed to have interests in the merger that are in addition to their interests as stockholders of First Litchfield generally. The board of directors was aware of these interests and considered them in recommending that First Litchfield stockholders approve the merger agreement and the transactions contemplated by the merger agreement.

GENERAL

     Under the terms of the merger agreement, Union anticipates offering employment to all employees of FNBL, subject to review of personnel files and such employment criteria for particular positions as Union customarily applies. This includes the executive officers of First Litchfield, including Joseph J. Greco, President and Chief Executive Officer of First Litchfield.

AGREEMENTS WITH EXECUTIVE OFFICERS

     There are no employment contracts between the Company and any of its executive officers.

EXECUTIVE CHANGE IN CONTROL AGREEMENTS

     There are Change in Control Agreements between FNBL and certain executive officers, namely Mr. Greco, Carroll A. Pereira, Treasurer of First Litchfield and Senior Vice President and Chief Financial Officer of FNBL, Frederick F. Judd, III, Senior Vice President and Senior Trust and Wealth Management Officer of FNBL, Joelene A. Smith, Senior Vice President and Operations Officer of FNBL, Robert E. Teittinen, Senior Vice President and Senior Loan Officer of FNBL, and Matthew R. Robison, Senior Vice President, Retail Banking of FNBL. Pursuant to the Change in Control Agreements, each executive officer is eligible to receive payments and other benefits, described below, in the event the executive officer is terminated, involuntarily reassigned more than fifty (50) miles from Litchfield, Connecticut, or has an involuntary reduction in compensation, duties or responsibilities during the twenty-four (24) month period following a change in control, such as the merger.

     - If, within twenty-four (24) months after the merger, the executive officer's employment with FNBL terminates or is reassigned (except by an agency acting with proper jurisdiction, or by a board of directors for cause or as a result of death, retirement or disability), then FNBL and/or its successor shall pay the executive officer within five (5) days after the date of termination an amount equal to the sum of:

          (i) two (2) years of the executive officer's annual compensation based upon the most recent aggregate base salary paid to the executive officer in the twelve (12) month period immediately preceding his/her termination or reassignment less amounts previously paid to the executive officer from the date of the Change in Control; plus

          (ii) reasonable legal fees and expenses incurred by the executive officer as a result of such termination or reassignment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or reassignment or in seeking to obtain or enforce any right or benefit provided for by the Change in Control Agreement).

     - FNBL and/or its successors shall maintain in full force and effect for the executive officer's continued benefit, for the two (2) year period beginning upon a Change in Control, all life insurance, medical, health and accident and disability policies, plans, programs or arrangements which were in effect immediately prior to the Change in Control.

     -    If by reason of the operation of Section 280G of the Internal
          Revenue Code (the "Code") any such payments exceed the amount that can be deducted by FNBL, the amount of such payments shall be reduced to the maximum that can be deducted by FNBL. To the extent that payments in excess of the amount that can be deducted by FNBL have been made to and for the executive officer's benefit, they shall be refunded with interest.

     First Litchfield participated in the CPP. Notwithstanding the provisions of the Change in Control Agreements, so long as CPP funds are outstanding, First Litchfield is precluded from making a payment which constitutes a "Golden Parachute" payment as defined in the American Recovery and Reinvestment Act of 2009 to the executive officers (other than Mr. Robison). After the merger, Union will not be subject to such limitations.

ACCELERATION OF RESTRICTED STOCK AWARDS

     The 2007 Restricted Stock Plan provides that awards of First Litchfield common stock under the plan immediately vest upon a change in control, such as the merger. The following table identifies for each First Litchfield executive officer and director as of December 31, 2009, the number of unvested shares of restricted stock held by such officer or director that will accelerate in connection with the transaction.

NAME                    NUMBER OF SHARES
----------------------  ----------------
Joseph J. Greco                    1,200
Frederick F. Judd, III               400
Carroll A. Pereira                   400
Joelene A. Smith                     400
Robert E. Teittinen                  400

EMPLOYEE STOCK OWNERSHIP PLAN

     Participants in FNBL's Employee Stock Ownership Plan (the "ESOP") have been awarded shares of First Litchfield common stock in proportion to their compensation. Participants in the ESOP, including all executive officers, will receive $15.00 per share of First Litchfield common stock allocated to their accounts in the ESOP upon the merger.

NONCONTRIBUTORY DEFINED BENEFIT PENSION PLAN

     FNBL has a noncontributory defined benefit pension plan (the "Pension Plan") that covers substantially all employees who have completed one year of service and have attained age 21. The benefits are based on years of service and the employee's compensation during the last five (5) years of employment. The Pension Plan was frozen effective May 1, 2005. No new employees thereafter were eligible for the Pension Plan and no further benefits were earned thereafter. Benefits payable at normal retirement age (generally age 65) to an existing participant will be based on service and participation credit and earnings history through May 1, 2005. Pension benefits are based upon average salary (determined as of each November 15th) during the highest five (5) consecutive plan years of services prior to the date the Pension Plan was frozen. The amount of the annual benefit is 1.55% of average salary per year of
service (to a maximum of 25 years).   Benefits under the Pension Plan will be
paid in accordance with the terms of the Pension Plan after the merger.

EXECUTIVE INCENTIVE RETIREMENT AGREEMENTS

     FNBL has entered into Executive Incentive Retirement Agreements "Executive Incentive Agreements") with its executive officers to encourage the executive officers to remain employees of FNBL. The Executive Incentive Agreements provide for the award of deferred bonuses of from 4.6% to 16.1% of the executive officer's base salary if FNBL's earnings growth is at least 5% and its return on equity is at least 11%. Amounts are awarded after the end of each fiscal year. It is anticipated that no awards will be earned with respect to First Litchfield's 2009 performance. Tax-deferred earnings on prior awards accrue annually at a rate equivalent to the rate of appreciation on First Litchfield's stock price in the preceding year, with a guaranteed minimum of 4% and a maximum of 15%. Such awards are immediately vested upon a change in control, such as
the merger.   Upon  retirement, the executive officer's total deferred
compensation, including earnings thereon, may be paid out in one lump sum, or paid in equal annual installments over fifteen (15) years, during which payout period earnings continue to accrue at the rate in effect at the date of retirement; in the case of early retirement, the executive officer may elect to defer commencement of the payment of benefits, during which period earnings continue to accrue at the rate in effect at the date of early retirement. Deferred amounts will be paid by Union in accordance with the terms of the Executive Incentive Agreements after the merger.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENTS

     FNBL has entered into Supplemental Executive Retirement Agreements with Mr. Greco, Ms. Pereira and Ms. Smith. At December 31, 2009, accrued supplemental retirement benefits of $531,000 are recognized in First Litchfield's balance sheet related to the Supplement Executive Retirement Agreement for these executive officers. Upon retirement, the Supplemental Retirement Agreements provide for payments to these individuals ranging from 10% to 25% of the three-year average of the executive officer's compensation prior to retirement for the life expectancy of the executive officer at the retirement date. After the merger, these obligations will be assumed by Union.

DIRECTOR INCENTIVE RETIREMENT AGREEMENTS

     FNBL has entered into Long Term Incentive Retirement Agreements with each of its directors (the "Director Incentive Agreements") to reward past service and encourage continued service of each director.

     The Director Incentive Agreements award a director with the right to earn and defer the receipt of a bonus in an amount or percentage ranging from 14.5% to 50% of the director's retainer, meeting fees and committee fees, depending on the return on equity and earnings growth in the preceding year, provided that there is no award if the return on equity in the preceding year is less than 11% and earnings growth in the preceding year is less than 5%. Earnings accrue annually on such amounts at a rate equivalent to the appreciation in First Litchfield's stock price in the preceding year, with a guaranteed minimum of 4% and a maximum of 15%. It is anticipated that no awards will be earned with respect to First Litchfield's 2009 performance. Such awards are immediately vested upon a change in control, such as the merger. Upon retirement, the director's total deferred compensation, including earnings thereon, may be paid out in one lump sum, or paid in equal annual installments over ten (10) years, during which payout period earnings continue to accrue as stated above. Deferred amounts will be paid by Union in accordance with the terms of the Director Incentive Agreements after the merger.

INDEMNIFICATION

     Pursuant to the merger agreement, Union has agreed to indemnify the officers and directors of First Litchfield and FNBL to the fullest extent provided in First Litchfield's articles of organization and bylaws or FNBL's charter and bylaws, as the case may be, for a period of six years after the effective date of the merger.

DIRECTORS' AND OFFICERS' INSURANCE

     Union has agreed to purchase an extension of its current directors' and officers' liability insurance coverage that will provide First Litchfield's officers and directors with coverage for six years following the effective date of the merger for errors and omissions committed by an officer or director in his or her capacity as such and that occurred prior to the effective date of the merger. Under the terms of the merger agreement, the aggregate cost of the insurance extension must be less than $200,000.

APPOINTMENT OF THREE FIRST LITCHFIELD DIRECTORS TO THE BOARD OF TRUSTEES OF
UNION

     As of the closing of the merger, three members of the current board of directors of First Litchfield mutually agreed upon by the board of directors of First Litchfield and the board of trustees of Union will be appointed to the Union board of trustees. These trustees will receive compensation commensurate with his or her duties and responsibilities in the same amounts and subject to the same conditions as paid to the other members of the board of trustees of Union. The members of the First Litchfield board of directors who will be appointed to the Union board of trustees have not been dertermined as of the date of this proxy statement.

STOCK OWNERSHIP AND VOTING POWER

     As of the record date, the directors and officers of First Litchfield beneficially owned approximately 8.6% of the total outstanding shares of common stock of First Litchfield entitled to vote at the special meeting.

                              THE MERGER AGREEMENT

     The following is a brief summary of the significant provisions of the merger agreement between First Litchfield and Union. The summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this document as Annex A and is incorporated into this document by reference. You should read the entire merger agreement carefully and in its entirety.

STRUCTURE OF THE MERGER

     The merger agreement provides for the merger of a subsidiary of Union with and into First Litchfield, with First Litchfield being the surviving corporation, and the dissolution of First Litchfield. This will result in Union owning all the assets and liabilities of First Litchfield. Separately, FNBL will merge with and into Union, with Union being the surviving entity.

CLOSING OF THE MERGER

     The closing of the merger will occur on a date determined in the sole discretion of Union upon five business day's prior written notice to First Litchfield, but in no event later than 30 days after the last condition precedent to the merger has been fulfilled or waived, or such other date as First Litchfield and Union shall mutually agree. The merger will become effective upon the filing of articles of merger with the Secretary of State of Delaware and the Secretary of the State of Connecticut.

     We currently expect that the merger will become effective during the first quarter of 2010 or as soon thereafter as practicable; however, because the merger is subject to a number of conditions, we cannot predict the actual timing.

MERGER CONSIDERATION

     In the merger, each outstanding share of First Litchfield common stock will be converted into the right to receive $15.00 cash.

EXCHANGE OF FIRST LITCHFIELD STOCK CERTIFICATES FOR CASH

     On or before the closing date of the merger, Union will cause to be delivered to the exchange agent (which will be a bank or trust company selected by Union and reasonably satisfactory to First Litchfield), an amount of cash sufficient to pay the aggregate amount of cash payable to all holders of First Litchfield common stock and options.

     As soon as practicable following the effective time of the merger, the exchange agent will mail to each First Litchfield stockholder of record at the effective time of the merger a letter of transmittal and instructions for use in surrendering the stockholder's First Litchfield stock certificates. When such First Litchfield stockholders deliver their First Litchfield stock certificates to the exchange agent along with a properly completed and duly executed letter of transmittal and any other required documents, their First Litchfield stock certificates will be cancelled and in exchange they will receive a check representing the amount of cash that they are entitled to receive in respect of the certificates surrendered.

     The surrendered stock certificates will then be cancelled.

     A check will be issued in a name other than the name in which a surrendered First Litchfield stock certificate is registered only if the exchange agent is presented with all documents required to show and effect the unrecorded transfer of ownership, together with evidence that any applicable stock transfer taxes have been paid.

CONDITIONS TO THE MERGER

     The obligations of First Litchfield and Union to complete the merger are subject to the fulfillment of the following conditions:

     - the merger agreement has been approved by the requisite vote of the stockholders of First Litchfield;

     - Neither Union or First Litchfield shall be subject to any order, decree or injunction which enjoins or prohibits the consummation of the transactions contemplated by the merger agreement; and

     - All necessary approvals, authorizations and consents of all governmental authorities required to consummate the transactions contemplated by the merger agreement have been obtained and all waiting periods have expired, and none of the approvals, authorizations or consents shall include any condition or requirement that would, in the good faith reasonable judgment of the Board of Trustees of Union, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of First Litchfield, FNBL and Union or otherwise materially impair the value of First Litchfield or FNBL to Union.

     In addition, the obligation of Union to complete the merger is subject to the fulfillment or written waiver, where permissible, of the following conditions:

     - each of the representations and warranties of First Litchfield contained in the merger agreement shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, unless the failure of those representations and warranties to be true and correct does not constitute, individually or in the aggregate, a material adverse effect on First Litchfield and FNBL, taken as a whole;

     - First Litchfield and FNBL shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of First Litchfield and FNBL required to be performed under the merger agreement at or prior to the closing date of the merger, unless the failure to perform or comply does not, individually or in the aggregate, have a material adverse effect on First Litchfield and FNBL, taken as a whole, or materially adversely affect consummation of the merger and the other transaction contemplated by the merger agreement;

     - First Litchfield and FNBL shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the merger and the bank merger, respectively, unless the failure to obtain these would not have a material adverse effect on First Litchfield and FNBL, taken as a whole; and

     - since June 30, 2009, no event has occurred or circumstance has arisen that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on First Litchfield and FNBL, taken as a whole.

     The obligations of First Litchfield to complete the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

     - each of the representations and warranties of Union contained in the merger agreement shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, unless the failure of those representations and warranties to be true and correct does not constitute, individually or in the aggregate, a material adverse effect on Union;

     - Union shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of Union required to be performed under the merger agreement at or prior to the closing date of the merger, unless the failure to perform or comply does not, individually or in the aggregate, have a material adverse effect on Union or materially adversely affect consummation of the merger and the other transaction contemplated by the merger agreement;

     - Union shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the merger and the bank merger, unless the failure to obtain these would not have a material adverse effect on Union; and

     - Union shall have delivered to the exchange agent an amount of cash sufficient to pay the aggregate amount of cash payable to all holders of First Litchfield common stock and options.

     "Material adverse effect" when used in reference to First Litchfield or Union, means any effect that (i) is material and adverse to the financial condition, results of operations or business of First Litchfield as a whole or Union, or (ii) materially impairs the ability of either First Litchfield or Union to consummate the transactions contemplated by the merger agreement. However, "material adverse effect" shall not be deemed to include the impact of:

     - changes in laws and regulations affecting banks and their holding companies generally;

     - changes in Generally Accepted Accounting Principles or regulatory accounting principles generally applicable to banks and their holding companies;

     - actions and omissions of either party taken with the prior written consent of the other party;

     - changes in economic conditions affecting financial institutions generally, including but not limited to changes in market interest rates or the projected future interest rate environment; and

     - the direct effects of compliance with this Agreement on the operating performance of the parties.

TERMINATION

     The merger agreement may be terminated at any time prior to the closing and the transactions contemplated by the merger agreement abandoned as follows:

     -    by mutual written consent of the parties;

     - by Union or First Litchfield if the other party has breached any of its representations or warranties contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach;

     - by Union or First Litchfield if the other party has failed to perform or comply with any of its covenants or agreements contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the failure cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach;

     - by Union or First Litchfield if the merger has not occurred on or before June 30, 2010, provided that such date shall be automatically extended to September 30, 2010 if required regulatory approvals have not been received by June 1, 2010 and both parties are acting in good faith to obtain such approvals, unless the failure of the merger to occur on or before such date was due to the terminating party's breach of any obligations under the merger agreement;

     - by Union or First Litchfield if First Litchfield stockholders have voted at the Special Meeting and the required approval of the merger agreement has not been obtained;

     - by Union or First Litchfield if final action has been taken by any regulatory authority whose approval or non-objection is required for connection with the merger agreement or the transactions contemplated by the merger agreement, which final action has become nonappealable action and does not approve or state a non-objection to the merger agreement or the transactions contemplated by the merger agreement; if any regulatory authority whose approval or non-objection is required in connection with the merger agreement or the transactions contemplated by the merger agreement has stated in writing that it will not issue the required approval or non-objection; or if any court or governmental entity has issued a final nonappealable order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the merger and the transactions contemplated by the merger agreement;

     - by First Litchfield if the conditions precedent to its obligations to consummate the merger or the transactions contemplated by the merger agreement cannot be satisfied or fulfilled by June 1, 2010, provided that if required regulatory approvals have not been received and both parties are acting in good faith to obtain such approvals, such date shall automatically be extended to September 1, 2010 (provided that First Litchfield is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

     - by Union or First Litchfield if any of the conditions precedent to the obligations of such party to consummate the merger or the transactions contemplated by the merger agreement cannot be satisfied or fulfilled by the June 30, 2010 or September 30, 2010 if required regulatory approvals have not been received and both parties are acting in good faith to obtain such approvals (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

     - By Union if at any time prior to the Special Meeting the First Litchfield board fails to recommend approval of the merger agreement, withdraws such recommendation or changes such recommendation in a manner adverse to Union or has failed to call or hold the Special Meeting;

     - By Union if a tender or exchange offer for 25% or more of the First Litchfield common stock is commenced and the First Litchfield board recommends that First Litchfield stockholders tender their shares in such tender or exchange offer or otherwise fails to recommend in a timely manner that First Litchfield stockholders reject such tender or exchange offer; and

     - by First Litchfield in connection with entering into an acquisition agreement with respect to a superior proposal, but only if, after five business days after Union's receipt of written notice from First Litchfield advising Union that it is prepared to enter an agreement with respect to the superior proposal, Union does not make an offer to First Litchfield that the First Litchfield board determines is at least as favorable as the superior proposal. A "superior proposal" means any offer or proposal involving First Litchfield in (i) any merger, consolidation, business combination or similar transaction, (ii) any sale, lease or other disposition of 25% or more of its consolidated assets, (iii) any tender or exchange offer for 25% or more of the First Litchfield common stock or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing that the First Litchfield board determines in good faith is at least as likely to be consummated, and if consummated, would result in a transaction more favorable to First Litchfield stockholders from a financial point of view than the merger.

TERMINATION FEE

     Under the terms of the merger agreement, First Litchfield must pay Union a termination fee if:

     -    Union terminates the merger agreement as a result of:

          - First Litchfield's board of directors' failure at any time prior to the Special Meeting to recommend approval of the merger agreement, withdrawal of such recommendation or changing such recommendation in a manner adverse to Union or failure to call or hold the Special Meeting; or

          - The commencement of a tender or exchange offer for 25% or more of the First Litchfield common stock and the recommendation of the First Litchfield board that First Litchfield stockholders tender their shares in such tender or exchange offer or otherwise fails to recommend in a timely manner that First Litchfield stockholders reject such tender or exchange offer.

     - an acquisition proposal is publicly announced or otherwise communicated to First Litchfield and prior to the termination of the merger agreement, Union terminates the merger agreement as a result of:

          - the breach by First Litchfield of any of its representations or warranties contained in the merger agreement (provided that Union is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach; or

          - the failure by First Litchfield to perform or comply with any of its covenants or agreements contained in the merger agreement (provided that Union is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the failure cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach; or

     - prior to the Special Meeting, Union or First Litchfield terminates the merger agreement because the First Litchfield stockholders have voted at the Special Meeting and the required approval of the merger agreement has not been obtained.

     An "acquisition proposal" means any proposal or offer with respect to (i) any merger, consolidation, business combination or similar transaction, (ii) any sale lease or other disposition of 25% or more of its consolidated assets, (iii) any tender or exchange offer for 25% or more of the First Litchfield common stock or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     In any of the above circumstances, First Litchfield shall pay Union a termination fee of $750,000 within three business days of the termination and, if within 18 months of such termination First Litchfield enters into an agreement with respect to, or consummates, an acquisition transaction, First Litchfield shall pay Union a termination fee of an additional $1,000,000 on the date of execution or consummation of the acquisition agreement. An "acquisition transaction" means any (i) merger, consolidation, business combination or similar transaction, (ii) any sale, lease or other disposition of 25% or more of its consolidated assets or (iii) any tender or exchange offer for 25% or more of the First Litchfield common stock.

     In addition, First Litchfield must pay Union a termination fee of $1,750,000 within three business days of the termination if First Litchfield terminates the merger agreement in connection with entering into an acquisition agreement with respect to a superior proposal, but only if, after five business days after Union's receipt of written notice from First Litchfield advising Union that it is prepared to enter an agreement with respect to the superior proposal, Union does not make an offer to First Litchfield that the First Litchfield board determines is at least as favorable as the superior proposal.

     Also, in the event of a termination by Union or First Litchfield if the other party has:

     - breached any of its representations or warranties contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach; or

     - failed to perform or comply with any of its covenants or agreements contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the failure cannot be cured prior to the closing or has not been cured within 30 days of written notice of the breach, as a result of the willful conduct or gross negligence of the breaching party, the breaching party shall pay to the other party up to $500,000 of documented reasonable out-of-pocket costs and expenses incurred in connection with entering the merger agreement and the carrying out of the acts contemplated by the merger agreement. However, if First Litchfield has paid any termination fee described above, it shall not be obligated to make this payment.

NO SOLICITATION

     First Litchfield has agreed that neither it nor its subsidiaries, and has agreed to use its best efforts in good faith to cause its and any subsidiaries' respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, affiliates and other of its agents (which First Litchfield sometimes refers to as its representatives), not to, directly or indirectly:

     - initiate, solicit, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an acquisition proposal; or

     - engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal.

     However, neither First Litchfield nor its board of directors is prohibited from (i) providing information in response to a request from a person who has made an unsolicited bona fide written acquisition proposal if the person enters a confidentiality agreement; (ii) engaging in any negotiations or discussions with any person or (iii) recommending such an acquisition proposal to First Litchfield stockholders if:

     - the First Litchfield board of directors determines in good faith, after consultation with outside counsel, that such action is required for the directors to comply with their fiduciary duties under applicable law; and

     - the First Litchfield board of directors determines in good faith, after consultation with its financial advisor, that such acquisition proposal, if accepted, is at least as reasonably likely to be consummated as the merger and if consummated, would result in a transaction more favorable to First Litchfield's stockholders from a financial point of view than the merger (a "superior proposal").

     First Litchfield has agreed to immediately, within 24 hours, notify Union if any such inquiries, proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with First Litchfield or any of its representatives. Any such notice will identify the person making such inquiry, proposal or offer and the substance thereof. First Litchfield is also required to keep Union informed of any material developments with respect thereto immediately upon the occurrence thereof.

     If the First Litchfield board of directors determines in good faith, after consultation with its financial advisor and upon advice from outside counsel, that it desires to accept a superior proposal, it shall notify Union in writing that it intends to terminate the merger agreement in order to enter into an agreement with respect to, or recommend acceptance of, the superior proposal, identifying all the material terms and conditions of the superior proposal and identifying the person making the superior proposal. Union shall have 5 business days to respond to the notice. If Union, within such 5 business days, notified First Litchfield in writing that it shall increase the merger consideration to an amount at least equal to that of the superior proposal, then First Litchfield may not enter into an acquisition agreement with respect to the superior proposal nor may the First Litchfield board of directors recommend to First Litchfield stockholders acceptance of the superior proposal. However, if the First Litchfield board of directors determines in good faith, upon the advice of its financial advisor and outside counsel, that the Union proposal is not at least equal to the superior proposal, First Litchfield may terminate the merger agreement in order to execute an acquisition agreement with respect to, or recommend to First Litchfield stockholders acceptance of, the superior proposal.

FIRST LITCHFIELD STOCKHOLDERS MEETING

     First Litchfield has agreed, in accordance with Delaware law and its certificate of incorporation and bylaws, as promptly as reasonably practicable, to call, give notice of, convene and hold a meeting of its stockholders to approve the merger agreement and the transactions
contemplated thereby.   First Litchfield also has agreed, subject to the
fiduciary duty of the First Litchfield board of directors, as advised by counsel, to recommend to First Litchfield stockholders approval of the merger agreement and the transactions contemplated thereby and oppose any third party proposal or other action that is inconsistent with the merger agreement and the transactions contemplated thereby.

DIRECTORS' AND OFFICERS' INSURANCE

     Union has agreed to maintain in effect for six years after the effective time of the merger the current directors' and officers' liability insurance policies maintained by First Litchfield, subject to Union's right to substitute policies with at least the same coverage, with regard to matters occurring before the effective time of the merger. Alternatively, Union may purchase "tail coverage" for a period of six years with coverage no less favorable than in First Litchfield's current policies. However, Union is not required to expend in excess of $200,000 for such coverage.

     In addition, Union has agreed to indemnify, defend and hold harmless each director of First Litchfield against all losses, claims, damages, costs, expenses (including reasonable attorney's fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, investigative or administrative, in which such a director is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person was a director of First Litchfield if such matter pertains to any fact arising, existing or occurring at or before the merger, as provided under applicable state or federal law and under First Litchfield's certificate of incorporation and bylaws. Union shall pay expenses in advance of the final disposition of any such action or proceeding to the full extent permitted by applicable state or federal law upon receipt of an undertaking to repay such advance payments if the director shall be adjudicated or determined not to be entitled to indemnification.

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the merger agreement, First Litchfield has agreed that, until the effective time of the merger, First Litchfield and its subsidiaries will:

     -    operate its business in the usual, regular and ordinary;

     - use reasonable best efforts in good faith to preserve intact its business organization and assets, keep available the present services of its employees, maintain its rights and franchises, and preserve the goodwill of its customers and others with whom business relationships exist; or

     -    voluntarily take any action that would or be reasonably likely to
          (i) adversely affect the ability of either First Litchfield or FNBL to obtain any necessary regulatory approvals required for the transactions contemplated by the merger agreement or increase the period of time necessary to obtain such approvals or (ii) adversely affect its ability to perform any of its covenants or agreements under the merger agreement.

     Also pursuant to the merger agreement, First Litchfield has agreed that, until the effective time of the merger, except as specifically permitted or required by the merger agreement or any governmental entity, or consented to in writing by Union, First Litchfield and its subsidiaries will not:

     - change or waive any provision of First Litchfield's certificate of incorporation or FNBL's charter or their bylaws, except as required by law;

     -    change the number of shares of its authorized capital stock;

     - issue any capital stock or issue or grant any option, restricted stock award, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock; except that First Litchfield may issue shares of First Litchfield common stock or permit treasury shares to become outstanding to satisfy currently outstanding restricted stock awards in accordance with the terms of the First Litchfield stock plan;

     - effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

     - declare or pay any dividends or other distributions with respect to First Litchfield common stock;

     - enter into or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

     - incur any liabilities or obligations (excluding customer deposit accounts and retail repurchase agreements) in excess of $50,000 individually or $250,000 in the aggregate, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument;

     - make any capital expenditures (excluding third party leasing transactions through First Litchfield Leasing Corporation consistent with past practice) in excess of $50,000 individually or $250,000 in the aggregate, except pursuant to binding commitments existing on the date of the merger agreement and except for expenditures reasonable and necessary to maintain assets in good repair;

     - except for commitments issued prior to the date of the merger agreement which have not expired, make any new loan (including leasing transactions) or other credit facility commitment or increase any loan or other credit facility commitment to any borrower or group of affiliated borrowers in excess of the following limitations without prior consultation with approval from Union's Chief Lending Officer:

          -    residential first mortgage loan in excess of $500,000;

          - owner occupied and/or "under contract" residential construction loan in excess of $500,000;
          -    commercial and industrial loan in excess of $250,000;
          - commercial real estate loan in excess of $1,000,000 for owner-occupied and in excess of $500,000 for non-owner occupied;
          -    commercial construction loan in excess of $500,000;
          - consumer loan (including home equity loan) in excess of $250,000 for secured and in excess of $25,000 unsecured;
          - residential development, acquisition, and construction loan in excess of $250,000;
          - renewal of existing lines of credit to OAEM or higher risk rating; and
          - loans of new monies to borrowers or borrowing relationships with OAEM-rated credits or higher shall not be made in any amount;

     - grant any increase in rates of compensation to its non-officer employees other than in the ordinary course of business consistent with past practice provided that no such increase shall result in an annual adjustment of more than 3% without prior consultation with and approval from Union's Senior Vice President of Human Resources; grant any increase in rates of compensation to, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to its directors or to its officers except for non-discretionary payments required by agreements existing as of the date of the merger agreement without prior consultation with and approval from Union; grant any increases in compensation or bonuses to its non-officer employees other than in the ordinary course of business consistent with past practice and bonuses that are reasonable and necessary to compensate employees in lieu of option grants through the effective date of the merger, in consultation with Union's Senior Vice President of Human Resources; enter into any employment, severance or similar agreements or arrangements with any director or employee; adopt or amend or terminate any employee benefit plan, pension plan or incentive plan except as required by law or the terms of such plan, or permit the vesting of any material amount of benefits under any such plan other than pursuant to the provisions thereof as in effect on the date of the merger agreement; make any contributions to any First Litchfield employee plan not in the ordinary course of business consistent with past practice; or make any contributions to First Litchfield Employee Stock Ownership Plan (the "ESOP") other than as required by the terms of the ESOP currently in effect on the date of the merger agreement;

     - increase the number of (i) non-officer personnel employed by First Litchfield over the staffing level previously authorized or (ii) officers employed by First Litchfield over the number of such officers employed at the time of the merger agreement, without the prior consent of Union's Senior Vice President of Human Resources;

     - make application for the opening or closing of any, or open or close any, branch or automated banking facility;

     - make any equity investment or commitment to make such an investment in real estate or in any real estate development project including foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring;

     - merge into, consolidate with, affiliate with, or be purchased or acquired by, any other person, or permit any other person to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral in the ordinary course of its business, acquire a significant portion of the assets of any other person, or sell a significant portion of its assets;

     - make any change in its accounting methods or practices, except changes as may be required by Generally Accepted Accounting Principles ("GAAP") or by law or regulatory requirements;

     - enter into any off-balance sheet transaction involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions;

     - except for commitments outstanding as of June 30, 2009, invest in or commit to invest in, or otherwise increase, decrease or alter its investment in, any existing or new joint venture;

     - make any material change in policies in existence as of the date of the merger agreement with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies, except as may be required by changes in applicable law or regulations or by GAAP;

     - waive, release, grant or transfer any rights of value or modify or change any existing agreement or indebtedness to which First Litchfield is a party, other than in the ordinary course of business, consistent with past practice;

     - purchase any debt securities or any equity securities, or purchase any security for its investment portfolio, or otherwise take any action that would materially alter the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities;

     - enter into, renew, extend or modify any other transaction with any affiliate;

     - take any action that would give rise to a right of payment to any individual under any employment or severance agreement or similar agreement;

     - take any action that would give rise to an acceleration of the right to payment to any individual under any First Litchfield employee plan;

     -    without the prior consultation and consent of Union's Chief
          Financial Officer, sell any participation interest in any existing or newly originated loan or acquire a participation in any loan;

     -    enter into any new or depart from any existing line of business;

     - without prior consultation with Union's Chief Financial Officer, increase or decrease the rate of interest paid on deposits, except within 25 basis points of rates paid by Union for comparable deposits;

     - take any action that (i) would, or is reasonably likely to, prevent or impede the merger from qualifying as a qualified stock purchase within the meaning of Section 338 of the Code or (ii) is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at or prior to the effective time of the merger, (y) any of the conditions to the merger not being satisfied or (z) a material violation of any provision of the merger agreement or the bank merger agreement, except, in each case, as may be required by applicable law or regulation; or

     - elect to participate in, or fail to opt out of participation in, the Transaction Account Guarantee Program established by the FDIC or any other similar program; or

     -    agree to do any of the foregoing.

     The agreements relating to the conduct of First Litchfield's business contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read Article VI of the merger agreement attached to this document as Annex A.

REDEMPTION

     First Litchfield has agreed to use its best efforts to, immediately before or contemporaneously with the merger, redeem at par value the trust preferred securities issued in 2003 by First Litchfield's subsidiary First Litchfield Statutory Trust I and in 2006 by First Litchfield's subsidiary First Litchfield Statutory Trust II and redeem all of the 10,000 outstanding shares of First Litchfield preferred stock and the warrant to purchase 199,203 shares of First Litchfield common stock issued to the United States Department of the Treasury under the CPP and satisfy all obligations related thereto. First Litchfield has agreed to use its best efforts, in coordination with Union, to obtain all necessary approvals and non-objections of governmental entities and any counter party and third party consents necessary for the foregoing. Union has agreed to advance the funds to First Litchfield for redemption of any one or more of the foregoing immediately before or contemporaneously with the merger to enable First Litchfield to effectuate the redemptions. The completion of the redemptions is not a condition precedent to completion of the merger and if the merger is consummated without the redemptions having occurred, the trust preferred securities and the preferred stock will become the obligations of Union.

EMPLOYEE BENEFITS

     Under the terms of the merger agreement, Union anticipates offering employment to all employees of FNBL, subject to review of personnel files and such employment criteria for particular positions as Union customarily applies.

     Each employee of FNBL who remains employed by Union following the merger will be entitled to participate, at the option of Union, in (i) such of the employee benefit plans, deferred compensation arrangements, bonus or incentive plans and other compensation and benefit plans of FNBL that Union may continue, and (ii) whatever employee benefit plans and other compensation and benefit plans that Union may maintain for the benefit of its similarly situated employees if the former FNBL employee is not otherwise then participating in a similar FNBL plan that Union continues.

     Each former FNBL employee will be credited with service as a FNBL employee for purposes of determining his or her status under Union's policies with respect to vacation, sick and other leave. With respect to the Union defined benefit pension plan, each former FNBL employee will be credited with hours of service as a FNBL employee for the prior employment period with FNBL in order to determine when the employee would be eligible to participate in the plan, but not for purposes of calculating benefits under the plan. With respect to the Union defined contribution plan, each former FNBL employee will be eligible to participate, but will not be credited with prior years of service as a FNBL employee for purposes of vesting. With respect to any Union plan which is a health, life or disability insurance plan, each former FNBL employee will not be subject to any pre-existing condition limitation for conditions covered under such plans and each such plan which provides health insurance benefits.

     After the merger, Union may in its discretion maintain, terminate, merge or dispose of any FNBL employee plan. Union will assume all obligations under deferred compensation plans of First Litchfield or FNBL, but has the right to terminate such plans following the merger. Union will honor the terms of all employment, change in control or other agreements with any director or employee of First Litchfield or FNBL unless Union and the affected employee or director agree otherwise.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains reciprocal representations and warranties of First Litchfield and Union and their subsidiaries relating to:

     -    capital structure;

     -    due organization, existence and good standing;

     -    corporate power and authority to conduct its business;

     -    subsidiaries;

     -    deposit insurance;

     - corporate power and authority to enter the merger agreement and to consummate the transactions contemplated thereby;

     - the merger agreement and the transactions contemplated do not violate or breach organizational documents, agreements and governmental orders;

     -    financial statements;

     -    no material adverse change since December 31, 2009;

     -    legal proceedings;

     -    compliance with applicable laws;

     -    off-balance sheet transactions;

     -    environmental matters;

     -    employee benefit plans; and

     -    brokers and finders.

     The merger agreement contains additional representations and warranties by First Litchfield and its subsidiaries relating to:

     -    due registration as a bank holding company;

     -    SEC documents and filings;

     -    tax matters:

     -    certain contracts;

     -    insurance;

     -    properties;

     -    labor matters;

     -    fairness opinion;

     -    loans and nonperforming and classified assets;

     -    required vote and inapplicability of takeover laws;

     -    material interests of certain persons;

     -    joint ventures; and

     -    intellectual property.

     The merger agreement also contains additional representations and warranties by Union relating to:

     -    Community Reinvestment Act rating;

     -    absence of certain changes; and

     -    financial ability and sufficiency of funds to complete the merger.

     None of the representations and warranties by either party survives the effective time of the merger. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles IV and V of the merger agreement attached to this document as Annex A.

EXPENSES

     Each party will pay all fees and expenses it incurs in the merger.

AMENDMENTS

     First Litchfield and Union may amend the merger agreement by executing a written amendment approved by the boards of First Litchfield and Union. However, after approval of the merger agreement by the stockholders of First Litchfield, no amendment of the merger agreement may be made which reduces the amount, value or changes the form of consideration to be delivered to First Litchfield stockholders without obtaining their approval.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

     First Litchfield and Union must obtain a number of regulatory approvals from, or give notices to, federal and state bank regulators, before the merger of First Litchfield and Union and the merger of FNBL into Union can be completed.

     FDIC. On December 23, 2009, Union filed with the FDIC the required application under the Bank Merger Act to obtain approval of the merger of FNBL with and into Union. The FDIC is required to consider the financial and managerial resources and future prospects of the banks concerned, as well as the convenience and needs of the communities to be served. In addition, the FDIC must consider the effectiveness of FNBL and Union in combating money laundering activities in connection with its determination whether to approve the bank merger.

     OFFICE OF COMPTROLLER OF THE CURRENCY. FNBL will provide the OCC with a notice of termination as a national bank as a result the bank merger. No OCC approval of the bank merger is required because Union, the survivor of the bank merger, is a state nonmember bank whose principal federal regulator is the FDIC.

     CONNECTICUT DEPARTMENT OF BANKING. On December 23, 2009, Union filed an application seeking the permission of the Connecticut Department of Banking to acquire FNBL. In determining whether to approve the merger, the Connecticut Department of Banking must consider whether the merger will promote the public convenience, whether the benefits to the public clearly outweigh possible adverse effects and whether the terms of the merger are reasonable and in accordance with law and sound public policy.

     First Litchfield and Union are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above. Should any other approval or action be required, First Litchfield and Union currently contemplate that such approval or action would be sought.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material United States federal income tax consequences of the merger of First Litchfield and Union. The federal income tax laws are complex and the tax consequences of the merger may vary depending upon each stockholder's individual circumstances or tax status. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), existing temporary and final regulations under the Code and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all United States federal income tax consequences of the merger that may be relevant to stockholders of First Litchfield. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular stockholder of First Litchfield.

     The following discussion may not apply to particular categories of holders of shares of First Litchfield common stock subject to special treatment under the Code, such as insurance companies, financial institutions, broker-dealers, tax-exempt organizations, individual retirement and other tax-deferred accounts, banks, persons subject to the alternative minimum tax, persons who hold First Litchfield capital stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is other than the United States dollar, persons eligible for tax treaty benefits, foreign corporations, foreign partnerships and other foreign entities, individuals who are not citizens or residents of the United States and holders whose shares were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. This discussion assumes that holders of shares of First Litchfield common stock hold their shares as capital assets. The following discussion does not address state, local or foreign tax consequences of the merger. You are urged to consult your tax advisors to determine the specific tax consequences of the merger to you, including any state, local or foreign tax consequences of the merger.

RECEIPT OF MERGER CONSIDERATION

     Each First Litchfield stockholder who receives the merger consideration of $15.00 cash will generally recognize capital gain or loss in an amount determined by the excess of the amount of cash received and the stockholder's tax basis in the shares. Any capital gain or loss will be long-term capital gain or loss if the First Litchfield common stock exchanged was held for more than one year.

BACKUP WITHHOLDING

     Non-corporate holders of First Litchfield common stock may be subject to information reporting and backup withholding on the cash payments they receive. First Litchfield stockholders will not be subject to backup withholding, however, if they:

     - furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the IRS Form W-9 or successor form included in the election form/letter of transmittal you will receive; or

     -    are otherwise exempt from backup withholding.

     If withholding results in an overpayment of taxes, a refund or credit against a First Litchfield stockholder's United States federal income tax liability may be obtained from the IRS, provided the stockholder furnishes the required information to the IRS. Holders that do not furnish their correct Taxpayer Identification Numbers may be subject to penalties imposed by the IRS.

OTHER TAX CONSEQUENCES

     The state and local tax treatment of the merger may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the treatment of the merger under state and local tax laws.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDER

     The following table includes certain information as of December 30, 2009, the record date for the special meeting, regarding the only stockholder (the "Principal Stockholder") of the First Litchfield known to be a beneficial owner of five percent (5%) or more of the First Litchfield's common stock. Percentages are based on 2,356,875 shares of First Litchfield common stock issued and outstanding as of December 30, 2009.

Name and Address      Number of Shares and Nature   Percent of Outstanding
of Beneficial Owner   of Beneficial Ownership (1)        Common Stock
--------------------  ----------------------------  -----------------------
William J. Sweetman                    123,568 (2)                     5.2%
101 Talmadge Lane
Litchfield, CT 06759

________________________________________________________________________________
1. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security or has the right to acquire such voting or investment power within 60 days.
2. As reported in the amendment to Schedule 13G filed with the SEC on February 13, 2009. Includes 14,347 shares owned by an estate as to which Mr. Sweetman has shared voting and investment power as fiduciary of said estate.

             SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the number of shares and percentage of common stock beneficially owned by each director, each of the executive officers, and the directors and executive officers as a group at December 30, 2009, the record date for the special meeting. Percentages are based on 2,356,875 shares of First Litchfield common stock issued and outstanding as of December 30, 2009.

Name of                           Common Shares Beneficially Owned
Beneficial Owner                       at December 30, 2009(1)       Percent of Class
--------------------------------  ---------------------------------  -----------------
Joseph J. Greco                                      7,494 (2), (3)                 *
Patrick J. Boland                                    2,021                          *
John A. Brighenti                                      220                          *
Perley H. Grimes, Jr.                               15,559                          *
George M. Madsen                                    13,985                          *
Alan B. Magary                                         266 (4)                      *
Gregory S. Oneglia                                  23,749 (4)                    1.0%
Richard E. Pugh                                         54                          *
William J. Sweetman                                123,568 (5)                    5.2%
H. Ray Underwood                                     6,500                          *
Patricia D. Werner                                   4,866                          *
Frederick F. Judd, III                                 762 (6)                      *
Carroll A. Pereira                                   1,645 (4),(6),(7)              *
Matthew R. Robison                                       0                          *
Joelene E. Smith                                       853 (6),(8)                 *
Robert E. Teittinen                                    510 (6)                      *

All Directors and Executives
Officers as a group (16 persons)                   202,052                        8.6%
______________________________________________________________________________________

* Less than 1%.

1. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise has or shares voting power or investment power with respect to such security or has the right to acquire such voting or investment power within 60 days.
2.   Includes 1,500 shares of restricted common stock.
3.   Includes 162 shares held in FNBL's ESOP.
4. Includes shares owned by, or as to which voting power is shared with, spouse or children.
5. Includes 14,347 shares owned by an estate as to which Mr. Sweetman has shared voting and investment power as fiduciary of said estate.
6.   Includes 500 shares of restricted common stock.
7.   Includes 95 shares held in FNBL's ESOP.
8.   Includes 71 shares held in FNBL's ESOP.


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
                      WHERE YOU CAN FIND MORE INFORMATION

     First Litchfield files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that First Litchfield files with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549.

     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC filings of First Litchfield are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov. First Litchfield's SEC file number is 0-28815.

     You should rely only on the information contained in this document. Union has supplied all information contained in this document relating to Union, and First Litchfield has supplied all information contained in this document relating to First Litchfield. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated January __, 2010. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this document to First Litchfield stockholders nor the issuance of the merger consideration in the merger creates any implication to the contrary.

                           PROPOSALS OF STOCKHOLDERS

     If the merger occurs, there will be no future First Litchfield annual meetings of stockholders. If the merger does not occur, there will be a 2010 Annual Meeting of Stockholders of First Litchfield.

     Under First Litchfield's bylaws, for business proposed by a stockholder (other than director nomination) to be a proper subject for action at an annual meeting of stockholders, in addition to any requirement of law, the stockholder must submit the proposal. Any proposal for consideration by stockholders at an annual meeting of stockholders of First Litchfield's must be delivered to, or mailed to and received by, the Secretary of First Litchfield not less than 45 days nor more than 90 days prior to the date of the meeting if First Litchfield gives at least 30 days notice or prior public disclosure of the meeting date to stockholders. Stockholder proposals should be mailed to: George M. Madsen, Secretary, First Litchfield Financial Corporation, P.O. Box 578, 13 North Street, Litchfield, Connecticut 06759.

     In order to be included in First Litchfield's proxy statement and form of proxy for the 2010 Annual Meeting of Stockholders and in order to be a proper subject for action at that meeting, proposals of stockholders must have been received at First Litchfield's principal executive offices by December 17, 2009, pursuant to proxy soliciting regulations of the SEC. The SEC's rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to Rule 14a-8 of the rules and regulations promulgated by the SEC. Nothing in this paragraph shall be deemed to require First Litchfield to include in its proxy statement and form of proxy for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time.

     In addition, under First Litchfield's bylaws, stockholders who wish to nominate a director or bring other business before an annual meeting must comply with the following:

     - You must be a stockholder of record and must have given timely notice in writing to the Secretary of First Litchfield.

     - Your notice must contain specific information required in First Litchfield's bylaws.

                                                                         Annex A



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               UNION SAVINGS BANK

                                       AND

                     FIRST LITCHFIELD FINANCIAL CORPORATION

                                       AND

                      THE FIRST NATIONAL BANK OF LITCHFIELD

                                   DATED AS OF

                                OCTOBER 25, 2009

                                TABLE OF CONTENTS

                          AGREEMENT AND PLAN OF MERGER

                                                                            PAGE
                                                                            ----


ARTICLE I..................................................................A - 6
   1.1     Certain Definitions.............................................A - 6

ARTICLE II................................................................A - 12
   2.1     The Merger.....................................................A - 12
   2.2     The Bank Merger................................................A - 12
   2.3     Effective Time.................................................A - 13
   2.4     Certificate of Incorporation and Bylaws........................A - 13
   2.5     Directors and Officers of Surviving Corporation................A - 13
   2.6     Directors and Officers of Surviving Bank.......................A - 13
   2.7     Additional Actions.............................................A - 13
   2.8     Effects Of The Merger..........................................A - 13
   2.9     Possible Alternative Structures................................A - 14

ARTICLE III...............................................................A - 14
   3.1     Merger Consideration...........................................A - 14
   3.2     Dissenters' Rights.............................................A - 15
   3.3     Procedures for Exchange of FLFC Common Stock and Options.......A - 15

ARTICLE IV................................................................A - 18
   4.1     Capital Structure..............................................A - 18
   4.2     Organization, Standing and Authority of FLFC...................A - 18
   4.3     Ownership of FLFC Subsidiaries.................................A - 19
   4.4     Organization, Standing and Authority of FLFC Subsidiaries......A - 19
   4.5     Authorized and Effective Agreement.............................A - 19
   4.6     Securities Documents and Regulatory Reports....................A - 21
   4.7     Financial Statements...........................................A - 21
   4.8     Material Adverse Change........................................A - 22
   4.9     Environmental Matters..........................................A - 22
   4.10    Tax Matters....................................................A - 24
   4.11    Legal Proceedings..............................................A - 26
   4.12    Compliance with Laws...........................................A - 26
   4.13    Certain Information............................................A - 27
   4.14    Employee Benefit Plans.........................................A - 27
   4.15    Certain Contracts..............................................A - 30
   4.16    Brokers and Finders............................................A - 31
   4.17    Insurance......................................................A - 31
   4.18    Properties.....................................................A - 31
   4.19    Labor..........................................................A - 32

   4.20    Certain Transactions...........................................A - 32
   4.21    Fairness Opinion...............................................A - 32
   4.22    Loan Portfolio.................................................A - 32
   4.23    Required Vote; Inapplicability of Anti-takeover Statutes.......A - 33
   4.24    Material Interests of Certain Persons..........................A - 34
   4.25    Joint Ventures.................................................A - 34
   4.26    Intellectual Property..........................................A - 34
   4.27    Disclosures....................................................A - 34

ARTICLE V.................................................................A - 35
   5.1     Capital Structure..............................................A - 35
   5.2     Organization, Standing and Authority of USB....................A - 35
   5.3     Authorized and Effective Agreement.............................A - 36
   5.4     Financial Statements...........................................A - 37
   5.5     Material Adverse Change........................................A - 38
   5.6     Certain Information............................................A - 38
   5.7     Legal Proceedings..............................................A - 38
   5.8     Compliance with Laws...........................................A - 38
   5.9     Brokers and Finders............................................A - 40
   5.10    Disclosures....................................................A - 40
   5.11    Financial Ability..............................................A - 41
   5.12    Employee Benefit Plans.........................................A - 41

ARTICLE VI................................................................A - 42
   6.1     Conduct of Business............................................A - 42
   6.2     Current Information............................................A - 46
   6.3     Access to Properties and Records...............................A - 46
   6.4     Financial and Other Statements.................................A - 47
   6.5     Maintenance of Insurance.......................................A - 47
   6.6     Disclosure Supplements.........................................A - 48
   6.7     Consents and Approvals of Third Parties........................A - 48
   6.8     Reasonable Best Efforts........................................A - 48
   6.9     Failure to Fulfill Conditions..................................A - 48
   6.10    Acquisition Proposals..........................................A - 48
   6.11    Board of Directors and Committee Meetings......................A - 50
   6.12    Reserves and Merger-Related Costs..............................A - 50
   6.13    Transaction Expenses of FLFC...................................A - 51

ARTICLE VII...............................................................A - 51
   7.1     Disclosure Supplements.........................................A - 51
   7.2     Consents and Approvals of Third Parties........................A - 51
   7.3     Reasonable Best Efforts........................................A - 51
   7.4     Failure to Fulfill Conditions..................................A - 52
   7.5     Acquisition Corporation Organizational Documents...............A - 52
   7.6     Employees and Employee Benefits................................A - 52
   7.7     Directors and Officers Indemnification and Insurance...........A - 53

ARTICLE VIII..............................................................A - 54
   8.1     FLFC Special Meeting...........................................A - 54
   8.2     Proxy Statement................................................A - 54
   8.3     Intentionally Omitted..........................................A - 55
   8.4     Regulatory Approvals...........................................A - 55
   8.5     Compliance with Anti-Trust Laws................................A - 55
   8.6     Execution of Bank Merger Agreement.............................A - 56
   8.7     Redemption Condition...........................................A - 56

ARTICLE IX................................................................A - 56
   9.1     Conditions to Each Party's Obligations under this Agreement....A - 56
   9.2     Conditions to the Obligations of USB under this Agreement......A - 57
   9.3     Conditions to the Obligations of FLFC under this Agreement.....A - 58

ARTICLE X.................................................................A - 58
   10.1    Time and Place.................................................A - 58
   10.2    Deliveries at the Closing......................................A - 59

ARTICLE XI................................................................A - 59
   11.1    Termination....................................................A - 59
   11.2    Effect of Termination..........................................A - 61
   11.3    Amendment, Extension and Waiver................................A - 62

ARTICLE XII...............................................................A - 63
   12.1 Confidentiality...................................................A - 63
   12.2  Public Announcements.............................................A - 63
   12.3  Survival.........................................................A - 63
   12.4  Notices..........................................................A - 63
   12.5  Parties in Interest..............................................A - 64
   12.6  Complete Agreement...............................................A - 64
   12.7  Counterparts.....................................................A - 64
   12.8  Severability.....................................................A - 64
   12.9  Governing Law....................................................A - 65
   12.10  Interpretation..................................................A - 65
   12.11  Specific Performance............................................A - 65

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of October 25, 2009 is by and among UNION SAVINGS BANK, a Connecticut-chartered mutual savings bank ("USB"), FIRST LITCHFIELD FINANCIAL CORPORATION, a Delaware corporation ("FLFC"), and THE FIRST NATIONAL BANK OF LITCHFIELD, a national bank and wholly-owned subsidiary of FLFC ("FNB").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Boards of Trustees of USB and the Boards of Directors of FLFC and FNB have determined that it is in the best interest of their respective companies and shareholders or depositors, as the case may be, to consummate the business combination transactions provided for herein, subject to the terms and conditions set forth herein;

         WHEREAS, USB will form a wholly-owned subsidiary, a Connecticut stock corporation (the "Acquisition Corporation");

         WHEREAS, the Acquisition Corporation will merge with and into FLFC with FLFC being the surviving entity (the "Surviving Corporation") (the "Merger");

         WHEREAS, prior to the consummation of the Merger, USB and FNB will enter into a merger agreement, in form and substance substantially similar to that attached hereto as Exhibit A (the "Bank Merger Agreement") pursuant to which FNB will merge with and into USB, with USB being the surviving entity (the "Bank Merger"), which Bank Merger shall be consummated immediately following the Merger;

         WHEREAS, immediately following the merger and simultaneously with the Bank Merger FLFC shall be liquidated in accordance with a Plan of Liquidation, in the form attached hereto as Exhibit B;
                               ---------

         WHEREAS, immediately following the above there will remain one entity; and

         WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the business combination transactions described in this Agreement and to prescribe certain conditions thereto.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings, unless the context otherwise requires (both here and throughout this Agreement, references to Articles and Sections refer to Articles and Sections of this Agreement).

         "2003 TruPS" shall have the meaning set forth in Section 8.7 hereof.

         "2006 TruPS" shall have the meaning set forth in Section 8.7 hereof.

         "Acquisition  Agreement"  shall have the  meaning  set forth in Section
11.1.11 hereof.

         "Acquisition Corporation" shall have the meaning set forth in the recitals hereto.

         "Acquisition Proposal" means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving FLFC or any FLFC Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of its consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "Acquisition Transaction" means any of the following (other than the transaction contemplated hereunder) involving FLFC or any FLFC Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of its consolidated assets in a single transaction or series of transactions; or (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith.

         "Affiliate" shall mean, with respect to a Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "Banking Law" shall mean the Banking Law of Connecticut, Connecticut General Statutes ss. 36a-1 et seq., as amended.

         "Bank Merger" shall have the meaning set forth in the recitals hereto.

         "Bank Merger Agreement" shall have the meaning set forth in the recitals hereto.

         "Bank Regulator" shall mean any federal or state banking regulator that regulates USB or FNB, or any of their respective holding companies or subsidiaries, as the case may be, including but not limited to the FDIC, the Department, the FRB, and the OCC.

         "Benefit Agreement" shall have the meaning set forth in Section 7.6.3 hereof.

         "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Connecticut are authorized or obligated to close.

         "CBCA" shall mean the Connecticut Business Corporation Act.

         "Certificate" shall mean certificates evidencing shares of FLFC Common Stock.

         "Claim" shall have the meaning set forth in Section 7.7.2 hereof.

         "Closing" shall have the meaning set forth in Section 2.3 hereof.

         "Closing Date" shall have the meaning set forth in Section 2.3 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company  Restricted Share" shall have the meaning set forth in Section
3.1.4 hereof.

         "Confidentiality Agreement" shall mean the confidentiality agreement referred to in Section 12.1 of this Agreement.

         "Continuing Employee" shall have the meaning set forth in Section 7.6.2 hereof.

         "Costs" shall have the meaning set forth in Section 11.2.3 hereof.

         "DGCL" shall mean the Delaware General Corporation Law, as amended.

         "Department" shall mean the Connecticut Department of Banking.

         "DIF" shall mean the Deposit Insurance Fund administered by the FDIC.

         "Dissenting Shares" shall have the meaning set forth in Section 3.2.1 hereof.

         "Dissenting Shareholder" shall have the meaning set forth in Section
3.2.1 hereof.

         "DOJ" shall mean the United States Department of Justice.

         "Effective Date" shall mean the date on which the Effective Time occurs.

         "Effective  Time"  shall mean the date and time  specified  pursuant to
Section 2.3 hereof as the effective time of the Merger.

         "Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. ss. 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. ll0l, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f, et seq.; the Connecticut Transfer Act, Connecticut General Statutes ss. 22a-134 et seq.; and all applicable comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall have the meaning set forth in Section 4.14.3 hereof.

         "ESOP" shall have the meaning set forth in Section 6.1.2(j) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean Register and Transfer Company or another registered transfer agent designated by USB and reasonably acceptable to FLFC, which shall act as agent for USB in connection with the exchange procedures for converting FLFC Common Stock and Options into the Merger Consideration.

         "Exchange  Fund"  shall have the  meaning  set forth in  Section  3.3.1 hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FLFC" shall mean First Litchfield Financial Corporation, a Delaware corporation with its principal address located at 13 North Street, Litchfield, Connecticut.

         "FLFC Common Stock" shall mean the common stock, par value $.01 per share, of FLFC.

         "FLFC Defined Benefit Plan" shall have the meaning set forth in Section
4.14.3 hereof.

         "FLFC Disclosure Schedule" shall mean a written, signed disclosure schedule delivered by FLFC to USB specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "FLFC Employee Plan(s)" shall mean all stock option, employee stock purchase, stock bonus and any other stock-based plans, qualified pension or profit-sharing plans, any deferred compensation, non-qualified plan or arrangement, supplemental retirement, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of any of the employees or former employees or directors of FLFC or any FLFC Subsidiary, whether written or oral.

         "FLFC Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of FLFC as of December 31, 2008, 2007 and 2006 and the consolidated statements of operations, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of FLFC for each of the three (3) years ended 2008, 2007 and 2006 as filed by FLFC in its Securities Documents, and (ii) the unaudited interim and audited annual consolidated financial statements of FLFC as of the end of each calendar quarter and fiscal year, respectively, following December 31, 2008 as filed by FLFC in its Securities Documents.

         "FLFC Pension Plan" shall have the meaning set forth in Section 4.14.4 hereof.

         "FLFC Shareholders Meeting" shall have the meaning set forth in Section
8.1 hereof.

         "FLFC Stock Plan" shall mean the FLFC 2007 Restricted Stock Plan.

         "FLFC Termination Fee" shall have the meaning set forth in Section 11.2.2.

         "FLFC Welfare Plan" shall have the meaning set forth in Section 4.14.11 hereof.

         "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "FNB" shall mean The First National Bank of Litchfield, a national bank with its principal offices at 13 North Street, Litchfield, Connecticut.

         "GAAP"  shall  mean  United  States   generally   accepted   accounting
principles.

         "Governmental   Entity"   shall  mean  any  federal  or  state   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

         "Indemnified  Liabilities"  shall have the meaning set forth in Section
7.7.2 hereof.

         "Indemnified Parties" shall have the meaning set forth in Section 7.7.2 hereof.

         "Intellectual  Property"  shall have the  meaning  set forth in Section
4.26 hereof.

         "Joint Venture" shall mean any limited partnership, joint venture, corporation, or venture capital investment.

         "Loan  Property"  shall have the  meaning  set forth in  Section  4.9.2 hereof.

         "Material Adverse Effect" shall mean, with respect to FLFC or USB, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of FLFC and its Subsidiaries taken as a whole, or USB and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either FLFC, on the one hand, or USB, on the other hand, to consummate the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks and their holding companies generally, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) changes in economic conditions affecting financial institutions generally, including but not limited to changes in market interest rates or the projected future interest rate environment, and (e) the direct effects of compliance with this Agreement on the operating performance of the parties.

         "Materials Of Environmental Concern" shall mean petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Laws.

         "Merger" shall have the meaning set forth in the recitals hereto.

         "Merger   Consideration"  shall  mean  the  cash  paid  by  Acquisition
Corporation  to holders of FLFC  Common  Stock and  Options  under  Section  3.1 hereof.

         "OCC" shall mean the Office of the Comptroller of the Currency.

         "Option  Consideration"  shall  have the  meaning  set forth in Section
3.1.3 hereof.

         "Option  Price"  shall  have the  meaning  set forth in  Section  3.1.3 hereof.

         "Options" shall mean options to purchase shares of FLFC Common Stock granted pursuant to the FLFC Stock Plan as set forth in Section 4.1 of the FLFC Disclosure Schedule and include the Warrants to purchase 199,203 shares of FLFC Common Stock issued December 12, 2008 to the United States Department of the Treasury, if exercised by the United States Department of the Treasury effective as of the Closing.

         "Participation  Facility"  shall have the  meaning set forth in Section
4.9.2 hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

         "Per Share  Merger  Consideration"  shall have the meaning set forth in
Section 3.1 hereof.

         "Proxy Statement" shall have the meaning set forth in Section 8.2.1 hereof.

         "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments that obligate an entity to issue or dispose of any of its capital stock or other ownership interests or that provide for compensation based on the equity appreciation of its capital stock.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

         "Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

         "Superior Proposal" shall have the meaning set forth in Section 6.10 hereof.

         "Surviving Bank" shall mean USB as the resulting institution of the Bank Merger.

         "Surviving Corporation" shall have the meaning set forth in the recitals hereof.

         "TARP Obligations" shall have the meaning set forth in Section 8.7.

         "Tax" shall have the meaning set forth in Section 4.10.6 hereof.

         "Tax Return" shall have the meaning set forth in Section 4.10.6 hereof.

         "Termination Date" shall mean June 30, 2010, provided that such date shall be automatically extended until September 30, 2010 if required regulatory approvals and non-objections of Governmental Entities have not been received by June 1, 2010 and the parties are acting in good faith to obtain such approvals and non-objections.

         "USB" shall mean Union Savings Bank, a Connecticut-chartered mutual savings bank with its principal offices located at 225 Main Street, Danbury, Connecticut.

         "USB Disclosure Schedule" shall mean a written, signed disclosure schedule delivered by USB to FLFC specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "USB Employee Plan" shall mean all qualified pension or profit-sharing plans, and health and welfare benefit plans maintained for the benefit of all employees of USB or any USB Subsidiary, whether written or oral.

         "USB Financial Statements" shall mean the audited consolidated balance sheets (including related notes and schedules, if any) of USB as of December 31, 2008, 2007 and 2006 and the consolidated statements of income and cash flows (including related notes and schedules, if any) of USB for each of the three (3) years ended December 31, 2008, 2007 and 2006, and the USB call reports for each quarter subsequent to December 31, 2008.

         "USB Proposal" shall have the meaning set forth in Section 6.10 hereof.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger. As promptly as practicable following the satisfaction or waiver of the conditions to each party's respective obligations hereunder, and subject to the terms and conditions of this Agreement, at the Effective Time Acquisition Corporation shall merge with and into FLFC with FLFC as the Surviving Corporation in accordance with the provisions of the CBCA and the DGCL, immediately following the Merger and simultaneously with the Bank Merger, the Surviving Corporation shall be liquidated in accordance with a Plan of Liquidation, in the form attached hereto as Exhibit B. At the Effective Time of the Merger, each share of FLFC Common Stock and each Option (including the Warrants, if exercised) will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

         2.2 The Bank Merger. The Bank Merger shall be consummated immediately following the Merger in accordance with a Bank Merger Agreement substantially in the form attached hereto as Exhibit A.
                            ---------

         2.3 Effective Time. The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State on the day of the closing ("Closing Date"), in accordance with the DGCL (the "Closing"). The "Effective Time" of the Merger shall be the date and time upon which the certificate of merger as to the Merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in such certificate of merger.

         2.4 Certificate of Incorporation and Bylaws. (a) The Certificate of Incorporation and Bylaws of FLFC shall be amended and restated to be the same as Acquisition Corporation's immediately prior to the Effective Time, and shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided therein and by applicable law.

         (b) The Certificate of Incorporation and Bylaws of USB as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Bank until thereafter amended as provided therein and by applicable law.

         2.5 Directors and Officers of Surviving Corporation. The directors of the Surviving Corporation immediately after the Effective Time shall be the Chief Executive Officer and Chief Financial Officer of USB. The officers of the Surviving Corporation immediately after the Effective Time shall also be those individuals.

         2.6 Trustees and Officers of Surviving Bank. The trustees of the Surviving Bank immediately after the Effective Time shall be the trustees of USB prior to the Effective Time plus three (3) directors of FLFC immediately prior to the Effective Time who shall be mutually agreed upon by the Board of Trustees of USB and the Board of Directors of FLFC, each to meet the qualifications of and hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Bank. The officers of USB immediately prior to the Effective Time shall be the officers of the Surviving Bank supplemented by those officers of FNB who accept employment from USB, in each case until their respective successors are duly elected or appointed and qualified.

         2.7 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation or the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or the Surviving Bank, title to and possession of any property or right of FLFC (or FNB) acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, FLFC, FNB and their officers and directors shall be deemed to have granted to the Surviving Corporation and the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation or the Surviving Bank and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation and the Surviving Bank are fully authorized in the name of FLFC, FNB or otherwise to take any and all such action.

         2.8 Effects Of The Merger. At and after the Effective Time, the Merger shall have the effects set forth in the CBCA and the DGCL with respect to Acquisition Corporation and

FLFC, and the Bank Merger shall have the effects set forth in the Banking Law with respect to USB and FNB.

         2.9 Possible Alternative Structures. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time USB shall be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) there are no adverse federal or state income tax consequences to FLFC and its shareholders as a result of the modification; (ii) the consideration to be paid to the holders of FLFC Common Stock and Options under this Agreement is not thereby changed in kind or value or reduced in amount;
(iii) there are no adverse changes to the benefits and other arrangements provided to or on behalf of FLFC's directors, officers and other employees; and
(iv) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or non-objection of Governmental Entities. USB, FLFC and FNB agree to amend this Agreement and any related documents appropriately in order to reflect any such revised structure.

                                   ARTICLE III

                        CONVERSION OF SHARES AND OPTIONS

         3.1 Merger Consideration.
             --------------------

            3.1.1 At the Effective Time, by virtue of the Merger and without any action on the part of USB, FLFC or the holders of any of the shares of FLFC Common Stock, each share of FLFC Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares to be cancelled pursuant to Section 3.1.2 hereof and any Dissenting Shares) shall be converted into the right to receive a cash payment in an amount equal to $15.00 (the "Per Share Merger Consideration").

            3.1.2 Each share of FLFC Common Stock (i) held in the treasury of FLFC, (ii) owned by USB or any direct or indirect wholly owned subsidiary of FLFC immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted), or (iii) reserved for issuance under the FLFC Stock Plan which has not been granted or allocated, shall, at the Effective Time, cease to exist, and the certificates for such shares shall be cancelled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

            3.1.3 Each Option issued and outstanding immediately prior to the Effective Time, including the Options, if exercised by the United States Department of the Treasury, shall, by virtue of the Merger and without any action on the part of the holder thereof and without regard to any future vesting date thereof, be cancelled and converted into the right to receive a cash payment in an amount determined by multiplying (i) the positive difference, if any, between the Per Share Merger Consideration, and the exercise price of such Option, for each share of FLFC Common Stock covered by such Option (the "Option Price") by (ii) the number of shares of FLFC Common Stock subject to such Option (the "Option Consideration"). The payment of the Option Consideration referred to in the immediately preceding sentence to each holder of an

Option  shall  be  subject  to  such  holder   executing  such   instruments  of
cancellation as USB may reasonably deem appropriate. FLFC or FNB shall make necessary tax withholdings from the Option Consideration as they deem appropriate.

            3.1.4 At the Effective Time, each unvested restricted share of FLFC Common Stock granted under the FLFC Stock Plan (each a "Company Restricted Share"), as set forth in FLFC Disclosure Schedule Section 3.1.4, which is outstanding immediately prior to the Effective Time and which vests at the Effective Time under the terms of the FLFC Stock Plan shall vest and become free of restrictions to the extent provided by the terms thereof, and each holder thereof shall have the same rights to receive the Merger Consideration as are provided to other holders of FLFC Common Stock pursuant to Section 3.1.

         3.2 Dissenters' Rights.
             ------------------

                  3.2.1 Each outstanding share of FLFC Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. FLFC shall give USB notice upon receipt by FLFC of any such demands for payment of the fair value of such shares of FLFC Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), and USB shall have the right to participate in all negotiations and proceedings with respect to any such demands. FLFC shall not, except with the prior written consent of USB, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by USB.

            3.2.2 If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such fair value payment at or prior to the Effective Time, such holder's shares of FLFC Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such fair value payment after the Effective Time, each share of FLFC Common Stock of such holder shall be converted into the right to receive the Merger Consideration.

            3.2.3 After the Effective Time, shares of FLFC Common Stock other than Dissenting Shares shall be no longer outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter by operation of this section be the right to receive the Merger Consideration as set forth in Section 3.3.4.

         3.3 Procedures for Exchange of FLFC Common Stock and Options.
             --------------------------------------------------------

            3.3.1 USB and Acquisition Corporation to Make Cash Available. Prior to the Effective Time, USB shall designate the Exchange Agent. USB and Acquisition Corporation shall take all steps necessary on or prior to Closing Date to deliver to the Exchange Agent, for the benefit of the holders of shares of FLFC Common Stock and Options, for exchange in accordance with this Section 3.3, an amount of cash sufficient to pay the aggregate amount of cash payable in accordance with
Article III hereof (such cash for shares of FLFC Common Stock and Options being hereinafter referred to as the "Exchange Fund") to be paid in exchange for outstanding FLFC Common Stock and Options in accordance with this Agreement.

            3.3.2 Exchange of Certificates. FLFC shall cause to be delivered to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations specified herein. USB shall, within five (5) Business Days after the Effective Time, take all steps necessary to cause the Exchange Agent to mail to each holder of a Certificate or Certificates a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for cash into which the FLFC Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of FLFC) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the amount of cash that such holder has the right to receive in respect of Certificates surrendered pursuant to the provisions of Section 3.1, and the Certificates so surrendered shall forthwith be cancelled.

            3.3.3 Payment of Option Price. At the Effective Time, if not previously paid by FLFC immediately prior to the Effective Time (to which USB has no objection) or unless otherwise required by the United States Department of the Treasury in connection with the exercise of its Warrants, FLFC and USB shall take all steps necessary to cause the Exchange Agent to issue and deliver within five (5) Business Days a check representing the amount of the Option Price to the holders of the Options, all of which shall have been cancelled in connection with the Merger Agreement.

            3.3.4 Rights of Certificate or Option Holders after the Effective Time. The holder of (i) a Certificate (other than a Certificate with respect to Dissenting Shares) that prior to the Merger represented issued and outstanding FLFC Common Stock, or (ii) an Option, including the Warrants if exercised by the United States Department of the Treasury, shall have no rights, after the Effective Time, with respect to such FLFC Common Stock or Option except to surrender the Certificate and receive in exchange for the Merger Consideration as provided in this Agreement.

            3.3.5 Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            3.3.6 Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of FLFC of the FLFC Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and cancelled as provided in this Section 3.3.

            3.3.7 Return of Exchange Fund. At any time following the six (6) month period after the Effective Time, USB shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund that had been made available to the Exchange Agent and not disbursed to holders of Certificates and Options (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to
it), and thereafter such holders shall be entitled to look to USB (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates or Options held by them. Notwithstanding the foregoing, neither USB, FLFC nor the Exchange Agent shall be liable to any holder of a Certificate or any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

            3.3.8 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by USB, the posting by such person of a bond in such amount as USB may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

            3.3.9 Withholding. USB or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of FLFC Common Stock or Options such amounts as USB or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by USB or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the FLFC Common Stock or Options in respect of whom such deduction and withholding were made by USB or the Exchange Agent.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                  FLFC AND FNB

         FLFC and FNB represent and warrant to USB that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the FLFC Disclosure Schedule delivered by FLFC to USB on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. No representation or warranty of FLFC or FNB contained herein shall be deemed untrue or incorrect, and neither FLFC nor FNB shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event, unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph in this Article IV, as applicable, there is reasonably likely to exist a Material Adverse Effect. The mere inclusion of an item in the FLFC Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by FLFC that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the FLFC Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

         4.1 Capital Structure. The authorized capital stock of FLFC consists of 5,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.00001 per share. As of the date of this Agreement, 2,356,875 shares of FLFC Common Stock, including shares of FLFC Common Stock issued subject to restrictions as to vesting pursuant to the FLFC Stock Plan, are issued and outstanding, 149,747 shares of FLFC Common Stock are directly or indirectly held by FLFC as treasury stock, and 10,000 shares of FLFC preferred stock, par value $0.00001 per share, are issued and outstanding. All outstanding shares of FLFC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of FLFC Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for the FLFC Stock Plan pursuant to which there are outstanding 3,500 shares of FLFC Common Stock, a schedule of which is set forth in Section 4.1 of the FLFC Disclosure Schedule and the Warrant to purchase 199,203 shares of FLFC Common Stock issued December 12, 2008 to the United States Department of the Treasury, there are no Rights authorized, issued or outstanding with respect to or relating to the capital stock of FLFC.

         4.2 Organization, Standing and Authority of FLFC. FLFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. FLFC is duly registered as a bank holding company under the BHCA. FLFC has heretofore delivered to USB and has included as Section

4.2 of the FLFC Disclosure Schedule true, complete and correct copies of the Certificate of Incorporation and Bylaws of FLFC as in effect as of the date hereof.

         4.3 Ownership of FLFC Subsidiaries. Set forth in Section 4.3 of the FLFC Disclosure Schedule is the name, jurisdiction of incorporation and percentage ownership of each direct or indirect FLFC Subsidiary. Except for (a) capital stock of the FLFC Subsidiaries, (b) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and (c) securities and other interests which are set forth in the FLFC Disclosure Schedule, FLFC does not own or have the right or obligation to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than five percent (5%) of the outstanding capital stock of any entity. The outstanding shares of capital stock or other ownership interests of each FLFC Subsidiary that are owned by FLFC or any FLFC Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by FLFC free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. Except as set forth on Section 4.3 of the FLFC Disclosure Schedule, there are no Rights authorized, issued or outstanding with respect to the capital stock or other ownership interests of any FLFC Subsidiary and there are no agreements, understandings or commitments relating to the right of FLFC to vote or to dispose of such capital stock or other ownership interests.

         4.4 Organization, Standing and Authority of FLFC Subsidiaries. Each FLFC Subsidiary is a national bank, corporation, partnership or business trust duly organized, validly existing and in good standing or legal existence, as appropriate, under the laws of the jurisdiction in which it is organized. Each FLFC Subsidiary (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. FLFC is authorized to own each FLFC Subsidiary under the BHCA. The deposit accounts of FNB are insured by the FDIC through the DIF to the maximum extent permitted by the FDIA. FNB has paid all premiums and assessments required by the FDIC. FLFC has heretofore delivered or made available to USB and has included as Section 4.4 of the FLFC Disclosure Schedule true, complete and correct copies of the Certificate of Incorporation and Bylaws of FNB and each other FLFC Subsidiary as in effect as of the date hereof.

         4.5 Authorized and Effective Agreement.
             ----------------------------------

            4.5.1 Each of FLFC and FNB has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement, as applicable, and (subject to receipt of all necessary governmental approvals and the approval of FLFC's shareholders of this Agreement) to perform all of its obligations under this Agreement and the Bank Merger Agreement, as applicable. The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FLFC and FNB, except for the approval of this Agreement by FLFC's shareholders. This Agreement has been duly and validly executed and delivered by FLFC and FNB and, assuming due authorization, execution and delivery by USB, constitutes the legal, valid and binding obligations of FLFC and FNB, enforceable against FLFC and FNB in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Bank Merger Agreement, upon execution and delivery by FNB, will have been duly and validly executed and delivered by FNB and, assuming due authorization, execution and delivery by USB, will constitute the legal, valid and binding obligation of FNB, enforceable against FNB in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            4.5.2 Neither the  execution and delivery of this  Agreement by FLFC or FNB, nor the execution and delivery of the Bank Merger Agreement by FNB, nor consummation of the transactions contemplated hereby or thereby, nor compliance by FLFC and FNB with any of the provisions hereof or thereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of
Incorporation or Bylaws of FLFC or the equivalent documents of any FLFC Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of FLFC or any FLFC Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FLFC or any FLFC Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or
(iii) subject to receipt of all required governmental, Board of Director and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to FLFC or any FLFC Subsidiary.

            4.5.3 Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the Bank Regulators, (ii) the filing of the Proxy Statement with the SEC, (iii) the approval of this Agreement by the requisite vote of the shareholders of FLFC, (iv) the filing of certificates of merger with respect to the merger of Acquisition Corporation with and into FLFC with the Secretary of State of the State of Delaware pursuant to the DGCL and with the Secretary of the State of the State of Connecticut pursuant to the CBCA in connection with the Merger, and (v) the filing of a copy of the Bank Merger Agreement and a copy of the approval of the commissioner of the Connecticut Department of Banking with the Connecticut Secretary of the State with respect to the Bank Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of FLFC or FNB in connection with the execution and delivery by FLFC and FNB of this Agreement, the execution and delivery by FNB of the Bank Merger Agreement, the consummation of the Merger by FLFC, and the consummation of the Bank Merger by FNB.

            4.5.4 As of the date hereof, neither FLFC nor FNB is aware of any reasons relating to FLFC or FNB (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the Merger or the Bank Merger as shall be necessary for (i) consummation of the Merger and the Bank Merger, and (ii) the continuation by USB after the Effective Time of the business of FLFC and FNB as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could have a Material Adverse Effect on the business of FLFC or FNB.

         4.6 Securities Documents and Regulatory Reports.
             -------------------------------------------

            4.6.1 Except as set forth in Section 4.6.1 of the FLFC Disclosure Schedule, since December 31, 2006 FLFC has timely filed, including those filed within the period permitted by Rule 12b-25 of the Exchange Act, with the SEC all Securities Documents required by the Securities Laws and such Securities
Documents, as the same may have been amended, complied as to form in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            4.6.2 Except as set forth in Section 4.6.2 of the FLFC Disclosure Schedule, since December 31, 2006, each of FLFC and FNB, has duly filed with the Bank Regulators in correct form the reports required to be filed under applicable laws and regulations and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of applicable laws and regulations. In connection with the most recent federal and state Bank Regulator examinations of FLFC and FNB, neither FLFC nor FNB was required to correct or change any action, procedure or proceeding which FLFC or FNB believes has not been corrected or changed as required as of the date hereof.

         4.7 Financial Statements.
             --------------------

            4.7.1  FLFC  has  previously  delivered  or  made  available  to USB accurate and complete copies of the FLFC Financial Statements which, in the case of audited FLFC Financial Statements, are accompanied by the audit reports of its independent public accountants. The FLFC Financial Statements referred to herein, as well as the FLFC Financial Statements to be delivered pursuant to
Section 6.4 hereof, fairly present or will fairly present, as the case may be, in all material respects (including the related notes in each case where applicable) the consolidated financial condition of FLFC as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of FLFC for the respective periods or as of the respective dates set forth therein.

            4.7.2 Each of the FLFC Financial  Statements  referred to in Section
4.7.1 has been prepared in accordance with GAAP during the periods involved, except as stated therein or, in the case of unaudited interim FLFC Financial Statements, the absence of footnotes and customary year-end adjustments. The audits of FLFC and FLFC Subsidiaries have been conducted in accordance with generally accepted auditing standards. The books and records of FLFC and the FLFC Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of FLFC and its Subsidiaries. The minute books of FLFC and each FLFC Subsidiary contain complete and accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including all committees) authorized at such meetings held or taken since December 31, 2006 through the date of this Agreement.

            4.7.3  Except as set forth in Section  4.7.3 of the FLFC  Disclosure
Schedule, at the date of each balance sheet included in the FLFC Financial Statements, neither FLFC or any FLFC Subsidiary had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FLFC Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

            4.8 Material Adverse Change. Since December 31, 2008 to the date hereof (i) FLFC and each FLFC Subsidiary has conducted its respective business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement, and excluding the transactions contemplated hereby), and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on FLFC.

         4.9 Environmental Matters.
             ---------------------

            4.9.1 Except as set forth in Section 4.9.1 of the FLFC Disclosure Schedule, with respect to FLFC and each FLFC Subsidiary:

            (a) Each of FLFC and the FLFC Subsidiaries, the Participation Facilities, and the Loan Properties are, and at all times have been, in compliance with, and are not in violation of or liable under, any Environmental Laws;

            (b) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and there is no such action threatened, before any court, governmental agency or other forum against it or any of the FLFC Subsidiaries or any Participation Facility
(x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site currently or formerly owned, leased or operated by it or any of the FLFC Subsidiaries or any Participation Facility or (z) with respect to any property at or to which Material of Environmental Concern were generated, manufactured, refined, transported, transferred, imported, used, disposed, treated, or processed by FLFC or any FLFC Subsidiary or any Participation Facility or from which Materials of Environmental Concern have been transported, treated, stored, handled, transferred, disposed, recycled, or received;

            (c) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and no such action is threatened before any court, governmental agency or other forum relating to or against any Loan Property (or FLFC or any of the FLFC
Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern;

            (d) The real properties, leasehold or other interest in real property currently or formerly owned or operated by FLFC or any FLFC Subsidiary (including, without limitation, soil, groundwater or surface water on, under or geologically or hydrologically adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern;

            (e) Neither FLFC nor any FLFC Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

            (f) There are no underground storage tanks on, in or under any properties currently or formerly owned or operated by FLFC or any of the FLFC Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by FLFC or any of the FLFC Subsidiaries or any Participation Facility; and

            (g) During the period of (i) FLFC's or any of the FLFC Subsidiaries' ownership or operation of any of their respective currently or formerly owned or operated properties or (ii) FLFC's or any of the FLFC Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties. Prior to the period of (i) FLFC's or any of the FLFC Subsidiaries' ownership or operation of any of their respective currently or formerly owned or operated properties or (ii) FLFC's or any of FLFC Subsidiaries' participation in the management of any Participation Facility, there was no known contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.

            4.9.2 "Loan Property" means any property (including a leasehold interest therein) in which the applicable party (or a Subsidiary of it) currently holds a security interest or has held a security interest within the past five (5) years. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) currently participates or formerly participated in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

            4.9.3 Except as set forth in Section 4.9.3 of the FLFC Disclosure Schedule, FLFC does not possess and has not conducted or arranged for the conduct of any environmental studies, reports, analyses, tests or monitoring during the past ten (10) years with respect to any properties currently or formerly owned or leased by FLFC or any FLFC Subsidiary or any

Participation Facility. FLFC has delivered to USB true and complete copies and results of any and all such schedules, reports, analyses, tests or monitoring.

            4.9.4 Except as set forth in Section 4.9.4 of the FLFC Disclosure Schedule, no real property currently or formerly owned or leased by FLFC or any FLFC Subsidiary, no Loan Property, and no Participation Facility meets the statutory criteria of an "Establishment" as such term is defined pursuant to the Connecticut Transfer Act, Connecticut General Statutes Section 22a-134 et seq. No condition exists at any real property currently or formerly owned or leased by FLFC or any FLFC Subsidiary, any Loan Property or any Participation Facility that would require investigation, remediation, or post-remediation or natural attenuation monitoring under the Connecticut Department of Environmental Protection's Remediation Standard Regulations, Regulations of Connecticut State Agencies Sections 22a-133k-1 et seq.

         4.10 Tax Matters.
              -----------

            4.10.1 FLFC and each FLFC Subsidiary (taking into account any extension of time within which to file which has not expired) has timely filed all Tax Returns required by applicable law to be filed by them in respect of all applicable Taxes required to be paid through the date hereof and will timely file any such Tax Returns required to be filed prior to the Effective Time with respect to Taxes required to be paid through the Effective Time. FLFC and each FLFC Subsidiary have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all Taxes for any subsequent periods ending on or prior to the Effective Time. Neither FLFC nor any FLFC Subsidiary will have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established. As of the date hereof, except as disclosed in Section 4.10.1 of the FLFC Disclosure Schedule, no audit, examination or deficiency or refund litigation with respect to any Tax Returns filed by FLFC or any FLFC Subsidiary is pending or threatened and there is no basis for any Tax authority to assess any additional Taxes for any period for which Tax Returns have been filed.

            4.10.2 FLFC and each FLFC Subsidiary has withheld and paid all Taxes required to be paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party.

            4.10.3 All Tax Returns filed by FLFC and its Subsidiaries are complete and accurate in all material respects. Neither FLFC nor any FLFC Subsidiary is delinquent in the payment of any Tax, assessment or governmental charge, or has requested any extension of time within which to file any Tax Returns in respect of any fiscal year or portion thereof which have not since been filed. Except as set forth in Section

4.10.3 of the FLFC Disclosure Schedule, the Tax Returns of FLFC and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any Tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against FLFC or any FLFC Subsidiary as a result of such examinations or otherwise which have not been settled and paid. Except as set forth in Section 4.10.3.1 of the FLFC Disclosure Schedule, the Tax Returns of FLFC and its Subsidiaries filed within six years prior to the date of this Agreement have not been examined by the applicable tax authorities. There are currently no agreements in effect with respect to FLFC or any FLFC Subsidiary to extend the period of limitations for the assessment or collection of any Tax and no power of attorney has been granted by FLFC and its Subsidiaries with respect to any Tax matter currently in force. No claim has ever been made by an authority in a jurisdiction where FLFC or its subsidiaries do not file Tax Returns that FLFC or its Subsidiaries are or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of FLFC or its Subsidiaries.

            4.10.4 Except as set forth in Section 4.10.4 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code ss.280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code ss.162(m) (or any corresponding provision of state, local or foreign Tax law). Neither FLFC nor any FLFC Subsidiary has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Each of FLFC and any FLFC Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. Neither FLFC nor any FLFC Subsidiary is a party to or bound by any Tax allocation or sharing agreement. Except as set forth in Section 4.10.4 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was FLFC or a FLFC Subsidiary) or (B) has any Liability for the Taxes of any Person (other than FLFC or any FLFC Subsidiary) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            4.10.5 Except as set forth in Section 4.10.5 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by FLFC or any FLFC Subsidiary (nor does FLFC have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply. Neither FLFC nor any FLFC Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transaction or excess loss account described in Treasury Regulations under Code ss.1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

            4.10.6 As used in this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, highway, estimated or other tax of any kind whatsoever, including any interest, penalties or addition thereto, whether disputed or not, imposed by any government or quasi-government authority; and "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            4.10.7 Neither FLFC nor any FLFC Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in party by Code ss.355 or Code ss.361.

            4.10.8 Neither FLFC nor any FLFC Subsidiary owns an interest that is on the Closing Date treated as a partnership for purposes of Subchapter K of the Code, a "controlled foreign corporation" within the meaning of Code section 957, a "passive foreign investment company" within the meaning of Code section 1297, or any other entity that under the Code allocates items of income, gain, deduction and expense among its owners whether or not distributed.

            4.11 Legal Proceedings. Except as set forth in Section 4.11 of the FLFC Disclosure Schedule, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of FLFC or any FLFC Subsidiary, threatened against FLFC or any FLFC Subsidiary or against any asset, interest or right of FLFC or any FLFC Subsidiary, or to the best of FLFC's knowledge, against any officer, director or employee of any of them, and neither FLFC nor any FLFC Subsidiary is a party to any order, judgment or decree.

         4.12 Compliance with Laws.
              --------------------

            4.12.1 Each of FLFC and the FLFC Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business in all material respects as it is currently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of FLFC, no suspension or cancellation of any of the same is threatened.

            4.12.2 Except as set forth in Section 4.12.2 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary is in violation of its respective Certificate of Incorporation, Charter or other chartering instrument or Bylaws, or to the best of its knowledge, in violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), municipal securities, insurance, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency and, to the best knowledge of FLFC, FLFC along with its executive officers and directors is not in violation of any Securities Laws; and neither FLFC nor any FLFC Subsidiary has received any written notice or communication from any federal, state or local governmental authority asserting that FLFC or any FLFC Subsidiary is in violation of any of the foregoing, which violation has not been corrected on a prospective basis in all material respects. Neither FLFC nor any FLFC Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks or holding companies), and, except as set forth in Section 4.12.2 of the FLFC Disclosure Schedule, none of them has received any written communication requesting that it enter into any of the foregoing. Since December 31, 2008, no regulatory agency has initiated any proceeding or, to the best knowledge of FLFC, investigation into the business or operations of FLFC or any FLFC Subsidiary. Except as set forth in Section 4.12.2 of the FLFC Disclosure Schedule, FLFC has not received any objection from any regulatory agency to FLFC's response to any violation, criticism or exception with respect to any report or statement relating to any examination of FLFC or any of the FLFC Subsidiaries.

         4.13 Certain Information. None of the information supplied by FLFC or FNB relating to FLFC and its Subsidiaries to be included or incorporated by reference in the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of FLFC, and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by FLFC to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

         4.14 Employee Benefit Plans.
              ----------------------

            4.14.1 FLFC has set forth in Section 4.14.1 of the FLFC Disclosure Schedule all FLFC Employee Plans, and FLFC has previously furnished or made available to USB accurate and complete copies of the same together with (i) Schedule B forms and the actuarial and audited financial reports prepared with respect to any qualified plans for the last two (2) plan years, (ii) the annual reports filed with any governmental agency for any qualified or non-qualified plans for the last two (2) plan years, (iii) the Summary Annual Report provided to Participants for the last two (2) plan years; and (iv) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

            4.14.2 None of FLFC, any FLFC Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of FLFC's knowledge, any fiduciary of such plan has incurred any liability to the PBGC (except for premiums payable in the ordinary course) or the Internal Revenue Service with respect to any employees of FLFC or any FLFC Subsidiary. No reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan, other than the transactions contemplated by this Agreement.

            4.14.3 Except as set forth in Section 4.14.3 of the FLFC  Disclosure
Schedule: (a) neither FLFC nor any FLFC Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA); (b) no liability under Title IV of ERISA has been incurred by FLFC or any FLFC Subsidiary with respect to any FLFC Employee Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) ("FLFC Defined Benefit Plan") currently or formerly maintained by FLFC or any entity which is considered an affiliated employer with FLFC under
Section 4001(b) (1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") since the effective date of ERISA that has not been satisfied to the extent required by ERISA from time to time; (c) no FLFC Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof that has not or will not be funded within the time provided under Section 302(c) (10) of ERISA; (d) the fair market value of the assets of each FLFC Defined Benefit Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a) (16) of ERISA) under such FLFC Defined Benefit Plan as of the end of the most recent plan year with respect to the respective FLFC Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such FLFC Defined Benefit Plan as of the date hereof; (e) neither FLFC nor any ERISA Affiliate has provided, or is required to provide, security to any FLFC Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a) (29) of the Code; (f) neither FLFC nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980; (g) neither FLFC, nor any ERISA Affiliate, nor any FLFC Employee Plan, including any FLFC Defined Benefit Plan, nor any trust created thereunder has engaged in a transaction in connection with which FLFC, any ERISA Affiliate, and any FLFC Employee Plan, including any FLFC Defined Benefit Plan, any such trust or any trustee or administrator thereof, is subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(1) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

            4.14.4 Except as set forth in Section 4.14.4 of the FLFC Disclosure Schedule, a favorable determination letter has been issued by the Internal Revenue Service, with respect to each FLFC Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "FLFC Pension Plan") which is intended to qualify under Section 401 of the Code, to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of FLFC's knowledge, is threatened to be revoked, and FLFC does not know of any ground on which such revocation may be based. Except as set forth in Section 4.14.4 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary has any current liability under any such plan that was required to be reflected as a liability on the Financial Statements as of June 30, 2009 under GAAP, which was not reflected on the consolidated statement of financial condition of FLFC at June 30, 2009 included in the FLFC Financial Statements.

            4.14.5 No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code) has occurred with respect to any FLFC Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on FLFC under Section 4975 of the Code.

            4.14.6 Except as specifically identified in Section 4.14.6 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary has any obligations for post-retirement or post-employment benefits under any FLFC Employee Plan that cannot be amended or terminated upon sixty (60) or fewer days notice without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state law, the cost of which is borne by the insured individual. Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each FLFC Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any FLFC Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any FLFC Pension Plan.

            4.14.7 The FLFC Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

            4.14.8 There are no pending or, to the best knowledge of FLFC, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the FLFC Employee Plans or any trust related thereto or any fiduciary thereof.

            4.14.9 Section 4.14.9 of the FLFC Disclosure Schedule sets forth (i) the maximum amount that could be paid to each executive officer of FLFC or any FLFC Subsidiary as a result of the transactions contemplated by this Agreement under all employment, severance, and termination agreements, other compensation arrangements and FLFC Employee Plans currently in effect; and (ii) the estimated "base amount" (as such term is defined in section 280G(b) (3) of the Code) for each such individual calculated as of the date of this Agreement based on estimated 2009 compensation.

            4.14.10 Except as set forth in Section 4.14.10 of the FLFC Disclosure Schedule, no compensation payable by FLFC or any FLFC Subsidiary to any of their employees under any FLFC Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code.

            4.14.11 Except as set forth in Section 4.14.11 of the FLFC Disclosure Schedule, with respect to any FLFC Employee Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1) (a "FLFC Welfare Plan"): (i) each such FLFC Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of

Chapter 1 of the Code meets such requirements; (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject FLFC to a tax under Code Section 4976(a); (iii) each and every FLFC Welfare Plan which is a group health plan (as such term is defined in Code Sections 5000(b)(1)) complies and in each and every case has complied with the applicable requirements of Code Section 4980B; and (iv) each such FLFC Welfare Plan
(including any such plan covering former employees of FLFC or any FLFC Subsidiary) may be amended or terminated by FLFC or USB on or at any time after the Effective Date without incurring liability thereunder except as required to satisfy the terms of such FLFC Welfare Plan.

         4.15 Certain Contracts.
              -----------------

            4.15.1 Neither FLFC nor any FLFC Subsidiary is in default or non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

            4.15.2 Except as set forth in Section 4.15.2 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay benefits under:

            (a) any agreement, arrangement, policy or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by FLFC or any FLFC Subsidiary (other than in the case of FNB deposits, Federal Reserve or Federal Home Loan Bank advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by FLFC or any FLFC Subsidiary of any obligation;

            (b) any agreement, arrangement, policy or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of FLFC or any FLFC Subsidiary;

            (c) any agreement, arrangement, policy or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of FLFC or any FLFC Subsidiary upon execution of this Agreement or the Bank Merger Agreement or upon or following consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement (either alone or in connection with the occurrence of any additional acts or events);

            (d) any agreement, arrangement, policy or understanding pursuant to which FLFC or any FLFC Subsidiary is obligated to indemnify any director, officer, employee or agent of FLFC or any FLFC Subsidiary;

            (e) any agreement, arrangement, policy or understanding to which FLFC or any FLFC Subsidiary is a party or by which any of the same is bound which limits the freedom of FLFC or any FLFC Subsidiary to compete in any line of business or with any person;

            (f) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by any Bank Regulator;

            (g) any agreement (other than any agreement with a banking customer for the provision of banking services entered into by any FLFC Subsidiary in the ordinary course of business) that involves a payment or series of payments of more than $50,000 in any one (1) year from or to FLFC or any FLFC Subsidiary;

            (h) any agreement, arrangement or understanding any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement; or

            (i) any other agreement, arrangement or understanding that would be required to be filed as an exhibit to FLFC's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

         4.16 Brokers and Finders. Except as set forth in Section 4.16 of the FLFC Disclosure Schedule, neither FLFC nor any FLFC Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

         4.17 Insurance. FLFC and each FLFC Subsidiary are insured for reasonable amounts with reputable insurance companies against such risks as management of FLFC and any FLFC Subsidiary reasonably has determined to be prudent for companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by contracts currently in effect and applicable laws and regulations.
Section 4.17 of the FLFC Disclosure Schedule sets forth all policies of insurance maintained by FLFC or any FLFC Subsidiary as of the date hereof and any claims thereunder in excess of $25,000 since December 31, 2007. Since December 31, 2008, neither FLFC nor any FLFC Subsidiary has received any notice of termination of any such insurance coverage or increase in the premiums therefor or has any reason to believe that any such insurance coverage will be terminated or the premiums therefor increased (except for increases in premiums in the ordinary course of business).

         4.18 Properties. Section 4.18 of the FLFC Disclosure Schedule sets forth the street address of all real property in which FLFC or any FLFC
Subsidiary has an ownership or leasehold interest (specifying, as to each, whether owned or leased) and identifies all properties on which any FLFC Subsidiary operates a bank branch. All real and personal property owned by FLFC or any FLFC Subsidiary or presently used by any of them in its respective business are in good condition (ordinary wear and tear excepted) and are sufficient to carry on its business in the ordinary course of business consistent with their past practices. Each of FLFC and each FLFC Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the properties and assets, real and personal, reflected on the consolidated statement of financial condition of FLFC contained in the FLFC Financial Statements dated June 30, 2009 or acquired, through merger or otherwise, after such date (other than those disposed of for fair value after such date), except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances,  if any, as are not material in character,  amount or extent,  and
(iv) as reflected on the consolidated statement of financial condition of FLFC contained in the FLFC Financial Statements dated June 30, 2009. Except as disclosed in Section 4.18 of the FLFC Disclosure Schedule, all real and personal property leased or licensed by FLFC or any FLFC Subsidiary are held pursuant to leases or licenses that are valid and enforceable in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, each such real property lease is transferable to USB and no such real property lease will terminate or lapse prior to March 31, 2010.

         4.19 Labor. No work stoppage involving FLFC or any FLFC Subsidiary is pending or threatened. Neither FLFC nor any FLFC Subsidiary is involved in, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees. Employees of FLFC and the FLFC Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of FLFC's knowledge there have been no efforts to unionize or organize any employees of FLFC or any FLFC Subsidiary.

         4.20 Certain Transactions. Neither FLFC nor any FLFC Subsidiary has been a party to any off-balance-sheet transactions involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions, except as set forth in Section 4.20 of the FLFC Disclosure Schedule.

         4.21 Fairness Opinion. FLFC has received an opinion from Raymond James & Associates, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the shareholders of FLFC pursuant to this Agreement is fair to such shareholders from a financial point of view, and Raymond James & Associates, Inc. has consented to the inclusion of such written opinion in the Proxy Statement.

         4.22 Loan Portfolio.
              --------------

            4.22.1 The allowance for possible losses reflected in FLFC's audited consolidated statement of financial condition contained in the FLFC Financial Statements dated June 30, 2009 was, and the allowance for possible losses shown on the balance sheets in FLFC's Securities

Documents for dates after June 30, 2009 will be, adequate in all material respects, as of the dates thereof, under GAAP.

            4.22.2 Section 4.22.2 of the FLFC Disclosure Schedule sets forth a listing, as of August 30, 2009 by account, of: (A) all loans, (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Impaired" (as contemplated under FAS 114), "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list", or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than ninety (90) days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (B) all assets classified by FLFC or any FLFC Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

            4.22.3 All loans receivable (including discounts) and accrued interest entered on the books of FLFC and the FLFC Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of FLFC's or the appropriate FLFC Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are, in all material respects, valid, true and genuine and are what they purport to be, except as set forth in Section 4.22.3 of the FLFC Disclosure Schedule. The loans, discounts and the accrued interest reflected on the books of FLFC and the FLFC Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in Section 4.22.3 of the FLFC Disclosure Schedule, all such loans are owned by FLFC or the appropriate FLFC Subsidiary free and clear of any liens.

            4.22.4 All pledges, mortgages, deeds of trust and other collateral documents or security instruments relating to all notes or other evidences of indebtedness referred to in Section 4.22.3 are, in all material respects, valid, true and genuine, and what they purport to be.

         4.23  Required Vote; Inapplicability of Anti-takeover Statutes.
               --------------------------------------------------------

            4.23.1 The affirmative vote of the holders of two-thirds of the outstanding shares of FLFC Common Stock outstanding and entitled to vote is necessary to approve this Agreement and the transactions contemplated hereby (including the Bank Merger) on behalf of FLFC.

            4.23.2 No "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation or provision of FLFC's Certificate of Incorporation or By-Laws is applicable to this Agreement and the transactions contemplated hereby.

         4.24  Material  Interests  of Certain  Persons.  Except as set forth in
Section 4.24 of the FLFC Disclosure Schedule, no officer or director of FLFC or a FLFC Subsidiary, or any "associate" (as such term is defined in Rule 14a-l under the Exchange Act) of any such officer or director, (i) has any material interest in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of FLFC or any of the FLFC Subsidiaries, or (ii) is indebted to, or has the right under a line of credit to borrow from, FLFC or any FLFC Subsidiary in an amount greater than $100,000.

         4.25 Joint Ventures. Section 4.25 of the FLFC Disclosure Schedule sets forth (i) the identities of all Joint Ventures in which FLFC or any FLFC Subsidiary is participating, (ii) a list of agreements relating to such Joint Ventures, (iii) the identities of the other participants in the Joint Venture,
(iv) the percentage of the Joint Venture owned by each participant, (v) copies of the most recent available financial statements (on an audited basis if available) of such Joint Ventures, and (vi) the amount of the investment or contractually binding commitment of FLFC or any FLFC Subsidiary to invest in such Joint Venture.

         4.26 Intellectual Property. FLFC and each FLFC Subsidiary own or possess valid and binding licenses and other rights to use without payment of any material amount all material patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer programs and applications (in both source code and object code form) and tangible and intangible proprietary information or material that are used in their businesses ("Intellectual Property"), and all such Intellectual Property is described in Section 4.26 of the FLFC Disclosure Schedule. Neither FLFC nor any FLFC Subsidiary has any material undisclosed liability with respect to (i) the Intellectual Property or (ii) licenses, sublicenses and other agreements as to which FLFC or any FLFC Subsidiary is a party and pursuant to which FLFC or any FLFC Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software which are incorporated in, or form a part of any FLFC or any FLFC Subsidiary product.

         4.27 Disclosures. None of the representations and warranties of FLFC and FNB or any of the written information or documents furnished or to be furnished by FLFC or FNB to USB in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby (including the Bank Merger), when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF USB

         USB represents and warrants to FLFC and FNB that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the USB Disclosure Schedule delivered by USB to FLFC and FNB on the date hereof. No representation or warranty of USB contained herein shall be deemed untrue or incorrect, and USB shall not be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event, unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph in this Article V, as applicable, there is reasonably likely to exist a Material Adverse Effect. The mere inclusion of an item in the USB Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by USB that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the USB Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

         5.1 Capital Structure. USB is a Connecticut-chartered savings bank in mutual form and, as a result, has no authorized or outstanding capital stock.

         5.2 Organization, Standing and Authority of USB.
             -------------------------------------------

            5.2.1 USB is a mutual savings bank duly organized and in legal existence under the laws of the State of Connecticut with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed or qualified to do business and is in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. The deposit accounts of USB are insured by the FDIC through the DIF to the maximum extent permitted by the FDIA. USB has paid all premiums and assessments required by the FDIC. USB has heretofore delivered or made available to FLFC, true and complete copies of the Certificate of Incorporation and Bylaws of USB as in effect on the date hereof.

            5.2.2 Set forth in Section 5.2.2 of the USB Disclosure Schedule is the name, jurisdiction of incorporation and percentage ownership of each direct and indirect USB Subsidiary. Except for (a) capital stock of the USB
Subsidiaries, (b) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and (c) securities and other interests which are set forth in the USB Disclosure Schedule, USB does not own or have the right or obligation to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than five percent (5%) of the outstanding capital stock of any entity. The outstanding shares of capital stock or other ownership interests of each USB Subsidiary that are owned by USB have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned by USB free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. Except as set forth on Section 5.2.2 of the USB Disclosure Schedule, there are no Rights authorized, issued or outstanding with respect to the capital stock or other ownership interests of any USB Subsidiary and there are no agreements, understandings or commitments relating to the right of USB to vote or to dispose of such capital stock or other ownership interests.

            5.2.3 Organization, Standing and Authority of USB Subsidiaries. Each USB Subsidiary is a corporation, partnership or business trust duly organized, validly existing and in good standing or legal existence, as appropriate, under the laws of the jurisdiction in which it is organized. Each USB Subsidiary (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. USB is authorized to own each USB Subsidiary under applicable law. USB has heretofore delivered or made available to FLFC and has included as Section 5.2.3 of the USB Disclosure Schedule true, complete and correct copies of the Certificate of Incorporation and Bylaws of each USB Subsidiary as in effect as of the date hereof.

         5.3 Authorized and Effective Agreement.
             ----------------------------------

            5.3.1 USB has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its obligations under this Agreement and the Bank Merger Agreement. The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of USB. This Agreement has been duly and validly executed and delivered by USB and, assuming due authorization, execution and delivery by FLFC and FNB, constitutes the legal, valid and binding obligation of USB, enforceable against USB in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Bank Merger Agreement, upon execution and delivery by USB, will have been duly and validly executed and delivered by USB and, assuming due authorization, execution and delivery by FLFC and FNB, constitutes the legal, valid and binding obligation of USB, enforceable against USB in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            5.3.2 Neither the execution and delivery of this Agreement or the Bank Merger Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by USB with any of the provisions hereof or thereof
(i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of USB, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of USB pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which USB is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and Board of Director approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to USB.

            5.3.3 Except for (i) the filing of applications and notices with, and the consents and approvals, as applicable, of the Bank Regulators, (ii) the filing of certificates of merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the Secretary of State of the State of Connecticut pursuant to the CBCA in connection with the Merger, and (iii) the filing of a copy of the Bank Merger Agreement and the approval of the commissioner of the Department with the Connecticut Secretary of the State in connection with the Bank Merger pursuant to the Connecticut Revised Nonstock Corporation Act and other applicable law, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of USB in connection with the execution and delivery of this Agreement or the Bank Merger Agreement, the consummation of the Merger by Acquisition Corporation, and the consummation of the Bank Merger by USB.

            5.3.4 As of the date hereof, USB is not aware of any reasons relating to USB why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement.

         5.4 Financial Statements.
             --------------------

            5.4.1 USB has previously delivered or made available to FLFC accurate and complete copies of the USB Financial Statements which, in the case of audited USB Financial Statements, are accompanied by the audit reports of its independent public accountants. The USB Financial Statements have been prepared in accordance with GAAP and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of USB and the USB Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto.

            5.4.2 Each of the USB  Financial  Statements  referred to in Section
5.4.1 has been prepared in accordance with GAAP during the periods involved, except as stated therein or, in the case of unaudited interim USB Financial Statements, the absence of footnotes and customary year-end adjustments. The audits of USB have been conducted in accordance with generally accepted auditing standards. The books and records of USB and the USB Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of USB and its Subsidiaries. The minute books of USB and each USB Subsidiary contain complete and accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Trustees (including all committees) authorized at such meetings held or taken since December 31, 2006 through the date of this Agreement.

            5.4.3 At the date of each balance sheet included in the USB Financial Statements, USB did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such USB Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         5.5 Material Adverse Change. Since December 31, 2008 to the date hereof
(i) USB has conducted its business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement, and excluding the incurrence of expenses in connection with the transactions contemplated hereby), and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on USB.

         5.6 Certain Information. None of the information supplied by USB relating to USB and its Subsidiaries to be included or incorporated by reference in the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of FLFC, and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         5.7 Legal Proceedings. Except as set forth in Section 5.7 of the USB Disclosure Schedule, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of USB, threatened against USB or against any asset, interest or right of USB, or against any officer, director or employee of any of them, and USB is not a party to any order, judgment or decree.

         5.8 Compliance with Laws.
             --------------------

            5.8.1 USB has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business in all material respects as it is currently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of USB, no suspension or cancellation of any of the same is threatened.

            5.8.2  Except as set forth in  Section  5.8.2 of the USB  Disclosure
Schedule, USB is not in violation of its respective Certificate of Incorporation, Charter or other chartering instrument or Bylaws, or to its knowledge, in violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking
(including without limitation all regulatory capital requirements), municipal securities, insurance, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency and, to the best knowledge of USB, USB along with its executive officers and directors, is not in violation of any Securities Laws; and USB has not received any written notice or communication from any federal, state or local governmental authority asserting that USB is in violation of any of the foregoing, which violation has not been corrected on a prospective basis in all material respects. USB is not subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings banks), and it has not received any written communication requesting that it enter into any of the foregoing. Since December 31, 2008 no regulatory agency has initiated any proceeding or, to the best knowledge of USB, investigation into the business or operations of USB. USB has not received any objection from any regulatory agency to USB's response to any violation, criticism or exception with respect to any report or statement relating to any examination of USB.

            5.8.3 Certain Transactions. USB has not been a party to any off-balance sheet transactions involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions, except as set forth in Section 5.8.3 of the USB Disclosure Schedule.

            5.8.4 Absence of Certain Changes or Events.

               (a) Except as set forth in Section 5.8.4 of the USB Disclosure Schedule, since December 31, 2008, there has not been:

                  (1) to the best of USB's knowledge, any material adverse change in the business, operations, properties, assets or financial condition to USB and no fact or condition exists which USB believes will cause such a material adverse change in the future;

                  (2) to the best of USB's knowledge, any loss (for purposes of this subsection 5.8.4(a)(2), "loss" shall not mean a loan loss), damage, destruction or other casualty materially and adversely affecting any of the significant properties, assets or business of USB (whether or not covered by insurance);

                  (3) any change in any method of accounting or accounting practice of USB; or

                  (4) any material change to any of the employee benefit plans provided by USB to its employees.

            5.8.5 Environmental Matters. Except as set forth in Section 5.8.5 of the USB Disclosure Schedule:

               (a) To the best knowledge and belief of USB, USB is in material compliance, and has in the last three years been in material compliance, with all Environmental Laws, except where such noncompliance or violations could not reasonably be expected to have a Material Adverse Effect on USB.

               (b) There is no suit, claim, action or proceeding pending before any court or Governmental Entity (and, to the best of USB's knowledge, no basis exists for the assertion or commencement thereof) in which USB has been named as defendant(s) for alleged noncompliance with any Environmental Law or relating to contamination or the release of Materials of Environmental Concern at or on a site presently or formerly owned, leased, or operated by USB or to USB's knowledge, on a site with respect to which USB has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release would not have a material adverse effect on USB taken as a whole.

            5.8.6  Insurance.   USB  is  insured  for  reasonable  amounts  with
reputable insurance companies against such risks as management of USB reasonably has determined to be prudent for companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by contracts currently in effect and applicable laws and regulations. Since December 31, 2008, USB has not received any notice of termination of any such insurance coverage nor has USB any reason to believe that any such insurance coverage will be terminated.

            5.8.7 CRA Rating. USB was rated "Outstanding" following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. USB has not received any notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

         5.9 Brokers and Finders. Neither USB nor any of its trustees, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

         5.10 Disclosures. None of the representations and warranties of USB or any of the written information or documents furnished or to be furnished by USB to FLFC in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby (including the Bank Merger), when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

         5.11 Financial Ability. As of the date of the Agreement USB has the financial ability and on the Effective Date and through the date of payment of the aggregate amount of cash payable pursuant to Article III hereof, USB or Acquisition Corporation will have the funds necessary to consummate the Merger and pay the aggregate amount of cash to be paid to holders of FLFC Common Stock and Options pursuant to Section 3.3 hereof.

         5.12 Employee Benefit Plans.
              ----------------------

            5.12.1 USB has set forth in Section 5.12.1 of the USB Disclosure Schedule all USB Employee Plans, and USB has previously furnished or made available to FLFC accurate and complete copies of the same together with (i) Schedule B forms and the actuarial and audited financial reports prepared with respect to any qualified plans for the last two (2) plan years, (ii) the annual reports filed with any governmental agency for any qualified or non-qualified plans for the last two (2) plan years, (iii) the Summary Annual Report provided to Participants for the last two (2) plan years; and (iv) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

            5.12.2 None of USB, any USB Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of USB's knowledge, any fiduciary of such plan has incurred any liability to the PBGC (except for premiums payable in the ordinary course) or the Internal Revenue Service with respect to any employees of USB or any USB Subsidiary. No reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan, other than the transactions contemplated by this Agreement.

            5.12.3 Except as set forth in Section 5.12.3 of the USB Disclosure Schedule, a favorable determination letter has been issued by the Internal Revenue Service, with respect to each USB Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "USB Pension Plan") which is intended to qualify under Section 401 of the Code, to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of USB's knowledge, is threatened to be revoked, and USB does not know of any ground on which such revocation may be based. Except as set forth in Section 5.12.3 of the USB
Disclosure Schedule, neither USB nor any USB Subsidiary has any current liability under any such plan that was required to be reflected as a liability on the Financial Statements as of June 30, 2009 under GAAP, which was not reflected on the consolidated statement of financial condition of USB at June 30, 2009 included in the USB Financial Statements.

            5.12.4 No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code) has occurred with respect to any USB Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on USB under Section 4975 of the Code.

            5.12.5 To the best knowledge of USB, the USB Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the

Code,  all  regulations,   rulings  and  announcements   promulgated  or  issued
thereunder and all other applicable governmental laws and regulations.

            5.12.6 There are no pending or, to the best knowledge of USB, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the USB Employee Plans or any trust related thereto or any fiduciary thereof.

                                   ARTICLE VI

                            COVENANTS OF FLFC AND FNB

         6.1 Conduct of Business.
             -------------------

            6.1.1 Affirmative Covenants. Except with the written consent of USB, during the period from the date of this Agreement to the Effective Time FLFC will operate its business, and it will cause each of the FLFC Subsidiaries to operate its business, only in the usual, regular and ordinary course of business; use its reasonable best efforts in good faith to preserve intact its business organization and assets, keep available the present services of the employees, maintain its rights and franchises, and preserve the goodwill of its customers and others with whom business relationships exist; and voluntarily take no action which would or be reasonably likely to (i) adversely affect the ability of FLFC or FNB to obtain any necessary approvals of Governmental Entities required for the transactions contemplated hereby or under the Bank Merger Agreement or increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement or the Bank Merger Agreement;

            6.1.2 Negative Covenants. FLFC agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement and except to the extent required by law or regulation or any Governmental Entity, or consented to by USB in writing, FLFC will not, and will cause each of the FLFC Subsidiaries not to:

               (a)  change  or  waive  any  provision  of  its   Certificate  of
Incorporation, Charter or Bylaws, except as required by law;

               (b) change the number of shares of its authorized capital stock;

               (c) issue any capital stock or issue or grant any option, restricted stock award, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of FLFC or any of the FLFC Subsidiaries, or any securities convertible into shares of such stock; except that FLFC may issue shares of FLFC Common Stock or permit treasury shares to become outstanding to satisfy currently outstanding Company Restricted Stock awards and in accordance with the terms of the FLFC Stock Plan described in Section 4.1 hereof;

               (d)  effect   any   recapitalization,   reclassification,   stock
dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

               (e) declare or pay any dividends or other distributions with respect to FLFC Common Stock;

               (f) enter into or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business or except as set forth in Section 6.1.2(f) of the FLFC Disclosure Schedule;

               (g) incur any liabilities or obligations (excluding customer deposit accounts and retail repurchase agreements) in excess of $50,000 individually or $250,000 in the aggregate, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument;

               (h) make any capital expenditures (excluding third party leasing transactions through First Litchfield Leasing Corporation consistent with past practice) in excess of $50,000 individually or $250,000 in the aggregate, except pursuant to binding commitments existing on the date hereof and as set forth in
Section 6.1.2(h) of the FLFC Disclosure Schedule and except for expenditures reasonable and necessary to maintain assets in good repair;

                  (i) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed in
Section 6.1.2(i) of the FLFC Disclosure Schedule, make any new loan (including leasing transactions) or other credit facility commitment or increase any loan or other credit facility commitment to any borrower or group of affiliated borrowers in excess of the following limitations without prior consultation with and approval from USB's Chief Lending Officer, which approval shall be deemed to be given unless USB provides written objection to FLFC or the FLFC Subsidiary by the end of the third Business Day after USB receives a written request from FLFC or the FLFC Subsidiary for approval:

                                    (i)  residential   first  mortgage  loan  in
                  excess of $500,000;

                                    (ii) owner occupied and/or "under  contract"
                  residential construction loan in excess of $500,000;

                                    (iii)  commercial  and  industrial  loan  in
                  excess of $250,000;

                                    (iv)  commercial  real estate loan in excess
                  of $1,000,000 for owner-occupied and in excess of $500,000 for non-owner occupied;

                                    (v) commercial  construction  loan in excess
                  of $500,000;

                                    (vi)  consumer loan  (including  home equity
                  loan) in excess of $250,000 for secured and in excess of $25,000 unsecured;

                                    (vii) residential development,  acquisition,
                  and construction loan in excess of $250,000;

                                    (viii)  renewal of existing  lines of credit
                  to OAEM or higher risk rating; and

                                    (ix)  loans of new  monies to  borrowers  or
                  borrowing relationships with OAEM-rated credits or higher shall not be made in any amount.

            (j) (i) grant any increase in rates of compensation to its non-officer employees other than in the ordinary course of business consistent with past practice provided that no such increase shall result in an annual adjustment of more than 3% without prior consultation with and approval from USB's Senior Vice President of Human Resources; grant any increase in rates of compensation to, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to its directors or to its officers except for non-discretionary payments required by agreements existing as of the date hereof and set forth on Schedule 6.1.2(j)(i) of the FLFC Disclosure Schedule without prior consultation with and approval from USB; grant any increases in compensation or bonuses to its non-officer employees other than in the ordinary course of business consistent with past practice and bonuses that are reasonable and necessary to compensate FLFC or FNB employees in lieu of option grants between the date hereof through the Effective Date, in consultation with the Senior Vice President of Human Resources of USB; enter into any employment, severance or similar agreements or arrangements with any director or employee; adopt or amend or terminate any employee benefit plan, pension plan or incentive plan except as required by law or the terms of such plan or as provided in Section 6.1.2(j)(i) of the FLFC Disclosure Schedule, or permit the vesting of any material amount of benefits under any such plan other than pursuant to the provisions thereof as in effect on the date of this Agreement; or make any contributions to any FLFC Employee Plan not in the ordinary course of business consistent with past practice; or make any contributions to FLFC's Employee Stock Ownership Plan (the "ESOP") other than as required by the terms of the ESOP currently in effect on the date hereof; or

               (ii) increase the number of (A) non-officer personnel employed by FLFC or any FLFC Subsidiary over the staffing level previously authorized as set forth in Section 6.1.2(j)(ii) of the FLFC Disclosure Schedule, or (B) officers employed by FLFC or any FLFC Subsidiary over the number of such officers currently so employed, without the prior consent of USB's Senior Vice President of Human Resources.

            (k) make application for the opening or closing of any, or open or close any, branch or automated banking facility;

            (l) make any equity investment or commitment to make such an investment in real estate or in any real estate development project including foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring;

            (m) subject to Section 6.10 hereof, merge into, consolidate with, affiliate with, or be purchased or acquired by, any other Person, or permit any other Person to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral in the ordinary course of its business, acquire a significant portion of the assets of any other Person, or sell a significant portion of its assets;

            (n) make any change in its accounting methods or practices, except changes as may be required by GAAP or by law or regulatory requirements;

            (o) enter into any off-balance sheet transaction involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions;

            (p) except for commitments outstanding as of June 30, 2009 invest in or commit to invest in, or otherwise increase, decrease or alter its investment in, any existing or new Joint Venture;

            (q) except as set forth in Section 6.1.2(q) of the FLFC Disclosure Schedule, make any material change in policies in existence as of the date of this Agreement with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies, except as may be required by changes in applicable law or regulations or by GAAP;

            (r) waive, release, grant or transfer any rights of value or modify or change any existing agreement or indebtedness to which FLFC or any FLFC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

            (s) purchase any debt securities or any equity securities, or purchase any security for its investment portfolio, or otherwise take any action that would materially alter the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities;

            (t) enter into, renew, extend or modify any other transaction with any Affiliate;

            (u) except for the execution of this Agreement, and actions taken or which will be taken in accordance with the provisions of this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment or severance agreement or similar agreement;

            (v) except for the execution of this Agreement, and actions taken or which will be taken in accordance with the provisions of this Agreement, take any action that would give rise to an acceleration of the right to payment to any individual under any FLFC Employee Plan;

            (w) without the prior consultation and consent of USB's Chief Financial Officer, sell any participation interest in any existing or newly originated loan other than as permitted under Section 6.1.2(i), or acquire a participation in any loan except as set forth in and subject to the restrictions of Section 6.1.2(i) hereof;

            (x) enter into any new or depart from any existing line of business;

            (y) without prior consultation with USB's Chief Financial Officer, increase or decrease the rate of interest paid on deposits, except within 25 basis points of rates paid by USB for comparable deposits;

            (z) take any action that (i) would, or is reasonably likely to, prevent or impede the Merger from qualifying as a qualified stock purchase within the meaning of Section 338 of the Code or (ii) is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article IX not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation; or

            (aa) elect to participate in, or fail to opt out of participation in, the Transaction Account Guarantee Program established by the FDIC or any other similar program; or

            (bb) agree to do any of the foregoing.

         6.2  Current  Information.  During  the  period  from  the date of this
Agreement to the Effective Time, FLFC will cause one or more of its representatives to confer with representatives of USB and report on the general status of its ongoing operations at such times as USB may reasonably request, which reports shall include, but not be limited to, discussion of the possible termination by FLFC or FNB of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal and real property leases and software licenses used by FLFC or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with transactions contemplated by this Agreement, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that FLFC shall not be obligated to take any such action prior to the Effective Time and, unless FLFC otherwise agrees, no conversion shall take place prior to the Effective Time. FLFC will promptly notify USB of any material change from the normal course of the business of FLFC or any FLFC Subsidiary or in the operation of the properties of FLFC or any FLFC Subsidiary and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving FLFC or any FLFC Subsidiary. With respect to such events, FLFC will also provide USB such information as USB may reasonably request from time to time. Within fifteen (15) calendar days after the end of each month, FLFC will deliver to USB an unaudited consolidated balance sheet and an unaudited consolidated statement of operations, without related notes, for such month prepared in accordance with FLFC's current financial reporting practices.

         6.3  Access to  Properties  and  Records.  In order to  facilitate  the consummation of the Merger and the Bank Merger and the integration of the business and operations of the parties, subject to Section 12.1 hereof and subject to applicable laws relating to exchange of information, FLFC will permit USB and its officers, employees, counsel, accountants and other authorized representatives, access, upon reasonable notice, to its personnel and properties and those of the FLFC Subsidiaries, and shall disclose and make available to USB during normal business hours throughout the period prior to the Effective Time all of the books, papers and records of FLFC or any FLFC Subsidiary relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or other strategic alternatives) and shareholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which USB may have a reasonable interest; provided, however, that FLFC shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. FLFC shall provide and shall request its auditors to provide USB with such historical financial information regarding FLFC and any FLFC Subsidiary (and related audit reports and consents) as USB may reasonably request for securities disclosure purposes. USB shall use reasonable efforts to minimize any interference with FLFC's and any FLFC Subsidiary's regular business operations during any such access to FLFC's or any FLFC Subsidiary's personnel, property, books or records. FLFC and its Subsidiaries shall permit USB, at USB's expense, to cause so-called "Phase I Environmental Site Assessments" and/or "Phase II Environmental Site Assessments" to be performed at any physical location owned or operated by FLFC or any FLFC Subsidiary and, to the extent FLFC or the applicable FLFC Subsidiary has the contractual right to do so, at any Loan Property or Participation Facility.

         6.4 Financial and Other Statements.
             ------------------------------

            6.4.1 Promptly upon receipt thereof, FLFC will furnish to USB copies of each annual, interim or special audit of the books of FLFC and the FLFC Subsidiaries made by its independent accountants and/or its internal auditors and copies of all internal control reports submitted to FLFC by such accountants and/or internal auditors in connection with each annual, interim or special audit of the financial statements of FLFC and the FLFC Subsidiaries made by such accountants and/or internal auditors.

            6.4.2 As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, FLFC will deliver to USB any and all Securities Documents filed by it with the SEC under the Securities Laws. As soon as practicable, FLFC will furnish to USB copies of all such financial statements and reports as it or any FLFC Subsidiary shall send to its shareholders, the FDIC, the FRB, the Department or any other regulatory authority, except as legally prohibited thereby.

            6.4.3  FLFC  will  advise  USB   promptly  of  the  receipt  of  any
examination report of any Bank Regulator with respect to the condition or activities of FLFC or any of the FLFC Subsidiaries.

            6.4.4 FLFC will promptly furnish to USB such additional financial data as USB may reasonably request, including without limitation, detailed routine monthly loan reports and other reports that FLFC routinely produces.

         6.5 Maintenance of Insurance. FLFC shall maintain, and shall cause its Subsidiaries to maintain, such insurance in such amounts as are reasonable to cover such risks management of FLFC and any FLFC Subsidiary reasonably has determined to be prudent and as are customary in relation to the character and location of its and their respective properties and the nature of its and their respective businesses consistent with past practices.

         6.6 Disclosure Supplements. From time to time prior to the Effective Time, FLFC and FNB will promptly supplement or amend the FLFC Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FLFC Disclosure Schedule or which is necessary to correct any information in such FLFC Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to any FLFC Disclosure Schedule shall be deemed to be an admission by FLFC or FNB that such FLFC Disclosure Schedule was materially inaccurate prior to such supplement or amendment or that such supplement or amendment constitutes a material change. No supplement or amendment to such FLFC Disclosure Schedule shall be deemed to have modified the representation, warranties and covenants for the purpose of determining satisfaction of the conditions set forth in
Article IX.

         6.7 Consents and Approvals of Third Parties. FLFC shall use all reasonable best efforts in good faith to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement. Without limiting the generality of the foregoing, FLFC shall utilize the services of a professional proxy soliciting firm to help obtain the shareholder vote required to be obtained by it hereunder.

         6.8 Reasonable Best Efforts. Subject to the terms and conditions herein provided, FLFC shall use its reasonable best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Bank Merger Agreement.

         6.9 Failure to Fulfill Conditions. In the event that FLFC determines that a condition to its obligation to complete the Merger or the Bank Merger cannot be fulfilled and that it will not waive that condition, it will immediately so notify USB.

         6.10 Acquisition Proposals. (a) From and after the date of this Agreement and until the termination of this Agreement, FLFC agrees that neither it nor any of FLFC's Subsidiaries shall, and that it shall direct and use its best efforts in good faith to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal. FLFC further agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts in good faith to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent FLFC or its Board of Directors from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefore by a Person who has made an unsolicited bona fide written Acquisition Proposal if the FLFC Board of Directors receives from the Person so requesting such information an executed confidentiality agreement substantially similar to that entered into with USB; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of FLFC, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the FLFC Board of Directors determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law, and (ii) the FLFC Board of Directors determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is at least as reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and, if consummated, would result in a transaction more favorable to FLFC's shareholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by FLFC in compliance with this Section 6.10 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "Superior Proposal." FLFC agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. FLFC agrees that it will notify USB immediately (within 24 hours) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with FLFC or any of its representatives after the date hereof, and the identity of the person making such inquiry, proposal or offer and the substance thereof and will keep USB informed of any material developments with respect thereto immediately upon the occurrence thereof.

(b) In the event that the Board of Directors of FLFC determines in good faith, after consultation with its financial advisor and upon advice from outside counsel, that it desires to accept a Superior Proposal, it shall notify USB in writing of its intent to terminate this Agreement in order to enter into an acquisition agreement with respect to, or recommend acceptance of, the Superior Proposal. Such notice shall specify all of the material terms and conditions of such Superior Proposal and identify the Person making such Superior Proposal. USB shall have five Business Days to evaluate and respond to FLFC's notice. If USB notifies FLFC in writing prior to the expiration of the five Business Day period provided above that it shall increase the Merger Consideration to an amount at least equal to that of such Superior Proposal (the "USB Proposal"), then FLFC shall not be permitted to enter into an acquisition agreement with respect to, or permit its Board to recommend acceptance to its shareholders of, such Superior Proposal. Such notice by USB shall specify the new Merger Consideration. FLFC shall have five Business Days to evaluate the USB Proposal.

(c) In the event the Superior Proposal involves consideration to FLFC's shareholders consisting of securities, in whole or in part, a USB Proposal shall be deemed to be at least equal to the Superior Proposal, if the USB Proposal offers Merger Consideration that equals or exceeds the consideration being offered to FLFC's shareholders in the Superior Proposal valuing any securities forming a part of the Superior Proposal at its cash equivalent based upon (a) the average trading price of such securities for the 30 trading days immediately preceding the date of the USB Proposal, or (b) the written valuation of such securities by a nationally recognized investment banking firm selected if such securities are not traded on a nationally recognized exchange or will be newly issued securities that are not of a class then trading on a nationally recognized exchange. Any written valuation shall be attached as an exhibit to the USB Proposal.

(d) In the event that the Board of Directors of FLFC determines in good faith, upon the advice of its financial advisor and outside counsel, that the USB Proposal is not at least equal to the Superior Proposal, FLFC can terminate this Agreement in order to execute an acquisition agreement with respect to, or to allow its Board to adopt a resolution recommending acceptance to FLFC's shareholders of, the Superior Proposal as provided in Section 11.1.11.

         6.11 Board of Directors and Committee Meetings. FLFC shall provide to USB (a) notice of any and all regular and special meetings of the Board of Directors and all Committees of FLFC or FNB, which notice shall be no less timely than the notice required to be provided to FLFC's or FNB's directors, and
(b) at such time as customarily provided to FLFC's and FNB's directors, copies of all written materials (i) accompanying any such notices, (ii) presented to the participants of any and all such meetings, and (iii) copies of drafts of meeting minutes and credit memoranda produced with respect to such meeting excluding, however, any materials pertaining to USB, the transactions contemplated by this Agreement, and any third party proposal to acquire a controlling interest in FLFC or FNB.USB shall be entitled to send one representative to observe, but not participate as a voting member in, all such meetings provided he/she shall not be allowed to observe any discussions regarding the transactions contemplated by this Agreement, and any third party proposal to acquire a controlling interest in FLFC or FNB.

         6.12 Reserves and Merger-Related Costs. On or before the Effective Time, FLFC shall use its reasonable best efforts in good faith to establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of FLFC and FNB to those of USB (as such practices and methods are to be applied to FLFC and FNB from and after the Closing Date) and USB's plans with respect to the conduct of the business of FLFC and FNB following the Merger and otherwise to reflect Merger-related expenses and costs incurred by FLFC, provided, however, that FLFC shall not be required to take such action unless USB agrees in writing that all conditions to Closing set forth in Article IX have been satisfied or waived (including the expiration of any applicable waiting periods but excluding the delivery of certificates and other documents to be delivered at the Closing); prior to the delivery by USB of the writing referred to in the preceding clause, FLFC shall, upon USB's request, provide USB a written statement that the representation made in Section 4.22.1, hereof with respect to FLFC's allowance for possible loan losses is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by FLFC or any FLFC Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute a breach of this Agreement within the meaning of Section 11.1.2 hereof. No action shall be required to be taken by FLFC pursuant to this Section
6.12 if, in the opinion of FLFC's independent auditors, such action would contravene GAAP.

         6.13 Transaction Expenses of FLFC.
              ----------------------------

            6.13.1 For planning purposes, FLFC shall, within thirty (30) days from the date hereof, provide USB with FLFC's estimated budget of transaction-related expenses reasonably anticipated to be payable by FLFC in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. FLFC shall promptly notify USB if or when it determines that it expects to exceed its budget.

            6.13.2 Promptly after the execution of this Agreement, FLFC shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. FLFC shall accrue and/or pay all of such amounts that are actually due and owing as soon as possible.

            6.13.3 FLFC shall advise USB monthly of all out-of-pocket expenses that FLFC has incurred in connection with the transactions contemplated by this Agreement (including the Bank Merger).

                                   ARTICLE VII

                                COVENANTS OF USB

         7.1 Disclosure Supplements. From time to time prior to the Effective Time, USB will promptly supplement or amend the USB Disclosure Schedule delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such USB Disclosure Schedule or which is necessary to correct any information in such USB Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to any USB Disclosure Schedule shall be deemed to be an admission by USB that such USB Disclosure Schedule was materially inaccurate prior to such supplement or amendment or that such supplement or amendment constitutes a material change. No supplement or amendment to such USB Disclosure Schedule shall be deemed to have modified the representation, warranties and covenants the purpose of determining satisfaction of the conditions set forth in Article IX.

         7.2 Consents and Approvals of Third Parties. USB shall use all reasonable best efforts in good faith to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement.

         7.3 Reasonable Best Efforts. Subject to the terms and conditions herein provided, USB agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate during the first calendar quarter of 2010 or as soon thereafter as practicable and make effective the transactions contemplated by this Agreement and the Bank Merger Agreement.

         7.4 Failure to Fulfill Conditions. In the event that USB determines that a condition to its obligation to complete the Merger or the Bank Merger Agreement cannot be fulfilled and that it will not waive that condition, it will immediately so notify FLFC.

         7.5 Acquisition Corporation Organizational Documents. Prior to the Effective Time, Acquisition Corporation will be a corporation duly organized and in good standing or legal existence, as appropriate, under the laws of the jurisdiction in which it is organized with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as then conducted and shall be duly licensed or qualified to do business and be in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Promptly following the organization of Acquisition Corporation, the Board of Directors thereof shall approve this Agreement and the transactions contemplated hereby, and USB shall cause Acquisition Corporation to execute and deliver an appropriate instrument of accession to this Agreement, whereupon Acquisition Corporation shall become a party to, and be bound by, this Agreement.

         7.6 Employees and Employee Benefits.
             -------------------------------

            7.6.1 USB anticipates offering employment to all employees of FNB, subject to review of personnel files and such employment criteria for particular positions as USB customarily applies, following the Effective Time.

            7.6.2 Each employee of FNB who remains employed by USB following the Effective Time (each, a "Continuing Employee") shall be entitled to participate, at the option of USB, in (i) such of the employee benefit plans, deferred compensation arrangements, bonus or incentive plans and other compensation and benefit plans of FLFC that USB may continue for the benefit of Continuing Employees following the Effective Time, and (ii) whatever employee benefit plans and other compensation and benefit plans that USB may maintain for the benefit of its similarly situated employees, if such Continuing Employee is not otherwise then participating in a similar plan under subsection (i).

            Each Continuing Employee shall be credited with service as a FNB employee for purposes of determining his or her status under USB's policies with respect to vacation, sick and other leave. With respect to the USB defined benefit pension plan, each Continuing Employee shall be credited with hours of service as a FNB employee for the prior employment period with FNB in order to determine when the employee would be eligible to participate in the plan, but not for purposes of calculating benefits under the plan. With respect to the USB defined contribution plan, each Continuing Employee shall be eligible to participate, but will not be credited with prior years of service as a FNB employee for purposes of vesting. With respect to any USB plan which is a health, life or disability insurance plan, each Continuing Employee shall not be subject to any pre-existing condition limitation for conditions covered under such plans and each such plan which provides health insurance benefits. Nothing herein shall limit the ability of USB to amend or terminate any of the USB Employee Plans in accordance with their terms at any time.


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

            After the Effective Time, USB may in its discretion maintain, terminate, merge or dispose of any FLFC Employee Plan; provided however, that any action taken by USB shall comply with ERISA and any other applicable laws, including laws regarding the preservation of employee benefit plan benefits.

            USB assumes all obligations under deferred compensation plans of FLFC or any FLFC Subsidiary but shall have the right to terminate such plans following the Effective Time.

            7.6.3 Section 7.6.3 of the FLFC Disclosure Schedule contains all employment and change of control, severance and similar agreements, arrangements, policies or programs with any employee or director of FLFC or any FLFC Subsidiary ("Benefit Agreements"). USB shall honor the terms of all Benefit Agreements unless USB and the affected employee, officer or director shall agree otherwise.

         7.7 Directors and Officers Indemnification and Insurance.
             ----------------------------------------------------

            7.7.1 USB shall maintain in effect for six (6) years following the Effective Time, the current directors' and officers' liability insurance policies maintained by FLFC and the FLFC Subsidiaries (provided, that USB may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time. In connection with the foregoing, FLFC agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims. Alternatively, USB may purchase "tail coverage" for a period of six (6) years following the Effective Time for FLFC's and FLFC Subsidiaries' current directors and officers, which coverage in amount and scope, and containing terms and conditions, which are not less favorable than FLFC's current policy. The foregoing notwithstanding, in no event shall USB be required to expend on tail coverage in excess of $200,000 and if the annual premium exceeds such amount, USB shall provide the maximum amount of coverage that can be obtained for such amount.

            7.7.2 From and after the Effective Time, USB shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, a director of FLFC or FNB (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of USB, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, investigative or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director of FLFC or a FLFC Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), as provided under applicable state or federal law and under FLFC's Certificate of Incorporation and Bylaws. USB shall pay expenses in advance of the final


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

disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law upon receipt of an undertaking to repay such advance payments if he or she shall be adjudicated or determined not to be entitled to indemnification.

                                  ARTICLE VIII

                          REGULATORY AND OTHER MATTERS

         8.1 FLFC Special Meeting.
             --------------------

         FLFC will, in accordance with applicable law and FLFC's Certificate of Incorporation and Bylaws, (i) as promptly as reasonably practicable take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "FLFC Shareholders Meeting") for the purpose of approving the transactions contemplated by this Agreement, and for such other purposes as may be, in FLFC's and USB's reasonable judgment, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of FLFC as advised by counsel, recommend to its shareholders the approval of the aforementioned matters to be submitted by it to its shareholders and oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated herein (including the Bank Merger), and (iii) cooperate and consult with USB with respect to each of the foregoing matters. Except with the prior approval of USB, no other matters shall be submitted for approval of the FLFC shareholders at the FLFC Shareholders Meeting.

         8.2 Proxy Statement.
             ---------------

            8.2.1 For the purposes of holding the FLFC Shareholders Meeting, FLFC shall draft and prepare, and USB shall cooperate in the preparation of, a proxy statement or statements satisfying all applicable requirements of the Exchange Act and the rules and regulations thereunder (such proxy statement in the form mailed by FLFC to the FLFC shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement"). FLFC shall file the Proxy Statement with the SEC in accordance with its Regulation 14A under the Exchange Act. FLFC shall upon expiration of the period of time within which the SEC may comment on the preliminary Proxy Statement or upon satisfaction of any SEC comments, thereafter promptly mail the Proxy Statement to its shareholders.

            8.2.2 USB shall provide FLFC with any information concerning USB that FLFC may reasonably request in connection with the drafting and preparation of the Proxy Statement, and FLFC shall notify USB promptly of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to USB promptly copies of all correspondence between FLFC or any of its representatives and the SEC. FLFC shall give USB and its counsel the opportunity to review and comment on the Proxy Statement prior to its being filed with the SEC and shall give USB and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of USB and FLFC agrees to use all reasonable efforts, after consultation with the other party hereto,


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

to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of FLFC Common Stock entitled to vote at the FLFC Shareholders Meeting at the earliest practicable time.

            8.2.3 USB and FLFC each shall promptly notify the other party if at any time either of them, respectively, becomes aware that the Proxy Statement contains any untrue statement of a material fact or omits to state a material fact about themselves required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, USB shall cooperate with FLFC in the preparation of a supplement or amendment to such Proxy Statement which corrects such misstatement or omission, and FLFC shall mail an amended Proxy Statement to FLFC's shareholders.

         8.3 Intentionally Omitted.
             ---------------------

         8.4 Regulatory Approvals. Each of FLFC, FNB and USB will cooperate with the other and use all reasonable efforts to prepare and file within forty-five
(45) days of execution of this Agreement all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including without limitation the Merger and the Bank Merger. FLFC and USB will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Proxy Statement and any application, petition or any other statement or application made by or on behalf of USB, FLFC or FNB to any Governmental Entity in connection with the Merger, the Bank Merger, and the other transactions contemplated by this Agreement. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity. In addition, USB, FLFC and FNB shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity prior to its filing.

         8.5 Compliance with Anti-Trust Laws. Each of USB and FLFC shall use reasonable best efforts in good faith to resolve objections, if any, which may be asserted with respect to the Merger under anti-trust laws. In the event a suit is threatened or instituted challenging the Merger as violative of anti-trust laws, each of USB and FLFC shall use reasonable best efforts in good faith to avoid the filing of, or resist or resolve such suit, USB and FLFC shall use reasonable best efforts in good faith to take such action as may be required: (a) by the FRB, the Connecticut Banking Commissioner, and the Antitrust Division of the DOJ or the United States Federal Trade Commission in order to resolve such objections as any of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger.


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

Reasonable best efforts in good faith shall not include, among other things and only to the extent USB so desires, the willingness of USB to accept an order agreeing to the divestiture, or the holding separate, of any assets of USB or FLFC.

         8.6 Execution of Bank Merger Agreement. Prior to the Effective Time, FNB and USB each shall execute and deliver the Bank Merger Agreement, substantially in the form attached hereto as Exhibit A.

         8.7 Redemption. FLFC shall use its best efforts to immediately before or contemporaneously with Closing: (i) redeem at par value the trust preferred securities issued in 2003 by FLFC's subsidiary First Litchfield Statutory Trust I (the "2003 TruPS"); (ii) redeem at par value the trust preferred securities issued in 2006 by FLFC's subsidiary First Litchfield Statutory Trust II (the "2006 TruPS"); (iii) redeem all of the 10,000 outstanding shares of FLFC preferred stock and the warrant to purchase 199,203 shares of FLFC Common Stock issued by FLFC to the United States Department of the Treasury under the United States Department of the Treasury's Troubled Assets Relief Program Capital Purchase Program (the "TARP Obligations") and satisfy all obligations related thereto. Accordingly, FLFC shall use its best efforts, in coordination with USB, to obtain all necessary approvals and non-objections of Governmental Entities and any counter party and third party consents necessary for the foregoing. USB shall advance the funds to FLFC for redemption of any one or more of the foregoing immediately before or contemporaneously with Closing to enable FLFC to effectuate the redemptions.

                                   ARTICLE IX

                               CLOSING CONDITIONS

         9.1 Conditions to Each Party's Obligations under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

            9.1.1 Stockholder Approval. This Agreement shall have been approved by the requisite vote of shareholders of FLFC.

            9.1.2 Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

            9.1.3 Regulatory Approvals. All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Trustees of USB, materially and adversely affect the business,


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

operations, financial condition, property or assets of the combined enterprise of FLFC, FNB and USB or otherwise materially impair the value of FLFC or FNB to USB.

         9.2 Conditions to the Obligations of USB under this Agreement. The obligations of USB under this Agreement shall be further subject to the satisfaction or waiver of the conditions set forth in Sections 9.2.1 through
9.2.6 at or prior to the Closing:

            9.2.1   Representations   and   Warranties.   Except  as   otherwise
contemplated by this Agreement or consented to in writing by USB, the representations and warranties of FLFC and FNB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by USB; provided, however, that (i) in determining whether or not the condition contained in this Section 9.2.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this Section 9.2.1 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on FLFC and FNB, taken as a whole; and FLFC shall have delivered to USB a certificate of FLFC to such effect signed by the Chief Executive Officer and the Chief Financial Officer of FLFC as of the Effective Time.

            9.2.2 Agreements and Covenants. As of the Closing Date, FLFC and each FLFC Subsidiary shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of FLFC and such FLFC Subsidiary to be performed or complied with by each of them at or prior to the Effective Date under this Agreement, except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a Material Adverse Effect on FLFC and the FLFC Subsidiaries, taken as a whole, or materially adversely affect consummation of the Merger and other transactions contemplated hereby, and USB shall have received a certificate signed on behalf of FLFC by the Chief Executive Officer and Chief Financial Officer of FLFC to such effect dated as of the Effective Time.

            9.2.3 Permits, Authorizations, Etc. FLFC and the FLFC Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by FLFC and the Bank Merger by FNB, the failure to obtain which would have a Material Adverse Effect on FLFC and the FLFC Subsidiaries, taken as a whole.

            9.2.4 Intentionally Omitted.
                  ---------------------

            9.2.5 No Material Adverse Effect. Since June 30, 2009, no event has occurred or circumstance has arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on FLFC.

         9.3 Conditions to the Obligations of FLFC under this Agreement. The obligations of FLFC under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.4 at or prior to the Closing:

            9.3.1 Representations and Warranties. Except as otherwise contemplated by this Agreement or consented to in writing by FLFC, the representations and warranties of USB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by FLFC; provided, however, that (i) in determining whether or not the condition contained in this Section 9.3.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this Section 9.3.1 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on USB; and USB shall have delivered to FLFC a certificate of USB to such effect signed by the Chief Executive Officer and the Chief Financial Officer of USB as of the Effective Time.

            9.3.2 Agreements and Covenants. As of the Closing Date, USB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of USB to be performed or complied with by them at or prior to the Effective Date under this Agreement except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a Material Adverse Effect on USB or materially adversely affect consummation of the Merger and other transactions contemplated hereby; and FLFC shall have received a certificate signed on behalf of USB by the Chief Executive Officer and Chief Financial Officer of USB to such effect dated as of the Effective Time.

            9.3.3 Permits, Authorizations, Etc. Acquisition Corporation and USB shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger by Acquisition Corporation and USB, the failure to obtain which would have a Material Adverse Effect on Acquisition Corporation, USB, and its Subsidiaries, taken as a whole.

            9.3.4 Payment of Merger Consideration. USB shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide FLFC with a certificate evidencing such delivery.

                                    ARTICLE X

                                   THE CLOSING

            10.1 Time and Place. Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Hinckley, Allen & Snyder LLP, 20 Church Street, Hartford, Connecticut at 10:00 a.m. on the date determined by USB, in its sole discretion, upon five (5) Business Days prior written notice to FLFC, but in no


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

event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which USB and FLFC mutually agree.

         10.2 Deliveries at the Closing. At the Closing there shall be delivered
(i) to USB and FLFC the certificates and other documents and instruments required to be delivered at the Closing under Article IX hereof and (ii) to the Exchange Agent on behalf of FLFC the Merger Consideration required to be delivered at the Closing under Section 9.3.4 hereof.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         11.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of FLFC:

            11.1.1 By the mutual written agreement of USB and FLFC;

            11.1.2 By either USB or FLFC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party such that the conditions set forth in Sections 9.2.1 or 9.3.1, as the case may be, would not be satisfied and such breach by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice by USB to FLFC (or by FLFC to USB) of such breach;

            11.1.3 By either USB or FLFC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party such that the conditions set forth in Sections 9.2.2 or 9.3.2, as the case may be, would not be satisfied and such failure by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice by USB to FLFC (or by FLFC to USB) of such failure;

            11.1.4 If the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by USB and FLFC; provided, that no party may terminate this Agreement pursuant to this
Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement;

            11.1.5 By either USB or FLFC if (a) the shareholders of FLFC shall have voted at the FLFC Shareholders Meeting on the Agreement and such vote shall not have been sufficient to approve the Agreement; (b) any other party as may be required to vote on the Merger or the Bank Merger shall have voted at a meeting of such party and such vote shall not have been sufficient to approve the Merger or the Bank Merger;

            11.1.6 By either USB or FLFC (a) if final action has been taken by a
Government Entity whose approval or non-objection is required in connection with this Agreement or the Bank Merger Agreement and the transactions contemplated hereby or thereby, which final action (i) has become unappealable and (ii) does not approve or state a non-objection to this Agreement or the Bank Merger Agreement or the transactions contemplated hereby or thereby, (b) if any regulatory authority whose approval or non-objection is required in connection with this Agreement or the Bank Merger Agreement and the transactions contemplated hereby or thereby has stated in writing that it will not issue the required approval or non-objection, or (c) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Bank Merger and such order, decree, ruling or other action shall have become final and nonappealable;

            11.1.7 Intentionally Omitted.

            11.1.8 By (a) FLFC (provided that FLFC is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of FLFC to consummate the Merger or the Bank Merger, as set forth in Article IX, cannot be satisfied or fulfilled by June 1, 2010, provided, however, that if required regulatory approvals and non-objections of Governmental Entities have not been received by such date and the parties are acting in good faith to obtain such approvals and non-objections such date shall be automatically extended until September 1, 2010, or (b) either USB or FLFC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger or the Bank Merger, as set forth in Article IX, cannot be satisfied or fulfilled by the Termination Date;

            11.1.9 By USB if (a) at any time prior to the FLFC Shareholder meeting, the FLFC Board of Directors shall have failed for any reason to make its recommendation referred to in Section 8.1, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of USB, or (ii) the FLFC Board of Directors shall have failed for any reason to call, give notice of, convene and hold the FLFC Shareholder Meeting;

            11.1.10 By USB if a tender offer or exchange offer for 25% or more of the outstanding shares of FLFC Common Stock is commenced (other than by USB), and the FLFC Board of Directors recommends that the shareholders of FLFC tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act;

            11.1.11 At any time prior to the FLFC Shareholders Meeting, by FLFC in order to concurrently enter into an acquisition agreement or similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by FLFC and the FLFC Board of Directors in compliance with Section 6.10 hereof, provided, however, that this Agreement may be terminated by FLFC pursuant to this Section 11.1.11 only after the fifth Business Day following USB's receipt of written notice from FLFC advising USB that FLFC is prepared to enter into an Acquisition Agreement with respect to a Superior Proposal, and only if, during such five-Business Day period, USB does not, in its sole discretion, make an offer to FLFC that the FLFC's Board of Directors determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the Superior Proposal.

         For purposes of this Section 11.1, termination of this Agreement by USB
shall  be  deemed  to  constitute  a  termination   on  behalf  of   Acquisition
Corporation.

         11.2 Effect of Termination.
              ---------------------

            11.2.1 In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.1, 11.3, 12.1, 12.2, 12.6, 12.9, 12.10, this Section 11.2, and (ii) any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

            11.2.2 In recognition of the efforts, expenses and other opportunities foregone by USB while structuring and pursuing the Merger, the parties hereto agree that FLFC shall pay to USB a termination fee of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the "FLFC Termination Fee") in the manner and subject to the conditions set forth below only if:

                                    (i)  this  Agreement  is  terminated  by USB
                  pursuant to Section 11.1.9 or 11.1.10;

                                    (ii) this Agreement is terminated by (A) USB
                  pursuant to Sections 11.1.2 or 11.1.3, or (B) by either USB or FLFC pursuant to Section 11.1.5(a), and in the case of any termination pursuant to clause (A) or (B) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of FLFC or the FLFC Board of Directors (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of FLFC contemplated by this Agreement at the FLFC Shareholder Meeting, in the case of clause (B), or the date of termination of this Agreement, in the case of clause (A); or

                                    (iii) this  Agreement is  terminated by FLFC
                  pursuant to Section 11.1.11.

            In the event the FLFC Termination Fee shall become payable pursuant to Section 11.2.2(i) or (ii), (x) FLFC shall pay to USB an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000) on or before the third Business Day following termination of this Agreement, and (y) if within 18 months after such termination FLFC or a FLFC Subsidiary enters into any agreement with respect to, or consummates, any Acquisition Transaction, FLFC shall pay to USB the FLFC Termination Fee (net of any payment made pursuant to clause (x) above) on the date of execution of such agreement or consummation of the Acquisition Transaction. In the event the FLFC Termination Fee shall become payable pursuant to Section 11.2.2(iii), FLFC shall pay to USB the entire FLFC Termination Fee within three Business Days following the date of termination of this Agreement. Any amount that becomes payable pursuant to this Section 11.2.2 shall be paid by wire transfer of immediately available funds to an account designated by USB.

            11.2.3 In the event of a termination of this  Agreement  pursuant to
Section 11.1.2 or 11.1.3 hereof resulting from the willful conduct or gross negligence of a party, such party shall be obligated to reimburse the other party for up to Five Hundred Thousand Dollars ($500,000) of documented reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder (collectively referred to as "Costs"). The payment of Costs is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity or as is contemplated herein. Notwithstanding anything to the contrary herein, if FLFC makes the payment contemplated in Section 11.2.2 of this Agreement FLFC shall not have any further liability to USB (or its Subsidiaries), whether for Costs, breach or otherwise.

            11.2.4 Except as provided in Sections 11.2.2 and 11.2.3 whether or not the Merger is consummated, all Costs incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such Costs.

            11.2.5 In no event shall any officer, agent or director of FLFC, any FLFC Subsidiary, USB or any USB Subsidiary, be personally liable thereunder for any default by any party in any of its obligations hereunder unless any such default was intentionally caused by such officer, agent or director.

         11.3 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of FLFC), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of FLFC, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to FLFC's shareholders or Option holders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Confidentiality. Except as specifically set forth herein, USB and FLFC mutually agree to be bound by the terms of the confidentiality agreement dated as of August 7, 2009 (the "Confidentiality Agreement") previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its terms, notwithstanding the termination of this Agreement.

         12.2 Public Announcements. FLFC and USB shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, except as may be otherwise required by law, and neither FLFC nor USB shall issue any joint news releases with respect to this Agreement unless such news releases have been mutually agreed upon in writing by the parties hereto, except as required by law.

         12.3 Survival. All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Date, other than those covenants set forth in Sections 2.4, 2.5, 2.6, 2.7, 7.6, and 7.7, or any other covenant that by its terms is to survive or be performed after the Effective Date.

         12.4 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telex or fax addressed as follows:

         If to FLFC or FNB, to:

         13 North Street
         P.O. Box 578
         Litchfield, CT  06759
         Attention: Joseph Greco, President and Chief Executive Officer
         Fax:  (860) 567-5231

         With required copies to:

         Cranmore, FitzGerald & Meaney
         47 Wethersfield Avenue
         Hartford, CT 06114
         Attention: J.J. Cranmore, Esq.
         Fax: (860) 522-3379

         If to USB, to:

         225 Main Street
         P.O. Box 647
         Danbury, CT  06813-0647
         Attention: John C. Kline, President and Chief Executive Officer
         Fax: (203) 792-1169

         With required copies to:

         Hinckley, Allen & Snyder LLP
         20 Church Street
         Hartford, Connecticut 06103
         Attention: William W. Bouton III, Esq.
         Fax: (860) 278-3802

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         12.5 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as otherwise expressly provided in this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         12.6 Complete Agreement. This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, together with the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter.
There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

         12.7 Counterparts. This Agreement may be executed in counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         12.8 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

         12.9 Governing Law. This Agreement shall be governed by the laws of the State of Connecticut, without giving effect to conflicts of laws principles that would require the application of any other law.

         12.10 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

         12.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, USB, FLFC and FNB have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.



                     UNION SAVINGS BANK


                         By:      /S/ JOHN C. KLINE
                                  ---------------------------------------------
                         Name:    John C. Kline
                                  ---------------------------------------------
                         Title:   President & Chief Executive Officer
                                  ----------------------------------------------

                     FIRST LITCHFIELD FINANCIAL CORPORATION


                          By:     /S/ JOSEPH J. GRECO
                                  ----------------------------------------------
                          Name:   Joseph J. Greco
                                  ----------------------------------------------
                          Title:  President & Chief Executive Officer
                                  ----------------------------------------------

                      THE FIRST NATIONAL BANK OF LITCHFIELD


                          By:     /S/ JOSEPH J. GRECO
                                  ----------------------------------------------
                          Name:   Joseph J. Greco
                                  ----------------------------------------------
                          Title:  President & Chief Executive Officer
                                  ----------------------------------------------

                                                                         Annex B
                                RAYMOND JAMES(R)
                                ----------------

                                                                October 25, 2009



Board of Directors
First Litchfield Financial Corporation
13 North Street
Litchfield, Connecticut  06759-0578


Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of the outstanding common stock, par value $0.01 (the "Common Stock") of First Litchfield Financial Corporation (the "Company") of the consideration to be received by such holders in connection with the proposed merger with and into Union Savings Bank ("Union Savings") through a series of transactions (the "Merger") pursuant and subject to the Agreement and Plan of Merger between the Company and Union Savings dated as of October 25, 2009 (the "Agreement"). The consideration to be offered by Union Savings in exchange for all the outstanding Common Stock of the Company will be $15.00 per share payable in cash.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have, among other things:

      1. reviewed the financial terms and conditions as stated in the Agreement;

      2. reviewed the Annual and Quarterly Reports on Forms 10-K and 10-Q of the Company for the years ended December 31, 2008, 2007 and 2006 and for the three month periods ended June 30, 2009, March 31, 2009 and September 30, 2008;

      3. reviewed certain publicly available financial statements and other historical financial information of the Company and Union Savings;

      4. reviewed other financial, corporate, and operating information of the Company and Union Savings, including certain financial analyses and forecasts of the Company and Union Savings which were prepared by the respective managements of the Company and Union Savings;

      5. reviewed comparative financial and operating data on the banking industry and certain institutions which we deemed to be comparable to each of the Company and Union Savings;


                        Raymond James & Associates, Inc.
                       Member New York Stock Exchange/SIPC
                      277 Park Avenue o New York, NY 10172
                         212-297-5600 o 212-885-1808 Fax
                              www.RaymondJames.com
                              --------------------

                                RAYMOND JAMES(R)
                                ----------------
Board of Directors
First Litchfield Financial Corporation
October 25, 2009
Page 2

      6. reviewed a draft of the remedial supervisory documents between The First National Bank of Litchfield and the Comptroller of the Currency;

      7. reviewed the historical market prices and trading activity for the common stock of the Company;

      8. reviewed the pro forma financial impact of the merger on Union Savings, based on assumptions relating to transaction expenses, purchase accounting adjustments, and cost savings determined by the senior management of Union Savings;

      9. reviewed certain bank mergers and acquisitions on a regional and nationwide basis for institutions which we deemed to be comparable to the Company and compared the proposed consideration with the consideration paid in such other mergers and acquisitions;

      10. conducted limited discussions with members of senior management of each of the Company and Union Savings concerning the financial condition, business and prospects of each respective company; and

      11. reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, Union Savings or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that such forecasts and other information and data have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Merger will be consummated in accordance with the terms of the Agreement without waiver of any conditions thereof.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of October 25, 2009 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

Our opinion is limited to the fairness, from a financial point of view, of the Merger to the Company. We express no opinion with respect to any reasons, legal, business, or

                                RAYMOND JAMES(R)
                                ----------------
Board of Directors
First Litchfield Financial Corporation
October 25, 2009
Page 3

otherwise, that may support the decision of the Board of Directors to approve or consummate the Merger. In formulating our opinion, we have considered only what we understand to be the consideration to be received by the Shareholders as is described above, and we have not considered, and this opinion does not address, any other payments that may be made in connection to Company employees or other shareholders in connection with the Transaction.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Common Stock of the Company; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets. The delivery of this opinion was approved by our fairness opinion committee.

In arriving at this opinion, we did not attribute any particular weight to any analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Raymond James & Associates, Inc. ("Raymond James") is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Merger and will receive a fee for such services, which fee is contingent upon consummation of the Merger. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James has provided certain services to the Company in the previous two years, including strategic advisory, for which it has been paid a fee.

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Merger and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Merger. Furthermore, this letter should not be construed as creating any

                                RAYMOND JAMES(R)
                                ----------------
Board of Directors
First Litchfield Financial Corporation
October 25, 2009
Page 4

fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

Based upon and subject to the foregoing, it is our opinion that, as of October 25, 2009, the consideration to be received by the shareholders of the Company pursuant to the Agreement is fair, from a financial point of view, to the holders of the Company's outstanding Common Stock.


Very truly yours,

/S/ Raymond James & ASSOCIATES, Inc.

RAYMOND JAMES & ASSOCIATES, INC.

                                                                         Annex C

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

         ss. 262.  Appraisal rights.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

              (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

              (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and
                  c. of this paragraph.

              (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

              (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection
         (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

              (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         Annex D

                     FIRST LITCHFIELD FINANCIAL CORPORATION

          EXCERPTS FROM FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008
              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                                     PART I

ITEM 1.        BUSINESS

Business of the Company

First Litchfield Financial Corporation, a Delaware corporation (the "Company") is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Company was formed in 1988 and has one banking subsidiary, The First National Bank of Litchfield (the "Bank"), a national banking association organized under the laws of the United States. The Bank and its predecessors have been in existence since 1814. The principal executive office of the Company is located at 13 North Street, Litchfield, CT 06759, and the telephone number is
(860) 567-8752. The Company owns all of the outstanding shares of the Bank. The Bank has three subsidiaries, Lincoln Corporation and Litchfield Mortgage Service Corporation, which are Connecticut corporations, and First Litchfield Leasing Corporation which is a Delaware corporation. The Bank holds a majority ownership position in First Litchfield Leasing Corporation. The purpose of Lincoln Corporation is to hold property such as real estate, personal property, securities, or other assets, acquired by the Bank through foreclosure or otherwise to compromise a doubtful claim or collect a debt previously contracted. The purpose of Litchfield Mortgage Service Corporation is to operate as a passive investment company in accordance with Connecticut law. On June 26, 2003, the Company formed First Litchfield Statutory Trust I for the purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures issued by the Company, and on June 26, 2003, the first series of trust preferred securities were issued. During the second quarter of 2006, the Company formed a second statutory trust, First Litchfield Statutory Trust II ("Trust II"). Trust II exists for the sole purpose of issuing trust securities and investing the proceeds in subordinated debentures issued by the Company. In June 2006, Trust II issued its first series of trust preferred securities. The Company owns 100% of each Trust's common stock.

During the fourth quarter of 2006, The Bank formed First Litchfield Leasing Corporation for the purpose of providing equipment financing and leasing products. The Company considers First Litchfield Leasing Corporation as an operating segment for reporting business line results.

The Bank engages in a wide range of commercial and personal banking activities, including accepting demand deposits (including Money Market Accounts), accepting savings and time deposit accounts, making secured and unsecured loans and leases to corporations, individuals, and others, issuing letters of credit, originating mortgage loans, and providing personal and corporate trust services. The business of the Bank is not significantly affected by seasonal factors.

The Bank's lending services include commercial, real estate, and consumer installment loans and leases. Revenues from the Bank's lending activities constitute the largest component of the Bank's operating revenues. The loan and lease portfolio constitutes the major earning asset of the Bank and offers the best alternative for maximizing interest spread above the cost of funds. The Bank's loan and lease personnel have the authority to extend credit under guidelines established and approved by the Board of Directors. Any aggregate credit which exceeds the authority of the loan or lease officer is forwarded to the loan committee for approval. The loan committee is composed of various experienced loan and lease officers and Bank directors. All aggregate credits that exceed the loan committee's lending authority are presented to the full Board of Directors for ultimate approval or denial. The loan committee not only acts as an approval body to ensure consistent application of the Bank's loan and lease policy, but also provides valuable insight through communication and pooling of knowledge, judgment, and experience of its members.

The Bank's primary lending area generally includes towns located in Litchfield and Hartford counties.

The Bank's Trust and Wealth Management Department provides a wide range of personal and corporate trust and trust-related investment services, including serving as executor of estates, as trustee under testamentary and intervivos trusts and various pension and other employee benefit plans, as guardian of the estates of minors and incompetents, and as escrow agent under various agreements.

The Bank introduces new products and services as permitted by the regulatory authorities or desired by the public. The Bank remains committed to meeting the challenges that require technology. In addition to providing its customers with access to the latest technological products, such as telephone banking, which allows customers to handle routine transactions using a standard touch tone telephone, the Bank is accessible via a home page on the Internet. The Bank also offers PC banking and bill paying via the Internet at its Website. The Bank also offers a cash management product; e-Business Advantage, which is geared toward commercial businesses, municipal and nonprofit customers and provides 24-hour online account management including real-time account monitoring, managing cash flow, collecting and making payments electronically, as well as transferring idle cash.

Competition

In Connecticut generally, and in the Bank's primary service area specifically, there is intense competition in the commercial banking industry. The Bank's market area consists principally of towns located in Litchfield County and
Hartford County, although the Bank also competes with other financial institutions in surrounding counties in Connecticut in obtaining deposits and providing many types of financial services. The Bank competes with larger regional and national banks for the business of companies located in the Bank's market area. The Bank also competes with savings and loan associations, credit unions, finance companies, personal loan companies, money market funds and other non-depository financial intermediaries. Many of these financial institutions have resources many times greater than those of the Bank. In addition, new financial intermediaries such as money-market mutual funds and large retailers are not subject to the same regulations and laws that govern the operation of traditional depository institutions.

Changes in federal and state law have resulted in, and are expected to continue to result in, increased competition. The reductions in legal barriers to the acquisition of banks by out-of-state bank holding companies resulting from implementation of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 and other recent and proposed changes are expected to continue to further stimulate competition in the markets in which the Bank operates, although it is not possible to predict the extent or timing of such increased competition.

Lending Activities

The Bank's lending policy is designed to correspond with its mission of remaining a community-oriented bank. The loan and lease policy sets forth accountability for lending functions in addition to standardizing the underwriting, credit and documentation procedures. The Bank's target market regarding lending is in the towns in which a Bank office is located and contiguous towns. The typical loan and lease customer is an individual or small business which has a deposit relationship with the Bank. The Bank strives to provide an appropriate mix in its loan and lease portfolio of commercial loans leases and loans and leases to individual consumers.

Loan and Lease Portfolio
------------------------

The Bank's loan and lease portfolio at December 31, 2008 - 2004 was comprised of the following categories:

                                        (Dollar Amounts in Thousands)
                                                December 31,
                              ------------------------------------------------

                                 2008     2007     2006       2005       2004
                              --------  --------  --------  --------  --------
Commercial loans              $ 46,250  $ 33,642  $ 26,950  $ 21,151  $ 17,911
Commercial leases               19,786     8,634        --        --        --
Real Estate
      Construction              38,153    34,809    30,606    28,549    11,597
      Residential              193,574   189,557   177,082   145,927   148,662
      Commercial                67,455    55,752    53,318    42,145    33,655
Installment                      5,113     6,520     7,168     4,334     6,315
Others                             129        99       172        47        80
                              --------  --------  --------  --------  --------
      Total Loans and Leases  $370,460  $329,013  $295,296  $242,153  $218,220
                              ========  ========  ========  ========  ========

The following table reflects the maturity and sensitivities of the Bank's loan and lease portfolio at December 31, 2008.

                                  (Dollar Amounts in Thousands)
                                         After one                 Total
                              One Year  year through  Due after    loans
                              or less    five years  five years  and leases
                              --------    --------    --------   ----------
Commercial loans              $ 24,172   $ 10,126    $ 11,952    $ 46,250
Commercial leases                   --     15,949       3,837      19,786
Real Estate
      Construction              21,927      4,207      12,019      38,153
      Residential               56,932     36,681      99,961     193,574
      Commercial                 9,422     30,633      27,400      67,455
Installment                        641      2,661       1,811       5,113
Others                             129         --          --         129
                              --------   --------    --------    --------
      Total Loans and Leases  $113,223   $100,257    $156,980    $370,460
                              ========   ========    ========    ========

At December 31, 2008,  loans  maturing  after one year  included  approximately:
$164,801,000 in fixed rate loans; and $92,436,000 in variable rate loans.

Investment Securities

The primary objectives of the Bank's investment policy are to provide a stable source of interest income, to provide adequate liquidity necessary to meet short and long-term changes in the mix of its assets and liabilities, to provide a means to achieve goals set forth in the Bank's interest rate risk policy and to provide a balance of quality and diversification to its assets. The available-for-sale portion of the investment portfolio is expected to provide funds when demand for acceptable loans and leases increases and is expected to absorb funds when loan and lease demand decreases.

At December 31, 2008 the carrying value of the Bank's investment portfolio was $113,502,751 or 21% of total assets. There were no Federal Funds Sold as of December 31, 2008.

The table below presents the amortized cost and fair values of investment securities held by the Bank at December 31, 2008, 2007 and 2006.

                                      (Dollar Amounts in Thousands)
                             2008                 2007                  2006
                    --------------------  --------------------  --------------------
                    Amortized    Fair     Amortized     Fair    Amortized    Fair
                       Cost      Value       Cost      Value       Cost      Value
                     --------   --------   --------   --------   --------   --------
Available-for-sale   $113,246   $113,486   $130,145   $128,980   $150,895   $147,780

Held-to-maturity           17         17         34         34         41         40

                     --------   --------   --------   --------   --------   --------
                     $113,263   $113,503   $130,179   $129,014   $150,936   $147,820
                     ========   ========   ========   ========   ========   ========

The following tables present the maturity distribution of investment securities at December 31, 2008, and the weighted average yields of such securities. The weighted average yields were calculated based on the amortized cost and tax-effective yields to maturity of each security. The maturity distribution shown below will differ from the contractual maturities because the issuer has the ability to prepay or call the security.


                                                                  (Dollar Amounts in Thousands)
Held-to-maturity
                                                     Over One     Over Five                                              Weighted
                                        One Year      Through      Through      Over Ten         No                      Average
                                        or Less     Five Years    Ten Years       Years       Maturity      Total         Yield
                                       ----------   -----------   ----------   -----------   ----------   ----------    ----------

Mortgage-Backed Securities             $       --   $        --   $       --   $        --   $       17   $       17         2.02%
                                       ==========   ===========   ==========   ===========   ==========   ==========    ==========

Weighted Average Yield                         --            --           --            --        2.02%        2.02%
                                       ==========   ===========   ==========   ===========   ==========   ==========

Available-for-sale (1)

U.S. Treasury Securities               $       --   $     3,111  $        --   $        --   $       --   $    3,111         2.34%
U.S. Government Agency Securities          22,500         4,000           --            --           --       26,500         3.56%
State and Municipal Obligations                --            --       19,931            --           --       19,931         6.02%
Trust Preferred Securities                     --            --           --           493           --          493         5.73%
Mortgage-Backed Securities                     --            --           --            --       60,166       60,166         4.17%
Marketable Equity Securities                1,000            --        2,000            --           45        3,045         1.49%
                                       ----------   -----------   ----------   -----------   ----------   ----------
Total                                  $   23,500   $     7,111   $   21,931   $       493   $   60,211   $  113,246         4.88%
                                       ==========   ===========   ==========   ===========   ==========   ==========

Weighted Average Yield                      3.98%         2.10%        5.84%         5.73%        4.17%        4.33%
                                       ==========   ===========   ==========   ===========   ==========   ==========

Total Portfolio                        $   23,500   $     7,111   $   21,931   $       493   $   60,228   $  113,263         4.33%
                                       ==========   ===========   ==========   ===========   ==========   ==========    ==========

Total Weighted Average Yield                3.98%         2.10%        5.84%         5.73%        4.17%        4.33%
                                       ==========   ===========   ==========   ===========   ==========   ==========


(1) Dollars shown at amortized cost amounts.

Deposits

The following table summarizes average deposits and interest rates of the Bank for the years ended December 31, 2008, 2007 and 2006.

                                                                   (Dollar Amounts in Thousands)
                                                  2008                        2007                         2006
                                      --------------------------  --------------------------   ---------------------------
                                        Average        Average       Average       Average        Average       Average
                                        Balance         Rate         Balance        Rate          Balance         Rate
                                      ------------  ------------  ------------  ------------   ------------  -------------
Non-interest bearing
     demand deposits                  $    68,864         0.00%   $    68,278         0.00%    $    65,047          0.00%

Money market deposits                      83,116         1.88%        75,832         2.96%         74,200          2.20%
Savings deposits                           58,788         1.04%        55,026         1.37%         48,141          0.67%

Time deposits                             132,813         3.69%       136,764         4.59%        115,559          4.05%

                                      ------------  ------------  ------------  ------------   ------------  -------------
                                      $   343,581         2.06%   $   335,900         2.76%    $   302,947          2.19%
                                      ============  ============  ============  ============   ============  =============

Fixed rate certificates of deposit in amounts of $100,000 or more at December 31, 2008 are scheduled to mature as follows:

             (Dollar Amounts in Thousands)
-------------------------------------------------
Three months or less                 $     12,657
Over three, through six months              7,357
Over six, through twelve months            14,433
Over twelve months                          6,557
                                     ------------
Total                                $     41,004
                                     ============

Return on Equity and Assets

The following table summarizes various operating ratios of the Company for the past two years:

                                                                2008       2007
                                                             -------------------
Return on average total
assets (net (loss) income divided by average total assets)     (0.85)%     0.39%

Return on average shareholders' equity (net
(loss) income divided by average shareholders' equity)        (17.10)%     7.25%

Equity to assets (average shareholders' equity as a
percent of average total assets)                                4.98%      5.43%

Dividend payout ratio                                            N/A      70.63%

Asset/Liability Management

A principal objective of the Bank is to reduce and manage the exposure of changes in interest rates on its results of operations and to maintain an approximate balance between the interest rate sensitivity of its assets and liabilities within acceptable limits. While interest-rate risk is a normal part of the commercial banking activity, the Bank desires to minimize its effect upon operating results. Managing the rate sensitivity embedded in the balance sheet can be accomplished in several ways. By managing the origination of new assets and liabilities, or the rollover of the existing balance sheet assets, incremental change towards the desired sensitivity position can be achieved. Hedging activities, such as the use of interest rate caps, can be utilized to create immediate change in the sensitivity position.

The Bank monitors the relationship between interest earning assets and interest bearing liabilities by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring the Bank's interest rate sensitivity "gap". An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-bearing liabilities maturing or repricing and the amount of interest-earning assets maturing or repricing for the same period of time. During a period of falling interest rates, a positive gap would tend to adversely affect net interest income, while a negative gap would tend to increase net interest income. During a period of rising interest rates, a positive gap would tend to increase net interest income, while a negative gap would tend to adversely affect net interest income.

The information presented in the interest sensitivity table is based upon a combination of maturities, call provisions, repricing frequencies, prepayment patterns and management judgment. The distribution of variable rate assets and liabilities is based upon the repricing interval of the instrument. Management estimates that less than 25% of savings products are sensitive to interest rate changes based upon analysis of historic and industry data for these types of accounts.

The following table summarizes the repricing schedule for the Bank's assets and liabilities and provides an analysis of the Bank's periodic and cumulative GAP positions.

                                                (Dollar Amounts in Thousands)
                                                   As of December 31, 2008
                                                       Repriced Within
                                     --------------------------------------------------

                                     Under 3       4 to 12        1 to 5       Over 5
                                      Months        Months         Years        Years
                                     ---------     ---------     ---------    ---------
Securities available-for-sale        $  16,783     $  33,756     $  39,377    $  23,330
Securities held-to-maturity                 --            17            --           --
Loan and Lease Portfolio               107,636        84,384       141,657       36,783
Other                                       --            --            --        5,753
                                     ---------     ---------     ---------    ---------
Total interest earning assets          124,419       118,157       181,034       65,866


Interest-bearing liabilities
Money Market                            93,085            --            --           --
Savings                                  8,521            --            --       50,061
Time                                    35,061        62,931        24,119           --
                                     ---------     ---------     ---------    ---------
Total interest-bearing deposits        136,667        62,931        24,119       50,061

Borrowed funds                          33,906        26,000        39,914       39,006
                                     ---------     ---------     ---------    ---------
Total interest-bearing liabilities     170,573        88,931        64,033       89,067
Periodic gap                         $ (46,154)    $  29,226     $ 117,001    $ (23,201)
                                     =========     =========     =========    =========

Cumulative gap                       $ (46,154)    $ (16,928)    $ 100,073    $  76,872
                                     =========     =========     =========    =========

 Cumulative gap as a percentage of
   total earning assets                  (9.43)%       (3.46)%       20.44%       15.70%
                                     =========     =========     =========    =========

Supervision and Regulation

The Bank is chartered under the National Bank Act and is subject to the supervision of, and is regularly examined by, the Office of the Comptroller of the Currency (the "OCC") and the Federal Deposit Insurance Corporation ("FDIC").

The Company is a bank holding company within the meaning of the Bank Holding Company Act ("BHC Act"), is registered as such with and is subject to the supervision of, and the Bank Holding Company laws, of the Federal Reserve Board ("FRB"). The Company, as a bank holding company, is also subject to the Connecticut Bank Holding Company laws. In addition, the Company's securities are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, therefore, is subject to rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain legislation and regulations affecting the business of the Company and the Bank are discussed below.

General

As a bank holding company, the Company is subject to the BHC Act. The Company reports to, registers with, and is examined by the FRB. The FRB also has the authority to examine the Company's subsidiaries, which includes the Bank.

The FRB requires the Company to maintain certain levels of capital. See "Capital Standards" herein. The FRB also has the authority to take enforcement action against any bank holding company that commits any unsafe or unsound practice, violates certain laws, regulations, or conditions imposed in writing by the FRB. See "Prompt Corrective Action and Other Enforcement Mechanisms" herein.

Under the BHC Act, a company generally must obtain the prior approval of the FRB before it exercises a controlling influence over, or acquires, directly or indirectly, more than 5% of the voting shares or substantially all of the assets of, any bank or bank holding company. Thus, the Company is required to obtain the prior approval of the FRB before it acquires merges or consolidates with any bank, or bank holding company. Any company seeking to acquire, merge or consolidate with the Company also would be required to obtain the FRB's approval.

The FRB generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The FRB's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

Transactions between the Company, the Bank and any future subsidiaries of the Company are subject to a number of other restrictions. FRB policies forbid the payment by bank subsidiaries of management fees, which are unreasonable in amount or exceed the fair market value of the services rendered (or, if no market exists, actual costs plus a reasonable profit). Additionally, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit, sale or lease of property, or furnishing of services. Subject to certain limitations, depository institution subsidiaries of bank holding companies may extend credit to, invest in the securities of, purchase assets from, or issue a guarantee, acceptance, or letter of credit on behalf of, an affiliate, provided that the aggregate of such transactions with affiliates may not exceed 10% of the capital stock and surplus of the institution, and the aggregate of such transactions with all affiliates may not exceed 20% of the capital stock and surplus of such institution. The Company may only borrow from depository institution subsidiaries if the loan is secured by marketable obligations with a value of a designated amount in excess of the loan. Further, the Company may not sell a low-quality asset to a depository institution subsidiary.

The Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009 and programs thereunder in which the Company participates, including the Capital Purchase Program ("CPP") of the Troubled Asset Relief Program ("TARP") and the Temporary Liquidity Guarantee Program ("TLGP"), contain limitations on increasing dividends on the Common Stock during the first three years of participation in the CPP and allow the U.S. Government to unilaterally modify any term or provision of contracts executed under the CPP. For discussion of these programs and the acts see "Recent Legislation and Regulatory Initiatives to Address Difficult Market and Economic Conditions" below.

Capital Standards

The FRB, OCC and other federal banking agencies have adopted risk-based minimum capital adequacy guidelines intended to provide a measure of capital adequacy that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets, and transactions, such as letters of credit and recourse arrangements, which are reported as off- balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off-balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. government securities, to 100% for assets with relatively higher credit risk, such as business loans.

A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk-adjusted assets and off-balance sheet items. The regulators measure risk-adjusted assets and off-balance sheet items against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. Tier 1 capital consists of common stock, retained earnings, noncumulative perpetual preferred stock and minority interests in certain subsidiaries, less most other intangible assets. Trust preferred securities are currently considered regulatory capital for purposes of determining the Company's Tier I capital ratios. Tier 2 capital may consist of limited amounts of the allowance for loan and lease losses, unrealized gains on equity securities and certain other instruments with some characteristics of equity. The inclusion of elements of Tier 2 capital are subject to certain other requirements and limitations of the federal banking agencies. The federal banking agencies require a minimum ratio of qualifying total capital to risk-adjusted assets and off-balance sheet items of 8%, and a minimum ratio of Tier 1 capital to risk-adjusted assets and off-balance sheet items of 4%.

In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets is 3%. It is improbable; however, that an institution with a 3% leverage ratio would receive the highest rating by the regulators since a strong capital position is a significant part of the regulators' rating. For all banking organizations not rated in the highest category, the minimum leverage ratio is at least 100 to 200 basis points above the 3% minimum. Thus, the effective minimum leverage ratio, for all practical purposes, is at least 4% or 5%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

The following table presents the capital ratios for the Company and the Bank as of December 31, 2008:

                                                                     Minimum
                                 The Company's     The Bank's      Regulatory
                                    Ratio            Ratio        Capital Level
                                    -----            -----        -------------
RISK-BASED CAPITAL RATIO:

             Total Capital          11.74%            9.43%            8%
            Tier 1 Capital          10.74%            8.43%            4%

TIER 1 LEVERAGE CAPITAL RATIO:      7.85%             6.10%            4%

Prompt Corrective Action and Other Enforcement Mechanisms

Each federal banking agency is required to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more of the prescribed minimum capital ratios. The law requires each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

An insured depository institution generally is classified in the following categories based on capital measures indicated below:

                  "Well-Capitalized":

                           Total risk-based capital of 10% or more; Tier 1 risk-based ratio capital of 6% or more; and Leverage ratio of 5% or more.

                  "Adequately Capitalized":

                           Total risk-based capital of at least 8%; Tier 1 risk-based capital of at least 4%; and Leverage ratio of at least 4%.

                  "Undercapitalized":

                           Total   risk-based   capital  less  than  8%  Tier  1
                           risk-based capital less than 4%; or Leverage ratio less than 4%.

                  "Significantly Undercapitalized":

                           Total   risk-based   capital  less  than  6%  Tier  1
                           risk-based capital less than 3%; or Leverage ratio less than 3%.

                  "Critically Undercapitalized":

                           Tangible equity to total assets less than 2%.

Due to the increased provision for loan and lease losses and the OTTI losses (see Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations and Note Q of the Financial Statements), with the exception of the total risk-based capital ratio, as of December 31, 2008, the Bank is classified as "well-capitalized" under the above guidelines. An institution that, based upon its capital levels, is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions. The federal banking agencies, however, may not treat an institution as "critically undercapitalized" unless its capital ratio actually warrants such treatment. If an insured depository institution is undercapitalized, it will be closely monitored by the appropriate federal banking agency. Undercapitalized institutions must submit an acceptable capital restoration plan with a guarantee of performance issued by the holding company. Further restrictions and sanctions are required to be imposed on insured depository institutions that are critically undercapitalized. The most important additional measure is that the appropriate federal banking agency is required to either appoint a receiver for the institution within 90 days or obtain the concurrence of the FDIC in another form of action. In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease-and-desist order that can be judicially enforced, the termination of insurance of deposits (in the case of a depository institution), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties and the enforcement of such actions through injunctions or restraining orders based upon a prima facie showing by the agency that such relief is appropriate. Additionally, a holding company's inability to serve as a source of strength to its subsidiary banking organizations could serve as an additional basis for a regulatory action against the holding company.

Safety and Soundness Standards

The federal banking agencies have established safety and soundness standards for insured financial institutions covering: (1) internal controls, information systems and internal audit systems; (2) loan and lease documentation; (3) credit underwriting; (4) interest rate exposure; (5) asset growth; (6) compensation, fees and benefits; (7) asset quality and earnings; (8) excessive compensation for executive officers, directors or principal shareholders which could lead to material financial loss; and (9) information security standards. If an agency determines that an institution fails to meet any standard established by the guidelines, the agency may require the financial institution to submit to the agency an acceptable plan to achieve compliance with the standard. These guidelines also set forth standards for evaluating and monitoring earnings and for ensuring that earnings are sufficient for the maintenance of adequate capital and reserves. If the agency requires submission of a compliance plan and the institution fails to timely submit an acceptable plan or to implement an accepted plan, the agency must require the institution to correct the deficiency.

Restrictions on Dividends and Other Distributions

The power of the board of directors of an insured depository institution to declare a cash dividend or other distribution with respect to capital is subject to statutory and regulatory restrictions which limit the amount available for such distribution depending upon the earnings, financial condition and cash needs of the institution, as well as general business conditions. Federal Law prohibits insured depository institutions from paying management fees to any controlling persons or, with certain limited exceptions, making capital distributions, including dividends, if, after such transaction, the institution would be undercapitalized.

The Company's ability to pay dividends depends in large part on the ability of the Bank to pay dividends to the Company. The ability of the Bank to pay dividends is subject to restrictions set forth in the National Banking Act and regulations of the OCC. See "Market Price for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" herein.

In addition, provided the Preferred Stock issued to the Treasury, described in Note L to Consolidated Financial Statements, is held by the Treasury, the Common Stock dividend may not be increased without the consent of the Treasury for three (3) years from the date of the investment by the Treasury. On February 24, 2009 and March 27, 2009, the Federal Reserve Board issued supervisory guidance to all bank holding companies regarding the payment of dividends as well as stock redemptions and repurchases by bank holding companies. Such guidance expressed the view that the Board of Directors should ensure that dividends are prudent relative to the financial position of the institution and that a bank holding company should inform the FRB in advance of declaring a dividend that exceeds earnings for the period or that could result in a material adverse change to an organization's capital structure. The supervisory guidance further stated that dividends should be eliminated, deferred, or limited if net income from the past four quarters is not sufficient to fund the dividend or if prospective earnings retention is not consistent with capital needs or the condition and future prospects of the institution or if the bank holding company is in danger of not meeting minimum regulatory capital returns.

Additionally, a bank may not make any capital distribution, including the payment of dividends, if, after making such distribution, the bank would be in any of the "under-capitalized" categories under the OCC's Prompt Corrective Action regulations. Regulation Y requires bank holding companies to provide the FRB with written notice before purchasing or redeeming equity securities if the gross consideration for the purchase or redemption, when aggregated with the net consideration paid by the Company for all such purchases or redemptions during the preceding twelve (12) months, is equal to ten percent (10%) or more of the Company's consolidated net worth. For purposes of Regulation Y, "net consideration" is the gross consideration paid by a company for all of its equity securities purchased or redeemed during the period, minus the gross consideration received for all of its equity securities sold during the period other than as part of a new issue. However, a bank holding company generally need not obtain FRB approval of any equity security redemption when: (i) the bank holding company's capital ratios exceed the threshold established for "well-capitalized" state member banks before and immediately after the redemption; (ii) the bank holding company is well-managed; and (iii) the bank holding company is not the subject of any unresolved supervisory issues. However, letters issued by the FRB to the industry dated February 24, 2009 and March 27, 2009 advise bank holding companies to inform the FRB of proposed stock repurchases resulting in a net reduction of common or preferred stock below the amount of such instrument outstanding at the beginning of the quarter in which the repurchase occurs. In addition, as a recipient of TARP CPP funds, the Company must communicate with the Treasury as well as the FRB in advance of any stock redemptions. Generally, during the first three years the Company participates in the TARP CPP, the approval of the Treasury will be required before the Company could repurchase any common stock. The Company may redeem the TARP CPP Preferred Stock at any time in consultation with the Treasury and its primary supervisory agencies.

The OCC also has the authority to prohibit the Bank from engaging in business practices which the OCC considers to be unsafe or unsound. It is possible, depending upon the financial condition of a bank and other factors, that the OCC could assert that the payment of dividends or other payments in some circumstances might be such an unsafe or unsound practice and thereby prohibit such payment.

FDIC Insurance

The Bank's deposits are insured under the Federal Deposit Insurance Act up to maximum limits by the Deposit Insurance Fund (DIF) and are subject to deposit insurance assessments.

Congress has temporarily increased FDIC deposit insurance from $100,000 to $250,000 per depositor through December 31, 2009. Effective April 1, 2006, the federal deposit insurance limits on certain retirement accounts increased so that such retirement accounts are separately insured up to $250,000. In addition, the Bank participates in the TLGP, whereby non-interest bearing checking accounts and NOW accounts with interest rates no higher than 0.50 % will be FDIC insured in full.

FDIC insurance of deposits may be terminated by the FDIC, after notice and a hearing, upon a finding by the FDIC that the insured institution has engaged in unsafe or unsound practices, or is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule or order of, or condition imposed by the FDIC. A bank's failure to meet the minimum capital and risk-based capital guidelines discussed below would be considered to be unsafe and unsound banking practices. The Bank, as a nationally-chartered FDIC-insured bank, is regulated by the OCC. The OCC also conducts its own periodic examinations of the Bank, and the Bank is required to submit financial and other reports to the OCC on a quarterly and annual basis, or as otherwise required by the OCC. FDIC-insured banks, such as the Bank, pay premium assessments to the FDIC for the insurance of deposits.

A few years ago, the FDIC adopted a risk-based insurance assessment system designed to tie what banks pay for deposit insurance more closely to the risks they pose. The FDIC also adopted a schedule of rates that the FDIC could adjust up or down, depending on the needs of the DIF.

Recently, the FDIC adopted a restoration plan that would increase the reserve ratio to the 1.15% threshold within seven years. As part of that plan, in December, 2008, the FDIC voted to increase risk-based assessment rates due to deteriorating financial conditions in the banking industry. Changes to the risk-based assessment system include increasing premiums for institutions that rely on excessive amounts of brokered deposits, including CDARS, increasing premiums for excessive use of secured liabilities, including Federal Home Loan Bank advances, lowering premiums for smaller institutions with very high capital levels, and adding financial ratios and debt issuer ratings to the premium calculations for banks with over $10 billion in assets, while providing a reduction for their unsecured debt. It is generally expected that rates will continue to increase in the near future due to the significant cost of bank failures beginning in the third quarter of 2008 and the increase in the number of troubled banks. The FDIC recently announced that, in view of the significant decrease in the deposit insurance funds reserves, it will impose a special assessment in the second quarter of 2009. Banks must continue to pay base premium rates on top of any special assessment. Furthermore, banks may be subject to an "emergency" special assessment in 2009 in addition to other special assessments and regular premium rates. The amount of an emergency special assessment imposed on a bank will be determined by the FDIC if such amount is necessary to provide sufficient assessment income to repay amounts borrowed from the U.S. Department of Treasury (Treasury); to provide sufficient assessment income to repay obligations issued to and other amounts borrowed from insured depository institutions; or for any other purpose the FDIC may deem necessary.

Inter-Company Borrowings

Bank holding companies are also restricted as to the extent to which they and their subsidiaries can borrow or otherwise obtain credit from one another or engage in certain other transactions. The "covered transactions" that an insured depository institution and its subsidiaries are permitted to engage in with their nondepository affiliates are limited to the following amounts: (1) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and the surplus of the insured depository institution; and (2) in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution. In addition, extensions of credit that constitute covered transactions must be collateralized in prescribed amounts. "Covered transactions" are defined by statute to include a loan or extension of credit to the affiliate, a purchase of securities issued by an affiliate, a purchase of assets from the affiliate (unless otherwise exempted by the FRB), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance, or letter of credit for the benefit of an affiliate. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

Effects of Government Policy

Legislation adopted in recent years has substantially increased the scope of regulations applicable to the Bank and the Company and the scope of regulatory supervisory authority and enforcement power over the Bank and the Company.

Virtually every aspect of the Bank's business is subject to regulation with respect to such matters as the amount of reserves that must be established against various deposits, the establishment of branches, reorganizations, nonbanking activities and other operations. Numerous laws and regulations also set forth special restrictions and procedural requirements with respect to the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions.

The descriptions of the statutory provisions and regulations applicable to banks and bank holding companies set forth above do not purport to be a complete description of such statutes and regulations and their effects on the Bank and the Company. Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on the Bank and the Company are difficult to determine.

Gramm-Leach-Bliley Financial Services Modernization Act of 1999

The Gramm-Leach-Bliley Financial Services Modernization Act of 1999 provides bank holding companies, banks, securities firms, insurance companies, and investment management firms the option of engaging in a broad range of financial and related activities by opting to become a "financial holding company." These holding companies are subject to oversight by the FRB, in addition to other regulatory agencies. Under the financial holding company structure, financial institutions have the ability to purchase or establish broker/dealer subsidiaries, as well as the option to purchase insurance companies. Additionally, securities and insurance firms are permitted to purchase full-service banks.

As a general rule, the individual entities within a financial holding company structure are regulated according to the type of services provided which is referred to as functional regulation. Under this approach, a financial holding company with banking, securities, and insurance subsidiaries will have to interact with several regulatory agencies (e.g., appropriate banking agency, SEC, state insurance commissioner).

While the Act facilitates the ability of financial institutions to offer a wide range of financial services, large financial institutions appear to be the primary beneficiaries as a result of this Act because many community banks are less able to devote the capital and management resources needed to facilitate broad expansion of financial services. The Company has no current plans to operate within a financial holding company structure.

The Sarbanes-Oxley Act of 2002

The purpose of the  Sarbanes-Oxley  Act is to protect investors by improving the
accuracy  and  reliability  of  corporate   disclosures  made  pursuant  to  the
securities laws, and for other purposes.

The Sarbanes-Oxley Act amends the Exchange Act to prohibit a registered public accounting firm from performing specified nonaudit services contemporaneously with a mandatory audit. The Sarbanes-Oxley Act also vests the audit committee of an issuer with responsibility for the appointment, compensation, and oversight of any registered public accounting firm employed to perform audit services. It requires each committee member to be a member of the board of directors of the issuer, and to be otherwise independent. The Sarbanes-Oxley Act further requires the chief executive officer and chief financial officer of an issuer to make certain certifications as to each annual or quarterly report.

In addition, the Sarbanes-Oxley Act requires officers to forfeit certain bonuses and profits under certain circumstances. Specifically, if an issuer is required to prepare an accounting restatement due to the material noncompliance of the issuer as a result of misconduct with any financial reporting requirements under the securities laws, the chief executive officer and chief financial officer of the issuer shall be required to reimburse the issuer for (1) any bonus or other incentive-based or equity based compensation received by that person from the issuer during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement; and (2) any profits realized from the sale of securities of the issuer during that 12-month period.

Pursuant to the Sarbanes-Oxley Act, the SEC has adopted rules to require:

o        disclosure  of  all  material   off-balance   sheet   transactions  and
         relationship that may have a material effect upon the financial status of an issuer; and

o the presentation of pro forma financial information in a manner that is not misleading, and which is reconcilable with the financial condition of the issuer under generally accepted accounting principles.

The Sarbanes-Oxley Act, among other things, also provides for mandated internal control report and assessment with the annual report and an attestation and a report on such report by the Company's auditor. In accordance with the requirements of Section 404, Management's report on internal controls is included herein at Item 9A(T). The SEC has delayed until fiscal years ending after December 15, 2009 the auditor's attestation report on internal controls over financial reporting. The SEC also requires an issuer to institute a code of ethics for senior financial officers of the Company.

The USA Patriot Act

On October 26, 2001, President Bush signed into law The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act"). On March 10, 2006, the President signed legislation making permanent certain provisions of the Patriot Act. The terrorist attacks in September, 2001 have impacted the financial services industry and led to federal legislation that addresses certain issues involving financial institutions. Part of the Patriot Act is the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 ("IMLA"). IMLA authorizes the Secretary of the Treasury, in consultation with the heads of other government agencies, to adopt special measures applicable to banks, bank holding companies, and other financial institutions. These measures may include enhanced recordkeeping and reporting requirements for certain financial transactions that are of primary money laundering concern, due diligence requirements concerning the beneficial ownership of certain types of accounts, and restrictions or prohibitions on certain types of accounts with foreign financial institutions.

Among its other provisions, IMLA requires each financial institution to: (i) establish an anti-money laundering program; (ii) establish due diligence policies, procedures and controls with respect to its private banking accounts and correspondent banking accounts involving foreign individuals and certain foreign banks; and (iii) avoid establishing, maintaining, administering, or managing correspondent accounts in the United States for, or on behalf of, a foreign bank that does not have a physical presence in any country. In addition, IMLA contains a provision encouraging cooperation among financial institutions, regulatory authorities and law enforcement authorities with respect to individuals, entities and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities. IMLA expands the circumstances under which funds in a bank account may be forfeited and requires covered financial institutions to respond under certain circumstances to requests for information from federal banking agencies within 120 hours. IMLA also amends the BHCA and the Bank Merger Act to require the federal banking agencies to consider the effectiveness of a financial institution's anti-money laundering activities when reviewing an application under these acts. The Bank has implemented policies and procedures to address the requirements of the Patriot Act and IMLA.

Recent Legislative and Regulatory Initiatives to Address Difficult Market and Economic Conditions

On October 3, 2008, President Bush signed into law the Emergency Economic Stabilization Act of 2008 (EESA), which, among other measures, authorizes the Treasury to purchase from financial institutions and their holding companies up to $700 billion in mortgage loans, mortgage-related securities and certain other financial instruments, including debt and equity securities issued by financial institutions and their holding companies, under the TARP CPP. The purpose of TARP CPP is to restore confidence and stability to the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other. Under the TARP CPP, the Treasury is purchasing equity securities from participating institutions. The Series A Preferred Stock and warrant offered by this prospectus were issued by the Company to the Treasury pursuant to the TARP CPP. The EESA also increased federal deposit insurance on most deposit accounts from $100,000 to $250,000. This increase is in place until the end of 2009 and is not covered by deposit insurance premiums paid by the banking industry.

The EESA followed, and has been followed by, numerous actions by the FRB, the U.S. Congress, the Treasury, the FDIC, the SEC and others to address the current liquidity and credit crisis that has followed the sub-prime meltdown that commenced in 2007. These measures include homeowner relief that encourage loan restructuring and modification; the establishment of significant liquidity and credit facilities for financial institutions and investment banks; the lowering of the federal funds rate; emergency action against short selling practices; a temporary guaranty program for money market funds; the establishment of a commercial paper funding facility to provide back-stop liquidity to commercial paper issuers; and coordinated international efforts to address illiquidity and other weaknesses in the banking sector.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 ("ARRA") was signed into law. The ARRA, more commonly known as the economic stimulus bill or economic recovery package, is intended to stimulate the economy and provides for broad infrastructure, education and health spending.

As discussed above, on October 14, 2008, the FDIC announced the establishment of a temporary liquidity guarantee program to provide full deposit insurance for all non-interest bearing transaction accounts and guarantees of certain newly issued senior unsecured debt issued by FDIC-insured institutions and their holding companies. Insured institutions were automatically covered by this program from October 14, 2008 until December 5, 2008, unless they opted out prior to that date. Under the program, the FDIC will guarantee timely payment of newly issued senior unsecured debt issued on or before June 30, 2009. The debt includes all newly issued unsecured senior debt including promissory notes, commercial paper and inter-bank funding. The aggregate coverage for an institution may not exceed 125% of its debt outstanding on September 30, 2008 that was scheduled to mature before June 30, 2009, or, for certain insured institutions, 2% of liabilities as of September 30, 2008. The guarantee will extend to June 30, 2012 even if the maturity of the debt is after that date.

The purpose of these legislative and regulatory actions is to stabilize the U.S. banking system. The EESA, the ARRA and the other regulatory initiatives described above may not have their desired effects. If the volatility in the markets continues and economic conditions fail to improve or worsen, the Company's business, financial condition, results of operations and cash flows could be materially and adversely affected.

The Securities Purchase Agreement Between the Company and the Treasury Permits the Treasury to Impose Certain Additional Restrictions on the Company so long as the Company Participates in the TARP CPP

The securities purchase agreement the Company entered into with the Treasury in connection with the Bank's participation in the TARP CPP permits the Treasury to unilaterally amend the terms of the securities purchase agreement to comply with any changes in federal statutes after the date of its execution. The ARRA imposed additional executive compensation and expenditure limits on all current and future TARP recipients, including the Company, until the Company has repaid the Treasury. These additional restrictions may impede the Company's ability to attract and retain qualified executive officers. The ARRA also permits TARP recipients to repay the Treasury without penalty or requirement that additional capital be raised, subject to the Treasury's consultation with the Company's primary federal regulator while the securities purchase agreement required that, for a period of three years, the Series A Preferred Stock could generally only be repaid if the Company raised additional capital to repay the securities and such capital qualified as Tier 1 capital. Additional unilateral changes in the securities purchase agreement could have a negative impact on the Company's financial condition and results of operations.

Impact of Monetary Policies

Banking is a business which depends on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and other borrowings and the interest rate earned by a bank on loans and leases, securities and other interest-earning assets comprises the major source of banks' earnings. Thus, the earnings and growth of banks are subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the FRB. The FRB implements national monetary policy, such as seeking to curb inflation and combat recession, by its open-market dealings in United States government securities, by adjusting the required level of reserves for financial institutions subject to reserve requirements and through adjustments to the discount rate applicable to borrowings by banks which are members of the FRB. The actions of the FRB in these areas influence the growth of bank loans and leases, investments and deposits and also affect interest rates. The nature and timing of any future changes in such policies and their impact on the Company cannot be predicted. In addition, adverse economic conditions could make a higher provision for loan and lease losses a prudent course and could cause higher loan and lease loss charge-offs, thus adversely affecting the Bank's net earnings.

Employees

The Company, the Bank and its subsidiaries employ 112 full-time employees and 10 part-time employees. Neither the Company nor the Bank are parties to any collective bargaining agreements, and employee relations are considered good.

Forward Looking Statements

This Form 10-K and future filings made by the Company with the SEC, as well as other filings, reports and press releases made or issued by the Company and the Bank, and oral statements made by executive officers of the Company and Bank, may include forward-looking statements relating to such matters as (a) assumptions concerning future economic and business conditions and their effect on the economy in general and on the markets in which the Company and the Bank do business, and (b) expectations for increased revenues and earnings for the Company and Bank through growth resulting from acquisitions, attraction of new deposit and loan and lease customers and the introduction of new products and services. Such forward-looking statements are based on assumptions rather than historical or current facts and, therefore, are inherently uncertain and subject to risk. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The Company notes that a variety of factors could cause the actual results or experience to differ materially from the anticipated results or other expectations described or implied by such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's and Bank's business include the following: (a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Bank operates; (b) changes in the legislative and regulatory environment that negatively impact the Company and Bank through increased operating expenses; (c) increased competition from other financial and non-financial institutions (d) the impact of technological advances; and (e) other risks detailed from time to time in the Company's filings with the SEC.

Such developments could have an adverse impact on the Company's financial position and results of operation.

Availability of Financial Information

The Company files reports with the SEC. Those reports include the annual report on Form 10-K, quarterly reports on Form 10-Q, current event reports on Form 8-K and proxy statements, as well as any amendments to those reports. The public may read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains quarterly and annual reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The Company's website address is: www.fnbl.com.

ITEM 2.   PROPERTIES

The Company is not the owner or lessee of any properties. The properties described below are properties owned or leased by the Bank.

The Bank's main office is located at 13 North Street, Litchfield, Connecticut. In addition to the Bank's main office in Litchfield, the Bank has branches in Marble Dale, Washington Depot, Goshen, Canton, New Milford, Roxbury and Torrington, Connecticut.


During the year ended December 31, 2008, the net rental expenses paid by the Bank for all of its office properties was approximately $240,000. All properties are considered to be in good condition and adequate for the purposes for which they are used. The following table outlines all owned or leased property of the Bank.

                                                                     Owned                    Lease
   Location                              Address                     Leased                Expiration
   --------                              -------                     ------                ----------

Main Office                         13 North Street              Owned since 1816
                                    Litchfield, CT

Marble Dale                         Route 202                    Leased                       2009
                                    Marble Dale, CT

Washington Depot                    Bryan Plaza                  Owned since 1959
                                    Washington Depot, CT

Goshen                              Routes 4 & 63                Owned since 1989
                                    Goshen, CT

Roxbury                             Route 67                     Leased                 2009 with one 5-year
                                    Roxbury, CT                                         extension

New Milford                         Route 202                    Leased                 2016 with one 10-year
                                    New Milford, CT                                     extension

Torrington                          1057 Torringford Street      Leased                 2026 with option
                                    Torrington, CT                                      to purchase

Canton                              188 Albany Turnpike          Owned since 2005
                                    Canton, CT

Trust Department                    40 West Street               Owned since 1996
                                    Old Borough Firehouse
                                    Litchfield, CT

Torrington, North                   397 Main Street              Owned since 2007
                                    Torrington, CT

Finance Department                  29 West Street               Leased                 2009 with one 3-year
                                    Litchfield, CT                                      extension

ITEM 3.  LEGAL PROCEEDINGS

Neither the Company nor the Bank (or any of their properties) are the subject of any material pending legal proceedings other than routine litigation that is incidental to their business.

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Price

The Company's Common Stock is traded on the Over the Counter ("OTC") Bulletin Board under the symbol FLFL.OB. As of April 14, 2009, there were 2,506,622 shares issued and 2,356,875 shares outstanding, which were held by approximately 403 shareholders.

The  following  information,   provided  by  Oppenheimer  and  Co.,  sets  forth
transactions in the Company's Common Stock in each quarter of the two most recently completed fiscal years:

2007                                   High/Low
                                    ---------------
First Quarter................       $21.85  $ 19.10
Second Quarter.............          20.40    18.60
Third Quarter...............         19.00    13.50
Fourth Quarter..............         16.95    14.99

2008                                   High/Low
                                    ---------------
First Quarter................       $16.40  $ 13.25
Second Quarter.............          14.25    11.50
Third Quarter...............         13.00    10.60
Fourth Quarter..............         11.00     5.25

On September 20, 2007, the Company approved a stock repurchase program to acquire in the next twelve months up to an aggregate of 30,000 shares of the Company's outstanding Common Stock. Pursuant to the repurchase program, shares purchased during 2007 and 2008 totaled 8,263 and 16,718, respectively. The repurchase program expired in September 2008 and was not renewed. The Company is prohibited from repurchasing any shares of Common Stock pursuant to terms of the CPP in which the Company participates, during the first three years of participation.

Dividends

All shares of the Company's Common Stock are entitled to participate equally and ratably in such dividends as may be declared by the Board of Directors out of funds legally available therefore. During 2007 and 2008, the Company declared cash dividends of 60 cents per share. During 2007 the Company declared stock dividends of 5.00%. There were no stock dividends declared for the year ended December 31, 2008. At their March 26, 2009 meeting, the Company's Board of Directors declared a quarterly cash dividend of five cents per share, a reduction from prior quarters in which the Company paid quarterly cash dividends of fifteen cents per share.

The Company is prohibited from increasing the quarterly common stock dividend above $.15 per share without the consent of the U. S. Treasury until the third anniversary of the date of the investment, or December 12, 2011, unless prior to such third anniversary the senior preferred stock is redeemed in whole or the U.
S. Treasury has transferred all of the senior preferred stock to third parties. The Company's ability to pay dividends is limited by the prudent banking principles applicable to all bank holding companies and by the provisions of Delaware Corporate law, which provides that a company may, unless otherwise restricted by its certificate of incorporation, pay dividends in cash, property or shares of capital stock out of surplus or, if no surplus exists, out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year (provided that such payment will not reduce the company's capital below the amount of capital represented by classes of stock having a preference upon distributions of assets).

As a practical matter, the Company's ability to pay dividends is generally limited by the Bank's ability to dividend funds to the Company. As a national bank, the declaration and payment of dividends by the Bank must be in accordance with the National Bank Act. More specifically, applicable law provides that the Board of Directors may declare quarterly, semiannual and annual dividends so long as the Bank carries at least ten percent (10%) of its net profits for the preceding half year in its surplus fund, and, in the case of annual dividends, has carried not less than one-tenth of its net profits of the preceding two consecutive half year periods in its surplus fund. National banks are required to obtain the approval of the OCC if the total dividends declared by it in any calendar year exceed the total of its net profits for that year combined with any retained net profits of the preceding two years less any required transfers. In addition to such statutory requirements, the payment of an excessive dividend which would deplete a bank's capital base to an inadequate level could be considered to be an unsafe or unsound banking practice and be a basis for supervisory action by the OCC. Due to the earnings performance in 2008 there was no undistributed net income of the Bank available for distribution to the Company as dividends. However, the ability of the Bank to declare and pay such dividends would be subject to safe and sound banking practices.

Recent Sales of Unregistered Securities

On December 12, 2008 the Company issued Fixed-Rate Cumulative Perpetual Preferred Stock to the Treasury for $10 million in a private placement exempt from registration. EESA authorized the U. S. Treasury to appropriate funds to eligible financial institutions participating in the TARP CPP. The capital investment included the issuance of preferred shares of the Company and a warrant to purchase common shares pursuant to a Letter Agreement and a Securities Purchase Agreement (collectively "the Agreement"). The dividend rate of 5% increases to 9% after the first five years. Dividend payments are made on the 15th day of February, May, August and November of each year. The warrant allows the holder to purchase up to 199,203 shares of the Company's common stock over a 10-year period at an exercise price per share of $7.53. The preferred shares and the warrant qualify as Tier 1 regulatory capital. The Agreement subjects the Company to certain restrictions and conditions including those related to common dividends, share repurchases, executive compensation, and corporate governance.

The Company recorded the total $10 million of the preferred shares and the warrant at their relative fair values of $9,716,000 and $284,000, respectively. The difference from the par amount of the preferred shares is accreted to preferred stock over five years using the interest method with a corresponding adjustment to preferred dividends.

The Company cannot increase the quarterly common stock dividend above $.15 per share without the consent of the Treasury until the third anniversary of the date of the investment, or December 12, 2011, unless prior to such third anniversary the senior preferred stock is redeemed in whole or the Treasury has transferred all of the senior preferred stock to third parties.

There have been no other sales of unregistered securities in the period covered by this report.

Securities Authorized for Issuance under Equity Compensation Plans

The following schedule provides information with respect to compensation plans under which equity securities are authorized for issuance as of December 31, 2008:

                                            Equity Compensation Plan Information
------------------------------------------------------------------------------------------------------------------------
                                           Number of
                                       securities to be
                                          issued upon                                         Number of securities
                                          exercise of                                        remaining available for
                                          outstanding                                     future issuance under equity
                                           options,         Weighted average exercise          compensation plans
            Plan Category                warrants and     price of outstanding options,       (excluding securities
                                            rights             warrants and rights          reflected in Column (a))
------------------------------------------------------------------------------------------------------------------------
                                              (a)                      (b)                             (c)
------------------------------------------------------------------------------------------------------------------------
 Equity compensation plans approved          5,434                    $11.93                         21,500
           by shareholders
------------------------------------------------------------------------------------------------------------------------
    Equity compensation plans not             N/A                      N/A                             N/A
      approved by shareholders
------------------------------------------------------------------------------------------------------------------------
                Total                        5,434                    $11.93                         21,500
------------------------------------------------------------------------------------------------------------------------

ITEM 6.  SELECTED FINANCIAL DATA

The selected consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the audited consolidated financial statements and the notes thereto and the other information contained in this Form 10-K. The selected balance sheet data as of December 31, 2008 and 2007, and the selected income statement data for the years ended December 31, 2008 and 2007 are derived from, and are qualified by reference to, the audited consolidated financial statements of the Company appearing elsewhere in this Form 10-K. The balance sheet data as of December 31, 2006, 2005 and 2004, and income statement data for the years ended December 31, 2006, 2005, and 2004, are derived from audited consolidated financial statements of the Company not included herein.

                                                                  At or For the Year Ended December 31,
                                                 2008             2007             2006            2005             2004
                                             -------------    -------------   --------------   -------------   ---------------
Income Statement Data

Interest Income                              $  28,188,882   $   28,098,261   $   25,805,321   $  21,665,441   $   19,809,236
Interest Expense                                13,249,297       14,885,202       13,114,088       7,594,052        6,216,042
Net Interest (Loss) Income                      14,939,585       13,213,059       12,691,233      14,071,389       13,593,194
Noninterest (Loss) Income                       (5,362,105)       3,431,476        2,272,986       2,889,313        2,432,094
Noninterest Expense                             15,340,149       14,267,491       13,202,841      11,081,440       10,228,091
(Loss) Income Before Income Taxes               (7,598,968)       2,173,044        1,341,378       5,547,234        5,437,197
Income Taxes                                    (3,112,459)         225,702          (67,525)      1,511,343        1,520,962
Net (Loss) Income                               (4,490,384)       1,947,342        1,408,903       4,035,891        3,915,235

Balance Sheet Data

Total Loans, Leases and
  Loans Held for Sale                          370,460,285      329,012,939      296,338,181     242,152,589      218,220,157
Allowance for Loan and Lease Losses              3,698,820        2,151,622        2,106,100       1,759,611        1,389,947
Total Investment Securities                    113,502,751      129,013,733      147,820,791     182,949,393      173,864,701
Total Assets                                   532,257,607      507,653,629      501,232,357     467,560,946      424,304,747
Total Deposits                                 343,326,624      335,617,664      333,428,874     277,870,361      300,847,379
Total Borrowings                               138,825,684      140,079,676      137,610,667     157,301,172       96,620,588
Total Liabilities                              499,790,343      479,291,017      474,976,163     441,591,209      399,759,074
Shareholders' Equity                            32,413,389       28,312,612       26,206,194      25,969,737       24,545,673

Selected Ratios and Per Share Data

Return on Average Assets                             (0.85)%          0.39%            0.29%           0.91%            0.93%
Return on Average Equity                            (17.10)%          7.25%            5.43%          15.94%           17.33%
Basic Net (Loss) Income Per Share (1)        $       (1.92)  $         0.82   $         0.60   $        1.72   $         1.68
Diluted Net (Loss) Income Per Share (1)              (1.92)            0.82             0.59            1.70             1.65
Price Per Common Share (1)                            6.23            14.50            21.73           27.25            30.00
Book Value Per Common Share (1)                       9.51            11.96            11.63           12.16            12.12
Dividends Declared:
   Cash                                      $        0.60   $         0.60   $         0.60   $        0.57   $         0.50
   Stock                                                --            5.00%            5.00%           5.00%            5.00%
Cash Dividend Yield                                  9.63%            4.14%            2.76%           2.09%            1.67%


(1) All per-share data has been adjusted to give retroactive effect to all stock dividends and splits.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is Management's discussion of financial condition of the Company on a consolidated basis as of December 31, 2008 and 2007 and results of operations and analysis of the Company on a consolidated basis for the two years ended December 31, 2008 and 2007. The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary, The First National Bank of Litchfield (the "Bank") and the Bank's wholly owned subsidiaries, Lincoln Corporation and Litchfield Mortgage Service Corporation. Additionally included in these statements as of December 31, 2008 and 2007, and for the twelve month periods ended December 31, 2008 and 2007, are the accounts of First Litchfield Leasing Corporation; a subsidiary in which the Bank owns a majority interest. This discussion should be read in conjunction with the consolidated financial statements and the related notes of the Company presented elsewhere herein.

Critical Accounting Policies

In the ordinary course of business, the Bank has made a number of estimates and assumptions relating to the reported results of operations and financial condition in preparing its financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ significantly from those estimates under different assumptions and conditions.

The Bank utilizes a loan and lease review and rating process which classifies loans and leases according to the Bank's uniform classification system in order to identify potential problem loans and leases at an early stage, alleviate weaknesses in the Bank's lending policies, oversee the individual loan and lease rating system and ensure compliance with the Bank's underwriting, documentation, compliance and administrative policies. Loans and leases included in this process are considered by management as being in need of special attention because of some deficiency related to the credit or documentation, but which are still considered collectable and performing. Such attention is intended to act as a preventative measure and thereby avoid more serious problems in the future.

ALLOWANCE FOR LOAN AND LEASE LOSSES: The allowance for loan and lease losses consists of specific, general and unallocated components. The specific component relates to loans and leases that are classified as impaired. For impaired loans and leases, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan or lease is lower than the carrying value of that loan or lease. The general component covers non-impaired loans and leases and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate or probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions.

The Bank makes provisions for loan and lease losses on a quarterly basis as determined by a continuing assessment of the adequacy of the allowance for loan and lease losses. The Bank performs an ongoing review of loans and leases in accordance with an individual loan and lease rating system to determine the required allowance for loan and lease losses at any given date. The review of loans and leases is performed to estimate potential exposure to losses. Management's judgment in determining the adequacy of the allowance is inherently subjective and is based on an evaluation of the known and inherent risk characteristics and size of the loan and lease portfolios, the assessment of current economic and real estate market conditions, estimates of the current value of underlying collateral, past loan and lease loss experience, review of regulatory authority examination reports and evaluations of impaired loans and leases, and other relevant factors. Loans and leases, including impaired loans and leases, are charged against the allowance for loan and lease losses when management believes that the uncollectibility of principal is confirmed. Any subsequent recoveries are credited to the allowance for loan and lease losses when received. In connection with the determination of the allowance for loan and lease losses and the valuation of foreclosed real estate, management obtains independent appraisals for significant properties, when considered necessary.

There were no material changes in loan and lease concentrations or loan and lease quality that had a significant affect on the allowance for loan and lease losses calculation at December 31, 2008. In addition, there were no material changes in the estimation methods and assumptions used in the Company's allowance for loan and lease losses calculation, and there were no material reallocations of the allowance among different parts of the loan and lease portfolio. The Company recorded a provision of $1,836,000 for 2008 as compared to a provision of $204,000 for 2007. The increased provision is reflective of specific allocations related to certain impaired or substandard loans. Additionally the increased provision was attributable to the weakness in the economic environment.

OTHER THAN TEMPORARY IMPAIRMENT ("OTTI"): The Company's investment securities portfolio is comprised of available-for-sale and held-to-maturity investments. The available-for-sale portfolio is carried at estimated fair value, with any unrealized gains or losses, net of taxes, reported as accumulated other comprehensive income or loss in shareholders' equity. The held-to-maturity portfolio is carried at amortized cost. Management determines the classification of a security at the time of its purchase.

The Company conducts a periodic review of our investment securities portfolio to determine if the value of any security has declined below its cost or amortized cost, and whether such decline is other-than-temporary. If such decline is deemed other-than-temporary, the security is written down to a new cost basis and the resulting loss is reported within non-interest income in the consolidated statement of income.

Significant judgment is involved in determining when a decline in fair value is other-than-temporary. The factors considered by Management include, but are not limited to:

o The Company's intent and ability to retain the investment for a period of time sufficient to allow for the anticipated recovery in market value, which may be until maturity;

o     Percentage and length of time by which an issue is below book value;

o Financial condition and near-term prospects of the issuer including their ability to meet contractual obligations in a timely manner;

o     Credit ratings of the security;

o Whether the decline in fair value appears to be issuer specific or, alternatively, a reflection of general market or industry conditions;

o     Whether the decline is due to interest  rates and spreads or credit  risk;
      and

o     The value of underlying collateral.

Adverse changes in Management's assessment of the factors used to determine that a security was not OTTI could lead to additional impairment charges. Conditions affecting a security that the Company determined to be temporary could become other than temporary and warrant an impairment charge. Additionally, a security that had no apparent risk could be affected by a sudden or acute market condition and necessitate an impairment charge. During 2008, the Company recorded OTTI losses totaling $9,422,650 related to the Company's investments in Freddie Mac and Fannie Mae preferred stock/auction rate securities holding such stock, and two pooled trust preferred securities.

FINANCIAL CONDITION

Total assets as of December 31, 2008 were $532,257,607, an increase of $24,603,978, or 4.9% from year-end 2007 total assets of $507,653,629.

The net loan and lease ("loan") portfolio as of December 31, 2008 totaled $366,392,079 and increased by 11.9% or $38,916,708, from the December 31, 2007 balance of $327,475,371. The volume of loan growth during 2008 was realized primarily in commercial mortgages and commercial loans and leases. Construction mortgages totaled $38,153,503 as of December 31, 2008 which is an increase of $3,344,519 or 9.6% over the year-end 2007 balance. The commercial mortgage portfolio totaled $67,454,925 as of December 31, 2008, increasing over the year-end 2007 balance of $55,752,240. Consistent with Management's strategy to migrate to a more profitable composition of earning assets, and through the acquisition of commercial lending expertise, expanded markets and the addition of the leasing subsidiary, commercial loan and lease growth was strong during 2008. Commercial loans totaled $46,249,689 as of December 31, 2008 which was an increase of $12,608,010 or 37.5% from the December 31, 2007 balance of $33,641,679. Growth in commercial loans has been in both lines of credit and in term financing and continues to be a result of the sales development and commercial calling initiatives for traditional and contiguous markets. As a complement to the Bank's commercial lending product line, First Litchfield Leasing Corporation began offering equipment financing leases to middle market companies during 2007. In its second year of operation the subsidiary funded over $16 million of loans and leases. Leases were in amounts ranging from $7,000 to $2,600,000. Lease receivables were $19,785,870 at December 31, 2008. Management attributes the second year success of the subsidiary to Bank cross sales and more importantly to the depth in experience and knowledge of the subsidiary's management team. As of December 31, 2008, the installment loan portfolio totaled $5,113,400, a decrease of 21.6% from the year-end 2007 balance of $6,519,812. The decline in this portfolio is related to the amortization of a small pool of consumer auto loans purchased by the Company during 2006.

The securities portfolio totaled $113,502,751 as of December 31, 2008, a decrease of 12.0% from the December 31, 2007 balance of $129,013,733. The decrease in the portfolio is primarily due to a continued restructuring of the balance sheet towards a more profitable mix of earning assets which is focused on loans and leases rather than investments. In addition, during the year ended December 31, 2008, the Company recorded a loss of $9,422,650 related to the other-than-temporary impairment of the Company's investments in Freddie Mac and Fannie Mae preferred stock auction rate securities holding such stock, and two pooled trust preferred securities.

Cash and cash equivalents totaled $9,238,783, as of December 31, 2008, which was a decrease of $12,258,411, or 57.0% compared to the balance of $21,497,194 as of December 31, 2007. Much of the decrease is due to a lower level of funds temporarily invested in interest bearing correspondent bank balances resulting from temporary balance sheet liquidity at year-end 2007.

Net premises and equipment totaled $7,370,252 as of December 31, 2008, decreasing by $388,509 from the year-end 2007 balance of $7,758,761. Decreases in premises and equipment during 2008 were primarily related to the disposals of equipment as well as depreciation expense. During 2008, depreciation and amortization of bank premises and equipment totaled $734,020 and net purchases totaled $347,699.

Deferred tax assets totaled $5,082,957 as of December 31, 2008, which is an increase of $3,755,422, or 282.9% from the December 31, 2007 balance of $1,327,535. Most of the increase was associated with the increase in the allowance for loan and lease losses, and the aforementioned OTTI write downs of the Bank's investments in Freddie Mac and Fannie Mae preferred stock/auction rate securities holding such stock and two pooled trust preferred securities.

Total liabilities were $499,790,343 as of December 31, 2008, an increase of $20,499,326 from the December 31, 2007 balance of $479,291,017.

Deposits as of December 31, 2008 were $343,326,624, increasing $7,708,960, or 2.3%, from the December 31, 2007 balance of $335,617,664. Non-interest bearing demand deposits totaled $69,548,261 as of December 31, 2008, which was a 1.4% decrease from the year-end 2007 balance. Savings deposits totaled $58,582,375, which was an increase of $2,237,497, or 4.0% from the December 31, 2007 balance. Growth in savings deposits was due to increases in traditional savings products including a business savings account. Additionally contributing to the growth in savings deposits was the popularity of the Bank's health savings accounts (HSA). Money market deposits totaled $93,085,126, which was an increase of $14,346,420, or 18.2% from the December 31, 2007 balance of $78,738,706. This increase is primarily due to continued growth in the competitively priced "Synergy" relationship money market product introduced during 2006. Higher balances held for the Bank's trust customers also contributed to this increase. Time certificates of deposit totaled $122,110,861 as of December 31, 2008, which was a decrease of 6.1%, or $7,858,953 from year-end 2007. Much of this decrease was due to lower levels of brokered certificates of deposit through financial institution counterparties. There were no brokered deposits at year end 2008, compare to brokered deposits totaling $3,000,000 at year-end 2007. The remaining cause of the decrease in time certificates of deposit is due to the consumer's preference for liquidity in their investments.

As of December 31, 2008, Federal Home Loan Bank (FHLBB) advances totaled $81,608,000 as compared to $91,500,000 as of December 31, 2007. At December 31, 2008, borrowings under repurchase agreements totaled $44,672,571, an increase of $8,979,798 from the year-end 2007 balance of $35,692,773. As of December 31, 2008 and 2007, included in repurchase agreements was $18,222,571 and $14,142,773, respectively, of balances in the overnight investment product offered to the Bank's commercial and municipal cash management customers. At December 31, 2008, total borrowings under repurchase agreements with financial institutions and FHLBB advances totaled $108,058,000 compared to the balance of $113,050,000 at December 31, 2007. As of December 31, 2008 and 2007, obligations under subordinated debt totaled $10,104,000. The subordinated debt represents the Company's liability for junior subordinated notes with regard to First Litchfield Statutory Trust I and II, which were issued in 2003 and 2006, respectively. At year-end 2008 and 2007, the ratio of borrowed funds to total assets remained at similar levels of 26.0% and 27.6%, respectively.

Collateralized borrowings totaled $1,375,550 and $1,699,336 as of December 31, 2008 and 2007, respectively. The borrowings are related to participation agreements for the sale of loans that include provisions for the Bank to repurchase the loans at its future discretion, and therefore disqualifying the classification of these loans as sold.

RESULTS OF OPERATIONS  -  2008 COMPARED TO 2007

Net interest income is the single largest source of the Company's income. Net interest income is determined by several factors and is defined as the difference between interest and dividend income from earning assets, primarily loans, leases and investment securities, and interest expense due on deposits and borrowed money.

For the year ended December 31, 2008 the Company reported a net loss available to common shareholders of $4,516,773 as compared to earnings of $1,947,342 for the same period in 2007. Basic and diluted loss per common share for the year ended December 31, 2008 was $1.92, compared to basic and diluted income per common share of $.82 for the year ended December 31, 2007. The net loss in 2008 is due to the OTTI write-down on Freddie Mac and Fannie Mae preferred stock/auction rate securities holding such stock, and two trust preferred debt securities, recorded during the year. The net after tax effect of these charges reduced 2008 earnings by $6,218,949. Additionally the 2008 provision for loan and lease losses totaled $1,836,299 and contributed to the loss.

The Company's return on average shareholders' equity totaled (17)% for 2008 versus 7% for 2007.

Net Interest Income

Net interest income for the year of 2008 totaled $14,939,585, an increase of 13.1% or $1,726,526, from 2007. See "Rate/Volume Analysis" below for a description of the various factors that impacted net interest income. Average earning assets, which represent the Company's balance in loans, leases, investment securities and Federal funds sold, totaled $497 million for 2008, which was a 7.3% increase over the 2007 average of $463 million. Additionally, the change in the composition of earning assets was significant. Average loans and leases increased from $311,594,000 and 67% of average earning assets in 2007 to $346,113,000 and 70% of the average earning assets in 2008. The loan and lease growth was realized in the commercial lending, leasing and mortgage portfolios and was funded primarily by growth in savings and money market deposits as well as increases in borrowed money.

The following table presents the Company's average balance sheets (computed on a daily basis), net interest income, and interest rates for the years ended December 31, 2008 and 2007. Average loans outstanding include nonaccruing loans. Interest income is presented on a tax-equivalent basis, which reflects a federal tax rate of 34% for all periods presented.

                                   2008            2007
                               ------------    ------------
Interest and dividend income   $ 28,188,882    $ 28,098,261
Tax-equivalent adjustments          618,353         611,559
Interest expense                (13,249,297)    (14,885,202)
                               ------------    ------------
Net interest income            $ 15,557,938    $ 13,824,618
                               ============    ============


As shown below, the 2008 net interest margin increased 14 basis points from the 2007 level of 2.99% to 3.13%. The net interest spread also increased from the 2007 level of 2.43% to 2.70% primarily due to less expensive funding costs.

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY;
INTEREST RATES AND INTEREST DIFFERENTIAL

                                                       2008                                           2007
                                -------------------------------------------    -----------------------------------------
                                                     Interest                                      Interest
                                     Average         Earned/       Yield/           Average         Earned/      Yield/
                                     Balance           Paid         Rate            Balance          Paid         Rate
                                     -------           ----         ----            -------          ----         ----
Assets
Interest Earning Assets:
Loans and leases                $   346,113,000  $   21,593,992      6.24%     $   311,594,000 $    21,057,941    6.76%
Investment securities               141,356,000       6,992,756      4.95%         142,460,000       7,250,336    5.09%
Other interest earning assets         9,187,000         220,487      2.40%           9,032,000         401,543    4.45%
                                  --------------   -------------                 --------------  --------------

Total interest earning assets       496,656,000      28,807,235      5.80%         463,086,000      28,709,820    6.20%
                                  --------------   -------------   --------      --------------  --------------  -------

Allowance for loan and
  lease losses                       (2,214,000)                                    (2,130,000)
Cash and due from banks              10,899,000                                     12,268,000
Premises and equipment                7,533,000                                      7,679,000
Net unrealized losses on
  securities                         (3,629,000)                                    (2,815,000)
Other assets                         17,832,000                                     17,097,000
                                  --------------                                 --------------

Total Average Assets            $   527,077,000                                $   495,185,000
                                  ==============                                 ==============


Liabilities and Shareholders' Equity
Interest Bearing Liabilities:
Savings deposits                              $ 58,788,000    $    609,306      1.04%       $  55,026,000   $     752,024    1.37%
Money Market deposits                           83,116,000       1,563,305      1.88%          75,832,000       2,241,181    2.96%
Time deposits                                  132,813,000       4,907,151      3.69%         136,764,000       6,280,686    4.59%
Borrowed funds                                 152,108,000       6,169,535      4.06%         127,716,000       5,611,311    4.39%
                                              -------------   -------------                 --------------  --------------

Total interest bearing liabilities             426,825,000      13,249,297      3.10%         395,338,000      14,885,202    3.77%
                                                              -------------   --------                      --------------   ------

Demand deposits                                 68,864,000                                     68,278,000
Other liabilities                                5,128,000                                      4,705,000
Shareholders' Equity                            26,260,000                                     26,864,000
                                              -------------                                 --------------

Total liabilities and equity                  $527,077,000                                  $ 495,185,000
                                              =============                                 ==============

Net interest income                                           $ 15,557,938                                  $  13,824,618
                                                              =============                                 ==============
Net interest spread                                                             2.70%                                        2.43%
                                                                              ========                                       ======
Net interest margin                                                             3.13%                                        2.99%
                                                                              ========                                       ======

Rate/Volume Analysis

The following table, which is presented on a tax-equivalent basis, reflects the changes for the year ended December 31, 2008 when compared to the year ended December 31, 2007 in net interest income arising from changes in interest rates and from changes in asset and liability volume. The change in interest attributable to both rate and volume has been allocated to the changes in the rate and the volume on a pro rata basis.

                                                       2008 Compared to 2007
                                                    Increase (Decrease) Due to
                                                    --------------------------

                                               Volume           Rate           Total
                                             -----------    -----------    -----------
Interest earned on:
Loans and leases                             $ 2,227,018    $(1,690,967)   $   536,051
Investment securities                            (56,528)      (201,052)      (257,580)
Other interest earning assets                      6,777       (187,833)      (181,056)
                                             -----------    -----------    -----------
Total interest earning assets                  2,177,267     (2,079,852)        97,415
                                             -----------    -----------    -----------

Interest paid on:
Deposits                                         239,956     (2,434,085)    (2,194,129)
Borrowed money                                 1,012,966       (454,742)       558,224
                                             -----------    -----------    -----------
Total interest bearing liabilities             1,252,922     (2,888,827)    (1,635,905)
                                             -----------    -----------    -----------
Increase (decrease) in net interest income   $   924,345    $   808,975    $ 1,733,320
                                             ===========    ===========    ===========

Tax equivalent net interest income for 2008 increased $1,733,320 or 12.5% over 2007. The increase in net interest income was due to increased margin resulting mainly from reduced funding costs in 2008. The 2008 net interest margin (net interest income divided by average earning assets) increased from the previous year's level of 2.99% by 14 basis points to 3.13%. Interest income on average earning assets for 2008 totaled $28,807,235, which was an increase of .3%, or $97,415 from 2007 interest income on average earning assets of $28,709,820.
Interest expense totaled $13,249,297 for 2008, which was a decrease of $1,635,905 or 11.0% from 2007.

As shown in the Rate/Volume Analysis above, the improvement in the net interest margin and increase in net interest income was reflective of the ability to decrease funding costs at a quicker pace than the corresponding decrease in yield on earning assets. The 2008 yield on average earning assets was 5.8% which was a decrease of 40 basis points from the 2007 yield of 6.2%. The related interest cost from average interest bearing liabilities was 3.1% which was a decrease of 67 basis points from the 2008 cost of 3.77%. Management's ability to decrease rates paid on money market and time certificates of deposit was the critical reason for the improvement in margin. The decrease in costs is attributed to the decreases in short term rates in the interest rate environment.

Additionally, mitigating the overall decrease in yield on earning assets was the additional yield and income resulting from the changes in the earning asset mix. As shown in the Rate/Volume Analysis above, the increase in net interest income due to volume totaled $924,345. This increase is due to interest income on loans which increased by $2,227,018 reflecting increased volume in the loan portfolio which, on average, was $34.5 million higher than 2007. The related costs for funding the higher level of earning assets totaled $1,252,922, resulting in a $924,345 net increase from volume considerations. Funding through borrowed money averaged $152,108,000 which was an increase of $24,392,000, or 19.1% from the 2007 average.

 Noninterest (Loss) Income

Non-interest loss for 2008 totaled $5,362,105, which is a difference of $8,793,581, or 256.3% from 2007 non-interest income of $3,431,476. The decrease in noninterest income is the direct result of the $9,422,650 third and fourth quarter OTTI write downs of the Bank's investments in Freddie Mac and Fannie Mae preferred stock/auction rate securities holding such stock and two pooled trust preferred securities. There were no similar balance sheet transactions during 2007. Also during 2008, available for sale securities were sold for the purpose of enhancing credit quality, shortening the duration of the portfolio and to deleverage the balance sheet. These sales resulted in net gains totaling $537,790. Sales of available for sale securities transacted in 2007 for yield and price volatility maintenance purposes resulted in gains totaling $19,632.

Other areas of non-interest income contributed to the decrease from 2007 results. Fees from trust services for 2008 totaled $1,300,162, a decrease of $72,837, or 5.3% from the previous year's fees of $1,372,999. This decrease is the result of the weakened economic and market conditions in spite of new business growth experienced in the Bank's wealth management business. Additionally other non-interest income was slightly below 2007 results due to lower fees from retail investment income. Offsetting these declines were fees from banking service charges which were up $180,761 or 13.3% from 2007.

Noninterest Expenses

Noninterest expenses totaled $15,340,149 in 2008, an increase of 7.5%, or $1,072,658 from 2007 noninterest expenses of $14,267,491. The increase in noninterest expense is due to higher costs in personnel, occupancy, equipment, and other noninterest expenses. Increased salary and benefits expenses were due to additional compliance personnel and an increased emphasis on commercial and small business development. Occupancy cost increases are due to a larger branch network and its related maintenance costs. The increase in other noninterest expenses is a result of higher 2008 costs for exam and audit fees as they relate to regulatory reporting compliance and internal audit initiatives. Also contributing to the increase were costs for placement fees for key personnel during the first quarter of 2008.

Salary and benefits costs totaled $8,401,740, increasing $471,580, or 5.9% from 2007 costs of $7,930,160. This increase reflects the staffing for the compliance, and commercial and small business lending. The increase in these costs, however was mitigated by cost containment strategies for staffing and group insurance.

Computer services costs totaled $1,028,106 for 2008 which was an increase of $167,506, or 19.5% from 2007 costs of $860,600. This increase is primarily due to vendor credits from the Bank's core processor which were used during 2007. Net occupancy and equipment costs totaled $1,847,298, which was an increase of $62,649, or 3.5% above 2007 costs. Depreciation, building maintenance, property taxes and utilities expenses caused increases in these expenses. Advertising fees totaled $589,733 which was an increase of $120,348 over 2007 costs. This increase is due primarily to the Bank's image campaign which was launched during the fourth quarter of 2007 as well as product and publicity promotions. Commissions, services and fees expenses totaled $396,050, decreasing $109,362, from 2007. The majority of this expense for 2008 was advice and consulting relating to corporate initiatives, investment and interest rate risk, lending, trust, retail and personnel. Other noninterest expenses totaled $2,228,737 and increased 16.3% over the 2007 expenses. This expense includes costs for telephone, software, travel, contributions, exam and audit, regulatory assessments and insurance.

Non-accrual, Past Due, Restructured Loans and Leases and Other Real Estate Owned

The Bank's non-accrual loans and leases ("loans"), other real estate owned ("OREO") and loans and leases past due in excess of ninety days and accruing interest at December 31, 2004 through 2008 are presented below.

                                                                December 31,
                                           2008        2007        2006        2005        2004
                                        ----------  ----------  ----------  ----------  ----------
Nonaccrual loans and leases             $5,639,735  $2,959,074  $1,504,551  $  273,330  $1,634,999
Other real estate owned                         --          --          --          --          --
                                        ----------  ----------  ----------  ----------  ----------
Total nonperforming assets              $5,639,735  $2,959,074  $1,504,551  $  273,330  $1,634,999
                                        ==========  ==========  ==========  ==========  ==========

Loans and leases past due in excess of
90 days and accruing interest           $   19,603  $    3,111  $      343  $    4,884  $       --
                                        ==========  ==========  ==========  ==========  ==========

The accrual of interest income is generally discontinued when a loan or lease becomes 90 days past due as to principal or interest, or when, in the judgment of management, collectibility of the loan, lease or loan interest become uncertain. When accrual of interest is discontinued, any unpaid interest previously accrued is reversed from income. Subsequent recognition of income occurs only to the extent payments are received subject to management's assessment of the collectibility of the remaining principal and interest. The accrual of interest on loans and leases past due 90 days or more, including impaired loans and leases, may be continued when the value of the loan's or lease's collateral is believed to be sufficient to discharge all principal and accrued interest income due on the loan or lease, and the loan or lease is in the process of collection. A non-accrual loan or lease is restored to accrual status when it is no longer delinquent and collectibility of interest and principal is no longer in doubt. A loan or lease is classified as a restructured loan or lease when certain concessions have been made to the original contractual terms, such as reduction of interest rates or deferral of interest or principal payments, due to the borrower's financial condition. OREO is comprised of properties acquired through foreclosure proceedings and acceptance of a deed in lieu of foreclosure. These properties are carried at the lower of cost or fair value less estimated costs of disposal. At the time these properties are obtained, they are recorded at fair value with any difference between carrying value and fair value reflected as a direct charge against the allowance for loan and lease losses which establishes a new cost basis. Any subsequent declines in value are charged to income with a corresponding adjustment to the allowance for foreclosed real estate. Revenue and expense from the operation of foreclosed real estate and changes in the valuation allowance are included in operations. Costs relating to the development and improvement of the property are capitalized, subject to the limit of fair value. Upon disposition, gains and losses, to the extent they exceed the corresponding valuation allowance, are reflected in the statement of operations.

Restructured loans and leases on non-accrual status are included in the table above. As of December 31, 2008 and 2007, there were no restructured loans or leases considered performing.

Had the non-accrual loans and leases performed in accordance with their original terms, gross interest income for the years ended December 31, 2008 and 2007 would have increased by approximately $163,000 and $88,000, respectively.

The Bank considers all non-accrual loans and leases, other loans and leases past due 90 days or more based on contractual terms, and restructured loans and leases to be impaired. A loan or lease is considered impaired when it is probable that the Bank will be unable to collect amounts due, both principal and interest, according to the contractual terms of the loan or lease agreement. When a loan or lease is impaired, impairment is measured using (1) the present value of expected future cash flows of the impaired loan or lease discounted at the loan's or lease's original effective interest rate; (2) the observable market price of the impaired loan or lease; or (3) the fair value of the collateral of a collateral-dependent loan or lease. When a loan or lease has been deemed to have impairment, a valuation allowance is established for the amount of impairment.

The following table summarizes the Bank's OREO, past due and non-accrual loans and leases, and non-performing assets as of December 31, 2008, 2007, 2006, 2005 and 2004.


                                                                                         December 31,
                                                              2008            2007           2006           2005           2004
                                                           ------------   ------------   ------------   ------------   ------------
Non-accrual loans and leases                               $ 5,639,735    $ 2,959,074    $ 1,504,551    $   273,330    $ 1,634,999
Other real estate owned                                             --             --             --             --             --
                                                           ------------   ------------   ------------   ------------   ------------
Total non-performing assets                                $ 5,639,735    $ 2,959,074    $ 1,504,551    $   273,330    $ 1,634,999
                                                           ============   ============   ============   ============   ============
Loans and leases past due in excess of ninety days
   and accruing interest                                   $    19,603    $     3,111           $343    $     4,884    $        --
                                                           ============   ============   ============   ============   ============
Ratio of non-performing assets to total loans,
  leases and OREO                                                1.52%          0.90%          0.51%          0.11%          0.75%
Ratio of non-performing assets to total loans,
  leases past due in excess of ninety days accruing
  interest to total loans, leases and OREO                       1.53%          0.90%          0.51%          0.11%          0.75%
Ratio of allowance for loan and lease losses to total
  loans and leases                                               1.00%          0.65%          0.71%          0.73%          0.64%
Ratio of allowance for loan and lease losses to
  non-performing assets and loans and leases in excess of
  ninety days past due and accruing interest                    65.36%         72.64%        139.95%        632.47%         85.01%
Ratio of non-performing assets, loans and leases
  in excess of ninety days past due and accruing interest
  to total shareholders' equity                                 17.46%         10.46%          5.74%          1.07%          6.66%

Total non-performing assets increased by $2,680,661, or 90.59%, to $5,639,735 at December 31, 2008, from $2,959,074 at December 31, 2007. The increase in non-performing assets from year-end 2007 is due mostly to the addition of a small number of mid-size mortgages and commercial loans and leases during 2008. Additionally, as of December 31, 2008 there was approximately $170,000 in purchased sub-prime consumer loans included in nonperforming loans which was a decrease of $97,000 from December 31, 2007. As of December 31, 2008 and 2007, loans and leases past due in excess of ninety days and accruing interest totaled $19,603 and $3,111, respectively.

Total non-performing assets represented 1.52% of total loans, leases and other real estate owned at year-end December 31, 2008 compared to .90% at year-end 2007. The allowance for loan and lease losses as of December 31, 2008 was 1.00% of total loans and leases. As compared to the level from 2007 when the allowance was approximately .65% of total loans and leases. The allowance for loan and lease losses was equivalent to 65.36% of non-accrual loans and leases at December 31, 2008, as compared to 72.64% at December 31, 2007. The decrease in the coverage ratio is a result of increased level of non-performing assets at year end 2008.

Potential Problem Loans and Leases

As of December 31, 2008, there were eight loans totaling $3.2 million which are not disclosed above which cause Management to have concern as to the ability of the borrowers to comply with the present loan repayment terms. The Bank's carrying value of these loans totaled $3.2 million at December 31, 2008. These loans are still accruing interest but are classified as impaired. Although these loans are currently performing, Management views them as having potential and well-defined weaknesses that could jeopardize the liquidation of the debt.

Allowance for Loan and Lease Losses

The following table summarizes the activity in the allowance for loan and lease losses for the years ended December 31, 2004 through 2008. The allowance is maintained at a level consistent with the identified loss potential and the perceived risk in the portfolio.

                                                                      (Dollar Amounts in Thousands)
                                                                               December 31,
                                                             ------------------------------------------------
                                                              2008       2007      2006     2005        2004
                                                             -------   -------   -------   -------    -------
Balance, at beginning of period                              $ 2,152   $ 2,106   $ 1,760   $ 1,390    $ 1,149
Loans and Leases charged-off:
Commercial and financial                                          90        16        --        37         80
Real estate                                                       --        --        --        --         --
Installment loans to individuals                                 287       160        96        60        104
                                                             -------   -------   -------   -------    -------
                                                                 377       176        96        97        184
                                                             -------   -------   -------   -------    -------
Recoveries on loans and leases charged-off:
Commercial and financial                                          --        --         1        81         --
Real estate                                                       --        --        --        --         --
Installment loans to individuals                                  88        18        21        44         65
                                                             -------   -------   -------   -------    -------
                                                                  88        18        22       125         65
                                                             -------   -------   -------   -------    -------
Net loan charge-offs/(recoveries)                                289       158        74       (28)       119
                                                             -------   -------   -------   -------    -------
Provisions charged to operations                               1,836       204       420       342        360
                                                             -------   -------   -------   -------    -------
Balance, at the end of period                                $ 3,699   $ 2,152   $ 2,106   $ 1,760    $ 1,390
                                                             =======   =======   =======   =======    =======
Ratio of net charge-offs/(recoveries) during the period
  to average loans and leases outstanding during the period     0.08%     0.05%     0.03%   -0.01%       0.06%
                                                             =======   =======   =======   =======    =======


Ratio of allowance for loan and lease losses
   to total loans and leases                                    1.00%     0.65%     0.71%     0.73%      0.64%
                                                             =======   =======   =======   =======    =======

During 2008, net charge-offs totaled $289,000, which is an increase of $131,000 from 2007 net chargeoffs of $158,000. The increase in net charge-offs was due to a higher level of net charge-offs in the installment loan portfolio. During 2008 and 2007 the Bank experienced higher levels of charge-offs, which were primarily related to a pool of subprime consumer auto loans the Bank purchased during 2006. Net charge-offs totaled $199,000 from installment loans in 2008 increasing $57,000 from 2007. The increased level of net charge-offs is related to losses on loans whereby the collateral asset value was considerably less than the loan amount.

The following table reflects the allowance for loan and lease losses as of December 31, 2008, 2007, 2006, 2005 and 2004.

                                             Analysis of Allowance for Loan and Lease Losses
                                                        (Amounts in thousands)
                                                              December 31,
Loans and
Leases by Type             2008                        2007                        2006                          2005
--------------   ------------------------    -----------------------   --------------------------    ------------------------
                  Allocation   Percentage     Allocation  Percentage     Allocation    Percentage      Allocation  Percentage
                 of Allowance    of Loans   of Allowance    of Loans   of Allowance      of Loans    of Allowance    of Loans
                 for Loan and     in each   for Loan and     in each   for Loan and       in each    for Loan and        Each
                 Lease Losses    Category   Lease Losses    Category   Lease Losses      Category    Lease Losses    Category
                                 to Total                   to Total                     to Total                    to Total
                                    Loans                      Loans                        Loans                       Loans
                 ------------------------    -----------------------   --------------------------    ------------------------
Commercial       $       981      12.52%      $     317       10.23%      $     204         9.13%          $   357     8.73%
Real Estate
   Construction          570      10.32%            231       10.58%            480        10.36%              224    11.79%
   Residential         1,068      52.13%            863       57.61%            769        59.97%              411    60.26%
   Commercial            678      18.26%            465       16.94%            401        18.05%              518    17.40%
Installment              210       1.38%            180        1.98%            181         2.43%               54     1.79%
Other                     18       0.03%             16        0.03%             17         0.06%               38     0.03%
Commercial
  Leases                 174       5.36%             80        2.63%             --            --               --        --
Unallocated               --         --              --           --             54            --              158        --
                 ------------------------------------------------------------------------------------------------------------
Total            $     3,699        100%      $   2,152         100%     $    2,106          100%          $ 1,760      100%
                 ============================================================================================================
Loans and
Leases by Type             2004
--------------   --------------------------
                   Allocation   Percentage
                 of Allowance     of Loans
                 for Loan and         Each
                 Lease Losses     Category
                                  to Total
                                     Loans
                 --------------------------
Commercial           $    261         8.21%
Real Estate
   Construction            82        5.31%
   Residential            550        68.13%
   Commercial             379        15.42%
Installment                58        2.89%
Other                      39        0.04%
Commercial
  Leases                   --           --
Unallocated                21           --
                 -------------------------
Total                $  1,390         100%
                 =========================

The unallocated portion of the allowance reflects Management's estimate of probable but unconfirmed losses inherent in the portfolio. Such estimates are influenced by uncertainties in economic conditions, delays in obtaining information, including unfavorable information about a borrower's financial condition, difficulty in identifying triggering events that correlate perfectly to subsequent loss rates, and risk factors that have not yet manifested themselves in loss allocation factors.

LIQUIDITY

Management's objective is to ensure continuous ability to meet cash needs as they arise. Such needs may occur from time to time as a result of fluctuations in loan and lease demand and the level of total deposits. Accordingly, the Bank has a liquidity policy that provides flexibility to meet cash needs. The liquidity objective is achieved through the maintenance of readily marketable investment securities as well as a balanced flow of asset maturities and prudent pricing on loan, lease and deposit products. Management believes that the liquidity is adequate to meet the Company's future needs.

The Bank is a member of the Federal Home Loan Bank System, ("FHLB") which provides credit to its member banks. This enhances the liquidity position of the Bank by providing a source of available overnight as well as short-term borrowings. Additionally, borrowings through repurchase agreements, federal funds and the sale of mortgage loans in the secondary market are available to fund short-term cash needs. The Company is aware of recent news and FHLB member bank press releases regarding the financial strength of the FHLB system. The
Company is actively monitoring its ability to borrow from the FHLB Bank of Boston and has determined additional sources of liquidity as part of the aforementioned liquidity policy.

SHORT-TERM BORROWINGS

The following information relates to the Bank's short-term borrowings at the Federal Home Loan Bank for the years ended December 31:

                                            2008           2007
                                      -------------  --------------
Balance at December 31,               $  1,608,000   $          --
Maximum Month-End Borrowings            17,300,000      17,307,000
Average Balance                          4,156,000       3,090,000
Average Rate at Year-End                     0.46%               -
Average Rate during the Period               1.73%           3.99%


The following information relates to the Bank's short-term repurchase agreements with customers for the years ended December 31:

                                          2008            2007
                                      -------------   -------------
Balance at December 31,               $ 18,222,571    $ 14,142,773
Maximum Month-End Borrowings            23,151,139      15,342,920
Average Balance                         13,499,884      10,259,208
Average Rate at Year-End                     1.42%           3.34%
Average Rate during the Period               1.93%           3.47%


OFF-BALANCE SHEET ARRANGEMENTS

See Note O on page ? of the consolidated financial statements for the disclosure of off-balance sheet arrangements.

CAPITAL

At December 31, 2008, total shareholders' equity was $32,413,389 compared to $28,312,612 at December 31, 2007. From a regulatory perspective, with the exception of the total risk-based capital ratio, the Bank's capital ratios place the Bank in the well-capitalized categories under applicable regulations. As of December 31, 2008, the Bank's total risk-based capital ratio was 9.41%. The various capital ratios of the Company and the Bank are as follows as of December 31, 2008:

                                         Minimum
                                       Regulatory
                                     Capital Level       The Company            The Bank
                                     -------------       -----------            --------
      Tier 1 leverage capital ratio             4%             7.85%               6.10%

      Tier 1 risk-based capital ratio           4%            10.74%               8.43%

      Total risk-based capital ratio            8%            11.74%               9.43%

Included in the Company's capital used to determine these ratios at December 31, 2008 and December 31, 2007 is $9.8 million related to the Company's investment in First Litchfield Statutory Trust I and First Litchfield Statutory Trust II, which is recorded as subordinated debt in the Company's balance sheets at December 31, 2008 and 2007, respectively. Trust preferred securities are currently considered regulatory capital for purposes of determining the Company's Tier I capital ratios. On March 1, 2005, the Board of Governors of the Federal Reserve System, which is the Company's banking regulator, approved final rules that allow for the continued inclusion of outstanding and prospective issuances of trust preferred securities in regulatory capital subject to new, more strict limitations. The Company has until March 31, 2009 to meet the new limitations. Management does not believe these final rules will have a significant impact on the Company. On December 12, 2008 the Company participated in the CPP (also known as TARP capital), and issued $10,000,000 of cumulative perpetual preferred stock with a common stock warrant attached to the U. S. Treasury. The Company's purpose in participating in the TARP Capital Purchase program was to insure that the Company and the Bank maintained its well-capitalized status given the uncertain economic environment.

On December 12, 2008, under the TARP CPP, the Company sold 10,000 shares of senior preferred stock to the Treasury, having a liquidation amount equal to $1,000 per share, or $10,000,000. Although the Company is currently well-capitalized under regulatory guidelines, the Board of Directors believed it was advisable to take advantage of the TARP CPP to raise additional capital to ensure that during these uncertain times, the Company is well-positioned to support the Company's existing operations as well as anticipated future growth. Additional information concerning the TARP CPP is included elsewhere in this Form 10-K and in Note L to the Consolidated Financial Statements.

The Company expects that it (and the banking industry as a whole) may be required by market forces and/or regulation to operate with higher capital ratios than in the recent past. In addition, on the preferred stock issued in the CPP capital preferred dividend increases from 5% to 9% in 2013, making it much more expensive as a source of capital if not redeemed at or prior to that time. Therefore, in addition to maintaining higher levels of capital, the Company's capital structure may be subject to greater variation over the next few years than has been true historically.

INCOME TAXES

The income tax benefit for 2008 totaled $3,112,459 in comparison to income tax expense of $225,702 in 2007. The change in income tax expense between 2008 and 2007 is due to the pretax loss in 2008, as a result of the OTTI charges during the year. The effective tax rates for 2008 and 2007 were (41) % and 10%, respectively. Also, in both years, provisions for income taxes included the tax benefit related to income associated with Litchfield Mortgage Service Corporation ("LMSC"), which was formed by the Bank in 2000. The income from LMSC is considered passive investment income pursuant to Connecticut law, under which LMSC was formed and is operating, and is not subject to state taxes which resulted in no state tax expense for all years.

IMPACT OF INFLATION AND CHANGING PRICES

The Consolidated Financial Statements and related notes thereto presented elsewhere herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative value of money over time due to inflation. Unlike many industrial companies, most of the assets and virtually all of the liabilities of the Company are monetary in nature. As a result, interest rates have a more significant impact on the Company's performance than the general level of inflation. Over short periods of time, interest rates may not necessarily move in the same direction or in the same magnitude as inflation.

ITEM 8.       FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Annual Financial Information
-----------------------------

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets at December 31, 2008 and 2007

Consolidated Statements of Operations for the Years Ended December 31, 2008 and 2007

Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 2008 and 2007


Consolidated Statements of Cash Flows for the Years Ended December 31, 2008 and 2007

Notes to Consolidated Financial Statements

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders
First Litchfield Financial Corporation and Subsidiary


We have audited the accompanying consolidated balance sheets of First Litchfield Financial Corporation and Subsidiary (the "Company") as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Litchfield Financial Corporation and Subsidiary as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As described in Note A to the consolidated financial statements, during 2008 the Company adopted EITF No. 06-4, "Accounting for Endorsement Split-Dollar Life Insurance Arrangements."

We were not engaged to examine management's assertion about the effectiveness of the Company's internal control over financial reporting as of December 31, 2008 included in the accompanying "Management's Report on Internal Control Over Financial Reporting" and accordingly, we do not express an opinion thereon.



/s/ McGladrey & Pullen, LLP

 New Haven, Connecticut
 April 14, 2009

CONSOLIDATED BALANCE SHEETS
As of December 31,                                                                     2008             2007
                                                                                   -------------   -------------
ASSETS
   Cash and due from banks                                                         $   9,238,320   $  10,876,445
   Interest - bearing accounts due from banks                                                463      10,620,749
                                                                                   -------------   -------------
                                                       CASH AND CASH EQUIVALENTS       9,238,783      21,497,194
                                                                                   -------------   -------------
   Securities:
          Available for sale securities, at fair value                               113,486,201     128,979,548
          Held to maturity securities (fair value $16,553-2008 and $33,712-2007)          16,550          34,185
                                                                                   -------------   -------------
                                                                TOTAL SECURITIES     113,502,751     129,013,733
                                                                                   -------------   -------------

   Federal Home Loan Bank stock, at cost                                               5,427,600       5,067,400
   Federal Reserve Bank stock, at cost                                                   225,850         225,850
   Other restricted stock, at cost                                                       100,000          95,000
   Loans held for sale                                                                 1,013,216              --

   Loan and lease receivables, net of allowance for loan and lease losses of  $3,698,820 -2008, $2,151,622 -2007
                                                            NET LOANS AND LEASES     366,392,079     327,475,371
   Premises and equipment, net                                                         7,370,252       7,758,761
   Deferred income taxes                                                               5,082,957       1,327,535
   Accrued interest receivable                                                         2,262,918       2,609,606
   Cash surrender value of insurance                                                  10,416,651      10,020,540
   Due from broker for security sales                                                  9,590,823              --
   Other assets                                                                        1,633,727       2,562,639
                                                                                   -------------   -------------
                                                                   TOTAL ASSETS    $ 532,257,607   $ 507,653,629
                                                                                   =============   =============
LIABILITIES
   Deposits:
          Noninterest bearing                                                      $  69,548,261   $  70,564,267
          Interest bearing                                                           273,778,363     265,053,397
                                                                                   -------------   -------------
                                                                 TOTAL DEPOSITS      343,326,624     335,617,664
                                                                                   -------------   -------------

   Federal Home Loan Bank advances                                                    81,608,000      91,500,000
   Repurchase agreements with financial institutions                                  26,450,000      21,550,000
   Repurchase agreements with customers                                               18,222,571      14,142,773
   Junior subordinated debt issued by unconsolidated trust                            10,104,000      10,104,000
   Collateralized borrowings                                                           1,375,550       1,699,336
   Capital lease obligation                                                            1,065,563       1,083,567
   Due to broker for security purchases                                               12,994,945              --
   Accrued expenses and other liabilities                                              4,643,090       3,593,677
                                                                                   -------------   -------------

                                                               TOTAL LIABILITIES     499,790,343     479,291,017
                                                                                   -------------   -------------
   Minority interest                                                                      53,875          50,000

SHAREHOLDERS' EQUITY
   Preferred  stock  $.00001  par  value; 1,000,000
        shares  authorized 2008 - 10,000 shares
        issued and outstanding
        2007 -  no shares issued and outstanding                                              --              --
   Common stock $.01 par value;  5,000,000 shares authorized
        2008 - Issued - 2,506,622 shares, outstanding - 2,356,875 shares
        2007 - Issued - 2,501,229 shares, outstanding - 2,368,200 shares                  25,038          25,012
   Additional paid-in capital                                                         37,892,831      27,858,841
   (Accumulated deficit) retained earnings                                            (3,325,920)      2,623,110
   Less: Treasury stock at cost- 149,747 as of 12/31/08, 133,029 as of 12/31/07       (1,154,062)       (926,964)
   Accumulated other comprehensive loss, net of taxes                                 (1,024,498)     (1,267,387)
                                                                                   -------------   -------------
                                                       TOTAL SHAREHOLDERS' EQUITY     32,413,389      28,312,612
                                                                                   -------------   -------------

                                       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $ 532,257,607   $ 507,653,629
                                                                                   =============   =============

See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31,                                                   2008           2007
                                                                       ------------   ------------
INTEREST AND DIVIDEND INCOME
   Interest and fees on loans and leases                               $ 21,579,957   $ 21,053,610
                                                                       ------------   ------------
   Interest and dividends on securities:
       Mortgage-backed securities                                         3,320,225      2,564,052
       US Treasury and other securities                                   1,580,125      2,129,407
       State and municipal securities                                     1,118,924      1,355,523
       Trust Preferred and other securities                                 369,164        594,126
                                                                       ------------   ------------
            Total interest on securities                                  6,388,438      6,643,108
                                                                       ------------   ------------
   Other interest income                                                    220,487        401,543
                                                                       ------------   ------------
                                  TOTAL INTEREST AND DIVIDEND INCOME     28,188,882     28,098,261
                                                                       ------------   ------------
INTEREST EXPENSE
   Interest on deposits:
       Savings                                                              609,306        752,024
       Money market                                                       1,563,305      2,241,181
       Time certificates of deposit in denominations
         of $100,000 or more                                              1,918,298      2,618,965
       Other time certificates of deposit                                 2,988,853      3,661,721
                                                                       ------------   ------------
                                          TOTAL INTEREST ON DEPOSITS      7,079,762      9,273,891
   Interest on Federal Home Loan Bank advances                            3,970,574      3,270,982
   Interest on repurchase agreements                                      1,430,176      1,395,488
   Interest on subordinated debt                                            606,396        791,523
   Interest on collateralized borrowings                                    105,393         95,395
   Interest on capital lease obligation                                      56,996         57,923
                                                                       ------------   ------------
                                              TOTAL INTEREST EXPENSE     13,249,297     14,885,202
                                                                       ------------   ------------
                                                 NET INTEREST INCOME     14,939,585     13,213,059
PROVISION FOR LOAN AND LEASE LOSSES                                       1,836,299        204,000
                                                                       ------------   ------------
       NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES     13,103,286     13,009,059
                                                                       ------------   ------------
NONINTEREST INCOME
   Banking service charges and fees                                       1,543,519      1,362,758
   Trust                                                                  1,300,162      1,372,999
   (Losses) gains on available for sale securities                       (8,884,860)        19,632
   Increase in cash surrender value of insurance                            396,110        384,079
   Other                                                                    282,964        292,008
                                                                       ------------   ------------
                                     TOTAL NONINTEREST (LOSS) INCOME     (5,362,105)     3,431,476
                                                                       ------------   ------------
NONINTEREST EXPENSE
   Salaries                                                               6,670,676      6,351,946
   Employee benefits                                                      1,731,064      1,578,214
   Net occupancy                                                          1,233,420      1,157,703
   Equipment                                                                613,878        626,946
   Legal fees                                                               307,004        246,815
   Directors fees                                                           198,400        208,403
   Computer services                                                      1,028,206        860,600
   Supplies                                                                 193,217        202,381
   Commissions, services and fees                                           396,050        505,412
   Postage                                                                  149,864        143,070
   Advertising                                                              589,733        469,385
   Other                                                                  2,228,637      1,916,616
                                                                       ------------   ------------
                                           TOTAL NONINTEREST EXPENSE     15,340,149     14,267,491
                                                                       ------------   ------------
                                   (LOSS) INCOME BEFORE INCOME TAXES     (7,598,968)     2,173,044
(BENEFIT) PROVISION FOR INCOME TAXES                                     (3,112,459)       225,702
                                                                       ------------   ------------
                          NET (LOSS) INCOME BEFORE MINORITY INTEREST     (4,486,509)     1,947,342
                                                   MINORITY INTEREST         (3,875)            --
                                                                       ------------   ------------
                                                   NET (LOSS) INCOME     (4,490,384)     1,947,342
                                                                       ------------   ------------
                                       DIVIDENDS ON PREFERRED SHARES         26,389             --
                                                                       ------------   ------------
                   NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS    (4,516,773)     1,947,342
                                                                       ============   ============
INCOME (LOSS) PER COMMON SHARE
                            BASIC NET (LOSS) INCOME PER COMMON SHARE   $      (1.92)  $       0.82
                                                                       ============   ============
                          DILUTED NET (LOSS) INCOME PER COMMON SHARE   $      (1.92)  $       0.82
                                                                       ============   ============
DIVIDENDS PER COMMON SHARE                                             $       0.60   $       0.60
                                                                       ============   ============

 See Notes to Consolidated Financial Statements.

FIRST LITCHFIELD FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                             Retained                 Accumulated
                                                              Additional     Earnings                     Other           Total
                                       Preferrred   Common     Paid-In     (Accumulated   Treasury    Comprehensive    Shareholders'
                                         Stock      Stock      Capital       Deficit)       Stock         Loss           Equity
                                       ----------  --------- ------------- ------------- ------------ --------------  -------------
Balance, December 31, 2006                      -    23,724    25,840,623     3,953,216     (794,756)    (2,816,613)    26,206,194
Comprehensive income:
Net income                                      -         -             -     1,947,342            -                     1,947,342
Other comprehensive income,
   net of taxes
   Net unrealized holding
    gain on
   available for sale
     securities                                 -         -             -             -            -      1,286,413      1,286,413
   Net actuarial gain for pension
   benefits                                     -         -             -             -            -        262,813        262,813
                                                                                                                      -------------
Other comprehensive income                                                                                               1,549,226
                                                                                                                      -------------
Total comprehensive income                                                                                               3,496,568
                                                                                                                      -------------
Cash dividends declared:
  $0.60 per share                               -         -             -    (1,371,563)           -              -     (1,371,563)
5% stock dividend declared
   November 29,2007-
    118,873 shares
   including 6,334
    treasury shares                             -     1,189     1,900,779    (1,901,968)           -              -              -
Fractional shares paid in cash                  -         -             -        (3,917)           -              -         (3,917)
Purchase of treasury shares
 - 8,263 shares                                 -         -             -             -     (132,208)             -       (132,208)
Stock options exercised
 - 9,922 shares                                 -        99        87,388             -            -              -         87,487
Tax benefit on stock options
   exercised                                    -         -        30,051             -            -              -         30,051
                                       ----------  --------- ------------- ------------- ------------ --------------
                                                                                                                      -------------
Balance, December 31, 2007                      -    25,012    27,858,841     2,623,110     (926,964)    (1,267,387)    28,312,612
                                                                                                                      -------------
Comprehensive loss:
Net loss                                        -         -             -    (4,490,384)           -                    (4,490,384)
Other comprehensive income,
  net of taxes:
   Net unrealized holding gain
     on available
     for sale securities                        -         -             -             -            -        927,584        927,584
   Net actuarial loss for
     pension benefits                           -         -             -             -            -       (684,695)      (684,695)
                                                                                                                      -------------
Other comprehensive income                                                                                                 242,889
                                                                                                                      -------------
Total comprehensive loss                                                                                                (4,247,495)
                                                                                                                      -------------
Cash dividends declared:
  $0.60 per share                               -         -             -    (1,416,888)           -              -     (1,416,888)
Preferred stock dividends                       -         -             -       (26,389)           -                       (26,389)
Purchase of treasury shares
  - 16,718 shares                               -         -             -             -     (227,098)             -       (227,098)
Stock options exercised
  - 1,893 shares                                -        19        20,463             -            -              -         20,482
Tax benefit on stock
  options exercised                             -         -         2,025             -            -              -          2,025
Restricted stock grants
  and expense                                   -         7         8,405             -            -              -          8,412
Issuance of preferred stock
  and warrants                                  -         -    10,000,000             -            -              -     10,000,000
Accretion of preferred stock                    -         -         3,097        (3,097)           -              -              -
Adoption of EITF 06-4                           -         -             -       (12,272)           -              -        (12,272)
                                       ----------  --------- ------------- ------------- ------------ --------------  -------------
Balance, December 31, 2008             $        -  $ 25,038  $ 37,892,831  $ (3,325,920) $(1,154,062)   $(1,024,498)  $ 32,413,389
                                       ==========  ========= ============= ============= ============ ==============  =============

See Notes to Consolidated Financial Statements.

FIRST LITCHFIELD FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31,
                                                                            2008           2007
                                                                        ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                                       $ (4,490,384)  $  1,947,342
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
    Minority interest in earnings at subsidiary                                3,875             --
    Amortization and accretion of premiums and discounts on investment
        securities, net                                                      146,828        177,406
     Provision for loan and lease losses                                   1,836,299        204,000
     Depreciation and amortization                                           734,020        751,259
     Deferred income taxes                                                (3,868,274)        47,413
     Loss on impairment write-down of available for sale securities        9,422,650             --
     Gains on sales of available for sale securities                        (537,790)       (19,632)
      Loans originated for sale                                           (4,225,152)    (4,015,817)
      Proceeds from sales of loans held for sale                           3,232,832      5,093,056
      Gains on sales of loans held for sale                                  (20,896)       (35,056)
      Losses on sale of repossessed assets                                    32,024             --
      Losses (gains) on disposals of bank premises and equipment               2,188        (17,677)
      Stock based compensation                                                 8,412             --
      Decrease (increase) in accrued interest receivable                     346,688        (10,880)
      Decrease in other assets                                               863,573        182,315
      Increase in cash surrender value of insurance                         (396,111)      (384,079)
      Increase in deferred loan origination costs                           (116,571)       (70,494)
      (Decrease) increase in accrued expenses and other liabilities         (292,494)        38,125
                                                                        ------------   ------------
         Net cash provided by operating activities                         2,681,717      3,887,281
                                                                        ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Available for sale securities:
   Proceeds from principal payments                                       45,521,948     10,224,784
   Purchases                                                             (77,949,889)    (5,928,540)
   Proceeds from sales                                                    43,699,152     16,295,820
Held to maturity securities:
   Proceeds from maturities and principal payments                            17,635          6,331
Purchase of restricted stock                                                  (5,000)       (15,000)
Purchase of Federal Home Loan Bank stock                                    (360,200)      (634,500)
Redemption of Federal Home Loan Bank stock                                        --         10,500
Net increase in loans and leases                                         (40,604,639)   (33,779,870)
Proceeds from sales of repossessed assets                                    256,873             --
Purchases of premises and equipment                                         (347,699)    (1,074,027)
Proceeds from sale of premises and equipment                                      --         22,000
                                                                        ------------   ------------
   Net cash used in investing activities                                 (29,771,819)   (14,872,502)
                                                                        ------------   ------------

FIRST LITCHFIELD FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS, Cont.

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in savings, money market and demand deposits                        15,567,912      20,761,499
Net decrease in certificates of deposit                                          (7,858,952)    (18,572,709)
Proceeds from Federal Home Loan Bank advances                                            --     112,000,000
Repayments on Federal Home Loan Bank advances                                   (11,500,000)    (86,500,000)
Net increase (decrease) in overnight Federal Home Loan Bank borrowings            1,608,000      (1,000,000)
Net increase (decrease) in repurchase agreements with financial institutions      4,900,000     (25,650,000)
Net increase in repurchase agreements with customers                              4,079,798       1,936,750
Net (decrease) increase in collateralized borrowings                               (323,786)      1,699,336
Proceeds from issuance of preferred stock and warrants                           10,000,000              --
Principal repayments on capital lease obligation                                    (18,004)        (17,077)
Purchase of treasury shares                                                        (227,098)       (132,208)
Distribution in cash for fractional shares of common stock                               --          (3,917)
Proceeds from exercise of stock options                                              20,482          87,487
Tax benefit of stock options exercised                                                2,025          30,051
Dividend paid on common stock                                                    (1,418,686)     (1,354,434)
                                                                              -------------   -------------
   Net cash provided by financing activities                                     14,831,691       3,284,778
                                                                              -------------   -------------
   Net decrease in cash and cash equivalents                                    (12,258,411)     (7,700,443)
CASH AND CASH EQUIVALENTS, at the beginning of year                              21,497,194      29,197,637
                                                                              -------------   -------------
CASH AND CASH EQUIVALENTS, at end of year                                     $   9,238,783   $  21,497,194
                                                                              =============   =============

SUPPLEMENTAL INFORMATION
   Cash paid during the year for:
   Interest on deposits and borrowings                                        $  13,368,965   $  15,155,901
                                                                              =============   =============
   Income taxes                                                               $       1,000   $         750
                                                                              =============   =============
Noncash investing and financing activities:
   Due to broker for securities purchased                                     $  12,994,945   $          --
                                                                              =============   =============
   Due from broker for securities purchased                                   $   9,590,823   $          --
                                                                              =============   =============
   Transfer of loans to repossessed assets                                    $     224,481   $      71,018
                                                                              =============   =============
   Accrued dividends declared                                                 $     379,896   $     355,229
                                                                              =============   =============
   Increase in leases and other liabilities for
   equipment payable related to financed leases                               $     256,278   $          --
                                                                              =============   =============
   Increase in liabilities and decrease in retained earnings for
   adoption of EITF 06-4                                                      $      12,272   $          --
                                                                              =============   =============
   Change in other assets and other liabilities
      related to unfunded pension liability                                   $  (1,037,417)  $     398,201
                                                                              =============   =============

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008

NOTE A - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements include the accounts of the First Litchfield Financial Corporation (the "Company") and The First National Bank of Litchfield (the "Bank"), a nationally-chartered commercial bank, and the Bank's wholly owned subsidiaries, Litchfield Mortgage Service Corporation, Lincoln Corporation, and First Litchfield Leasing Corporation, an entity in which the Bank has an eighty percent ownership. Deposits in the Bank are insured up to specified limits by the Bank Insurance Fund, which is administered by the Federal Deposit Insurance Corporation (the "FDIC"). The Bank provides a full range of banking services to individuals and businesses located primarily in Northwestern Connecticut. These products and services include demand, savings, NOW, money market and time deposits, residential and commercial mortgages, consumer installment and other loans and leases as well as trust services. The Bank is subject to competition from other financial institutions. The Bank is also subject to the regulations of certain federal agencies and undergoes periodic regulatory examinations.

On January 7, 2000, the Company filed a Form 10-SB registration statement with the Securities and Exchange Commission (the "SEC") to register the Company's $.01 par value common stock under the Securities and Exchange Act of 1934 (the "Exchange Act"). The Company files periodic financial reports with the SEC as required by the Exchange Act. On June 26, 2003, the Company formed First
Litchfield Statutory Trust I ("Trust 1") for the purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures issued by the Company. On June 16, 2006, the Company formed First Litchfield Statutory Trust II ("Trust II") for the purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures issued by the Company. (See Note I).

The significant accounting policies followed by the Company and the methods of applying those policies are summarized in the following paragraphs:

BASIS OF FINANCIAL STATEMENT PRESENTATION: The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and general practices within the banking industry. All significant intercompany balances and transactions have been eliminated. Trust I and Trust II are not included in the consolidated financial statements as they do not meet the requirements for consolidation. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, as of the date of the balance sheet and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan and lease losses and the evaluation of investment securities for other-than-temporary impairment.


SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK: Most of the Company's activities are with customers located within Litchfield County, Connecticut. Note C discusses the types of securities that the Company invests in. Note E discusses the types of lending and lease financing that the Company engages in. The Company does not have any significant loan and lease concentrations to any one industry or customer. Note K discusses a concentration related to the cash surrender value of the life insurance.

SEGMENT REPORTING: The Company has two business segments, community banking and commercial leasing. During the periods presented these segments represented all the revenues and income for the consolidated group and therefore, are the only reported segments as defined by Statement of Financial Accounting Standards
("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131).

DEBT AND MARKETABLE EQUITY SECURITIES: Management determines the appropriate classification of securities at the date individual investment securities are acquired, and the appropriateness of such classification is reassessed at each balance sheet date.

Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and recorded at amortized cost. Trading securities, if any, are carried at fair value, with unrealized gains and losses recognized in earnings. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as "available for sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of taxes.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and extent to which the fair value has been less than cost,
(2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The sale of a held maturity security within three months of its maturity date or after collection of at least 85% of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

INTEREST AND FEES ON LOANS AND LEASES: Interest on loans and leases is included in income as earned based on contractual rates applied to principal amounts outstanding. The accrual of interest income is generally discontinued when a loan or lease becomes 90 days past due as to principal or interest, or when, in the judgment of management, collectibility of the loan, lease, loan interest or lease interest become uncertain. When accrual of interest is discontinued, any unpaid interest previously accrued is reversed from income. Subsequent recognition of income occurs only to the extent payment is received subject to management's assessment of the collectibility of the remaining principal and interest. The accrual of interest on loans and leases past due 90 days or more, including impaired loans and leases, may be continued when the value of the loan's or lease's collateral is believed to be sufficient to discharge all principal and accrued interest income due on the loan or lease and the loan or lease is in the process of collection. A non-accrual loan or lease is restored to accrual status when it is no longer delinquent and collectibility of interest and principal is no longer in doubt. Loan and lease origination fees and certain direct loan and lease origination costs are deferred and the net amount is amortized as an adjustment of the related loan's or lease's yield. The Bank generally amortizes these amounts over the contractual life of the related loans and leases, utilizing a method which approximates the interest method.

LOANS HELD FOR SALE: Loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by aggregate outstanding commitments from investors or current investor yield requirements. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income.

Mortgage loans held for sale are generally sold with the mortgage servicing rights retained by the Company. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold on the trade date.

TRANSFER OF FINANCIAL ASSETS: Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right to pledge or exchange the transferred assets and no condition both constrains the transferee from taking advantage of that right and provides more than a trivial benefit for the transferor, and (3) the transferor does not maintain effective control over the transferred assets through either (a) an agreement that both entitles and obligates the transferor to repurchase or redeem the assets before maturity or
(b) the ability to unilaterally cause the holder to return specific assets, other than through a cleanup call. Transfers that are not accounted for as sales are accounted for as secured borrowings.


LOANS AND LEASES RECEIVABLE: Loans and leases receivable, other than those held for sale, are reported at their principal amount outstanding, net of unearned discounts and unamortized nonrefundable fees and direct costs associated with their origination or acquisition. Management has the ability and intent to hold its loans and leases for the foreseeable future or until maturity or payoff.

Leases are for equipment to customers under leases that qualify as direct financing leases for financial reporting. Under the direct financing method of accounting, the minimum lease payments to be received under the lease contract, together with the estimated residual value, are recorded as lease receivables when the lease contract is signed and the leased property is delivered to the customer. The excess of the minimum lease payments and residual values over the cost of the equipment is recorded as unearned income. Unearned income is recognized at an effective level yield method over the life of the lease contract. Lease payments are recorded when due under the lease contract.

A loan or lease is classified as a restructured loan or lease when certain concessions have been made to the original contractual terms, such as reductions of interest rates or deferral of interest or principal payments, due to the borrowers' financial condition.

A loan or lease is considered impaired when it is probable that the creditor will be unable to collect amounts due, both principal and interest, according to the contractual terms of the loan or lease agreement. When a loan or lease is impaired, impairment is measured using (1) the present value of expected future cash flows of the impaired loan or lease discounted at the loan's or lease's original effective interest rate, (2) the observable market price of the impaired loan or lease or (3) the fair value of the collateral if the loan or lease is collateral-dependent. When a loan or lease has been deemed to have an impairment, a valuation allowance is established for the amount of impairment. The Bank considers all non-accrual loans and leases; other loans or leases past due 90 days or more, based on contractual terms, and restructured loans or leases to be impaired.

ALLOWANCE FOR LOAN AND LEASE LOSSES: The allowance for loan and lease losses is established as losses are estimated to have occurred through a provision for loan and lease losses charged to earnings. Loan and lease losses are charged against the allowance when management believes the uncollectibility of a loan or lease balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan and lease losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans or leases in light of historical experience, the nature and volume of the loan or lease portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans and leases that are classified as impaired. For such loans and leases that are classified as impaired, an allowance is established when the discounted cash flows (or observable market price or collateral value if the loan or lease is collateral dependent) of the impaired loan or lease is lower than the carrying value of that loan or lease. The general component covers non-impaired loans and leases and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions.

The Bank's mortgage loans and leases are collateralized by real estate located principally in Litchfield County, Connecticut. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan and lease portfolio is susceptible to changes in local market conditions. In addition, medical equipment secures a substantial portion of the Leasing Company's lease portfolio. Accordingly, the ultimate collectibility of a substantial portion of the lease portfolio is susceptible to changes in the medical equipment market.

Management believes that the allowance for loan and lease losses is adequate. While management uses available information to recognize losses on loans and leases, future additions to the allowance or write-downs may be necessary based on changes in economic conditions, particularly in Connecticut. In addition, the Office of the Comptroller of the Currency (the "OCC"), as an integral part of its examination process, periodically reviews the Bank's allowance for loan and lease losses. The OCC may require the Bank to recognize additions to the allowance or write-downs based on their judgment about information available to them at the time of their examination.

RATE LOCK COMMITMENTS: The Company enters into commitments to originate loans and leases whereby the interest rate on the loan or lease is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments, along with any related fees received from potential borrowers, are recorded at fair value in other assets or liabilities, with changes in fair value recorded in the net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements, and for fixed-rate commitments also considers the difference between current levels of interest rates and the committed rates.

DERIVATIVE FINANCIAL INSTRUMENTS: The Company records derivative financial instruments in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement requires that all derivatives be recognized as assets or liabilities in the balance sheet and measured at fair value.

PREMISES AND EQUIPMENT: Bank premises and equipment are stated at cost for purchased assets, and for assets under capital lease, at the lower of fair value or net present value of the minimum lease payments required over the term of the lease, net of accumulated depreciation and amortization. Depreciation is charged to operations using the straight-line method over the estimated useful lives of the related assets, which range from three to forty years. Leasehold improvements are capitalized and amortized over the shorter of the terms of the related leases or the estimated economic lives of the improvements.

Gains and losses on dispositions are recognized upon realization. Maintenance and repairs are expensed as incurred and improvements are capitalized.

IMPAIRMENT OF LONG-LIVED ASSETS: Long-lived assets, including premises and equipment and certain identifiable intangible assets which are held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment is indicated by that review, the asset is written down to its estimated fair value through a charge to noninterest expense.


FORECLOSED REAL ESTATE: Foreclosed real estate, if any, is comprised of properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. These properties are carried at the lower of cost or fair value less estimated costs of disposal. At the time these properties are obtained, they are recorded at fair value with any difference between the carrying value and fair value reflected as a direct charge against the allowance for loan and lease losses, which establishes a new cost basis. Any subsequent declines in value are charged to income with a corresponding adjustment to the allowance for foreclosed real estate. Revenue and expense from the operation of foreclosed real estate and changes in the valuation allowance are included in operations. Costs relating to the development and improvement of the property are capitalized, subject to the limit of fair value. Upon disposition, gains and losses, to the extent they exceed the corresponding valuation allowance, are reflected in the statement of operations.

COLLATERALIZED BORROWINGS: Collateralized borrowings represent the portion of loans transferred to other institutions under loan participation agreements which were not recognized as sales due to recourse provisions and/or restrictions on the participant's right to transfer their portion of the loan.

REPURCHASE AGREEMENTS WITH CUSTOMERS: Repurchase agreements with customers are classified as secured borrowings, and generally mature within one to three days of the transaction date. Repurchase agreements are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities.

TRUST ASSETS: Assets of the Trust Department, other than trust cash on deposit at the Bank, are not included in these consolidated financial statements because they are not assets of the Company. Trust fees are recognized on the accrual basis of accounting.


INCOME TAXES: The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets may be reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

When tax returns are filed, it is highly certain that some positions taken will be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. The evaluation of a tax position taken is considered by itself and not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit more than fifty percent likely of being realized upon settlement with the applicable taxing authority.

Interest and penalties associated with unrecognized tax benefits, if any, would be classified as additional provision for income taxes in the statement of operations.

PENSION PLAN: The Bank has a noncontributory defined benefit pension plan that covers substantially all employees. Pension costs are accrued based on the projected unit credit method and the Bank's policy is to fund annual contributions in amounts necessary to meet the minimum funding standards established by the Employee Retirement Income Security Act (ERISA) of 1974.

In September 2006, the Financial Accounting Standards Board (the "FASB") issued FASB Statement No. 158 ("SFAS No. 158"), "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)," which requires companies to recognize a net liability or asset to report the funded status of their defined benefit pension and other postretirement benefit plans on their balance sheets. The Company adopted SFAS No. 158 effective December 31, 2006 and as a result of the adoption, a liability was recognized for the under funded status of the Company's qualified pension plan and the net impact was recognized as an after-tax charge to accumulated other comprehensive income. Subsequent to December 31, 2006, changes in the under funded status of the plan are recognized as a component of other comprehensive income.

SFAS 158 also requires an employer to measure the funded status of a plan as of the employer's year-end reporting date. The Company adopted the measurement date provisions of SFAS No. 158 in 2008 and there was no impact to the financial statements upon adoption.

STOCK OPTION PLANS: In December 2004, the FASB issued Statement No. 123 (revised
2004), Share-Based Payment ("SFAS No. 123(R)"). SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123(R) is a replacement of SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretive guidance. This statement requires entities to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award. SFAS No. 123(R) permits entities to use any option-pricing model that meets the fair value objective in the Statement.

The Company elected to adopt SFAS No. 123(R) on January 1, 2006 under the modified prospective method. Compensation is measured using the fair value of an award on the grant dates and is recognized over the service period, which is usually the vesting period. Compensation cost related to the unvested portion of awards outstanding as of that date was based on the grant- date fair value of those awards as calculated under the original provisions of SFAS No 123; that is, the Company was not required to re-measure the grant-date fair value estimate of the unvested portion of awards granted prior to the effective date of SFAS No 123(R).

EARNINGS PER SHARE: Basic earnings per share represents income available to common shareholders and is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock options and are determined using the treasury stock method.

RELATED PARTY TRANSACTIONS: Directors and officers of the Company and Bank and their affiliates have been customers of and have had transactions with the Bank, and it is expected that such persons will continue to have such transactions in the future. Management believes that all deposit accounts, loans and leases, services and commitments comprising such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers who are not directors or officers. In the opinion of the management, the transactions with related parties did not involve more than normal risks of collectibility or favored treatment or terms, or present other unfavorable features. Notes D, H, and P contain details regarding related party transactions.

COMPREHENSIVE INCOME: Accounting principles generally require that recognized revenue, expenses, gains and losses are included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities and defined benefit pension liabilities, are reported as a separate component of the shareholders' equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

STATEMENTS OF CASH FLOWS: Cash and due from banks, Federal funds sold and interest-earning deposits in banks are recognized as cash equivalents in the statements of cash flows. For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Generally, Federal funds sold have a one-day maturity. Cash flows from loans, leases and deposits are reported net. The Company maintains amounts due from banks and Federal funds sold which, at times, may exceed federally insured limits. The Company has not experienced any losses from such concentrations.

FAIR VALUE

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, the three categories within the hierarchy are as follows:

--------------------------------------------------------------------------------
          Level 1 Quoted prices in active markets for identical assets and liabilities.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Level 2 Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active; and model-based valuation techniques for which all significant inputs are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.
--------------------------------------------------------------------------------

In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which permits a one-year deferral for the implementation of SFAS No. 157 with regard to nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis.

In October 2008, the FASB issued Staff Positions No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active ("FSP No. 157-3"). FSP No. 157-3 amends SFAS No. 157 and clarifies its application in an inactive market. In reaction to the recent financial crisis, this FSP provides clarification as to whether to use direct market information or internally generated estimates of the fair value of financial assets when a market is not active. Application issues addressed by FSP No. 157-3 include: i) how management's internal assumptions should be considered when measuring fair value when relevant observable data do not exist, ii) how observable market information in a market that is not active should be considered when measuring fair value, and iii) how the use of market quotes should be considered when assessing the relevance of observable and unobservable data available to measure fair value. FSP No. 157-3 was effective upon its October 10, 2008 issuance. This FSP did not have an impact on the Company's financial statements.

The Company adopted SFAS No. 157 for the fiscal year beginning January 1, 2008, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted as described above. The adoption of SFAS No. 157 did not have an impact on the Company's financial statements, and the adoption of the remaining provisions of SFAS No. 157 is not expected to have a material impact on the Company's financial statements.

See Note R for additional information regarding fair value.

RECENT ACCOUNTING PRONOUNCEMENTS: In September 2006, the FASB ratified Emerging Issues Task Force ("EITF") Issue No. 06-4, "Accounting for Deferred Compensation and Postretirement

Benefits Associated with Endorsement Split-Dollar Life Insurance Arrangements" ("EITF 06-4"), and in March 2007, the FASB ratified EITF Issue No. 06-10, "Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements" ("EITF 06-10"). EITF 06-4 requires deferred compensation or postretirement benefit aspects of an endorsement-type split-dollar life insurance arrangement to be recognized as a liability by the employer and states the obligation is not effectively settled by the purchase of a life insurance policy. The liability for future benefits should be recognized based on the substantive agreement with the employee, which may be either to provide a future death benefit or to pay for the future cost of the life insurance. EITF 06-10 provides recognition guidance for postretirement benefit liabilities related to collateral assignment split-dollar life insurance arrangements, as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment split-dollar life insurance arrangement. EITF 06-4 and EITF 06-10 are effective for fiscal years beginning after December 15, 2007. The adoption of EITF 06-4 resulted in a decrease to retained earnings of $12,272.

In February 2007, the FASB issued SFAS No, 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No, 115 (Statement 159) which permits an entity to choose to measure certain financial instruments and certain other items at fair value, on an instrument-by-instrument basis. Once an entity has elected to record eligible items at fair value, the decision is irrevocable and the entity should report unrealized gains and losses on items for which the fair value option has been elected in earnings. Statement 159 is effective for fiscal years beginning after November 15, 2007. At the effective date, an entity may elect the fair value option for eligible items that exist at that date with the effect of the first measurement to fair value reported as a cumulative-effect adjustment to the opening balance of retained earnings. There was no impact on the consolidated financial statements of the Company as a result of the adoption of Statement 159 during the first quarter of 2008 since the Company has not elected the fair value option for any eligible items, as defined in Statement 159.

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations," ("SFAS 141(R)") which replaces SFAS 141. SFAS 141(R) establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any controlling interest; recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. FAS 141(R) is effective for acquisitions by the Company taking place on or after January 1, 2009. Early adoption is prohibited. Accordingly, a calendar year-end company is required to record and disclose business combinations following existing accounting guidance until January 1, 2009. The Company will assess the impact of SFAS 141(R) if and when a future acquisition occurs.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Before this statement, limited guidance existed for reporting noncontrolling interests (minority interest). As a result, diversity in practice exists. In some cases minority interest is reported as a liability and in others it is reported in the mezzanine section between liabilities and equity. Specifically, SFAS 160 requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financials statements and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interests. SFAS 160 is effective for the Company on January 1, 2009. Earlier adoption is prohibited. The Company is currently evaluating the impact, if any, the adoption of SFAS 160 will have on its financial position, results of operations and cash flows.

In June 2008, the FASB issued FASB Staff Position (FSP) EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. This FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS) under the two-class method described in paragraphs 60 and 61 of FASB Statement No. 128, Earnings per Share. This FSP shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of this FSP. Early application is not permitted. The Company does not expect this FSP to have a significant effect on the Company's financial statements.

In December 2008, the FASB issued Staff Position No. FAS 132(R)-1, "Employers' Disclosures about Postretirement Benefit Plan Assets" ("FSP FAS 132(R)-1"). FSP FAS 132(R)-1 requires more detailed disclosures about employers' plan assets in a defined benefit pension or other postretirement plan, including employers' investment strategies, major categories of plan assets, concentrations of risk within plan assets, and inputs and valuation techniques used to measure the fair value of plan assets. FSP FAS 132(R)-1 also requires, for fair value measurements using significant unobservable inputs (Level 3), disclosure of the effect of the measurements on changes in plan assets for the period. The disclosures about plan assets required by FSP FAS 132(R)-1 must be provided for fiscal years ending after December 15, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the Company's financial statements.

NOTE B - RESTRICTIONS ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserves against its transaction accounts and nonpersonal time deposits. At December 31, 2008 and 2007 the Bank was required to have cash and liquid assets of approximately $235,000 and $148,000, respectively, to meet these requirements. In addition, the Bank is required to maintain $200,000 in the Federal Reserve Bank for clearing purposes at both December 31, 2008 and 2007.

NOTE C - SECURITIES

The amortized cost, gross unrealized gains, gross unrealized losses and approximate fair values of securities which are classified as available for sale and held to maturity at December 31, 2008 and 2007 are as follows:


AVAILABLE FOR SALE                                         December 31, 2008
                                          ------------------------------------------------------
                                                            Gross        Gross
                                           Amortized     Unrealized    Unrealized       Fair
                                             Cost           Gains        Losses         Value
                                         ------------  ------------   ------------   ----------
Debt Securities:
      U.S. Treasury securities           $  3,110,574  $    107,876   $         --   $  3,218,450
      U.S. Government Agency securities    26,500,000        65,763         (3,386)    26,562,377
      State and Municipal Obligations      19,931,000        77,501       (376,069)    19,632,432
      Trust Preferred Securities              493,615            --             --        493,615
                                         ------------  ------------   ------------   ------------
                                           50,035,189       251,140       (379,455)    49,906,874
                                         ------------  ------------   ------------   ------------
Mortgage-Backed Securities:
      GNMA                                  9,495,917            12         (8,094)     9,487,835
      FNMA                                 35,675,421       467,875       (263,567)    35,879,729
      FHLMC                                14,994,269       210,723         (9,228)    15,195,764
                                         ------------  ------------   ------------   ------------
                                           60,165,607       678,610       (280,889)    60,563,328
                                         ------------  ------------   ------------   ------------

Marketable Equity Securities                3,045,878            --        (29,879)     3,015,999
                                         ------------  ------------   ------------   ------------

Total available for sale securities      $113,246,674  $    929,750   $   (690,223)  $113,486,201
                                         ============  ============   ============   ============
                                                             December 31, 2007
                                          -------------------------------------------------------
                                                           Gross          Gross
                                           Amortized     Unrealized     Unrealized        Fair
                                             Cost          Gains          Losses         Value
                                         ------------  ------------   ------------   ------------
Debt Securities:
      U.S. Treasury securities           $  4,007,040  $     62,179   $         --   $  4,069,219
      U.S. Government Agency securities    30,992,780         8,895       (106,435)    30,895,240
      State and Municipal Obligations      31,190,175       364,035        (49,871)    31,504,339
      Trust Preferred Securities            4,898,731            --       (445,731)     4,453,000
                                         ------------  ------------   ------------   ------------
                                           71,088,726       435,109       (602,037)    70,921,798
                                         ------------  ------------   ------------   ------------
Mortgage-Backed Securities:
      GNMA                                    674,447            --        (16,521)       657,926
      FNMA                                 40,041,144       221,704       (996,597)    39,266,251
      FHLMC                                12,311,134        61,541       (295,091)    12,077,584
                                         ------------  ------------   ------------   ------------
                                           53,026,725       283,245     (1,308,209)    52,001,761
                                         ------------  ------------   ------------   ------------

Marketable Equity Securities                6,030,000        54,000        (28,011)     6,055,989
                                         ------------  ------------   ------------   ------------

Total available for sale securities      $130,145,451  $    772,354   $ (1,938,257)  $128,979,548
                                         ============  ============   ============   ============

HELD TO MATURITY                                             December 31, 2008
                                         --------------------------------------------------------
                                                           Gross        Gross
                                          Amortized     Unrealized    Unrealized         Fair
                                            Cost           Gains        Losses          Value
                                         ------------  ------------   ------------   ------------
Mortgage-Backed Securities:
      GNMA                               $     16,550  $          3   $         --   $     16,553
                                         ============  ============   ============   ============
                                                             December 31, 2007
                                         --------------------------------------------------------
                                                           Gross        Gross
                                          Amortized     Unrealized    Unrealized         Fair
                                            Cost           Gains        Losses          Value
                                         ------------  ------------   ------------   ------------
Mortgage-Backed Securities:
      GNMA                               $     34,185  $         --   $       (473)  $     33,712
                                         ============  ============   ============   ============

The following table presents the Bank's securities' gross unrealized losses and fair value, aggregated by the length of time the individual securities have been in a continuous unrealized loss position at December 31, 2008:

                                         Less than 12 Months         12 Months or More               Total
                                      ------------------------  ------------------------  -----------------------
                                         Fair       Unrealized      Fair      Unrealized      Fair     Unrealized
                                        Value        Losses        Value       Losses        Value       Losses
                                      ------------------------  ------------------------  -----------------------
Investment Securities
   U.S. Government Agency securities  $ 7,996,614  $     3,386  $        --  $        --  $ 7,996,614  $     3,386
   State & Municipal obligations        8,804,717      303,267    2,574,433       72,802   11,379,150      376,069
                                      -----------  -----------  -----------  -----------  -----------  -----------
                                       16,801,331      306,653    2,574,433       72,802   19,375,764      379,455
                                      -----------  -----------  -----------  -----------  -----------  -----------
Mortgage-Backed Securities
   GNMA                                        --           --      465,643        8,094      465,643        8,094
   FNMA                                10,067,156      112,219    4,209,833      151,348   14,276,989      263,567
   FHLMC                                       --           --    1,351,769        9,228    1,351,769        9,228
                                      -----------  -----------  -----------  -----------  -----------  -----------
                                       10,067,156      112,219    6,027,245      168,670   16,094,401      280,889
                                      -----------  -----------  -----------  -----------  -----------  -----------

Marketable Equity Securities                   --           --    1,970,122       29,879    1,970,122       29,879

                                      -----------  -----------  -----------  -----------  -----------  -----------
Total                                 $26,868,487  $   418,872  $10,571,800  $   271,351  $37,440,287  $   690,223
                                      ===========  ===========  ===========  ===========  ===========  ===========

The following table presents the Bank's securities' gross unrealized losses and fair value, aggregated by the length of time the individual securities have been in a continuous unrealized loss position at December 31, 2007:

                                         Less than 12 Months        12 Months or More               Total
                                      ------------------------  ------------------------  ------------------------
                                         Fair       Unrealized      Fair      Unrealized     Fair       Unrealized
                                         Value        Losses       Value        Losses       Value        Losses
                                      ------------------------  ------------------------  ------------------------
Investment Securities
   U.S. Government Agency securities  $        --  $        --  $21,893,564  $   106,435  $21,893,564  $   106,435
   State & Municipal obligations        8,077,673       49,871           --           --    8,077,673       49,871
   Corporate & Other bonds              4,453,000      445,731           --           --    4,453,000      445,731
                                      -----------  -----------  -----------  -----------  -----------  -----------
                                       12,530,673      495,602   21,893,564      106,435   34,424,237      602,037
                                      -----------  -----------  -----------  -----------  -----------  -----------
Mortgage-Backed Securities
   GNMA                                   348,421        6,769      327,981        9,752      676,402       16,521
   FNMA                                   110,712          817   27,637,383      995,780   27,748,095      996,597
   FHLMC                                       --           --    9,546,400      295,091    9,546,400      295,091
                                      -----------  -----------  -----------  -----------  -----------  -----------
                                          459,133        7,586   37,511,764    1,300,623   37,970,897    1,308,209
                                      -----------  -----------  -----------  -----------  -----------  -----------

Marketable Equity Securities                   --           --    1,971,989       28,011    1,971,989       28,011
                                      -----------  -----------  -----------  -----------  -----------  -----------
Total                                 $12,989,806  $   503,188  $61,377,317  $ 1,435,069  $74,367,123  $ 1,938,257
                                      ===========  ===========  ===========  ===========  ===========  ===========

At December 31, 2008, thirty-seven securities have unrealized losses. The following summarizes, by investment security type, the basis for the conclusion that the applicable investment securities within the Company's available for sale portfolio were not other-than-temporarily impaired at December 31, 2008:

Trust Preferred Securities--As of December 31, 2008 there were no unrealized losses on the Company's investment in corporate bonds and notes. This compares to the unrealized losses of $445,731 at December 31, 2007. As of December 31, 2008, this portfolio consisted of two pooled trust preferred securities. During the third quarter of 2008, the Company recorded an other-than-temporary impairment charge of $1,916,100 on one of these securities due to a credit rating downgrade at that time. Subsequent to December 31, 2008, both securities were downgraded to a rating of Ca, indicating a more severe deterioration in the creditworthiness of the underlying issuers of these securities. As a result, the Company recorded additional other-than-temporary impairment charges of $2,476,552 as of December 31, 2008 related to these securities

Equity securities--The unrealized losses on the Company's investment in four marketable equity securities totaled $29,879 which was similar to the unrealized loss of $28,011 as of December 31, 2007. The unrealized loss as of December 31, 2008 is after the other-than-temporary impairment charges of $5.0 million for the year ended December 31, 2008. This portfolio consists of two marketable investment funds with a total fair value of $2,970,171, a money market fund with a fair value of $45,828, and perpetual preferred stock of government sponsored enterprises which have been written down to a fair value of $2 at December 31, 2008. Given the small unrealized loss remaining in this segment of the portfolio, and the Company's ability and intent to hold the investments for a reasonable period of time sufficient for a forecasted recovery of amortized cost, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2008.

Mortgage-backed securities--The unrealized losses on the Company's investment in mortgage-backed securities decreased from $1,308,209 at December 31, 2007 to $280,889 at December 31, 2008. There were no other-than-temporary impairment charges for mortgage-backed securities for the year ended December 31, 2008. These securities are U.S. Government Agency or sponsored agency securities and the contractual cash flows for these investments are performing as expected. Management believes the decline in fair value is attributable to investors' perception of credit and the lack of liquidity in the marketplace. The Company expects to collect all principal and interest on these securities and has the ability and intent to hold these investments until a recovery of amortized cost, which may be at maturity. The Company does not consider these investments to be other-than-temporarily impaired at December 31, 2008.

State and Municipal Obligations--The unrealized losses on the Company's investment in state and municipal obligations increased from $49,871 at December 31, 2007 to $376,069 at December 31, 2008. There were no other-than-temporary impairment charges for these securities during 2008. The increase in the unrealized loss at December 31, 2008 is attributable to concerns about the economy, credit, lack of bank participation in this market and downgrades of the monoline insurers as well as some perceived lack of credibility of the credit rating agencies. At this point, all securities are performing, the Company is receiving all interest and principal payments as contractually agreed, and all these securities are rated as investment grade. The Company does not consider these investments to be other-than-temporarily impaired at December 31, 2008.

U.S. Government Agency Securities--The unrealized losses on the Company's investment in these securities decreased from $106,435 at December 31, 2007 to $3,386 at December 31, 2008. Given the small unrealized loss remaining in this segment of the portfolio, and the Company's ability and intent to hold the investments for a reasonable period of time sufficient for a recovery of amortized cost, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2008.

The amortized cost and fair value of debt securities at December 31, 2008, by contractual maturity, are shown below. Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or prepaid with or without call or prepayment penalties. Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary.

                                                           December 31,2008
                                      -----------------------------------------------------------
                                      Available-for-Sale Securities   Held-to-Maturity Securities
                                        --------------------------    --------------------------
                                          Amortized      Fair          Amortized        Fair
                                             Cost        Value           Cost          Value
                                        ------------  ------------    ------------  ------------
Due in one year or less                 $         --  $         --    $         --  $         --
Due after one year through five years     25,110,576    25,272,025              --            --
Due after five years through ten years     6,403,590     6,443,810              --            --
Due after ten years                       18,521,023    18,191,039              --            --
                                        ------------  ------------    ------------  ------------
                                          50,035,189    49,906,874              --            --
Mortgage-backed securities                60,165,607    60,563,328          16,550        16,553
                                        ------------  ------------    ------------  ------------
   TOTAL DEBT SECURITIES                $110,200,796  $110,470,202    $     16,550  $     16,553
                                        ============  ============    ============  ============

For the years ended December 31, 2008 and 2007, proceeds from the sales of available for sale securities were $43,699,152 and $16,295,820, respectively. Gross gains of $825,103 and gross losses of $287,313 were realized on sales in 2008 and gross gains of $19,632 were realized on sales in 2007. In addition, during the year ended December 31, 2008, the Company recorded a loss of $9,422,650 related to the other-than-temporary impairment of the Company's investments in Freddie Mac and Fannie Mae preferred stock auction rate securities holding such stock, and two pooled trust preferred securities.

Investment securities with a carrying value of $76,450,000 and $62,582,000 were pledged as collateral to secure treasury tax and loan, trust assets, securities sold under agreements to repurchase and public funds at December 31, 2008 and 2007, respectively.

During 2008 and 2007, there were no transfers of securities from the available for sale category into the held to maturity or trading categories, and there were no securities classified as held to maturity that were transferred to available for sale or trading categories.

The OTTI charge in the fourth quarter was related to the impairment write-down on two trust preferred investment securities. The write-down was the result of the significant downgrading of these investments by Moody's credit rating agency. The downgrades were the result of continued weak economic conditions, the number of interest payment deferrals and the exposure of these securities issued by small to medium sized U. S. Community bank and insurance companies to the crisis in the financial industry.

NOTE D - LOANS TO RELATED PARTIES

In the normal course of business the Bank has granted loans to officers and directors of the Bank and to their associates. As of December 31, 2008 and 2007, all loans to officers, directors and their associates were performing in accordance with the contractual terms of the loans. Changes in these loans to persons considered to be related parties are as follows:

                                             2008            2007
                                        --------------  -------------
Balance at the beginning of year        $   2,219,055   $  2,471,904
Advances                                      383,945        596,691
Repayments                                   (406,636)      (792,962)
Other changes                                (118,491)       (56,578)
                                        --------------  -------------
Balance at the end of year              $   2,077,873   $  2,219,055
                                        ==============  =============

Other changes in loans to related parties resulted from loans to individuals who ceased being related parties during the year, as well as existing loans outstanding at the beginning of the year to individuals who became related parties during the year.

NOTE E - LOAN AND LEASE RECEIVABLES

A summary of loans and leases receivable at December 31, 2008 and 2007 is as follows:

                                                                                   2008             2007
                                                                              -------------   -------------
Real estate- residential mortgage                                             $ 192,561,108   $ 189,556,668
Real estate- commercial mortgage                                                 67,454,925      55,752,240
Real estate- construction                                                        38,153,503      34,808,984
Commercial loans                                                                 46,249,689      33,641,679
Commercial leases (net of unearned discount of $2,657,871)                       19,785,870       8,634,199
Installment                                                                       5,113,400       6,519,812
Other                                                                               128,574          99,357
                                                                              -------------   -------------
                                           TOTAL LOANS AND LEASES               369,447,069     329,012,939
Net deferred loan origination costs                                                 562,242         445,671
Premiums on purchased loans                                                          81,588         168,383
Allowance for loan and lease losses                                              (3,698,820)     (2,151,622)
                                                                              -------------   -------------
                                             NET LOANS AND LEASES             $ 366,392,079   $ 327,475,371
                                                                              =============   =============

Changes in the allowance for loan and lease losses for the years ended December 31, 2008 and 2007 were as follows:

                                                                                   2008           2007
                                                                                -----------   -----------
Balance at the beginning of year                                                $ 2,151,622   $ 2,106,100
Provision for loan and lease losses                                               1,836,299       204,000
Loans and leases charged off                                                       (377,071)     (176,777)
Recoveries of loans and leases previously charged off                                87,970        18,299
                                                                                -----------   -----------
                                                      BALANCE AT END OF YEAR $    3,698,820   $ 2,151,622
                                                                                ===========   ===========

A summary of nonperforming loans and leases follows:

                                                                                   2008        2007
                                                                                ----------  ----------
Non-accrual loans and leases                                                    $5,639,735  $2,959,074
Accruing loans and leases contractually past due 90 days or more                    19,603       3,111
                                                                                ----------  ----------
                                                                         TOTAL  $5,659,338  $2,962,185
                                                                                ==========  ==========

If interest income on non-accrual loans and leases throughout the year had been recognized in accordance with their contractual terms, approximately $163,000 and $88,000 of additional interest would have been recorded for the years ended December 31, 2008 and 2007, respectively.

The following information relates to impaired loans and leases, which include all nonaccrual loans and leases and other loans and leases past due 90 days or more, and all restructured loans and leases, as of and for the years ended December 31, 2008 and 2007:

                                                                                 2008        2007
                                                                              ----------  ----------
Loans and leases receivable for which there is a related allowance for loan
   and lease losses                                                           $6,225,481  $  327,027
                                                                              ==========  ==========

Loans and leases receivable for which there is no related allowance for loan
   and lease losses                                                           $2,657,655  $2,632,047
                                                                              ==========  ==========

Allowance for loan and lease losses related to impaired loans and leases      $  939,066  $  181,119
                                                                              ==========  ==========

Additional information related to impaired loans and leases is as follows:

                                                             2008         2007
                                                          ----------  ----------
Average recorded investment in impaired loans and leases  $4,646,000  $1,865,000
                                                          ==========  ==========
Interest income recognized                                $  600,000  $  228,000
                                                          ==========  ==========
Cash interest received                                    $  540,000  $  186,000
                                                          ==========  ==========

The Bank's lending activities are conducted principally in the Litchfield County section of Connecticut. The Bank grants single-family and multi-family residential loans, commercial real estate loans, commercial business loans and a variety of consumer loans. In addition, the Bank grants loans for the construction of residential homes, residential developments and for land development projects. Although lending activities are diversified, a substantial portion of many of the Bank's customers' net worth is dependent on real estate values in the Bank's market area. The Bank's leasing activities are conducted primarily in the New England states as well as in New Jersey. The leasing company's activities are primarily equipment financing.

The Bank has established credit policies applicable to each type of lending activity in which it engages, evaluates the creditworthiness of each customer and, in most cases, extends credit of up to 80% of the market value of the collateral at the date of the credit extension depending on the Bank's evaluation of the borrowers' creditworthiness and type of collateral. The market value of collateral is monitored on an ongoing basis and additional collateral is obtained when warranted. Real estate is the primary form of collateral. Other important forms of collateral are marketable securities, time deposits, automobiles, boats, motorcycles and recreational vehicles. While collateral provides assurance as a secondary source of repayment, the Bank ordinarily requires the primary source of repayment to be based on the borrower's ability to generate continuing cash flows. The Bank's policy for real estate collateral requires that, generally, the amount of the loan may not exceed 80% of the original appraised value of the property. Private mortgage insurance is required for the portion of the loan in excess of 80% of the original appraised value of the property. For installment loans, the Bank may loan up to 100% of the value of the collateral. For leases, the leasing company will lend 100% of the asset value financed.


NOTE F - PREMISES AND EQUIPMENT

The major categories of premises and equipment as of December 31, 2008 and 2007 are as follows:

                                                     2008         2007
                                                     ----         ----
Land                                            $ 1,245,465  $ 1,245,465
Buildings and improvements                        7,740,270    7,584,199
Furniture and fixtures                            3,617,064    3,597,603
Leasehold improvements                              220,761      212,106
                                                -----------  -----------
                                                 12,823,560   12,639,373
Less accumulated depreciation and amortization    5,453,308    4,880,612
                                                -----------  -----------
                                                $ 7,370,252  $ 7,758,761
                                                ===========  ===========

Depreciation and amortization expense on premises and equipment for the years ended December 31, 2008 and 2007 was $734,020 and $751,259, respectively.

Included in buildings and improvements, premises under capital lease totaled $1,100,644, and related accumulated amortization as of December 31, 2008 and 2007 totaled $110,202 and $55,101, respectively.

NOTE G - LEASES

The Company leases a branch office of the Bank under a twenty-year capital lease that expires in 2026. In addition, at December 31, 2008, the Company was obligated under various non-cancellable operating leases for office space. Certain leases contain renewal options and provide for increased rentals based principally on increases in the average consumer price index. The Company also pays certain executory costs under these leases. Net rent expense under operating leases was approximately $240,000 and $242,000 for 2008 and 2007, respectively. The future minimum payments under the capital lease and operating leases are as follows:

                                            Capital Lease       Operating Leases
                                          ----------------    ------------------
2009                                      $        75,000     $         151,053
2010                                               75,000               108,742
2011                                               75,917               112,018
2012                                               86,000               115,365
2013                                               86,000               118,819
2014 and thereafter                             1,320,833               301,630
                                          ----------------    ------------------
                                                1,718,750     $         907,627
                                                              ==================
Less amount representing interest                (653,187)
                                          ----------------

Present value of future minimum lease
   payments-capital lease obligation      $     1,065,563
                                          ================

NOTE H - DEPOSITS

A summary of deposits at December 31, 2008 and 2007 is as follows:

                                             2008          2007
                                             ----          ----
Noninterest bearing:
   Demand                                $ 69,548,261  $ 70,564,267
                                         ------------  ------------
Interest bearing:
   Savings                                 58,582,376    56,344,878
   Money market                            93,085,126    78,738,706
   Time certificates of deposit in
      denominations of $100,000 or more    41,003,855    52,345,036
Other time certificates of deposit         81,107,006    77,624,777
                                         ------------  ------------
Total interest bearing                    273,778,363   265,053,397
                                         ------------  ------------
                                         $343,326,624  $335,617,664
                                         ============  ============

Included in deposits as of December 31, 2008 are approximately $15,902,000 of brokered deposits which have varying maturities through December 2009.

The following is a summary of time certificates of deposits by contractual maturity as of December 31, 2008:

    2009            95,891,432
    2010            24,494,209
    2011               528,997
    2012               556,922
    2013               639,301
                   ------------
    Total          122,110,861

Deposit  accounts  of  officers,   directors  and  their  associates  aggregated
$4,965,692 and $9,015,747 at December 31, 2008 and 2007, respectively.

NOTE I - BORROWINGS AND FEDERAL HOME LOAN BANK STOCK

Federal Home Loan Bank Borrowings and Stock

The Bank, which is a member of the Federal Home Loan Bank of Boston (the "FHLBB"), is required to maintain as collateral, an investment in capital stock of the FHLBB in an amount equal to a certain percentage of its outstanding residential first mortgage loans. Purchases of Federal Home Loan Bank stock totaled $360,200 during 2008 and $634,500 during 2007. There were no redemptions during 2008. Redemptions during 2007 amounted to $10,500. The 2008 and 2007 increases in FHLBB stock are due to capital structure changes implemented during the second quarter of 2004 by the Federal Home Loan Bank of Boston (FHLBB). These changes require each institution's stock investment in the FHLBB to be reflective of that institution's use of FHLBB products. The Company views its investment in the FHLBB stock as a long-term investment. Accordingly, when evaluating for impairment, the value is determined based on the ultimate recovery of the par value rather than recognizing temporary declines in value. The determination of whether a decline affects the ultimate recovery is influenced by criteria such as: 1) the significance of the decline in net assets of the FHLBB as compared to the capital stock amount and length of time a decline has persisted; 2) impact of legislative and regulatory changes on the FHLBB and 3) the liquidity position of the FHLBB. The FHLBB announced in February 2009 that it will suspend its dividend for the first quarter of 2009, will likely not pay any dividends for the remainder of 2009, and will continue its moratorium on excess stock repurchases announced in December 2008. The FHLBB noted their primary concern related to the impact of other-than-temporary impairment charges recorded on private label mortgage-backed securities (MBS) as of December 31, 2008. In addition, in March 2009, the FHLBB announced that it was filing its Form 10-K with the SEC late because of the need to further evaluate potential additional losses on its MBS.

While the FHLBB announced that it remained adequately capitalized as of December 31, 2008 in its February announcement, the Company is unable to determine if the potential additional charges to earnings will change this regulatory capital classification. The Company does not believe that its investment in the FHLBB is impaired as of this date. However, this estimate could change in the near term as a result of any of the following events: 1) additional significant impairment losses are incurred on the MBS causing a significant decline in the FHLBB's regulatory capital status; 2) the economic losses resulting from credit deterioration on the MBS increases significantly and 3) capital preservation strategies being utilized by the FHLBB become ineffective.

As a member of the FHLBB, the Bank has access to a preapproved line of credit of up to 2% of its total assets and the capacity to obtain additional advances up to 30% of its total assets. In accordance with an agreement with the FHLBB, the Bank is required to maintain qualified collateral, as defined in the FHLBB Statement of Products Policy, free and clear of liens, pledges and encumbrances for the advances. FHLBB stock and certain loans which aggregate approximately 100% of the outstanding advances are used as collateral. At December 31, 2008, advances under the Federal Home Loan Bank line of credit totaled $1,608,000. At December 31, 2007, there were no advances under the Federal Home Loan Bank line of credit. At December 31, 2008 and 2007, other outstanding advances from the FHLBB aggregated $80,000,000 and $91,500,000, respectively, at interest rates ranging from 3.95% to 4.59%, and 3.27% to 4.70%, respectively.

Repurchase Agreements with Financial Institutions
-------------------------------------------------

At December 31, 2008 and 2007, securities sold under agreements to repurchase totaled $26,450,000 and $21,550,000, respectively, at interest rates ranging from 3.19% to 3.635%, and 3.20% to 4.19%, respectively.

Repurchase Agreements with Customers
------------------------------------

At December 31, 2008 and 2007, the balance of securities sold under repurchase agreements with customers was $18,222,571 and $14,142,773, respectively. Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transactions.

Collateralized Borrowings
-------------------------

Collateralized borrowings amounted to $1,375,550 and $1,699,336 as of December 31, 2008 and 2007, respectively. Pursuant to FASB Statement No. 140, certain loan participation agreements did not qualify for sale accounting due to buyback provisions included within the agreement, thus the Company has not surrendered control over the transferred loans and has accounted for the transfers as collateralized borrowings.

Junior Subordinated Debt Issued by Unconsolidated Trusts
--------------------------------------------------------

The Company has established two Delaware statutory trusts, First Litchfield Statutory Trust I and First Litchfield Statutory Trust II, for the sole purpose of issuing trust preferred securities and related trust common securities. The proceeds from such issuances were used by the trusts to purchase junior subordinated notes of the Company, which are the sole assets of each trust.

Concurrently with the issuance of the trust preferred securities, the Company issued guarantees for the benefit of the holders of the trust preferred securities. The trust preferred securities are issues that qualify, and are treated by the Company, as Tier 1 regulatory capital. The Company wholly owns all of the common securities of each trust. The trust preferred securities issued by each trust rank equally with the common securities in right of payment, except that if an event of default under the indenture governing the notes has occurred and is continuing, the preferred securities will rank senior to the common securities in right of payment.

The table below summarizes the outstanding junior subordinated notes and the related trust preferred securities issued by each trust as of December 31, 2008:

                                               First Litchfield          First Litchfield
                                              Statutory Trust I         Statutory Trust II
                                            -----------------------    ---------------------

Junior Subordinated Notes:
   Principal balance                        $            7,011,000     $          3,093,000

   Annual interest rate                         3 mo libor + 3.10%       3 mo libor + 1.65%
   Stated maturity date                               June 26,2033             June 30,2036
   Call date                                          June 26,2008             June 30,2011

Trust Preferred Securities:
   Face value                                            6,800,000                3,000,000

Annual distribution rate                        3 mo libor + 3.10%       3 mo libor + 1.65%
Issuance date                                          June 1,2033              June 1,2006
Distribution dates (1)                                   Quarterly                Quarterly

(1) All cash distributions are cumulative

Trust preferred securities are currently considered regulatory capital for purposes of determining the Company's Tier I capital ratios. On March 1, 2005, the Board of Governors of the Federal Reserve System, which is the Company's banking regulator, approved final rules that allow for the continued inclusion of outstanding and prospective issuances of trust preferred securities in regulatory capital subject to new, more strict limitations. The Company has until March 31, 2009 to meet the new limitations. Management does not believe these final rules will have a significant impact on the Company.

The trust preferred securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated notes at the stated maturity date or upon redemption on a date no earlier than June 26, 2008 for First Litchfield Statutory Trust I and June 30, 2011 for First Litchfield Statutory Trust II. Prior to these respective redemption dates, the junior subordinated notes may be redeemed by the Company (in which case the trust preferred securities would also be redeemed) after the occurrence of certain events that would have a negative tax effect on the Company or the trusts, would cause the trust preferred securities to no longer qualify as Tier 1 capital, or would result in a trust being treated as an investment company. Each trust's ability to pay amounts due on the trust preferred securities is solely dependent upon the Company making payment on the related junior subordinated notes. The Company's obligation under the junior subordinated notes and other relevant trust agreements, in aggregate, constitute a full and unconditional guarantee by the Company of each trust's obligations under the trust preferred securities issued by each trust. The Company has the right to defer payment of interest on the notes and, therefore, distributions on the trust preferred securities, for up to five years, but not beyond the stated maturity date in the table above. During any such deferral period the Company may not pay cash dividends on its common stock and generally may not repurchase its common stock.

The contractual maturities of the Company's long-term borrowings at December 31, 2008, by year, are as follows:

                                           Fixed             Floating
                                           Rate                Rate                 Total
                                     ------------------  -----------------  ------------------
2009                                 $      15,034,000   $              -   $      15,034,000
2010                                        15,090,000                  -          15,090,000
2011                                            97,000                  -              97,000
2012                                         5,104,000                  -           5,104,000
2013                                        22,612,000                  -          22,612,000
Thereafter                                  49,889,000         10,104,000          59,993,000
                                     ------------------  -----------------  ------------------
TOTAL LONG-TERM DEBT                 $     107,826,000   $     10,104,000   $     117,930,000
                                     ==================  =================  ==================

NOTE J - INCOME TAXES

The components of the income tax (benefit) provision are as follows:

                                  2008         2007
                              -----------   -----------

Current Provision:
   Federal                    $   755,815   $   178,289

Deferred (Benefit) Provision
   Federal                     (3,868,274)       47,413
                              -----------   -----------
                              $(3,112,459)  $   225,702
                              ===========   ===========

A reconciliation of the anticipated income tax expense (computed by applying the Federal statutory income tax rate of 34% to the income before taxes) to the (benefit) provision for income taxes as reported in the statements of operations is as follows:

                                                                       2008                    2007
                                                               -------------------    ---------------------
(Benefit) provision for income taxes at statutory Federal rate $ (2,583,649)  (34)%   $     738,835      34%
Increase (decrease) resulting from:
   Tax exempt interest income                                      (451,306)   (6)%        (464,076)   (21)%
   Nondeductable interest expense                                    47,273      1%          62,718       3%
   Tax exempt income from insurance policies                       (134,677)   (2)%        (130,587)    (6)%
   Other                                                              9,900     -            18,812      -
                                                               -------------------    ---------------------
(Benefit) Provision for income taxes                           $ (3,112,459)  (41)%   $     225,702      10%
                                                               ===================    =====================

The tax effects of temporary differences that give rise to significant components of the deferred tax assets and deferred tax liabilities at December 31, 2008 and 2007 are presented below:

                                                        2008           2007
                                                     -----------   -----------
Deferred tax assets:
   Allowance for loan and lease losses               $ 1,257,598   $   731,552
   Depreciation                                          207,789       140,883
   Accrued expenses                                      387,740       282,836
   Alternative minimum taxes                             452,992       261,503
   Unfunded pension liability                            609,211       256,490
   Unrealized loss on available for sale securities           --       396,407
   Securities write-downs                              3,203,701            --
                                                     -----------   -----------
      Total gross deferred tax assets                  6,119,031     2,069,671
                                                     -----------   -----------
Deferred tax liabilities:
   Tax bad debt reserve                                 (153,536)     (153,536)
   Prepaid pension costs                                (268,902)     (246,976)
   Net deferred loan and lease costs                    (191,162)     (151,528)
   Leases                                               (338,328)     (151,856)
   Unrealized gain on available for sale securities      (81,439)           --
   Prepaid expenses and other                             (2,707)      (38,240)
                                                     -----------   -----------
      Total gross deferred tax liabilities            (1,036,074)     (742,136)
                                                     -----------   -----------
Net deferred tax asset                               $ 5,082,957   $ 1,327,535
                                                     ===========   ===========

Based on the Company's income taxes paid in prior years and expected future earnings, management believes that it is more likely than not that the deferred tax asset will be realized.

Effective for taxable years commencing after December 31, 1998, financial services institutions doing business in Connecticut are permitted to establish a "passive investment company" ("PIC") to hold and manage loans secured by real property. PICs are exempt from Connecticut corporation business tax, and dividends received by the financial services institution's parent from PICs are not taxable. In August 2000, the Bank established a PIC, as a wholly-owned subsidiary, and beginning in October 2000, transferred a portion of its residential and commercial mortgage loan portfolios from the Bank to the PIC. A substantial portion of the Company's interest income is now derived from the PIC, an entity that has been organized as a state tax exempt entity, and accordingly there is no provision for state income taxes in 2008 and 2007.

NOTE K - EMPLOYEE BENEFITS

PENSION PLAN: The Bank has a noncontributory defined benefit pension plan (the "Plan") that covers substantially all employees who have completed one year of service and have attained age 21. The benefits are based on years of service and the employee's compensation during the last five years of employment. During the first quarter of 2005, the Bank's pension plan was curtailed. Prior to the Plan's curtailment, the Bank's funding policy was to contribute amounts to the Plan sufficient to meet the minimum funding requirements set forth in ERISA, plus such additional amounts as the Bank determined to be appropriate from time to time. The actuarial information has been calculated using the projected unit credit method.

The following table sets forth the Plan's funded status and amounts recognized in the consolidated balance sheets at December 31, 2008 and 2007 using a measurement date of December 31:

                                                 2008          2007
                                             -----------   -----------
Change in benefit obligation
Benefit obligation, beginning                $ 3,270,153   $ 3,408,732
Service Cost                                          --            --
Interest Cost                                    187,272       184,166
Actuarial loss                                   (19,938)      (31,536)
Benefits paid                                   (441,864)     (291,209)
                                             -----------   -----------
Benefit obligation, ending                     2,995,623     3,270,153
                                             -----------   -----------

Change in plan assets:
Fair value of plan assets, beginning           3,242,172     2,939,118
Actual return on plan assets                    (905,594)      494,263
Employer contribution                            100,000       100,000
Benefits paid                                   (441,864)     (291,209)
                                             -----------   -----------
Fair value of plan assets, ending              1,994,714     3,242,172
                                             -----------   -----------
Funded status at end of year included
  in accrued expenses and other liabilities  $(1,000,909)  $   (27,981)
                                             ===========   ===========

The accumulated benefit obligation was $2,995,623 and $3,270,153 at December 31, 2008 and 2007, respectively. At December 31, 2008 and 2007, $1,791,798 and
$754,381, respectively of net actuarial losses are included in accumulated other comprehensive loss. The estimated net loss that will be amortized from accumulated other comprehensive loss into net periodic benefit cost in 2009 is $95,741.


                                                           2008          2007
                                                       -----------   -----------

Components of net periodic benefit cost and other amounts recognized in other comprehensive income:

   Service cost                                        $        --   $        --
   Interest cost                                           187,272       184,166
   Expected return on plan assets                         (206,533)     (200,249)
   Amortization of unrealized loss                          54,772        72,651
                                                       -----------   -----------
   Net periodic benefit cost                                35,511        56,568
                                                       -----------   -----------

Other changes in plan assets and benefit obligations recognized in other comprehensive income:

      Net loss (gain)                                    1,037,417      (398,201)
                                                       -----------   -----------
Total recognized in net periodic
   benefit cost and other comprehensive loss (income)  $ 1,072,928   $  (341,633)
                                                       ===========   ===========


Weighted-average  assumptions used to determine benefit  obligations at December
31:

                                                        2008          2007
                                                    -----------    -----------
Discount rate                                            6.00%         6.00%
Rate of compensation increase                              N/A           N/A

Weighted-average assumptions used to determine net periodic benefit cost for years ended December 31:

                                                          2008           2007
                                                       ----------     ----------
Discount rate                                             6.00%          6.00%
Expected return on plan assets                            7.50%          7.50%
Rate of compensation increase                              N/A            N/A

The pension expense for the Plan was $35,511 and $56,568 for the years ended December 31, 2008 and 2007, respectively, and is calculated based upon a number of actuarial assumptions, including an expected long-term rate of return on Plan assets of 7.50% each year. In developing the expected long-term rate of return assumption, management evaluated input from its investment advisor and actuaries, including their review of asset class return expectations as well as long-term inflation assumptions. Management anticipates that investments will continue to generate long-term returns averaging at least 7.50%. Management regularly reviews the asset allocations and periodically rebalances investments when considered appropriate. Management continues to believe that 7.50% is a conservatively reasonable long-term rate of return on Plan assets. Management will continue to evaluate the actuarial assumptions, including the expected rate of return, at least annually, and will adjust as necessary.

The Bank's pension plan weighted average asset allocations at December 31, 2008 and 2007 by asset category are as follows:

                                    Percentage of
                                  Plan Assets as of
                                     December 31,
Asset Category                       2008   2007
--------------                       ----   ----
Cash and receivables                   10%    7%
Corporate debt and equity securities   63%   66%
Pooled funds/ Mutual funds              8%   13%
Government securities                  19%   14%
                                     ----------
Total                                 100%  100%
                                     ==========

The purpose of the pension investment program is to provide the means to pay retirement benefits to participants and their beneficiaries in the amounts and at the times called for by the Plan. Plan benefits were frozen effective May 1, 2005. The Bank made a $100,000 contribution to the Plan during both 2008 and 2007, Contributions of $54,167 are anticipated to be made in 2009.

Plan assets are diversified and invested in accordance with guidelines established by the Bank's Compensation and Trust Committees. The portfolio is managed according to a standard Growth and Income Investment Objective model. The target asset allocation is 60% equity and 40% fixed income exposure.
Rebalancing takes place when the investment mix varies more than 5% of its Investment Objective model. Equity plan assets are further diversified in investment styles ranging from large cap, mid cap, small cap and international. Individual corporate, government agency and municipal bonds/notes, fixed income mutual funds and exchange traded funds, as well as certificates of deposits, provide fixed income for the plan and are diversified by type, credit quality and duration. The fixed income investments are laddered by maturity in order to mitigate interest rate sensitivity and income fluctuations over time.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

    2009            $     191,000
    2010                  203,000
    2011                  241,000
    2012                  239,000
    2013                  234,000
  2014-2018             1,178,000

EMPLOYEE SAVINGS PLAN: The Bank offers an employee savings plan under section 401(k) of the Internal Revenue Code. Under the terms of the Plan, employees may contribute up to 10% of their pre-tax compensation. For the years ended December 31, 2008 and 2007, the Bank made matching contributions equal to 50% of participant contributions up to the first 6% of pre-tax compensation of a contributing participant. The Bank also made a contribution of 3% of pre-tax compensation for all eligible participants regardless of whether the participant made voluntary contributions to the 401(k) plan. Participants vest immediately in both their own contributions and the Bank's contributions. Employee savings plan expense was $273,483 and $237,461 for 2008 and 2007, respectively.

OTHER BENEFIT PLANS: Beginning in 1996, the Company offered directors the option to defer their directors' fees. If deferred, the fees are held in a trust account with the Bank. The Bank has no control over the trust. The fair value of the related trust assets and corresponding liability of $93,234 and $180,951 at December 31, 2008, and 2007, respectively are included in the Company's balance sheet. During 2005, the plan was amended to cease the deferral of any future fees.

In 2000, the Bank adopted a long-term incentive compensation plan for its executive officers and directors. Under this plan, officers and directors are awarded deferred incentive compensation annually based on the earnings performance of the Bank. Twenty percent of each award vests immediately and the remainder vests ratably over the next four years, however, awards are immediately vested upon change of control of the Bank, or when the participants reach their normal retirement date or early retirement age, as defined. In addition, interest is earned annually on the vested portion of the awards. Upon retirement, the participants' total deferred compensation, including earnings thereon, may be paid out in one lump sum, or paid in equal annual installments over fifteen years for executive officers and ten years for directors. For the years ended December 31, 2008 and 2007, $53,001 and $72,702, respectively, were charged to operations under this plan. The related liability, of $465,237 and $419,187 at December 31, 2008 and 2007, respectively, is included in accrued expenses and other liabilities. At December 31, 2007, unvested benefits earned under this plan were approximately $19,000.

In 2005, the Bank established an Employee Stock Ownership Plan ("ESOP"), for the benefit of its eligible employees. The ESOP invests in the stock of the Company providing participants with the opportunity to participate in any increases in the value of Company stock. Under the ESOP, eligible employees, which represent substantially all full-time employees, are awarded shares of the Company's stock which are allocated among participants in the ESOP in proportion to their compensation. The Board determines the total amount of compensation to be awarded under the plan. That amount of compensation divided by the fair value of the Company's shares at the date the shares are transferred to the plan determines the number of shares contributed to the plan. Dividends are allocated to participant accounts in proportion to their respective shares. For the years ended December 31, 2008 and 2007, there were no expenses incurred under the ESOP. During 2006, the Company contributed 2,414 shares to the ESOP, and no shares were contributed to the ESOP during 2008 or 2007. Under the terms of the

ESOP, the Company is required to repurchase shares from participants upon death or termination. The fair value of shares subject to repurchase at December 31, 2008 is less than $25,000.

Effective January 1, 2006, the Bank entered into supplemental retirement agreements with three of the Bank's Senior Officers. At December 31, 2008 and 2007, accrued supplemental retirement benefits of $377,000 and $214,000, respectively, are recognized in the Company's balance sheet related to these plans. Upon retirement, the plans provide for payments to these individuals ranging from 10% to 25% of the three year average of the executive's compensation prior to retirement for the life expectancy of the executive at the retirement date

The Bank has an investment in, and is the beneficiary of, life insurance policies on the lives of certain current and former directors and officers. The purpose of these life insurance investments is to provide income through the appreciation in cash surrender values of the policies, which is used to offset the costs of the long-term incentive compensation plan as well as other employee benefit plans. These policies have aggregate cash surrender values of approximately $10,417,000 and $10,021,000 at December 31, 2008 and 2007,
respectively. In addition, these assets are unsecured and are maintained with four insurance carriers.

The Company has agreements with certain members of senior management which provide for cash severance payments equal to two times annual compensation for the previous year, upon involuntary termination or reassignment of duties inconsistent with the duties of a senior executive officer, within 24 months following a "change in control" (as such terms are defined in the agreements). In addition, the agreements provide for the continuation of health and other insurance benefits for a period of 24 months following a change in control. The Company has similar agreements with other members of management which provide for cash severance of six months annual compensation if termination or reassignment of duties occurs within six months following a change of control, and provide for the continuation of health and other insurance benefits for a period of six months following a change in control.

The Company has agreements under split-dollar life insurance arrangements with certain members of management which provide for the payment of fixed amounts to such individual's beneficiaries. In conjunction with the adoption of EITF 06-4 on January 1, 2008, the Company recorded an increase to accrued expenses of $12,272 related to these agreements. At December 31, 2008, $41,431 is included in accrued expenses related to these agreements.

NOTE L - SHAREHOLDERS' EQUITY AND EARNINGS PER SHARE

In November 2007, the Board of Directors declared 5% stock dividends payable on December 31, 2007. Payment of these dividends resulted in the issuance of 118,873 additional common shares in December 2007. There were no stock dividends declared in 2008. The market value of the shares issued was charged to retained earnings, the par value of the shares issued was credited to common stock and the remainder was credited to additional paid-in capital. Fractional shares were payable in cash on an equivalent share basis of $16.00 for the 2007 stock dividend. Weighted-average shares and per share data have been restated to give effect to all stock dividends and splits.

On December 12, 2008 the Company issued Fixed-Rate Cumulative Perpetual Preferred Stock to the U. S. Department of the Treasury for $10 million in a private placement exempt from registration. The EESA authorized the U. S. Treasury to appropriate funds to eligible financial institutions participating in the TARP Capital Purchase Program. The capital investment included the issuance of preferred shares of the Company and a warrant to purchase common shares pursuant to a Letter Agreement and a Securities Purchase Agreement (collectively the "Agreement"). The dividend rate of 5% increases to 9% after the first five years. Dividend payments are made on the 15th day of February, May, August and November of each year. The warrant allows the holder to purchase up to 199,203 shares of the Company's common stock over a 10-year period at an exercise price per share of $7.53. The preferred shares and the warrant qualify as Tier 1 regulatory capital. The Agreement subjects the Company to certain restrictions and conditions including those related to common dividends, share repurchases, executive compensation, and corporate governance.

The following is information about the computation of net (loss) income per share for the years ended December 31, 2008 and 2007. Shares outstanding include all shares contributed to the ESOP as all such shares have been allocated to the participants.

                                                                           For the Year Ended December 31, 2008
                                                                      ------------------------------------------------
                                                                             Net         Weighted Average  Per Share
                                                                             Loss             Shares        Amount
                                                                        ---------------   -------------  -------------
Basic Net Loss Per Share
   Loss available to common stockholders                                $   (4,516,773)      2,362,897   $      (1.92)
                                                                                                         =============
Effect of Dilutive Securitites
   Options/unvested restricted shares outstanding                                    -               -              -
                                                                        ---------------   -------------
Diluted Net Loss Per Share
   Loss available to common stockholders plus assumed conversions       $   (4,516,773)      2,362,897   $      (1.92)
                                                                        ===============   =============  =============

                                                                            For the Year Ended December 31, 2007
                                                                      ------------------------------------------------
                                                                             Net         Weighted Average  Per Share
                                                                            Income           Shares         Amount
                                                                        ---------------   -------------  -------------
Basic Net Income Per Share
   Income available to common stockholders                              $    1,947,342       2,369,210   $       0.82
                                                                                                         =============
Effect of Dilutive Securities
   Options outstanding                                                               -           3,513
                                                                        ---------------   -------------
Diluted Net Income Per Share
   Income available to common stockholders plus assumed conversions     $    1,947,342       2,372,723   $       0.82
                                                                        ===============   =============  =============

For the year ended December 31, 2008, the effect of stock options and unvested restricted shares was not considered because the effect would have been anti-dilutive.

NOTE M - STOCK OPTION PLANS

At December 31, 2008, the Company had one fixed option plan, which is described below. Effective January 1, 2006, the Company adopted SFAS No. 123(R) utilizing the modified prospective approach. Prior to the adoption of SFAS No. 123(R), the Company accounted for the stock options grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" (the intrinsic value method), and accordingly, recognized no compensation expense for stock option grants. Because there were no unvested share-based awards at January 1, 2006, the adoption of this statement had no initial effect on the Company's financial statements.

STOCK COMPENSATION PLAN: During 2007 the Company approved a restricted stock plan (the "2007 Plan") for senior management. These awards vest at the end of a five-year period, or earlier if the senior manager ceases to be a senior manager for any reason other than cause, for example, retirement. The holders of these awards participate fully in the rewards of stock ownership of the Company, including voting and dividend rights. The senior managers are not required to pay any consideration to the Company for the restricted stock awards. The Company measures the fair value of the awards based on the average of the high price and low price at which the Company's common stock traded on the date of the grant. For the year ended December 31, 2008, $8,412 was recognized as compensation expense under the 2007 Plan. At December 31, 2008, unrecognized compensation cost of $37,473 related to these awards is expected to vest over a weighted average period of 4 years.

A summary of unvested shares as of and for the year ended December 31, 2008 is as follows:

                                                        Weighted Average
                                                           Grant Date
                                          Shares           Fair Value
                                        -----------    -------------------
Unvested shares, beginning of year               -     $                 -
Shares granted during the year               3,500                   13.11
Shares vested during the year                    -                       -
                                        -----------    -------------------
Unvested shares, end of year                 3,500     $             13.11
                                        ===========    ===================

OPTION PLAN FOR OFFICERS AND OUTSIDE DIRECTORS

A stock option plan for officers and outside directors was approved by the shareholders during 1994. The price and number of options in the plan have been adjusted for all stock dividends and splits.

The stock option plan for directors automatically granted each director an initial option of 3,721 shares of the Company's common stock. Automatic annual grants of an additional 631 shares for each director were given for each of the four following years.

The stock option plan for officers, grants options based upon individual officer performance.

Under both the director and officer plans, the price per share of the option is the fair market value of the Company's stock at the date of the grant. No option may be exercised until 12 months after it is granted at which time options fully vest. Options are exercisable for a period of ten years from the grant thereof.

Activity in the option plan for officers and outside directors for 2008 and 2007 is summarized as follows: (The number of shares and price per share have been adjusted to give retroactive effect to all stock dividends and splits.)

                                                               2008                       2007
                                                  -------------------------- --------------------------
                                                                Weighted                   Weighted
                                                                 Average                    Average
                                                   Number of  Exercise Price  Number of  Exercise Price
                                                    Shares      Per Share      Shares      Per Share
                                                  -------------------------- --------------------------
Options outstanding at the beginning of the year        7,327        $11.64       17,744         $9.74
      Granted                                               -             -            -             -
      Exercised                                         1,893         10.82       10,417          8.40
      Cancelled                                             -             -            -             -
                                                  ------------               ------------
Options outstanding and exercisable at end of year      5,434        $11.93        7,327        $11.64
                                                  ============               ============

At December 31, 2008, the remaining contractual life was 1 month.

Shares reserved for issuance of common stock under all the option plans is equal to the amount of options outstanding at the end of 2008 or 5,434.

The intrinsic value of options outstanding and exercisable at December 31, 2008 and 2007 is $0 and $20,932, respectively. The intrinsic value of options exercised during the years ended December 31, 2008 and 2007 was $0 and $63,571, respectively.

NOTE N - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES

Dividends are paid by the Company from its assets which are mainly provided by dividends from the Bank. However, certain restrictions exist regarding the ability of the Bank to transfer funds to the Company in the form of cash dividends, loans or advances. The approval of the Comptroller of the Currency is required to pay dividends in excess of the Bank's earnings retained in the current year plus retained net profits for the preceding two years. As of December 31, 2008, the Bank had retained earnings of approximately $26,102,000, of which there was no undistributed net income available for distribution to the Company as dividends.

Under Federal Reserve regulation, the Bank is also limited in the amount it may loan to the Company, unless such loans are collateralized by specified obligations. At December 31, 2008, the amount available for transfer from the Bank to the Company in the form of loans is limited to 10% of the Bank's capital stock and surplus.

NOTE O - COMMITMENTS AND CONTINGENCIES

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In the normal course of business, the Bank is party to financial instruments with off-balance sheet risk to meet the financing needs of its customers. These instruments include commitments to extend credit and unused lines of credit, and expose the Bank to credit risk in excess of the amounts recognized in the balance sheets.

The contractual amounts of commitments to extend credit represent the amounts of potential accounting loss should: the contract be fully drawn upon; the customer default; and the value of any existing collateral become worthless. The Bank uses the same credit policies in making off-balance-sheet commitments and conditional obligations as it does for on-balance-sheet instruments. Management believes that the Bank controls the credit risk of these financial instruments through credit approvals, credit limits, monitoring procedures and the receipt of collateral as deemed necessary. Total credit exposures at December 31, 2008 and 2007 related to these items are summarized below:

                                                         2008             2007
                                                    Contract Amount  Contract Amount
                                                     ------------     ------------
Loan and lease commitments:
   Approved loan and lease commitments               $ 18,336,000     $ 16,791,000
   Unadvanced portion of:
      Construction loans                               13,979,000       15,061,000
      Commercial lines of credit                       76,817,000       49,189,000
      Home equity lines of credit                      34,932,000       31,922,000
      Overdraft protection and other consumer lines       961,000          994,000
      Credit cards                                      3,618,000        3,362,000
      Standby letters of credit                         2,173,000        2,773,000
                                                     ------------     ------------
                                                     $150,816,000     $120,092,000
                                                     ============     ============

Loan and lease commitments are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral for loans is primarily residential property. Collateral for leases is primarily equipment. Interest rates on the above are primarily variable. Standby letters of credit are written commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan and lease facilities to customers. As of January 1, 2003, newly issued or modified guarantees that are not derivative contracts have been recorded on the Company's consolidated balance sheet at their fair value at inception. No liability related to guarantees was required to be recorded at December 31, 2008 and 2007.

LEGAL PROCEEDINGS

The Company is involved in various legal proceedings which arose during the course of business and are pending against the Company. Management believes the ultimate resolution of these actions and the liability, if any, resulting from such actions will not materially affect the financial condition or results of operations of the Company.

NOTE P - RELATED PARTY TRANSACTIONS

For the years ended December 31, 2008 and 2007, the Bank paid approximately $8,500 and $25,000, respectively, for rent and legal fees, to companies, the principals of which are Directors of the Company. During the year ended December 31, 2007, the Company paid approximately $421,000 to a company, the principal which is a Director of the Company, for rent and the purchase of branch property.

NOTE Q - REGULATORY CAPITAL

The  Company  (on a  consolidated  basis)  and the Bank are  subject  to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 Capital (as defined) to average assets (as defined). Management believes, as of December 31, 2008 that the Company and the Bank meet all capital adequacy requirements to which it is subject.

Tier 1 capital consists of common shareholders' equity, noncumulative and cumulative perpetual preferred stock, and minority interests less goodwill. Total capital includes the allowance for loan and lease losses (up to a certain amount), perpetual preferred stock (not included in Tier 1), hybrid capital instruments, term subordinated debt and intermediate-term preferred stock. Trust preferred securities are currently considered regulatory capital for purposes of determining the Company's Tier I capital ratios. Risk adjusted assets are assets adjusted for categories of on and off-balance sheet credit risk.

As of December 31, 2008 the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. Due to the increased provision for loan and lease losses as well as the OTTI losses, as of December 31, 2008 the Bank was not considered well capitalized. During the first quarter of 2009 the Company contributed $4,000,000 in capital to the Bank. As a result of this action, as of March 31, 2009, the Bank met all conditions to be considered well capitalized. There were no conditions or events since that notification that management believes have changed the Bank's category.

The Company's and Bank's actual capital amounts and ratios compared to required regulatory amounts and ratios are presented below:

                                                                             Minimum Required         To Be Well Capitalized
                                                                                For Capital          Under Prompt Corrective
                                                      Actual                 Adequacy Purposes            Action Purposes
                                             -----------------------      -----------------------     -----------------------
As of December 31, 2008:                        Amount      Ratio            Amount      Ratio           Amount      Ratio
                                             -----------------------      -----------------------     -----------------------
The Company
Total Capital to Risk Weighted Assets      $    43,361,000  11.74%      $    29,548,000    8%              N/A        N/A
Tier I Capital to Risk Weighted Assets          39,662,000  10.74%           14,772,000    4%              N/A        N/A
Tier I Capital to Average Assets                39,662,000  7.85%            20,210,000    4%              N/A        N/A

The Bank
Total Capital to Risk Weighted Assets      $    34,778,000  9.43%       $    29,504,000    8%       $    36,880,000   10%
Tier I Capital to Risk Weighted Assets          31,079,000  8.43%            14,747,000    4%            22,120,000    6%
Tier I Capital to Average Assets                31,079,000  6.10%            20,380,000    4%            25,475,000    5%

                                                                               Minimum Required          To Be Well Capitalized
                                                                                  For Capital            Under Prompt Corrective
                                                      Actual                   Adequacy Purposes              Action Purposes
                                             ------------------------      -------------------------     ------------------------
As of December 31, 2007:                        Amount       Ratio             Amount       Ratio           Amount       Ratio
                                             ------------------------      -------------------------     ------------------------
The Company
Total Capital to Risk Weighted Assets      $    41,561,000    12.61%     $     25,367,000        8%    $           N/A       N/A
Tier I Capital to Risk Weighted Assets          39,409,000    11.96%           13,180,000        4%                N/A       N/A
Tier I Capital to Average Assets                39,409,000     8.04%           19,606,000        4%                N/A       N/A

The Bank
Total Capital to Risk Weighted Assets      $    38,312,000    11.65%     $     26,309,000        8%    $    32,886,000       10%
Tier I Capital to Risk Weighted Assets          36,160,000    11.00%           13,149,000        4%         19,724,000        6%
Tier I Capital to Average Assets                36,160,000     7.36%           19,652,000        4%         24,565,000        5%

NOTE R - FAIR VALUE OF FINANCIAL INSTRUMENTS AND INTEREST RATE RISK

Effective January 1, 2008, the Company adopted SFAS No. 157, which, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosures about fair value measurements. As defined in SFAS No. 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques the Company is required to provide the following information according to the fair value hierarchy described in Note A. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values.

A description of the valuation methodologies used for assets and liabilities recorded at fair value, and for estimating fair value for financial instruments not recorded at fair value in accordance with SFAS No. 107, "Disclosures About Fair Values of Financial Instruments" ("SFAS No. 107"), is set forth below.

Cash and Due From Banks, Federal Funds Sold, Accrued Interest Receivable, Accrued Interest Payable, Collateralized Borrowings, and Short-term Borrowings:
These assets and liabilities are short-term, and therefore, book value is a reasonable estimate of fair value. These financial instruments are not carried at fair value on a recurring basis.

Federal Home Loan Bank Stock,  Federal  Reserve Bank Stock and Other  Restricted
Stock: Such stock is estimated to equal the carrying value, due to the historical experience that these stocks are redeemed at par. These financial instruments are not carried at fair value on a recurring basis.

Available for Sale and Held to Maturity Securities: Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include U.S. Treasury securities and certain equity securities that are traded in an active exchange market. If quoted prices are not available, then fair values are estimated by using pricing models (i.e., matrix pricing) or quoted prices of securities with similar characteristics and are classified within Level 2 of the valuation hierarchy. Examples of such instruments include U.S. Government agency and sponsored agency bonds, mortgage-backed and debt securities, state and municipal obligations, corporate and other bonds and equity securities in markets that are not active, and certain collateral dependent loans.

Available for sale securities are recorded at fair value on a recurring basis, and held to maturity securities are only disclosed at fair value.

Loans Held for Sale: The fair value of loans and leases held for sale is based on quoted market prices.

Loans: For variable rate loans which reprice frequently and have no significant change in credit risk, carrying values are a reasonable estimate of fair values, adjusted for credit losses inherent in the portfolios. The fair value of fixed rate loans is estimated by discounting the future cash flows using the year end rates, estimated using local market data, at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, adjusted for credit losses inherent in the portfolios. Loans are generally not recorded at fair value on a recurring basis. However, from time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.

Deposits: The fair value of demand deposits, savings and money market deposits is the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities to a schedule of aggregated expected maturities on such deposits. Deposits are not recorded at fair value on a recurring basis.

Long-term debt: The fair value of long-term debt is estimated using a discounted cash flow calculation that applies current interest rates for borrowings of similar maturity to a schedule of maturities of such advances. Long-term debt is not recorded at fair value on a recurring basis.

Off-balance-sheet   instruments:   Fair  values  for  off-balance-sheet  lending
commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings. Off-balance sheet instruments are not recorded at fair value on a recurring basis.

The following table details the financial instruments that are carried at fair value and measured at fair value on a recurring basis as of December 31, 2008, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine the fair value.

The Company uses models when quotations are not available for certain securities or in markets where trading activity has slowed or ceased. When quotations are not available, and are not provided by third party pricing services, management's judgment is necessary to determine fair value. In situations involving management judgment, fair value is determined using discounted cash flow analysis or other valuation models which incorporate available market information, including appropriate benchmarking to similar instruments, analysis of default and recovery rates, estimation of prepayment characteristics and implied volatilities.

                                                    Fair Value Measurements at December 31, 2008, Using

                                                                     Quoted Prices in                              Significant
                                                       December      Active Markets for    Significant Other      Unobservable
                                                       31, 2008       Identical Assets     Observable Inputs          Inputs
                                                        Total            (Level 1)            (Level 2)            (Level 3)
                                                   -------------     -----------------     -----------------      -------------
Assets:
              Available for sale securities        $ 113,486,201        $    5,188,571     $  108,297,630         $          -
                                                   =============     =================     =================      =============

U.S. Treasury securities and one equity security, with a carrying value of $5,188,571 at December 31, 2008, are the only assets whose fair values are measured on a recurring basis using Level 1 inputs (active market quotes).

The fair values of other U. S. Government and agency mortgaged backed securities and debt securities, State and Municipal obligations, other corporate bonds, and certain equity securities are measured on a recurring basis, using Level 2 inputs of observable market data on similar securities. The carrying value of these securities totaled $108,297,630 as of December 31, 2008.

The following table details the financial instruments carried at fair value and measured at fair value on a nonrecurring basis as of December 31, 2008 and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine the fair value:

                                                                                   December 31, 2008
                                                     ------------------------------------------------------------------------------
                                                                               Quoted Prices in      Significant        Significant
                                                         Balance             Active Markets for      Observable        Unobservable
                                                          as of                Identical Assets         Inputs            Inputs
                                                     December 31, 2008             (Level 1)           (Level 2)          (Level 3)
                                                     -----------------       ------------------      -----------        ------------
Financial assets held at fair value
  Impaired Loans (1)                                      $  3,271,452                $       -      $   694,650        $  2,576,802
                                                          ============                =========      ===========        ============

(1) Represents carrying value and related write-downs for which adjustments are based on the appraised value


The Company will apply the fair value measurement and disclosure provisions of SFAS No. 157 effective January 1, 2009 to nonfinancial assets and liabilities measured on a nonrecurring basis. The Company may measure the fair value of the following on a nonrecurring basis: (1) long-lived assets; and (2) other real estate owned.

SFAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. SFAS No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The estimated fair value amounts for 2008 and 2007 have been measured as of their respective year-ends and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than amounts reported at each year-end.

The information presented should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only required for a limited portion of the Company's assets and liabilities. Due to the wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company's disclosures and those of other companies may not be meaningful.

The recorded book balances and estimated fair values of the Company's financial instruments at December 31, 2008 and 2007 are as follows:

                                                           2008                                2007
                                            ----------------------------------  ----------------------------------
                                                  Book          Estimated             Book          Estimated
                                                 Value          Fair Value           Value          Fair Value
                                            ----------------------------------  ----------------------------------
Financial Assets:
Cash and due from banks                      $     9,238,783        9,238,783     $   21,497,194       21,497,194
Available for sale securities                    113,486,201      113,486,201        128,979,548      128,979,548
Held to maturity securities                           16,550           16,553             34,185           33,712
Federal Home Loan Bank Stock                       5,427,600        5,427,600          5,067,400        5,067,400
Federal Reserve Bank Stock                           225,850          225,850            225,850          225,850
Other restricted stock                               100,000          100,000             95,000           95,000
Loans held for sale                                1,013,216        1,013,216                  -                -
Loans and leases, net                            366,392,079      365,191,872        327,475,371      335,526,483
Accrued interest receivable                        2,262,918        2,262,918          2,609,606        2,609,606

Financial Liabilities:
Savings deposits                                  58,582,376       58,582,376         56,344,878       56,344,878
Money market and demand deposits                 162,633,387      162,633,387        149,302,973      149,302,973
Time certificates of deposit                     122,110,861      122,607,975        129,969,813      130,267,235
Federal Home Loan Bank advances                   81,608,000       86,044,755         91,500,000       96,219,124
Repurchase agreements with
   financial institutions                         26,450,000       26,316,528         21,550,000       21,421,552
Repurchase agreements with customers              18,222,571       18,222,571         14,142,773       14,142,773
Subordinated debt                                 10,104,000       10,104,000         10,104,000       10,104,000
Accrued interest payable                             611,829          611,829            731,496          731,496
Collateralized borrowings                          1,375,550        1,375,550          1,699,336        1,699,336

Loan  and  lease  commitments,   rate  lock  derivative  commitments  and  other
commitments, on which the committed interest rate is less than the current market rate are insignificant at December 31, 2008 and 2007.

The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Bank's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans, leases and deposits and by investing in securities with terms that mitigate the Bank's overall interest rate risk.

NOTE S - OTHER COMPREHENSIVE INCOME (LOSS)

Accumulated other comprehensive loss is comprised of the following at December 31, 2008 and 2007:

                                                    2008           2007
                                                 -----------   -----------

Unrealized (gains) losses on available for sale
   securities, net of taxes                      $  (158,088)  $   769,496
Unfunded pension liability, net of taxes           1,182,586       497,891
                                                 -----------   -----------
                                                 $ 1,024,498   $ 1,267,387
                                                 ===========   ===========

Other comprehensive income for the years ended December 31, 2008 and 2007 is as follows:

                                                                                                 2008
                                                                         --------------------------------------------------
                                                                             Before- Tax                       Net-of-Tax
                                                                               Amount           Taxes            Amount
                                                                           ---------------  --------------   --------------
Unrealized holding losses arising during the period                        $   (7,479,430)  $   2,543,006    $  (4,936,424)
Less: reclassification adjustment for losses recognized in net loss             8,884,860      (3,020,852)       5,864,008
                                                                           ---------------  --------------   --------------
Unrealized holding gain on available for sale securities,
   net of taxes                                                                 1,405,430        (477,846)         927,584
Net pension loss                                                               (1,037,417)        352,722         (684,695)
                                                                           ---------------  --------------   --------------
Total other comprehensive income, net of taxes                             $      368,013   $    (125,124)   $     242,889
                                                                           ===============  ==============   ==============

                                                                                                 2007
                                                                         --------------------------------------------------
                                                                             Before- Tax                       Net-of-Tax
                                                                               Amount           Taxes            Amount
                                                                           ---------------  --------------   --------------
Unrealized holding gains arising during the period                         $    1,968,743   $    (669,373)   $   1,299,370
Less: reclassification adjustment for gains recognized in net income              (19,632)          6,675          (12,957)
                                                                           ---------------  --------------   --------------
Unrealized holding gain on available for sale securities, net of taxes          1,949,111        (662,698)       1,286,413
Net pension gain                                                                  398,201        (135,388)         262,813
                                                                           ---------------  --------------   --------------
Total other comprehensive income, net of taxes                             $    2,347,312   $    (798,086)   $   1,549,226
                                                                           ===============  ==============   ==============

NOTE T - FIRST LITCHFIELD FINANCIAL CORPORATION PARENT COMPANY ONLY FINANCIAL INFORMATION


FIRST LITCHFIELD FINANCIAL CORPORATION
Condensed Balance Sheets                                         December 31,
                                                           ------------------------
                                                              2008         2007
                                                           -----------  -----------
Assets
Cash and due from banks                                    $ 8,564,235  $ 3,114,290
Investment in The First National Bank of Litchfield         33,629,067   34,863,604
Investment in the First Litchfield Statutory Trusts I, II      304,000      304,000
Other assets                                                   408,973      501,838
                                                           -----------  -----------
Total Assets                                               $42,906,275  $38,783,732
                                                           ===========  ===========

Liabilities and Shareholder's Equity
Liabilities:
Subordinated Debt                                          $10,104,000  $10,104,000
Other liabilities                                              388,886      367,120
                                                           -----------  -----------
Total Liabilites                                            10,492,886   10,471,120
                                                           -----------  -----------
Shareholders' equity                                        32,413,389   28,312,612
                                                           -----------  -----------
Total Liabilities and Shareholders' Equity                 $42,906,275  $38,783,732
                                                           ===========  ===========
Condensed Statements of Operations                         Years Ended December 31,
                                                          -------------------------
                                                              2008          2007
                                                          -----------   -----------
Dividends from subsidiary                                 $ 1,425,000   $ 1,900,000
Other expenses, net                                           682,166       877,608
                                                          -----------   -----------
Income before taxes and equity in earnings
 of subsidiary                                                742,834     1,022,392
Income tax benefit                                            231,936       298,386
                                                          -----------   -----------
Income before equity in undistributed (losses)
  earnings of subsidiary                                      974,770     1,320,778
Equity in undistributed (losses) earnings
  of subsidiary                                            (5,465,154)      626,564
                                                          -----------   -----------

Net (loss) income                                         $(4,490,384)  $ 1,947,342
                                                          ===========   ===========
Condensed Statements of Cash Flows                       Years Ended December 31,
                                                        ---------------------------
                                                            2008          2007
                                                        ------------   ------------
Cash flows from operating activities:
Net (loss) income                                       $ (4,490,384)  $  1,947,342
Adjustments to reconcile net (loss) income
     to cash provided by operating activities:
   Equity in undistributed losses (earnings)
     of subsidiary                                         5,465,154       (626,564)
   Other, net                                                 98,679        135,247
                                                        ------------   ------------
Cash provided by operating activities                      1,073,449      1,456,025
                                                        ------------   ------------

Cash flows from investing activities:
  Investment in the First National Bank
    of Litchfield                                         (4,000,000)            --
                                                        ------------   ------------
Cash used in investing activities                         (4,000,000)            --
                                                        ------------   ------------

Cash flows from financing activities:
   Stock options exercised                                    20,482         87,487
   Distribution in cash for financial shares
     of common stock                                              --         (3,917)
   Proceeds from issuance of preferred shares             10,000,000             --
   Purchase of treasury shares                              (227,098)      (132,208)
   Dividends paid on common stock                         (1,416,888)    (1,354,434)
                                                        ------------   ------------
Cash  provided by (used in) financing activities           8,376,496     (1,403,072)
                                                        ------------   ------------
   Net increase in cash and due from banks                 5,449,945         52,953
Cash and due from banks at the beginning of the year       3,114,290      3,167,243
                                                        ------------   ------------

Cash and due from banks at the end of the year          $  8,564,235   $  3,114,290
                                                        ============   ============

NOTE U - SEGMENT REPORTING

Beginning in 2007, with First Litchfield Leasing Corporation fully operational, the Company has two operating segments for purposes of reporting business line results. These segments are Community Banking and Leasing. The Community Banking segment is defined as all the operating results of The First National Bank of Litchfield. The Leasing segment is defined as the results of First Litchfield Leasing Corporation. Because First Litchfield Leasing Corporation is a new subsidiary, methodologies and organizational hierarchies are newly developed and will be subject to periodic review and revision. The following presents the operating results and total assets for the segments of First Litchfield Financial Corporation for the years ended December 31, 2008 and 2007. The Company uses an internal reporting system to generate information by operating segment. Estimates and allocations are used for noninterest expenses and income taxes. The Company uses a matched maturity funding concept to allocate interest expense to First Litchfield Leasing Corporation. The matched maturity funding concept utilizes the origination date and the maturity date of the lease to assign an interest expense to each lease.

                                                                                For the Year Ended
                                                                                December 31, 2008
                                                       ----------------------------------------------------------------------
                                                          Community                          Elimination       Consolidated
                                                           Banking           Leasing           Entries            Total
                                                       ----------------  ----------------   ---------------   ---------------
Net interest income                                    $    14,274,471   $       665,114    $            -    $   14,939,585
Provision for loan and lease losses                          1,742,186            94,113                 -         1,836,299
                                                       ----------------  ----------------   ---------------   ---------------
Net interest income after provision for
  loan and lease losses                                     12,532,285           571,001                 -        13,103,286
Noninterest (loss) income                                   (5,366,133)            4,028                 -        (5,362,105)
Noninterest expense                                         14,970,593           369,556                 -        15,340,149
                                                       ----------------  ----------------   ---------------   ---------------
Income (loss) before income taxes                           (7,804,441)          205,473                 -        (7,598,968)
Income tax provision (benefit)                              (3,175,720)           63,261                 -        (3,112,459)
Minority Interest                                                3,875                 -                 -             3,875
                                                       ----------------  ----------------   ---------------   ---------------
Net income (loss)                                      $    (4,632,596)  $       142,212    $             -   $   (4,490,384)
                                                       ================  ================   ===============   ===============
Total assets as of December 31, 2008                   $   509,370,298   $    23,089,258    $     (201,949)   $  532,257,607
                                                       ================  ================   ===============   ===============

                                                                              For the Year Ended
                                                                                December 31, 2007
                                                       ----------------------------------------------------------------------
                                                          Community                          Elimination       Consolidated
                                                           Banking           Leasing           Entries            Total
                                                       ----------------  ----------------   ---------------   ---------------
Net interest income                                    $    12,951,760   $       261,299    $            -    $   13,213,059
Provision for loan and lease losses                            123,726            80,274                 -           204,000
                                                       ----------------  ----------------   ---------------   ---------------
Net interest income after provision for
  loan and lease losses                                     12,828,034           181,025                 -        13,009,059
Noninterest income                                           3,431,476                 -                 -         3,431,476
Noninterest expense                                         13,948,648           318,843                 -        14,267,491
                                                       ----------------  ----------------   ---------------   ---------------
Income (loss) before income taxes                            2,310,862          (137,818)                -         2,173,044
Income tax provision (benefit)                                 274,159           (48,457)                -           225,702
                                                       ----------------  ----------------   ---------------   ---------------
Net income (loss)                                      $     2,036,703   $       (89,361)   $            -    $    1,947,342
                                                       ================  ================   ===============   ===============
Total assets as of December 31, 2007                   $   535,136,271   $    10,972,121    $  (38,454,763)   $  507,653,629
                                                       ================  ================   ===============   ===============

NOTE V - FOURTH QUARTER ADJUSTMENTS

The Company reported a net loss of $4,490,384 or $1.92 diluted loss per common share for the year ended December 31, 2008 and a net loss of $205,853 or $.09 diluted loss per common share for the fourth quarter of 2008. During the fourth quarter the Company recorded a $1,469,299 provision for loan and lease losses and an impairment charge on available for sale securities of $2,476,552. Additionally during the fourth quarter the Company recognized the $1,710,200 deferred tax benefit on third quarter impairment losses related to Fannie Mae and Freddie Mac preferred stock and auction rate securities holding such stock.

The increased fourth quarter provision for loan and lease losses was primarily attributable to the increase in impaired loans during the fourth quarter as a result of the deteriorating market conditions. Impaired loans increased from $4,719,588 at September 30, 2008 to $8,883,136 at December 31, 2008, most of which was concentrated in Connecticut. In addition, the Company increased its general allowance for loan and lease losses component to reflect the current market conditions and increases in delinquent loans.

During the three months and quarter ended September 30, 2008, the Company incurred a $5,030,000 loss from the other-than-temporary impairment of Fannie Mae and Freddie Mac preferred stock and auction rate preferred securities holding such stock. As of September 30, 2008, these losses were considered capital losses for Federal income tax purposes, which are only deductible if such losses are offset against capital gains. Because the Company did not have any such capital gains in the tax carryback period, and because there were no tax strategies available to generate future capital gains to utilize such losses, a deferred tax valuation allowance of $1,710,200 was recorded at September 30, 2008, which represented the amount of deferred tax benefit related to the impairment losses. Subsequent to September 30, 2008, the passage of the Federal Emergency Economic Stabilization Act changed the Federal tax laws to allow the deductions of losses to be treated as ordinary losses for Federal Income tax purposes. Therefore, the Company in the fourth quarter of 2008, recognized the deferred tax benefit of $1,710,200 in the fourth quarter of 2008.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in or disagreements with the accountants of the Company during the 24 month period prior to December 31, 2008, or subsequently.

ITEM 9A(T).   CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company's Exchange Act report is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to the Company's management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily is required to apply its judgment in evaluating the cost-benefit of possible controls and procedures.

The Company's Management, under the supervision and with the participation of the Company's Chief Executive Officer and the Company's Chief Financial Officer evaluated the effectiveness of the Company's disclosure controls and procedures as of December 31, 2008. Based on the foregoing, the Company's Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures were effective.

(b) Management's Report on Internal Control over Financial Reporting

Management is responsible for establishing and maintaining, for the Company, adequate internal control over financial reporting, as such term is defined in Exchange act Rule 13a-15(f) under the Securities Exchange Act of 1934. Under the supervision and with the participation of the Chief Executive Officer and the Chief Financial Officer, we conducted an evaluation of the effectiveness of our control over financial reporting based on the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO"). Based on our evaluation under the framework, management has concluded that our internal control over financial reporting was effective as of December 31, 2008. There were no material weaknesses in the Company's internal control over financial reporting identified by management.

The annual report does not include an attestation report the Company's registered public accounting firm, regarding internal control over financial reporting. Management's report was not subject to attestation by the Company's registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only Management's report in this annual report.

(c) Changes in Internal Control over Financial Reporting

There was no change in the Company's internal control over financial reporting that occurred during the Company's fourth quarter of 2008 that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                                                                         Annex E

                     FIRST LITCHFIELD FINANCIAL CORPORATION

        EXCERPTS FROM FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2009
              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                         PART I - FINANCIAL INFORMATION


ITEM 1.  FINANCIAL STATEMENTS

FIRST LITCHFIELD FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)                                              September 30,    December 31,
                                                                                         2009             2008
                                                                                     -------------   -------------
ASSETS
      Cash and due from banks                                                        $  43,182,377   $   9,238,320
      Interest - bearing accounts due from banks                                            61,209             463
                                                                                     -------------   -------------
                                                          CASH AND CASH EQUIVALENTS     43,243,586       9,238,783
                                                                                     -------------   -------------

      Securities:
          Available for sale securities, at fair value                                  98,308,680     113,486,201
          Held to maturity securities (fair value $15,420 -2009 and $16,553-2008)           15,064          16,550
                                                                                     -------------   -------------
                                                                   TOTAL SECURITIES     98,323,744     113,502,751
                                                                                     -------------   -------------

      Federal Home Loan Bank stock, at cost                                              5,427,600       5,427,600
      Federal Reserve Bank stock, at cost                                                  225,850         225,850
      Other restricted stock, at cost                                                      105,000         100,000
      Loans held for sale                                                                   95,000       1,013,216

      Loan and lease receivables, net of allowance for loan and lease losses of  $6,084,194 -2009, $3,698,820-2008
                                                               NET LOANS AND LEASES    376,566,884     366,392,079
      Premises and equipment, net                                                        7,098,133       7,370,252
      Foreclosed real estate                                                               547,040              --
      Deferred income taxes                                                              5,327,407       5,082,957
      Accrued interest receivable                                                        1,939,745       2,262,918
      Cash surrender value of life insurance                                            10,710,080      10,416,651
      Due from broker for security sales                                                        --       9,590,823
      Other assets                                                                       1,593,294       1,633,727
                                                                                     -------------   -------------

                                                                       TOTAL ASSETS  $ 551,203,363   $ 532,257,607
                                                                                     =============   =============
LIABILITIES
      Deposits:
          Noninterest bearing                                                        $  70,023,494   $  69,548,261
          Interest bearing                                                             312,500,950     273,778,363
                                                                                     -------------   -------------
                                                                     TOTAL DEPOSITS    382,524,444     343,326,624

      Federal Home Loan Bank advances                                                   80,000,000      81,608,000
      Repurchase agreements with financial institutions                                 22,500,000      26,450,000
      Repurchase agreements with customers                                              19,409,085      18,222,571
      Junior subordinated debt issued by unconsolidated trust                           10,104,000      10,104,000
      Collateralized borrowings                                                                 --       1,375,550
      Capital lease obligation                                                           1,051,421       1,065,563
      Due to broker for security purchases                                                      --      12,994,945
      Accrued expenses and other liabilities                                             4,225,497       4,643,090
                                                                                     -------------   -------------

                                                                  TOTAL LIABILITIES    519,814,447     499,790,343
                                                                                     -------------   -------------

EQUITY
SHAREHOLDERS' EQUITY
      Preferred stock $.00001 par value; 1,000,000 shares authorized, 10,000 shares             --              --
        outstanding as of 9/30/09 and 12/31/08
      Common stock $.01 par value
          Authorized - 5,000,000 shares
          2009 - Issued - 2,506,622 shares, outstanding - 2,356,875 shares
          2008 - Issued - 2,506,622 shares, outstanding - 2,356,875 shares                  25,044          25,038
      Additional paid-in capital                                                        37,937,617      37,892,831
      Accumulated deficit                                                               (3,781,940)     (3,325,920)
      Less: Treasury stock at cost- 149,747 as of 9/30/09 and 12/31/08                  (1,154,062)     (1,154,062)
      Accumulated other comprehensive loss, net of taxes                                (1,786,077)     (1,024,498)
                                                                                     -------------   -------------
                                       TOTAL FIRST LITCHFIELD FINANCIAL CORPORATION
                                                               SHAREHOLDERS' EQUITY     31,240,582      32,413,389
                                                                                     -------------   -------------
NONCONTROLLING INTERESTS                                                                   148,334          53,875
                                                                                     -------------   -------------
                                                                       TOTAL EQUITY     31,388,916      32,467,264
                                                                                     -------------   -------------


                                         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $ 551,203,363   $ 532,257,607
                                                                                     =============   =============

See Notes to Consolidated Financial Statements.

FIRST LITCHFIELD FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)


                                                                      Three Months Ended                 Nine Months Ended
                                                                         September 30,                     September 30,
                                                                     2009             2008             2009              2008
                                                                --------------   --------------   --------------   --------------

INTEREST AND DIVIDEND INCOME
     Interest and fees on loans and leases                      $    5,328,296   $    5,363,809   $   16,217,789   $   16,200,748
                                                                --------------   --------------   --------------   --------------

     Interest and dividends on securities:
          Mortgage-backed securities                                   450,007          991,860        1,837,716        2,647,249
          US Treasury and other securities                              87,288          397,073          361,834        1,325,699
          State and municipal securities                               200,673          279,144          626,860          905,529
          Trust Preferred and other securities                          17,976           65,299          120,521          285,075
                                                                --------------   --------------   --------------   --------------
               Total interest on securities                            755,944        1,733,376        2,946,931        5,163,552
                                                                --------------   --------------   --------------   --------------
     Other interest income                                              27,219           43,482           47,684          210,868
                                                                --------------   --------------   --------------   --------------
                     TOTAL INTEREST AND DIVIDEND INCOME              6,111,459        7,140,667       19,212,404       21,575,168
                                                                --------------   --------------   --------------   --------------

INTEREST EXPENSE
     Interest on deposits:
          Savings                                                       65,163          173,193          255,021          479,079
          Money market                                                 131,823          363,373          603,929        1,185,540
          Time certificates of deposit                                 937,871        1,130,642        2,774,018        3,976,610
                                                                --------------   --------------   --------------   --------------
                             TOTAL INTEREST ON DEPOSITS              1,134,857        1,667,208        3,632,968        5,641,229
     Interest on Federal Home Loan Bank advances                       850,917        1,013,339        2,616,091        3,035,762
     Interest on repurchase agreements                                 230,128          398,077          785,004        1,147,314
     Interest on subordinated debt                                     139,273          137,523          377,276          453,284
     Interest on collateralized borrowings                              15,686           25,418           58,837           80,221
     Interest on capital lease obligation                               13,973           14,220           42,108           42,837
                                                                --------------   --------------   --------------   --------------
                                 TOTAL INTEREST EXPENSE              2,384,834        3,255,785        7,512,284       10,400,647
                                                                --------------   --------------   --------------   --------------
                                    NET INTEREST INCOME              3,726,625        3,884,882       11,700,120       11,174,521
PROVISION FOR LOAN AND LEASE LOSSES                                  2,682,691          155,000        3,470,280          367,000
                                                                --------------   --------------   --------------   --------------
                    NET INTEREST INCOME AFTER PROVISION
                              FOR LOAN AND LEASE LOSSES              1,043,934        3,729,882        8,229,840       10,807,521
                                                                --------------   --------------   --------------   --------------
NONINTEREST INCOME (LOSS)
     Banking service charges and fees                                  412,883          417,803        1,165,371        1,143,723
     Trust                                                             345,357          319,049          892,896          992,142
     (Losses) gains on available for sale securities                    (6,490)      (6,720,523)         314,584       (6,687,682)
     Increase in cash surrender value of life insurance                 99,224          101,702          293,429          299,279
     Gains on the sale of loans                                        349,294           17,085          509,552           34,904
     Other                                                              14,767           57,356           83,721          200,041
                                                                --------------   --------------   --------------   --------------
                        TOTAL NONINTEREST INCOME (LOSS)              1,215,035       (5,807,528)       3,259,553       (4,017,593)
                                                                --------------   --------------   --------------   --------------
NONINTEREST EXPENSE
     Salaries                                                        1,689,178        1,650,937        4,878,218        4,968,276
     Employee benefits                                                 440,930          406,287        1,350,877        1,298,126
     Net occupancy                                                     290,254          293,833          919,779          898,056
     Equipment                                                         137,492          151,144          434,010          465,528
     Legal fees                                                        128,647           85,703          370,440          203,323
     Directors fees                                                     43,925           51,175          137,900          151,475
     Computer services                                                 291,898          259,291          870,125          746,378
     Supplies                                                           50,863           58,020          124,537          148,449
     Consulting, services and fees                                     189,554           70,393          442,106          314,431
     Postage                                                            37,757           40,056          112,767          113,676
     Advertising                                                        36,050          170,839          349,091          465,209
     FDIC assessments                                                  210,829           91,395          930,055          183,744
     Loss due to dishonored items                                      768,583               --          768,583               --
     Other                                                             786,524          423,957        1,877,044        1,419,121
                                                                --------------   --------------   --------------   --------------
                              TOTAL NONINTEREST EXPENSE              5,102,484        3,753,030       13,565,532       11,375,792
                                                                --------------   --------------   --------------   --------------
                               LOSS BEFORE INCOME TAXES             (2,843,515)      (5,830,676)      (2,076,139)      (4,585,864)
BENEFIT FOR INCOME TAXES                                              (770,444)        (404,786)        (705,887)        (274,945)
                                                                --------------   --------------   --------------   --------------
               NET LOSS BEFORE NONCONTROLLING INTERESTS             (2,073,071)      (5,425,890)      (1,370,252)      (4,310,919)
                              NET INCOME ATTIBUTABLE TO
                               NONCONTROLLING INTERESTS                 41,832               --           94,459               --
                                                                --------------   --------------   --------------   --------------
                                               NET LOSS         $   (2,114,903)  $   (5,425,890)  $   (1,464,711)  $   (4,310,919)
            DIVIDENDS AND ACCRETION ON PREFERRED SHARES                137,874               --          412,910               --
                                                                --------------   --------------   --------------   --------------
              NET LOSS AVAILABLE TO COMMON SHAREHOLDERS         $   (2,252,777)  $   (5,425,890)  $   (1,877,621)  $   (4,310,919)
                                                                ==============   ==============   ==============   ==============
LOSS PER SHARE
                        BASIC NET LOSS PER COMMON SHARE         $        (0.96)  $        (2.30)  $        (0.80)  $        (1.82)
                                                                ==============   ==============   ==============   ==============
                      DILUTED NET LOSS PER COMMON SHARE         $        (0.96)  $        (2.30)  $        (0.80)  $        (1.82)
                                                                ==============   ==============   ==============   ==============
DIVIDENDS PER SHARE                                             $           --   $         0.15   $         0.10   $         0.45
                                                                ==============   ==============   ==============   ==============


 See Notes to Consolidated Financial Statements.

FIRST LITCHFIELD FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(Unaudited)


                                                                               Retained                  Accumulated
                                                                 Additional    Earnings                      Other         Total
                            Noncontrolling  Preferred  Common    Paid-In     (Accumulated      Treasury  Comprehensive Shareholders'
                               Interests     Stock      Stock    Capital       Deficit)          Stock       Loss         Equity
                            --------------  ---------  ------    -------      -----------      --------  ------------  ------------
Nine months
 ended
September 30, 2008
Balance,
December 31, 2007               $   50,000   $      -  $ 25,012  $27,858,841   $ 2,623,110   $  (926,964)  $(1,267,387)  $28,362,612
Adoption of
 EITF issue,
Acccounting
 for Deferred
Compensation and
 Postretirement
Benefits Associated
with Endorsement
Split Dollar
Arrangements as of
January 1, 2008                          -          -         -            -       (12,272)            -             -      (12,272)
Comprehensive income
  (loss):
Net income                               -          -         -            -    (4,310,919)            -             -  ( 4,310,919)
Other comprehensive
 loss, net of taxes:
   Net unrealized
   holding loss on
    available for
     sale securities                     -          -          -           -             -             -    (2,129,230)  (2,129,230)
   Net actuarial loss
    and prior service
    cost for pension
      benefits                           -          -          -           -             -             -      (537,088)    (537,088)
                                                                                                                        -----------
Other comprehensive loss                                                                                                 (2,666,318)
                                                                                                                        -----------
Total comprehensive loss                                                                                                 (6,977,237)
Cash dividends declared:
 $0.30 per share                         -          -         -            -    (1,063,457)            -             -   (1,063,457)
Purchase of
  treasury shares                        -          -         -            -             -      (227,098)            -     (227,098)
Stock options
 exercised -
  1,893 shares                           -          -        19       20,464             -             -             -        20,483
Tax benefit on stock
  options exercised                      -          -         -        2,025             -             -             -         2,025
Restricted stock grants
  and expense                            -          -         5        6,113             -             -             -         6,118
                               -----------   --------  --------  -----------   -----------   -----------   -----------   -----------
Balance, September 30, 2008    $    50,000   $      -  $ 25,036  $27,887,443   $(2,763,538)  $(1,154,062)  $(3,933,705)  $20,111,174
                               ===========   ========  ========  ===========   ===========   ===========   ===========   ===========

Nine months ended
September 30, 2009
Balance, December 31, 2008     $    53,875   $      -  $ 25,038  $37,892,831   $(3,325,920)  $(1,154,062)  $(1,024,498)  $32,467,264
Comprehensive income (loss):
Net income (loss)                   94,459          -         -            -    (1,464,711)            -             -   (1,370,252)
Other comprehensive income
 (loss), net of taxes:
    Net unrealized holding
      gain on available
      for sale securities                -          -         -            -             -             -       775,905      775,905
    Net unrealized holding
     loss on cash
      flow hedges                        -          -         -            -             -             -       (27,462)     (27,462)
    Net actuarial gain
      and prior service
       cost for pension
         benefits                        -          -         -            -             -             -       147,291      147,291
                                                                                                                        -----------
Other comprehensive income                                                                                                  895,734
                                                                                                                        -----------
Total comprehensive loss                                                                                                   (474,518)
Cumulative effect of
  adopting FASB
  staff position,
Recognition and
  Presentation
of Other-than-Temporary
Impairments (net of
$853,767 tax effect)                     -          -         -            -     1,657,313             -    (1,657,313)           -
Cash dividends declared:
 $0.10 per share                         -          -         -            -      (235,712)            -             -     (235,712)
Restricted stock grants
  and expense                            -          -         6        6,876             -             -             -        6,882
Preferred stock dividends                -          -         -            -      (375,000)            -             -     (375,000)
Accretion of discount
  on preferred stock                     -          -         -       37,910       (37,910)            -             -            -
                                ----------   --------  --------  -----------   -----------   -----------   -----------   -----------
Balance, September 30, 2009    $   148,334   $      -  $ 25,044   37,937,617   $(3,781,940)  $(1,154,062)  $(1,786,077)  $31,388,916
                                ==========   ========  ========  ===========  ============   ===========   ===========   ===========

See Notes to Consolidated Financial Statements.

FIRST LITCHFIELD FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)                                        September 30,
                                                                                      2009           2008
                                                                                  ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                          $ (1,464,711)  $ (4,310,919)
Adjustments to reconcile net loss to net cash provided by operating activities:
      Net income attributable to non-controlling interest                               94,459             --
      Amortization (accretion) of discounts and premiums
        on investment securities, net                                                  277,333       (124,184)
      Provision for loan and lease losses                                            3,470,280        367,000
      Depreciation and amortization                                                    520,171        550,204
      Loss on impairment write-down of available for sale securities                        --      6,946,098
      Gains on sale of available for sale securities                                  (314,584)      (258,416)
      Loss on sale of foreclosed real estate                                            55,640             --
      Losses on sales of repossessed assets                                            185,865         26,275
      Loans originated for sale                                                    (13,283,029)    (2,124,000)
      Proceeds from sales of loans held for sale                                    27,447,044      2,143,887
      Gains on sales of loans held for sale                                           (509,552)       (34,904)
      (Gain) losses on disposals of bank premises and equipment                         (3,457)         2,188
      Deferred income taxes                                                           (705,887)            --
      Stock based compensation                                                           6,883          6,118
      Decrease in accrued interest receivable                                          323,173        309,132
      Increase in other assets                                                         (39,065)      (235,487)
      Increase in cash surrender value of life insurance                              (293,429)      (299,279)
      Increase in deferred loan origination costs                                      (74,537)       (90,048)
      Decrease in accrued expenses and other liabilities                              (911,673)    (1,024,395)
                                                                                  ------------   ------------
          Net cash provided by operating activities                                 14,780,924      1,849,270
                                                                                  ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Available for sale securities:
      Proceeds from maturities and principal payments                               52,361,754     29,370,830
      Purchases                                                                    (76,402,584)   (58,903,339)
      Proceeds from sales                                                           37,027,093     43,804,423
Held to maturity mortgage-backed securities:
      Proceeds from maturities and principal payments                                    1,486          2,952
Increase in due from broker for security sale                                               --    (11,643,821)
Purchase of restricted stock                                                            (5,000)        (5,000)
Purchase of Federal Home Loan Bank stock                                                    --       (360,200)
Net increase in loans and leases                                                   (26,811,335)   (22,637,407)
Purchase of bank premises and equipment                                               (248,052)      (129,143)
Proceeds from sale of bank premises and equipment                                        3,457             --
Proceeds from sale of foreclosed real estate                                           419,360             --
Proceeds from sales of repossessed assets                                               56,676        214,532
                                                                                  ------------   ------------
      Net cash used in investing activities                                        (13,597,145)   (20,286,173)
                                                                                  ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in savings, money market and demand deposits                            3,733,149     11,907,339
Net increase (decrease) in certificates of deposit                                  35,464,671     (6,797,900)
Repayments on Federal Home Loan Bank advances                                               --     (4,500,000)
Net (decrease) increase in Federal Home Loan Bank overnight borrowings              (1,608,000)       941,000
Net (decrease) increase in repurchase agreements with financial institutions        (3,950,000)     4,900,000
Net increase (decrease) in repurchase agreements with customers                      1,186,514       (873,356)
Net decrease in collateralized borrowings                                           (1,375,550)      (310,166)
Principal repayments on capital lease obligation                                       (14,142)       (13,413)
Purchase of treasury shares                                                                 --       (227,098)
Proceeds from the exercise of stock options                                                 --         20,483
Tax benefit of stock options exercised                                                      --          2,025
Dividends paid on common stock                                                        (615,618)    (1,065,082)
                                                                                  ------------   ------------
      Net cash provided by financing activities                                     32,821,024      3,983,832
                                                                                  ------------   ------------
      Net increase (decrease) in cash and cash equivalents                          34,004,803    (14,453,071)
CASH AND CASH EQUIVALENTS, at beginning of period                                    9,238,783     21,497,194
                                                                                  ------------   ------------
CASH AND CASH EQUIVALENTS, at end of period                                       $ 43,243,586   $  7,044,123
                                                                                  ============   ============
SUPPLEMENTAL INFORMATION
      Cash paid during the period for:
      Interest on deposits and borrowings                                         $  7,612,852   $ 10,523,661
                                                                                  ============   ============
      Income taxes                                                                $      1,000   $      1,000
                                                                                  ============   ============
Noncash investing and financing activities:
      Accrued dividends declared                                                  $    375,000   $    353,603
                                                                                  ============   ============
      Transfer of loans  to repossessed assets                                    $     90,423   $    181,400
                                                                                  ============   ============
      Transfer of loans to OREO                                                   $  1,022,040   $         --
                                                                                  ============   ============
      Increase in leases and other liabilities for
      equipment payable related to financed leases                                $    680,533   $  2,082,719
                                                                                  ============   ============
      Increase in mortgage servicing assets                                       $    269,037   $     15,017
                                                                                  ============   ============
      Increase in liabilities and decrease in retained
      earnings for the adopting FASB staff position, "Accounting for Deferred Compensation and Postretirement Benefit Aspects
      of Endorsement Split-Dollar Life Insurance Arrangements"                    $         --   $     12,272
                                                                                  ============   ============
      Change in other liabilities related to the unfunded pension liability       $    223,167   $    813,770
                                                                                  ============   ============
      Change in gross unrealized holding losses on available for sale securities  $  1,715,613   $  3,226,105
                                                                                  ============   ============
      Transfer of loans to loans held for sale                                    $ 13,005,284   $         --
                                                                                  ============   ============

See Notes to Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1. The consolidated balance sheet at December 31, 2008 of First Litchfield Financial Corporation (the "Company") has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Certain 2008 amounts have been reclassified to conform with the 2009 presentation. Such reclassifications had no effect on net income.

2. The accompanying unaudited consolidated financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The accompanying financial statements and related notes should be read in conjunction with the audited financial statements of the Company and notes thereto for the fiscal year ended December 31, 2008.

    These financial statements reflect, in the opinion of Management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the Company's financial position and the results of its operations and its cash flows for the periods presented. The results of operations for the three and nine months ended September 30, 2009 are not necessarily indicative of the results of operations that may be expected for all of 2009.

    The Financial Accounting Standards Board's (FASB) Accounting Standards Codification (ASC) became effective on July 1, 2009. At that date, the ASC became FASB's officially recognized source of authoritative U.S. generally accepted accounting principles (GAAP) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (AICPA), Emerging Issues Task Force (EITF) and related literature. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

    During the first quarter of 2009, the Company entered into two interest rate swap agreements to hedge certain interest rate exposures. The Company does not use derivatives for speculative purposes. The Company applies "Accounting for Derivative Instruments and Hedging Activities," as amended, which establishes accounting and reporting standards for derivative instruments and hedging activities. This accounting guidance requires the Company to recognize all derivatives as either assets or liabilities in its Consolidated Balance Sheets and to measure those instruments at fair value. The estimated fair value is based primarily on projected future swap rates.

    The Company applies cash flow hedge accounting to interest rate swaps designated as hedges of the variability of future cash flows from floating rate liabilities due to the benchmark interest rate. The Company uses regression analysis to perform an ongoing prospective and retrospective assessment of these hedging relationships. Changes in the fair value of these interest rate swaps are recorded to "net holding gain on cash flow hedges" as a component of accumulated other comprehensive income (loss) ("OCI") in Shareholders' equity, to the extent they are effective. Amounts recorded to accumulated other comprehensive income (loss) are then reclassified to interest expense as interest on the hedged borrowing is recognized. Any ineffective portion of the change in fair value of these instruments is recorded to interest expense.

3. The Company is required to present basic income per share and diluted income per share in its consolidated statements of income. Basic income per share amounts are computed by dividing net income by the weighted average number of common shares outstanding. Diluted income per share assumes exercise of all potential common stock equivalents in weighted average shares outstanding, unless the effect is anti-dilutive. The Company is also required to provide a reconciliation of the numerator and denominator used in the computation of both basic and diluted income per share. Income attributable to common shareholders has been reduced and losses have been increased by preferred share dividends and discount accretion related to the Company`s participation in TARP Capital Purchase program. For the three and nine month periods ended September 30, 2009 this amount totaled $137,874 and $412,910, respectively.

    The following is information about the computation of net loss per share for the three and nine month periods ended September 30, 2009 and 2008. The Company had no dilutive securities outstanding at September 30, 2009.

                                                                     Three Months Ended
                                                                    September 30, 2009
                                                          ------------------------------------
                                                               Net                  Per Share
                                                              Loss         Shares     Amount
                                                          --------------  ---------  ---------
Basic Net Loss Per Share
                Loss attributable to common shareholders  $(2,252,777)    2,356,875  $  (0.96)
                                                                                     ========
Effect of Dilutive Securities
                Options Outstanding                                --            --
Diluted Net Loss Per Share
                Loss attributable to common shareholders
                                                          -----------     --------
                plus assumed conversions                  $(2,252,777)    2,356,875  $  (0.96)
                                                          ===========     =========  ========

                                                                         Three Months Ended
                                                                         September 30, 2008
                                                           --------------------------------------------
                                                                Net                          Per Share
                                                                Loss           Shares         Amount
                                                           -------------    -------------    ----------
Basic Net Loss Per Share
     Loss attributable to common shareholders            $   (5,425,890)       2,358,267   $     (2.30)
                                                                                             ==========
Effect of Dilutive Securities
     Options Outstanding                                              -                -
Diluted Net Loss Per Share
     Loss attributable to common shareholders
                                                           -------------    -------------
     plus assumed conversions                            $   (5,425,890)       2,358,267   $     (2.30)
                                                           =============    =============    ==========


                                                                            Nine Months Ended
                                                                           September 30, 2009
                                                           ---------------------------------------------
                                                               Net                           Per Share
                                                               Loss            Shares         Amount
                                                           -------------    -------------   ------------
Basic Net Loss Per Share
     Loss attributable to common shareholders            $   (1,877,621)       2,356,875  $       (0.80)
                                                                                            ============
Effect of Dilutive Securities
     Options Outstanding                                              -                -
Diluted Net Loss Per Share
     Loss attributable to common shareholders
                                                           -------------    -------------
     plus assumed conversions                            $   (1,877,621)       2,356,875  $       (0.80)
                                                           =============    =============   ============


                                                                         Nine Months Ended
                                                                        September 30, 2008
                                                           ---------------------------------------------
                                                               Net                           Per Share
                                                               Loss            Shares         Amount
                                                           -------------    -------------   ------------
Basic Net Loss Per Share
     Loss attributable to common shareholders            $   (4,310,919)       2,364,904  $       (1.82)
                                                                                            ============
Effect of Dilutive Securities
     Options Outstanding                                              -              536
Diluted Net Loss Per Share
     Loss attributable to common shareholders
                                                           -------------    -------------
     plus assumed conversions                            $   (4,310,919)       2,365,440  $       (1.82)
                                                           =============    =============   ============

4. Other comprehensive income (loss), which is comprised of the change in unrealized gains and losses on available for sale securities, net cash flow hedges, as well as net pension gain, is as follows:

                                                                                              Three Months Ended
                                                                                               September 30, 2009
                                                                           --------------------------------------------------------
                                                                            Before-Tax              Tax              Net-of-Tax
                                                                              Amount               Effect              Amount
                                                                           --------------      ---------------    -----------------
Unrealized holding gain arising during the period                        $     1,204,164     $       (409,416)  $          794,748
Less:  reclassification adjustment for loss recognized in net income               6,490               (2,207)               4,283
                                                                           --------------      ---------------    -----------------

Unrealized holding gain on available for sale securities, net of taxes         1,210,654             (411,623)             799,031
Net cash flow hedges, net of taxes                                              (204,165)              69,416             (134,749)
Net pension gain, net of taxes                                                   168,944              (57,440)             111,504
                                                                           --------------      ---------------    -----------------
Total other comprehensive income, net of taxes                           $     1,175,433     $       (399,647)  $          775,786
                                                                           ==============      ===============    =================
                                                                                                 Three Months Ended
                                                                                                September 30, 2008
                                                                           --------------------------------------------------------
                                                                            Before-Tax              Tax              Net-of-Tax
                                                                              Amount               Effect              Amount
                                                                           --------------      ---------------    -----------------
Unrealized holding losses arising during the period                      $    (5,602,610)    $        194,688   $       (5,407,922)
Add:  reclassification adjustment for loss recognized in net income            6,720,523             (574,778)           6,145,745
                                                                           --------------      ---------------    -----------------

Unrealized holding gains on available for sale securities, net of taxes        1,117,913             (380,090)             737,823
Net pension loss, net of taxes                                                  (334,418)             113,702             (220,716)
                                                                           --------------      ---------------    -----------------
Total other comprehensive income, net of taxes                           $       783,495     $       (266,388)  $          517,107
                                                                           ==============      ===============    =================
                                                                                            Nine Months Ended
                                                                                           September 30, 2009
                                                                           --------------------------------------------------------
                                                                            Before-Tax              Tax              Net-of-Tax
                                                                              Amount               Effect              Amount
                                                                           --------------      ---------------    -----------------
Unrealized holding gain arising during the period                        $     1,490,197     $       (506,667)  $          983,530
Less:  reclassification adjustment for gain recognized in net income            (314,584)             106,959             (207,625)
                                                                           --------------      ---------------    -----------------

Unrealized holding gains on available for sale securities, net of taxes        1,175,613             (399,708)             775,905
Net cash flow hedges, net of taxes                                               (41,609)              14,147              (27,462)
Net pension gain, net of taxes                                                   223,167              (75,876)             147,291
                                                                           --------------      ---------------    -----------------
Total other comprehensive income, net of taxes                           $     1,357,171     $       (461,437)  $          895,734
                                                                           ==============      ===============    =================
                                                                                            Nine Months Ended
                                                                                           September 30, 2008
                                                                           --------------------------------------------------------
                                                                            Before-Tax              Tax              Net-of-Tax
                                                                              Amount               Effect              Amount
                                                                           --------------      ---------------    -----------------
Unrealized holding losses arising during the period                      $    (9,913,788)    $      1,660,488   $       (8,253,300)
Add:  reclassification adjustment for loss recognized in net income            6,687,682             (563,612)           6,124,070
                                                                           --------------      ---------------    -----------------

Unrealized holding losses on available for sale securities, net of taxes      (3,226,106)           1,096,876           (2,129,230)
Net pension loss, net of taxes                                                  (813,770)             276,682             (537,088)
                                                                           --------------      ---------------    -----------------
Total other comprehensive loss, net of taxes                             $    (4,039,876)    $      1,373,558   $       (2,666,318)
                                                                           ==============      ===============    =================

5. The Company's subsidiary, The First National Bank of Litchfield (the "Bank") has a noncontributory defined benefit pension plan (the "Plan") that covers substantially all employees who have completed one year of service and have attained age 21. The benefits are based on years of service and the employee's compensation during the last five years of employment. During the first quarter of 2005, the Bank's pension plan was curtailed. Prior to the Plan's curtailment, the Bank's funding policy was to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in ERISA, plus such additional amounts as the Bank determined to be appropriate from time to time. The actuarial information has been calculated using the projected unit credit method.

      Components of net periodic benefit cost for the three months ended September 30:

                                                 2009            2008
                                            --------------  -------------
Service cost                                $           -   $          -
Interest cost                                      42,700         46,306
Expected return on plan assets                    (43,104)       (50,363)
Amortization of unrealized loss                    19,523         14,812
                                            --------------  -------------
Net periodic benefit cost                   $      19,119   $     10,755
                                            ==============  =============

      Components of net periodic benefit cost for the nine months ended September 30:

                                                2009            2008
                                            --------------  -------------
Service cost                                $           -   $          -
Interest cost                                     128,100        138,919
Expected return on plan assets                   (129,311)      (151,090)
Amortization of unrealized loss                    58,569         44,437
                                            --------------  -------------
Net periodic benefit cost                   $      57,358   $     32,266
                                            ==============  =============

6. The Bank is a member of the Federal Home Loan Bank of Boston (the "FHLBB"). As a member of the FHLBB, the Bank has access to a preapproved line of credit of up to 2% of its total assets and the capacity to borrow up to 30% of its total assets. In accordance with an agreement with the FHLBB, the Bank is required to maintain qualified collateral, as defined in the FHLBB Statement of Products Policy, free and clear of liens, pledges and encumbrances for the advances. FHLBB stock and certain loans which aggregate approximately 100% of the outstanding advance are used as collateral. The Company views its investment in the FHLBB stock as a long-term investment. Accordingly, when evaluating for impairment, the value is determined based on the ultimate recovery of the par value rather than recognizing temporary declines in value. The determination of whether a decline affects the ultimate recovery is influenced by criteria such as: 1) the significance of the decline in net assets of the FHLBB as compared to the capital stock amount and length of time a decline has persisted; 2) impact of legislative and regulatory changes on the FHLBB; and 3) the liquidity position of the FHLBB. The FHLBB announced in February 2009 that it would suspend its dividend for the first quarter of 2009, and will likely not pay any dividends for the remainder of 2009, and will continue its moratorium on excess stock repurchases announced in

    December 2008. The FHLBB noted their primary concern related to the impact of other-than-temporary impairment ("OTTI") charges recorded on private label mortgage-backed securities (MBS) as of December 31, 2008.

    While the FHLBB announced that it remained adequately capitalized as of December 31, 2008 in its February announcement, the Company is unable to determine if the potential additional charges to earnings will change this regulatory capital classification. On October 29, 2009, the FHLBB communicated to its members that the FHLBB recorded a net loss of $105.4 million for the third quarter of 2009. The primary challenge for the FHLBB continues to be losses due to the other-than-temporary impairment of its investments in private-label mortgage-backed securities resulting in a credit loss of $174.2 million during the quarter. The associated non-credit loss on these securities this quarter was $1.6 million and resulted in an accumulated other comprehensive loss of $1.0 billion at September 30, 2009. Retained earnings were $136.3 million at September 30, 2009, down from $241.7 million at June 30, 2009. In spite of these losses, the FHLBB remained in compliance with all regulatory capital ratios as of September 30, 2009.

    The FHLBB explained that the ongoing impact of the economy as well as the housing and capital markets is likely to continue to provide challenges for the Bank. The underlying credit quality especially as it relates to the FHLBB's investments in private-label mortgage-backed securities, remains vulnerable. Trends in determining future OTTI are still challenging and include: rising unemployment rates, some further decline in housing prices, higher default rates, lower voluntary prepayment rates, and deepened loss severities.

    FHLBB's management is focused on the long-term agenda: returning the FHLBB to profitability, preserving the FHLBB's capital base, and building retained earnings. They have begun to implement elements of a plan that will, over time, work to restore the FHLBB to a position where they can once again repurchase stock, pay members a dividend, and fund the Affordable Housing Program. The Company does not believe that its investment in the FHLBB is impaired as of this date. However, this estimate could change in the near term as a result of any of the following events: 1) additional significant impairment losses are incurred on the MBS causing a significant decline in the FHLBB's regulatory capital status; 2) the economic losses resulting from credit deterioration on the MBS increases significantly; and 3) capital preservation strategies being utilized by the FHLBB become ineffective.

    Federal Home Loan Bank advances as of September 30, 2009 are as follows:


        due        10/02/2009       $ 6,000,000  @         4.50%
        due        11/30/2009         5,000,000  @         3.95%
        due         6/24/2010         5,000,000  @         4.15%
        due        11/02/2010        10,000,000  @         4.45%
        due         5/29/2012         5,000,000  @         4.32%
        due         5/02/2014         7,000,000  @         4.59% , callable 5/3/2010
        due         8/20/2014         7,000,000  @         4.25% , callable 8/20/2010
        due         5/05/2016        10,000,000  @         4.53% , callable 11/5/2009
        due         3/23/2017        10,000,000  @         4.29% , callable 12/23/2009
        due         7/20/2017        10,000,000  @         4.29% , callable 10/20/2009
        due        11/20/2017         5,000,000  @         4.29% , callable 11/19/2012
                              ------------------
                        Total      $ 80,000,000
                              ==================

     As of September 30, 2009, the Bank had borrowings under repurchase agreements with financial institutions totaling $22,500,000. This amount includes borrowings:

         due              3/12/2013      $ 12,500,000  @        3.19% , callable 3/12/2011
         due              5/23/2013        10,000,000  @        3.64% , callable 5/23/2011
                                    ------------------
                              Total      $ 22,500,000
                                    ==================

7. A reconciliation of the anticipated income tax expense (computed by applying the Federal statutory income tax rate of 34% to the income before taxes) to the (benefit) provision for income taxes as reported in the statements of operations is as follows:

                                                                        For the three months ended September 30,
                                                            -------------------------------------------------------------
                                                                         2009                              2008
                                                            ----------------------------       --------------------------
Provision for income taxes at statutory Federal rate        $     (966,795)         (34)%      $  (1,982,430)        (34)%
Increase (decrease) resulting from:
          Tax exempt income                                       (104,392)          (2)            (148,249)         (3)
          Nondeductible interest expense                             5,234            -               10,423           -
          Increase in valuation allowance                                -            -            1,710,200          30
          Unrecognized tax benefits                                292,014           10                    -           -
          Other                                                      3,495           (1)               5,270           -
                                                            ---------------    ---------       --------------    --------
Benefit for income taxes                                    $     (770,444)         (27)%      $    (404,786)         (7)%
                                                            ===============    =========       ==============    ========
                                                                            For the nine months ended September 30,
                                                             -------------------------------------------------------------
                                                                           2009                             2008
                                                             ----------------------------       --------------------------
Provision for income taxes at statutory Federal rate         $     (705,887)         (34)%      $   (1,559,194)       (34)%
Increase (decrease) resulting from:
         Tax exempt income                                         (320,252)         (16)             (477,969)       (11)
         Nondeductible interest expense                              17,742            1                36,207          1
         Increase in valuation allowance                                  -            -             1,710,200         37
         Unrecognized tax benefits                                  292,014           14                     -          -
         Other                                                       10,496            1                15,811          1
                                                             ---------------    ---------       ---------------    -------
Benefit for income taxes                                     $     (705,887)         (34)%      $     (274,945)        (6)%
                                                             ===============    =========       ===============    =======

    As of September 30, 2009 and December 31, 2008, the Company had recorded net deferred income tax assets of approximately $5.3 million and $5.1 million, respectively. The determination of the amount of deferred income tax assets which are more likely than not to be realized is primarily dependent on projections of future earnings, which are subject to uncertainty and estimates that may change given economic conditions and other factors. A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized. Management has reviewed the deferred tax position of the Company at September 30, 2009. The deferred tax position has been affected by several significant transactions in the past three years. These transactions included other-than-temporary impairment write-offs of certain investments and significant permanent differences between accounting and tax income such as non-taxable municipal security income, which securities have been sold and replaced with assets which will generate taxable income in the future, and certain specific expenditures not expected to reoccur. As a result, the Company is in a cumulative net loss position (pretax income (loss) for a three year period adjusted for permanent items) as of September 30, 2009. However, under the applicable accounting guidance, the Company has concluded that it is "more likely than not" that the Company will be able to realize its deferred tax assets based on the non-recurring nature of these items and the Company's expectation of future taxable income. In the future, management's conclusion regarding the need for a deferred tax asset valuation allowance could change, resulting in the establishment of a valuation allowance for a portion or all of the deferred tax asset. The Company will continue to analyze the recoverability of its deferred tax assets quarterly.

    Federal tax returns for all years subsequent to 2006 remain open to examination. For the Company's principal state tax jurisdiction of Connecticut, tax returns for years subsequent to 2001 remain open to examination. There were no interest or penalties paid during the nine-month period ended September 30, 2009 or the twelve-month period ended December 31, 2008. No accrued interest or penalties were recorded as of September 30, 2009 or December 31, 2008. The Company believes that it has appropriate support for the income tax positions taken and to be taken on its tax returns, and that its accruals for tax liabilities are adequate for all open years based on an assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter.

8. The amortized cost, gross unrealized gains, gross unrealized losses and approximate fair values of securities which are classified as available for sale and held to maturity at September 30, 2009 and December 31, 2008 are as follows:

AVAILABLE FOR SALE                                                               September 30, 2009
                                                       ----------------------------------------------------------------------------
                                                                                 Gross             Gross
                                                           Amortized          Unrealized         Unrealized             Fair
                                                              Cost               Gains             Losses              Value
                                                        -----------------    --------------    ---------------    -----------------
Debt Securities:
      U.S. Treasury securities                          $      3,080,963     $      70,287     $            -     $      3,151,250
      U.S. Government Agency securities                       12,227,759            90,220            (41,179)          12,276,800
      State and Municipal Obligations                         12,441,684           127,478           (155,868)          12,413,294
      Trust Preferred Securities (1)                           2,994,101                 -         (2,114,570)             879,531
                                                        -----------------    --------------    ---------------    -----------------
                                                              30,744,507           287,985         (2,311,617)          28,720,875
                                                        -----------------    --------------    ---------------    -----------------
Mortgage-Backed Securities:
      GNMA                                                       461,783             7,785                (52)             469,516
      FNMA                                                    29,490,613           618,691            (12,885)          30,096,419
      FHLMC                                                   21,638,206           320,132            (20,918)          21,937,420
                                                        -----------------    --------------    ---------------    -----------------
                                                              51,590,602           946,608            (33,855)          52,503,355
                                                        -----------------    --------------    ---------------    -----------------

Marketable Equity Securities                                  17,069,511            14,939                  -           17,084,450
                                                        -----------------    --------------    ---------------    -----------------

Total available for sale securities                     $     99,404,620     $   1,249,532     $   (2,345,472)    $     98,308,680
                                                        =================    ==============    ===============    =================

(1) Net of other-than-temporary impairment writedowns recognized in earnings, other than such noncredit-related amounts reclassified on April 1, 2009.

                                                                                      December 31, 2008
                                                       ----------------------------------------------------------------------------
                                                                                 Gross             Gross
                                                           Amortized          Unrealized         Unrealized             Fair
                                                              Cost               Gains             Losses              Value
                                                        -----------------    --------------    ---------------    -----------------
Debt Securities:
      U.S. Treasury securities                          $      3,110,574     $     107,876     $            -     $      3,218,450
      U.S. Government Agency securities                       26,500,000            65,763             (3,386)          26,562,377
      State and Municipal Obligations                         19,931,000            77,501           (376,069)          19,632,432
      Trust Preferred Securities (2)                             493,615                 -                  -              493,615
                                                        -----------------    --------------    ---------------    -----------------
                                                              50,035,189           251,140           (379,455)          49,906,874
                                                        -----------------    --------------    ---------------    -----------------
Mortgage-Backed Securities:
      GNMA                                                     9,495,917                12             (8,094)           9,487,835
      FNMA                                                    35,675,421           467,875           (263,567)          35,879,729
      FHLMC                                                   14,994,269           210,723             (9,228)          15,195,764
                                                        -----------------    --------------    ---------------    -----------------
                                                              60,165,607           678,610           (280,889)          60,563,328
                                                        -----------------    --------------    ---------------    -----------------

Marketable Equity Securities                                   3,045,878                 -            (29,879)           3,015,999
                                                        -----------------    --------------    ---------------    -----------------

Total available for sale securities                     $    113,246,674     $     929,750     $     (690,223)    $    113,486,201
                                                        =================    ==============    ===============    =================

(2) Net of other-than-temporary impairment writedowns recognized in earnings.

HELD TO MATURITY                                                                September 30, 2009
                                                        ---------------------------------------------------------------------------
                                                                                 Gross             Gross
                                                           Amortized          Unrealized         Unrealized             Fair
                                                              Cost               Gains             Losses              Value
                                                        -----------------    --------------    ---------------    -----------------
Mortgage-Backed Securities:
      GNMA                                              $         15,064     $         356     $            -     $         15,420
                                                        =================    ==============    ===============    =================
                                                                                December 31, 2008
                                                        ---------------------------------------------------------------------------
                                                                                 Gross             Gross
                                                           Amortized          Unrealized         Unrealized             Fair
                                                              Cost               Gains             Losses              Value
                                                        -----------------    --------------    ---------------    -----------------
Mortgage-Backed Securities:
      GNMA                                              $         16,550     $           3     $            -     $         16,553
                                                        =================    ==============    ===============    =================

    The Company adopted the FASB staff position, "Recognition and Presentation of Other-Than-Temporary Impairments," for the interim period ended June 30, 2009, which was applied to existing and new debt securities held by the Company as of April 1, 2009. For those debt securities for which the fair value of the security is less than its amortized cost and the Company does not intend to sell such security and it is more likely than not that it will not be required to sell such security prior to the recovery of its amortized cost basis less any credit losses, the accounting principle requires that the credit component of the other-than-temporary impairment losses be recognized as a loss in earnings while the noncredit component is recognized in other comprehensive loss, net of related taxes. As a result of the adoption of the accounting principle, the Company reclassified the noncredit component of the other-than-temporary impairment loss previously recognized in earnings during 2008. The reclassification was reflected as a cumulative effect adjustment of $1,657,313 ($2,511,080 before taxes) that increased retained earnings and increased accumulated other comprehensive loss. The amortized cost basis of these debt securities for which other-than-temporary impairment losses were recognized during 2008 were adjusted by the amount of the cumulative effect adjustment before taxes.

    The following table presents the Bank's securities' gross unrealized losses and fair value, aggregated by the length of time the individual securities have been in a continuous unrealized loss position at September 30, 2009:

                                         Less than 12 Months       12 Months or More              Total
                                      ------------------------  ------------------------  ------------------------
                                      Fair        Unrealized     Fair       Unrealized     Fair       Unrealized
                                      Value         Losses       Value        Losses       Value        Losses
                                      ------------------------  ------------------------  ------------------------
Investment Securities
   U.S. Government Agency Securities  $ 4,993,650  $    41,179  $        --  $        --  $ 4,993,650  $    41,179
   State & Municipal obligations               --           --    4,258,191      155,868    4,258,191      155,868
   Trust Preferred Securities (1)         879,531    2,114,570           --           --      879,531    2,114,570
                                      -----------  -----------  -----------  -----------  -----------  -----------
                                        5,873,181    2,155,749    4,258,191      155,868   10,131,372    2,311,617
                                      -----------  -----------  -----------  -----------  -----------  -----------
Mortgage-Backed Securities
   GNMA                                        --           --       46,057           52       46,057           52
   FNMA                                 1,407,460          268    1,777,533       12,617    3,184,993       12,885
   FHLMC                                3,764,485       17,796       75,781        3,122    3,840,266       20,918
                                      -----------  -----------  -----------  -----------  -----------  -----------
                                        5,171,945       18,064    1,899,371       15,791    7,071,316       33,855
                                      -----------  -----------  -----------  -----------  -----------  -----------


                                      -----------  -----------  -----------  -----------  -----------  -----------
Total                                 $11,045,126  $ 2,173,813  $ 6,157,562  $   171,659  $17,202,688  $ 2,345,472
                                      ===========  ===========  ===========  ===========  ===========  ===========

(1) Net of other-than-temporary impairment writedowns recognized in earnings, other than such noncredit-related amounts reclassified on April 1, 2009 in accordance with the adoption of "Recognition and Presentation of Other-Than-Temporary Impairments."

The following table presents the Bank's securities' gross unrealized losses and fair value, aggregated by the length of time the individual securities have been in a continuous unrealized loss position at December 31, 2008:

                                          Less than 12 Months               12 Months or More                     Total
                                     ------------------------------ --------------------------------  ------------------------------
                                          Fair         Unrealized        Fair          Unrealized          Fair         Unrealized
                                         Value           Losses          Value           Losses            Value          Losses
                                     ------------------------------ --------------------------------  ------------------------------
Investment Securities
   U.S. Government Agency securities $    7,996,614   $      3,386  $             -   $           -   $     7,996,614  $       3,386
   State & Municipal obligations          8,804,717        303,267        2,574,433          72,802        11,379,150        376,069
                                     ---------------  ------------- ----------------  --------------  ---------------- -------------
                                         16,801,331        306,653        2,574,433          72,802        19,375,764        379,455
                                     ---------------  ------------- ----------------  --------------  ---------------- -------------
Mortgage-Backed Securities
   GNMA                                           -              -          465,643           8,094           465,643          8,094
   FNMA                                  10,067,156        112,219        4,209,833         151,348        14,276,989        263,567
   FHLMC                                          -              -        1,351,769           9,228         1,351,769          9,228
                                     ---------------  ------------- ----------------  --------------  ---------------- -------------
                                         10,067,156        112,219        6,027,245         168,670        16,094,401        280,889
                                     ---------------  ------------- ----------------  --------------  ---------------- -------------

Marketable Equity Securities                      -              -        1,970,122          29,879         1,970,122         29,879

                                     ---------------  ------------- ----------------  --------------  ---------------- -------------
Total                                $   26,868,487   $    418,872  $    10,571,800   $     271,351   $    37,440,287  $     690,223
                                     ===============  ============= ================  ==============  ================ =============

     At September 30, 2009, seventeen securities had unrealized losses. At September 30, 2009, gross unrealized holding losses on available for sale and held to maturity securities totaled $2,345,472. Of the securities with unrealized losses, there were nine securities that have been in a continuous unrealized loss position for a period of twelve months or more. The unrealized losses on these securities totaled $171,659 at September 30, 2009. The following summarizes by investment security type, the basis for the conclusion that the applicable investment securities within the Company's available for sale portfolio were not other-than-temporarily impaired at September 30, 2009.

     Management conducts a formal review of investment securities on a quarterly basis for the presence of other-than-temporary impairment ("OTTI"). For the second quarter of 2009, the Company adopted the provisions of FASB staff position, "Recognition and Presentation of Other-Than-Temporary Impairments." Management assesses whether OTTI is present when the fair value of a debt security is less than its amortized cost basis at the balance sheet date. Under these circumstances as required by the new staff position, OTTI is considered to have occurred (1) if the Company intends to sell the security; (2) if it is "more likely than not" that the Company will be required to sell the security before recovery of its amortized cost basis; or (3) the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. The "more likely than not" criteria is a lower threshold than the "probable" criteria used under previous guidance.

     The staff position requires that credit-related OTTI is recognized in earnings while non-credit related OTTI on securities not expected to be sold is recognized in OCI. Non-credit related OTTI is caused by other factors, including illiquidity. For securities classified as held-to-maturity ("HTM"), the amount of OTTI recognized in OCI is accreted to the credit-adjusted expected cash flow amounts of the securities over future periods. Non-credit related OTTI recognized in earnings previous to April 1, 2009 is reclassified from retained earnings to accumulated OCI as a cumulative effect adjustment. The Company adopted this staff position effective April 1, 2009. The adoption of this staff position resulted in the reclassification of $2,511,080, ($1,657,313, net of tax) of non-credit related OTTI to accumulated OCI which had previously been recognized as a loss in earnings.

     Management's OTTI evaluation process also follows the guidance of the standard entitled "Accounting for Certain Investments in Debt and Equity Securities," "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets," and "Amendments to the Impairment and Interest Income Measurement Guidance." This guidance requires the Company to take into consideration current market conditions, fair value in relationship to cost, extent and nature of change in fair value, issuer rating changes and trends, volatility of earnings, current analysts' evaluations, and all available information relevant to the collectability of debt securities. The Company is also required to consider its ability and intent to hold investments until a recovery of fair value, which may be maturity, and other factors when evaluating the existence of OTTI in its securities portfolio. The accounting principle was issued on January 12, 2009 and is effective for reporting periods ending after December 15, 2008. This accounting principle amends the previous accounting principle by eliminating the requirement that a holder's best estimate of cash flows be based upon those that a market participant would use. Instead, the provision requires that OTTI be recognized as a realized loss through earnings when there has been an adverse change in the holder's expected cash flows such that it is "probable" that the full amount will not be received.

     In addition, the disclosure and related discussion of unrealized losses is presented pursuant to the EITF topic entitled, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The staff position replaces certain impairment evaluation guidance of the EITF topic; however, the disclosure requirements of EITF topic remain in effect. This staff position addresses the determination of when an investment is considered impaired, whether the impairment is considered to be other-than-temporary, and the measurement of an impairment loss. The staff position also supersedes EITF Topic entitled "Recognition of Other-Than-Temporary Impairment upon the Planned Sale of a Security Whose Cost Exceeds Fair Value," and clarifies that an impairment loss should be recognized no later than when the impairment is deemed other-than-temporary, even if a decision to sell an impaired security has not been made.

     For the three and nine months ended September 30, 2009, the Company did not recognize any OTTI charges.

     For all security types discussed below where no OTTI is considered to exist at September 30, 2009, management applied the criteria of the staff position to each investment individually. That is, for each security evaluated, management concluded that it does not intend to sell the security and it is not more likely than not that management will be required to sell the security before recovery of its amortized cost basis and as such OTTI was not recognized as a loss in earnings.

     The following summarizes, by investment security type, the basis for the conclusion that the applicable investment securities within the Company's available for sale portfolio were not other-than-temporarily impaired at September 30, 2009:

     U.S. Government Agency Securities - The unrealized losses in the Company's investment in these securities as of September 30, 2009 totaled $41,179. This compares to unrealized losses of $3,386 at December 31, 2008. As the unrealized losses in this sector of the portfolio relate mostly to interest rates, the Company does not consider these investments to be other-than-temporarily impaired at September 30, 2009.

     State and Municipal Obligations - The unrealized losses on the Company's investment in state and municipal obligations decreased from $376,069 at December 31, 2008 to $155,868 at September 30, 2009. There were no OTTI charges for these securities during the third quarter of 2009. These securities are primarily insured AA and A rated general obligation bonds with stable ratings. The decrease in the unrealized loss at September 30, 2009 is attributable to sales in this sector of the portfolio during the third quarter. As of September 30, 2009, all securities are performing, the Company is receiving all interest and principal payments as contractually agreed, and all these securities are rated as investment grade. The Company does not consider these investments to be other-than-temporarily impaired at September 30, 2009.

     Trust Preferred Securities - As of September 30, 2009, the unrealized losses on the Company's investment in trust preferred securities totaled $2,114,570. As of September 30, 2009, this portfolio consisted of two pooled trust preferred securities with a carrying value of $2,994,101 and a market value of $879,531. These securities are in the form of mezzanine classes which are comprised of bank and insurance collateral. During the first quarter of 2009, both securities were downgraded to a rating of Ca indicating a more severe deterioration in the creditworthiness of the underlying issuers of these securities. As a result, the Company recorded OTTI losses effective as of December 31, 2008. Management evaluated current credit ratings, credit support and stress testing for future defaults. Management also reviewed analytics provided by the trustee, reports from third-party sources and internal documents. As previously indicated, the Company adopted the provisions of the staff position, and in connection therewith determined that other-than-temporary impairments at April 1, 2009 consisted of $1,881,573 related to credit losses and $2,511,080 related to other factors. There were no other-than-temporary impairments for the three months ended September 30, 2009.

     The unrealized losses on the Company's trust preferred securities were caused by a lack of liquidity and uncertainties facing the banking and insurance industries. During 2009, the Company was notified that these securities will not be remitting interest payments and that going forward, the Company would be receiving payments "in kind." As a result of this, the Company has discontinued interest accruals on the securities and an impairment loss has been recorded on one security as discussed above. Based on the aforementioned valuation analysis to determine expected credit losses prepared on both of these securities, management expects to fully recover amortized cost of each security. However, additional interest deferrals and/or defaults could result in future other-than-temporary impairment charges. Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider the non-credit impairment of these investments to be recognized in earnings as other-than-temporary impairments at September 30, 2009.

     Mortgage-backed securities - The unrealized losses on the Company's investment in mortgage-backed securities decreased from $280,889 at
     December 31, 2008 to $33,855 at September 30, 2009. There were no OTTI charges for the nine months ended September 30, 2009. These securities are U.S. Government Agency or sponsored agency securities secured by residential properties. The contractual cash flows for these investments are performing as expected. Management believes the increase in fair value is attributable to investor's perception of improvement in credit and liquidity in the marketplace. The Company expects to collect all principal and interest on these securities. Because the Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments until a recovery of amortized cost, which may be at maturity, the Company does not consider these investments to be other-than-temporarily impaired at September 30, 2009.

     Equity securities - There were no unrealized losses on the Company's investment which was a decrease from the unrealized losses of $29,879 as of December 31, 2008. As of September 30, 2009, this portfolio consists of a marketable investment fund with a fair value of $2,014,939, a money market fund with a fair value of $15,069,509, and perpetual preferred stock of government sponsored enterprises which have been written down to a fair value of $2. Given that there is no unrealized loss remaining in this segment of the portfolio, no other-than-temporary evaluation was warranted at September 30, 2009.

     The following table presents a roll-forward of the balance of credit-related impairment losses on debt securities held at September 30, 2009 for which a portion of the other-than-temporary impairment was recognized in other comprehensive loss:

For the Three Months ended September 30, 2009:
Balance at July 1, 2009                                                                         $      1,881,573
Credit component of other-than-temporary impairment not reclassified to other
 comprehensive loss in conjunction with the cumulative effect adjustment                                       -
Additions for credit component for which other-than-temporary impairment was
 not previously recognized                                                                                     -
                                                                                                 ----------------
Balance at September 30, 2009                                                                   $      1,881,573
                                                                                                 ================

For the Nine Months ended September 30, 2009:
Balance at January 1, 2009                                                                      $              -
Credit component of other-than-temporary impairment not reclassified to other
 comprehensive loss in conjunction with the cumulative effect adjustment                               1,881,573
Additions for credit component for which other-than-temporary impairment was
 not previously recognized                                                                                     -
                                                                                                 ----------------
Balance at September 30, 2009                                                                   $      1,881,573
                                                                                                 ================

    As of September 30, 2009, debt securities with other-than-temporary impairment losses related to credit and were recognized in earnings consisted of pooled trust preferred securities. In accordance with the staff position regarding other-than-temporary impairment issued in April 2009, the Company estimated the portion of loss attributable to credit using a discounted cash flow model. Significant inputs for the Trust Preferred Securities included estimated cash flows and prospective deferrals, defaults and recoveries  based  on the  underlying  seniority  status  and  subordination structure of the pooled trust preferred debt tranche at the time of measurement. The valuations of trust preferred securities were based upon fair value guidance issued in April 2009 using cash flow analysis. Contractual cash flows and a market rate of return were used to derive fair value for each of these securities. Factors that affected the market rate of return included (1) any uncertainty about the amount and timing of the cash flows, (2) the credit risk, (3) liquidity of the instrument, and (4) observable yields from trading data and bid/ask indications. Credit risk spreads and liquidity premiums were analyzed to derive the appropriate discount rate. Prospective deferral, default and recovery estimates affecting projected cash flows were based on an analysis of the underlying financial condition of the individual issuers, with consideration of the issuer's capital adequacy, credit quality, lending concentrations and other factors. Assumptions for deferral and constant default rates were 100% for nonperforming in 2011, from 2% to 4.85% for nonperforming during 2010, 3.5% for 2011 and 1% for performing after 2011. The assumptions for collateral conditional default rates ranged from 0% to 4% and severity of defaults assumptions ranged from 68% to 95%. Assumptions for internal rates of return were from 12% to 17% and prepayment assumptions were from 0% to 2%.

    All cash flow estimates were based on the securities' tranche structure and contractual rate and maturity terms. The Company utilized the services of a third-party vendor to obtain information about the structure in order to determine how the underlying collateral cash flows will be distributed to each security issued from the structure. The present value of the expected cash flows was compared to the Company's holdings to determine the credit-related impairment loss.

    The amortized cost and fair value of debt securities at September 30, 2009 and December 31, 2008, by contractual maturity, are shown below. Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or prepaid with or without call or prepayment penalties. Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary.

                                                                            September 30, 2009
                                                   -------------------------------------------------------------------------
                                                       Available-for-Sale Securities         Held-to-Maturity Securities
                                                   -----------------------------------   -----------------------------------
                                                      Amortized            Fair             Amortized            Fair
                                                        Cost               Value              Cost               Value
                                                   ----------------   ----------------   ----------------   ----------------
Due in one year or less                            $       999,178    $     1,010,938    $             -    $             -
Due after one year through five years                    5,226,049          5,294,963                  -                  -
Due after five years through ten years                  10,584,778         10,642,659                  -                  -
Due after ten years                                     13,934,502         11,772,315                  -                  -
                                                   ----------------   ----------------   ----------------   ----------------
                                                        30,744,507         28,720,875                  -                  -
Mortgage-backed securities                              51,590,602         52,503,355             15,064             15,420
                                                   ----------------   ----------------   ----------------   ----------------
   TOTAL DEBT SECURITIES                           $    82,335,109    $    81,224,230    $        15,064    $        15,420
                                                   ================   ================   ================   ================

                                                                          December 31,2008
                                             ------------------------------------------------------------------------
                                                Available-for-Sale Securities          Held-to-Maturity Securities
                                             -----------------------------------  -----------------------------------
                                                Amortized            Fair            Amortized            Fair
                                                  Cost              Value               Cost              Value
                                             ----------------  -----------------  -----------------  ----------------
Due in one year or less                      $             -   $              -   $              -   $             -
Due after one year through five years             25,110,576         25,272,025                  -                 -
Due after five years through ten years             6,403,590          6,443,810                  -                 -
Due after ten years                               18,521,023         18,191,039                  -                 -
                                             ----------------  -----------------  -----------------  ----------------
                                                  50,035,189         49,906,874                  -                 -
Mortgage-backed securities                        60,165,607         60,563,328             16,550            16,553
                                             ----------------  -----------------  -----------------  ----------------
   TOTAL DEBT SECURITIES                     $   110,200,796   $    110,470,202   $         16,550   $        16,553
                                             ================  =================  =================  ================

9. A summary of the Bank's loan and lease portfolio at September 30, 2009 and December 31, 2008 is as follows:

                                                                   2009            2008
                                                              -------------   -------------
Real estate--residential mortgage                             $ 172,572,153   $ 192,561,108
Real estate--commercial mortgage                                100,564,068      67,454,925
Real estate--construction                                        27,262,941      38,153,503
Commercial Loans                                                 41,015,054      46,249,689
Commercial Leases (net of unearned
  discount of $3,999,055-2009, $2,501,895-2008)                  35,324,433      19,785,870
Installment                                                       4,882,886       5,113,400
Other                                                               372,074         128,574
                                                              -------------   -------------
                                      TOTAL LOANS AND LEASES    381,993,609     369,447,069
Net deferred loan origination costs                                 636,779         562,242
Premiums on purchased loans                                          20,690          81,588
Allowance for loan and lease losses                              (6,084,194)     (3,698,820)
                                                              -------------   -------------
                                        NET LOANS AND LEASES  $ 376,566,884   $ 366,392,079
                                                              =============   =============

     Changes in the allowance for loan and lease losses for the three months ended September 30, 2009 and 2008 are as shown below:

                                                           2009                  2008
                                                     ----------------     ----------------
Balance at June 30,                                  $     4,029,790      $     2,233,578

Provision for loan and lease losses                        2,682,691              155,000
Loans and leases charged off                                (767,429)            (123,192)
Recoveries of loans and leases charged off                   139,142                1,716
                                                     ----------------     ----------------

Balance at the end of the period                     $     6,084,194      $     2,267,102
                                                     ================     ================

     Changes in the allowance for loan and lease losses for the nine months ended September 30, 2009 and 2008 are as shown below:

                                                            2009                 2008
                                                     ----------------     ----------------
Balance at beginning of the year                     $     3,698,820      $     2,151,622

Provision for loan and lease losses                        3,470,280              367,000
Loans and leases charged off                              (1,416,376)            (275,457)
Recoveries of loans and leases charged off                   331,470               23,937
                                                     ----------------     ----------------

Balance at the end of the period                     $     6,084,194      $     2,267,102
                                                     ================     ================

     The following information relates to impaired loans and leases, which include all nonaccrual loans and leases and other loans and leases past due 90 days or more, and all restructured loans and leases, as of and for the nine months ended September 30, 2009 and December 31, 2008.

                                                                                              2009            2008
                                                                                         --------------   --------------
Loans and leases receivable for which there is a related allowance for loan
   and lease losses                                                                      $   4,140,031    $   6,225,481
                                                                                         ==============   ==============

Loans and leases receivable for which there is no related allowance for loan
   and lease losses                                                                      $   7,578,146    $   2,657,655
                                                                                         ==============   ==============

Allowance for loan and lease losses related to impaired loans and leases                 $   1,375,040    $     939,066
                                                                                         ==============   ==============

10. Other real estate owned ("OREO") represents the estimated net realizable value of real estate received in satisfaction of a non-performing loan through foreclosure proceedings during 2009. The Bank had no OREO during 2008. A summary of the other real estate owned operations for the nine months ended September 30, 2009 and 2008 included in other expenses is as follows:

                                                                        2009             2008
                                                                    --------------    ------------
      Expense of holding other real estate owned                    $      98,875     $         -
      Write-down of other real estate owned property                            -               -
                                                                    --------------    ------------
      Expense of holding other real estate owned operations, net    $      98,875     $         -
                                                                    ==============    ============

11. A summary of the Bank's deposits at September 30, 2009 and December 31, 2008 is as follows:

                                                                        2009               2008
                                                                    --------------     --------------
Noninterest bearing:
      Demand                                                        $  70,023,494      $  69,548,261
                                                                    --------------     --------------
Interest bearing:
      Savings                                                          72,532,547         58,582,376
      Money market                                                     82,392,871         93,085,126
      Time certificates of deposit in
        denominations of $100,000 or more                              76,917,868         41,003,855
      Other time certificates of deposit                               80,657,664         81,107,006
                                                                    --------------     --------------
      Total Interest bearing deposits                                 312,500,950        273,778,363
                                                                    --------------     --------------
                                               TOTAL DEPOSITS       $ 382,524,444      $ 343,326,624
                                                                    ==============     ==============

      Included in deposits as of September 30, 2009 and December 31, 2008 are approximately $29,510,000 and $15,902,000, respectively, of brokered deposits which have varying maturities through December 2009 and December 2010, respectively.

12. During 2007, the Company approved a restricted stock plan (the "2007 Plan") for senior management. On February 15, 2008, the Company granted 3,500 restricted stock awards to senior management from the 2007 Plan. These awards vest over a five-year period, or earlier if the senior manager ceases to be a senior manager for reasons such as retirement or change in control. The holders of these awards participate fully in the rewards of stock ownership of the Company, including voting and dividend rights. The senior managers are not required to pay any consideration to the Company for the restricted stock awards. The Company measures the fair value of the awards based on the average of the high price and low price at which the Company's common stock traded on the date of the grant. For the three and nine months ended September 30, 2009, $2,294 and $6,882 respectively was recognized as compensation expense under the 2007 Plan. At September 30, 2009, unrecognized compensation cost of $30,591 related to these awards is expected to vest over a weighted average period of 4 years.

     A summary of unvested shares as of and for the nine months ended September 30, 2009, is as follows:

                                                                   Weighted Average
                                                Shares                Grant Date
                                            (in thousands)            Fair Value
                                           ------------------    ---------------------
     Unvested at January 1, 2009                       3,500     $              13.11

                    Granted                                -                        -
                    Vested                                 -                        -
                    Forfeited                              -                        -
                                           ------------------    ---------------------

     Unvested at September 30, 2009                    3,500     $              13.11
                                           ==================    =====================

13. The Company has two operating segments for purposes of reporting business line results: Community Banking and Leasing. The Community Banking segment is defined as all the operating results of the Company and the Bank. The Leasing segment is defined as the results of First Litchfield Leasing Corporation. Because First Litchfield Leasing Corporation is a relatively new subsidiary, methodologies and organizational hierarchies are newly developed and will be subject to periodic review and revision. The following presents the operating results and total assets for the segments of the Company as of and for the three and nine months ended September 30, 2009 and 2008, respectively. The Company uses an internal reporting system to generate information by operating segment. Estimates and allocations are used for noninterest expenses and income taxes. The Company uses a matched maturity funding concept to allocate interest expense to First Litchfield Leasing Corporation. The matched maturity funding concept utilizes the origination date and the maturity date of the lease to assign an interest expense to each lease.

                                                                        Three Months Ended
                                                                        September 30, 2009
                                           -------------------------------------------------------------------------
                                             Community                            Elimination        Consolidated
                                              Banking            Leasing            Entries             Total
                                           ---------------    ---------------    ---------------   -----------------
Net interest income                        $    3,308,163     $      418,462     $            -    $      3,726,625
Provision for credit losses                     2,660,513             22,178                  -           2,682,691
                                           ---------------    ---------------    ---------------   -----------------

Net interest income after provision for
credit losses                                     647,650            396,284                  -           1,043,934
Noninterest income                              1,215,035                  -                  -           1,215,035
Noninterest expense                             5,019,960             82,524                  -           5,102,484
                                           ---------------    ---------------    ---------------   -----------------

(Loss) income before income taxes              (3,157,275)           313,760                  -          (2,843,515)
Income tax benefit (provision)                    875,044           (104,600)                 -             770,444
                                           ---------------    ---------------    ---------------   -----------------

Net (loss) income                          $   (2,282,231)    $      209,160     $            -    $     (3,613,959)
                                           ===============    ===============    ===============   =================

Total assets as of September 30, 2009      $  513,221,094     $   38,184,219     $      201,950    $    551,203,363
                                           ===============    ===============    ===============   =================
                                                                          Three Months Ended
                                                                         September 30, 2008
                                           -------------------------------------------------------------------------
                                             Community                            Elimination        Consolidated
                                              Banking            Leasing            Entries             Total
                                           ---------------    ---------------    ---------------   -----------------
Net interest income                        $    3,713,276     $      171,606     $            -    $      3,884,882
Provision for credit losses                       119,909             35,091                  -             155,000
                                           ---------------    ---------------    ---------------   -----------------

Net interest income after provision
for credit losses                               3,593,367            136,515                  -           3,729,882
Noninterest (loss) income                      (5,811,556)             4,028                  -          (5,807,528)
Noninterest expense                             3,672,156             80,874                  -           3,753,030
                                           ---------------    ---------------    ---------------   -----------------

(Loss) Income before income taxes              (5,890,345)            59,669                  -          (5,830,676)
Income tax benefit (provision)                    423,034            (18,248)                 -             404,786
                                           ---------------    ---------------    ---------------   -----------------

Net (loss) income                          $   (5,467,311)    $       41,421     $            -    $     (5,425,890)
                                           ===============    ===============    ===============   =================

Total assets as of September 30, 2008      $  484,358,599     $   22,381,788     $      201,950    $    506,538,437
                                           ===============    ===============    ===============   =================

                                                                        Nine Months Ended
                                                                        September 30, 2009
                                           -------------------------------------------------------------------------

                                             Community                            Elimination        Consolidated
                                              Banking            Leasing            Entries             Total
                                           ---------------    ---------------    ---------------   -----------------
Net interest income                        $   10,626,062     $    1,074,058     $            -    $     11,700,120
Provision for credit losses                     3,357,959            112,321                  -           3,470,280
                                           ---------------    ---------------    ---------------   -----------------

Net interest income after provision for
credit losses                                   7,268,103            961,737                  -           8,229,840
Noninterest income                              3,256,647              2,906                  -           3,259,553
Noninterest expense                            13,307,487            258,045                  -          13,565,532
                                           ---------------    ---------------    ---------------   -----------------

(Loss) Income before income taxes              (2,782,737)           706,598                  -          (2,076,139)
Income tax benefit (provision)                    940,188           (234,301)                 -             705,887
                                           ---------------    ---------------    ---------------   -----------------

Net (loss) income                          $   (1,842,549)    $      472,297     $            -    $     (1,370,252)
                                           ===============    ===============    ===============   =================

Total assets as of September 30, 2009      $  513,221,094     $   38,184,219     $      201,950    $    551,203,363
                                           ===============    ===============    ===============   =================
                                                                        Nine Months Ended
                                                                        September 30, 2008
                                           -------------------------------------------------------------------------

                                             Community                            Elimination        Consolidated
                                              Banking            Leasing            Entries             Total
                                           ---------------    ---------------    ---------------   -----------------
Net interest income                        $   10,708,773     $      465,748     $            -    $     11,174,521
Provision for credit losses                       280,226             86,774                  -             367,000
                                           ---------------    ---------------    ---------------   -----------------

Net interest income after provision for
credit losses                                  10,428,547            378,974                  -          10,807,521
Noninterest (loss) income                      (4,021,621)             4,028                  -          (4,017,593)
Noninterest expense                            11,119,124            256,668                  -          11,375,792
                                           ---------------    ---------------    ---------------   -----------------

(Loss) income before income taxes              (4,712,198)           126,334                  -          (4,585,864)
Income tax benefit (provision)                    313,270            (38,325)                 -             274,945
                                           ---------------    ---------------    ---------------   -----------------

Net (loss) income                          $   (4,398,928)    $       88,009     $            -    $     (4,310,919)
                                           ===============    ===============    ===============   =================

Total assets as of September 30, 2008      $  484,358,599     $   22,381,788     $      201,950    $    506,538,437
                                           ===============    ===============    ===============   =================

14. The fair value of an asset or liability is the price that would be received to sell that asset or paid to transfer that liability in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability. In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability. The standard issued by the FASB entitled, "Fair Value Measurements" establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Quoted prices in active markets for identical assets or liabilities. Level 1 assets include debt and equity securities that are traded in an active exchange market, as well as U.S. Treasury securities, that are highly liquid and are actively traded in over-the-counter markets.

Level 2 Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes other U.S. Government and agency mortgage-backed and debt securities, state and municipal obligations, and equity securities quoted in markets that are not active. Also included are interest rate swaps, certain collateral-dependent impaired loans, loans held for sale and foreclosed property.

Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. For example, this category could include certain private equity investments, trust preferred securities and certain collateral-dependent impaired loans.

      The following table details the financial instruments that are carried at fair value and measured at fair value on a recurring basis as of September 30, 2009 and December 31, 2008 and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine fair value:


                                                                    Fair Value Measurements at September 30, 2009, Using

                                                                  Quoted Prices in                           Significant
                                                  September      Active Markets for    Significant Other     Unobservable
                                                   30, 2008       Identical Assets     Observable Inputs       Inputs
                                                    Total            (Level 1)            (Level 2)            (Level 3)
                                               ----------------   -----------------   ------------------   ---------------
Assets:
      Available for sale securities            $     98,308,680    $     20,235,700    $      77,193,449   $       879,531
                                               =================   =================   ==================  ================
Liabilities:
      Interest rate swaps                      $         41,609    $              -    $          41,609   $             -
                                               =================   =================   ==================  ================

                                                                        Fair Value Measurements at December 31, 2008, Using

                                                                     Quoted Prices in                              Significant
                                                       December      Active Markets for    Significant Other      Unobservable
                                                       31, 2008       Identical Assets     Observable Inputs          Inputs
                                                        Total            (Level 1)            (Level 2)            (Level 3)
                                                   -------------     -----------------     -----------------      -------------
Assets:
              Available for sale securities        $ 113,486,201        $    5,188,571     $  108,297,630         $          -
                                                   =============     =================     =================      =============

      As of September 30, 2009, U.S. Treasury securities and two equity securities, with carrying values of $20,235,700 are the only assets whose fair values are measured on a recurring basis, using Level 1 inputs (active market quotes). At December 31, 2008, U.S. Treasury securities and one equity security with carrying values of $5,188,571, are the only assets whose fair values are measured on a recurring basis using Level 1 inputs.

      The fair values of U. S. Government and agency mortgaged backed securities and debt securities, State and Municipal obligations, and certain equity securities are measured on a recurring basis, using Level 2 inputs of observable market data on similar securities. As of September 30, 2009 and December 31, 2008, the carrying values of these securities totaled $77,193,449 and $108,297,630, respectively.

      The fair value of the Bank's interest rate swap derivative instruments are determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets. Therefore, the Bank has categorized these derivative instruments as Level 2 within the fair value hierarchy.

      Securities   measured   at  fair   value  in  Level  3   include   certain
      collateralized debt obligations that are backed by trust preferred securities issued by banks, thrifts and insurance companies. Management determined that an orderly and active market for these securities and similar securities did not exist based on a significant reduction in trading volume and widening spreads relative to historical levels.

      The following table shows a reconciliation of the beginning and ending balances for Level 3 assets:

                                                                                   Nine Months Ended
                                                                                   September 30, 2009
                                                                                   ------------------
Balance at beginning of period                                                         $          -

Increase  in fair  value of  securities  included  in other  comprehensive  loss            385,916
Transfers to (from) level 3 - Trust Preferred securities                                    493,615
                                                                                       ------------

Balance at end of period                                                               $    879,531
                                                                                       ============

      The following tables detail the assets and liabilities carried at fair value and measured at fair value on a nonrecurring basis as of September 30, 2009 and December 31, 2008 and indicate the fair value hierarchy of the valuation techniques utilized by the Company to determine the fair value:

                                                                        September 30, 2009
                                      -----------------------------------------------------------------------------------
                                                            Quoted Prices in        Significant          Significant
                                           Balance          Active Markets for       Observable          Unobservable
                                            as of           Identical Assets           Inputs               Inputs
                                       September 30, 2009       (Level 1)            (Level 2)            (Level 3)
                                      -------------------  --------------------  -------------------  -------------------
Financial assets held at fair value
  Foreclosed Property (1)             $          547,040   $                 -   $          547,040   $                -
                                      ===================  ====================  ===================  ===================

  Impaired Loans (1)                  $        8,885,054   $                 -   $                -   $        8,885,054
                                      ===================  ====================  ===================  ===================

 Loans held for sale                  $           95,000   $                 -   $           95,000   $                -
                                      ===================  ====================  ===================  ===================
                                                                   December 31, 2008
                                      -----------------------------------------------------------------------------------
                                                            Quoted Prices in        Significant          Significant
                                           Balance          Active Markets for       Observable          Unobservable
                                            as of           Identical Assets           Inputs               Inputs
                                      December 31, 2008         (Level 1)            (Level 2)            (Level 3)
                                      -------------------  --------------------  -------------------  -------------------
Financial assets held at fair value
  Impaired Loans (1)                  $        3,271,452   $                 -   $          694,650   $        2,576,802
                                      ===================  ====================  ===================  ===================

  Loans held for sale                 $        1,013,216   $                 -   $        1,013,216   $                -
                                      ===================  ====================  ===================  ===================

(1) Represents carrying value and related write-downs for which adjustments are based on the appraised value.

      The Company has no other assets or liabilities carried at fair value or measured at fair value on a non recurring basis.

      The Fair Value Measurements standard requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. The Fair Value Measurements standard excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

      In April 2009, the FASB issued a staff position "Interim Disclosures about Fair Value of Financial Instruments." This staff position amends "Disclosures about Fair Value of Financial Instruments," to require disclosures about fair value instruments for interim reporting periods of publicly traded companies as well as in financial statements. This staff position also amends "Interim Financial Reporting," to require those disclosures in summarized financial information at interim reporting periods. Effective April 1, 2009, the Company adopted this staff position.

      Cash and Due From Banks, Federal Funds Sold, Interest Income Receivable, Accrued Interest Payable, Collateralized Borrowings, and Short-term
      Borrowings: These assets and liabilities are short-term, and therefore, book value is a reasonable estimate of fair value. These financial instruments are not carried at fair value on a recurring basis.

      Federal Home Loan Bank Stock, Federal Reserve Bank Stock and Other Restricted Stock: Such stock is estimated to equal the carrying value, due to the historical experience that these stocks are redeemed at par. These financial instruments are not carried at fair value on a recurring basis.

      Available for Sale and Held to Maturity Securities: Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include U.S. Treasury securities that are traded in an active exchange market. If quoted prices are not available, then fair values are estimated by using pricing models (i.e., matrix pricing) or quoted prices of securities with similar characteristics and are classified within Level 2 of the valuation hierarchy. Examples of such instruments include U.S. Government agency and sponsored agency bonds, mortgage-backed and debt securities, state and municipal obligations, and equity securities in markets that are not active, and certain collateral dependent loans. Securities measured at fair value in Level 3 include certain collateralized debt obligations that are backed by trust preferred securities issued by banks, thrifts and insurance companies. Management determined that an orderly and active market for these securities and similar securities did not exist based on a significant reduction in trading volume and widening spreads relative to historical levels. Available for sale securities are recorded at fair value on a recurring basis, and held to maturity securities are only disclosed at fair value.

      Loans: For variable rate loans which reprice frequently and have no significant change in credit risk, carrying values are a reasonable estimate of fair values, adjusted for credit losses inherent in the portfolios. The fair value of fixed rate loans is estimated by discounting the future cash flows using the current market rates as of the reporting date, estimated using local market data, at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, adjusted for credit losses inherent in the portfolios. Loans are generally not recorded at fair value on a recurring basis. However, from time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.

      Loans held for sale: Loans held for sale are required to be carried at the lower of cost or fair value. Market value is to represent fair value. As of September 30, 2009, the Company had $95,000 of loans held for sale, which represented first mortgages committed and subject to settlement shortly after the end of the period. Due to the short term nature of loans committed for sale, the carrying value approximates the market price.

      Interest rate swap derivatives: The fair value of the Bank's interest rate swap derivative instruments are determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets. Therefore, the Bank has categorized these derivative instruments as Level 2 within the fair value hierarchy.

      Deposits: The fair value of demand deposits, savings and money market deposits is the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated using a discounted cash flow calculation that applies current market interest rates being offered for deposits of similar remaining maturities to a schedule of aggregated expected maturities on such deposits. Deposits are not recorded at fair value on a recurring basis.

      Long-term debt: The fair value of long-term debt is estimated using a discounted cash flow calculation that applies current interest rates for borrowings of similar maturity to a schedule of maturities of such advances. Long-term debt is not recorded at fair value on a recurring basis.

      Off-balance-sheet instruments: Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings. Off-balance sheet instruments are not recorded at fair value on a recurring basis.

      The recorded book balances and estimated fair values of the Company's financial instruments at September 30, 2009 and December 31, 2008 are presented in the following table. The estimated fair value amounts for September 30, 2009 and December 31, 2008 have been measured as of the end of the respective periods and have not been revaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to those respective reporting dates may be different than amounts reported at period-end.

                                                   September 30, 2009                   December 31, 2008
                                            ----------------------------------  ----------------------------------
                                                  Book          Estimated             Book          Estimated
                                                 Value          Fair Value           Value          Fair Value
                                            ----------------------------------  ----------------------------------
Financial Assets:
Cash and equivalents                        $     43,243,586       43,243,586  $       9,238,783        9,238,783
Available for sale securities                     98,308,680       98,308,680        113,486,201      113,486,201
Held to maturity securities                           15,064           15,420             16,550           16,553
Federal Home Loan Bank Stock                       5,427,600        5,427,600          5,427,600        5,427,600
Federal Reserve Bank Stock                           225,850          225,850            225,850          225,850
Other restricted stock                               105,000          105,000            100,000          100,000
Loans held for sale                                   95,000           95,000          1,013,216        1,013,216
Loans and leases, net                            376,566,884      393,828,296        366,392,079      365,191,872
Accrued interest receivable                        1,939,745        1,939,745          2,262,918        2,262,918
Interest rate swaps                                   41,609           41,609                  -                -

Financial Liabilities:
Savings deposits                                  72,532,547       72,532,547         58,582,376       58,582,376
Money market and demand deposits                 152,416,365      152,416,365        162,633,387      162,633,387
Time certificates of deposit                     157,575,532      158,575,338        122,110,861      122,607,975
Federal Home Loan Bank advances                   80,000,000       82,950,958         81,608,000       86,044,755
Repurchase agreements with
   financial institutions                         22,500,000       23,308,788         26,450,000       26,316,528
Repurchase agreements with customers              19,409,085       19,409,085         18,222,571       18,222,571
Subordinated debt                                 10,104,000       10,104,000         10,104,000       10,104,000
Accrued interest payable                             511,261          511,261            611,829          611,829
Collateralized borrowings                                  -                -          1,375,550        1,375,550

      Loan and lease commitments, rate lock derivative commitments and other commitments, on which the committed interest rate is less than the current market rate are insignificant at September 30, 2009 and December 31, 2008.

15.  Interest Rate Swaps and Derivative Instruments

     The Company manages its interest rate risk by using derivative instruments in the form of interest rate swaps designed to reduce interest rate risk by effectively converting a portion of floating rate debt into fixed rate debt. This action reduces the Company's risk of incurring higher interest costs in periods of rising interest rates. On February 2, 2009, the Company entered into two interest rate swap agreements through March of 2014 and 2019, respectively; however, the settlements under the swaps commenced March 30, 2009. Payments under the swap agreements will continue on the 30th of each quarter end. The Company is accounting for the interest rate swap agreements as effective cash flow hedges. The notional principal amounts of these swaps were $6,800,000 and $3,000,000 and the variable interest rate amounts on related debt were swapped for effective fixed rates of 5.79% and 4.86%, respectively. These swaps are designated as cash flow hedges and qualify for hedge accounting treatment under a standard entitled, "Accounting for Derivative Instruments and Hedging Activities."

     In accordance with this standard, the Company's derivative instruments are recorded as assets or liabilities at fair value. Changes in fair value derivatives that have been designated as cash flow hedges are included in "Unrealized gains (losses) on cash flow hedges" as a component of other comprehensive income to the extent of the effectiveness of such hedging instruments. Any ineffective portion of the change in fair value of the designated hedging instruments would be included in the Consolidated Statements of Income in interest (income) expense. No such adjustment to income to reflect hedge ineffectiveness on cash flow hedges was recognized during the nine months ended September 30, 2009, and Management does not anticipate the recognition of any such adjustment to income throughout the terms of the swaps. Gains and losses are reclassified from accumulated other comprehensive income to the Consolidated Statements of Income in the period the hedged transaction affects earnings.

     Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company's variable-rate debt. Amounts in other comprehensive income will be reclassified into interest expense over the term of the swap agreements to achieve the fixed rate on the debt.

     Over the next twelve months, the Company estimates that an additional $221,175 will be reclassified as an increase to interest expense.

     The gross carrying values of the interest rate contracts as of September 30, 2009 were $41,609 and were recorded in other liabilities on the Consolidated Balance Sheets (see Notes 4 and 13). For the nine months ended September 30, 2009, the amount of income recognized on the effective portion of these interest rate contracts in accumulated other comprehensive income on the condensed Consolidated Balance Sheets was ($27,462). For the quarter ended September 30, 2009, there were no losses on the effective portion of these interest rate contracts reclassified from accumulated other comprehensive loss into interest expense of the Consolidated Statement of Financial Condition. These interest rate swap agreements contain no credit-risk-related contingency features. Associated with these swaps, as of September 30, 2009, the Company was required to post collateral with a fair value totaling $300,000 to cover the estimated peak exposure of these swaps. No additional collateral is or will be required to be posted.

16.  Recent Accounting Pronouncements

     As discussed in Note 1 - Significant Accounting Policies, on July 1, 2009, the Accounting Standards Codification became FASB's officially recognized source of authoritative U.S. generally accepted accounting principles applicable to all public and non-public non-governmental entities, superseding existing FASB, AICPA, EITF and related literature. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

      Noncontrolling Interests in Consolidated Financial Statements - In December 2007, the FASB issued an amendment to previous guidance on noncontrolling interest. This amendment establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Before this statement, limited guidance existed for reporting noncontrolling interests (minority interest). As a result, diversity in practice existed. In some cases minority interest was reported as a liability and in others it was reported in the mezzanine section between liabilities and equity. Specifically, this amendment requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financials statement and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest is included in consolidated net income on the face of the income statement. This amendment clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss is to be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. The amendment also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interests. Earlier adoption was prohibited. The Company adopted this amendment beginning on January 1, 2009 and with the adoption, presented $74,015 as equity in the Company's consolidated financial statements and modified the presentation of the Company's financial statements as of March 31, 2009 and December 31, 2008 and going forward.

      Share-Based Payment Transaction - In June 2008, the FASB issued new guidance on "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities." This new guidance addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS) under the two-class method. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of this staff position. Early application was not permitted. The Company adopted the staff position for the quarter ended March 31, 2009. The adoption of this staff position did not have a significant effect on the Company's financial statements.

      Derivatives and Hedging - In March 2008, the FASB issued a new standard entitled, "Disclosures about Derivative Instruments and Hedging Activities
      - an amendment of FASB Statement 133." The standard requires expanded disclosure to provide greater transparency about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedge items are accounted for under this standard, and (iii) how derivative instruments and related hedged items affect an entity's financial position, results of operations and cash flows. To meet those objectives, the standard requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit risk-related contingent features in derivative agreements. The standard became effective for the Company January 1, 2009 and enhanced disclosures are included in the Company's financial statements for September 30, 2009.

      Impairment Guidance - In January 2009, the FASB issued a FASB Staff Position entitled "Amendments to the Impairment Guidance of EITF Issue No. 99-20," which amends the impairment guidance in the EITF Issue, "Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests that Continue to be Held by a Transferor in Securitized Financial Assets." The FSP revises the EITF issue's impairment guidance for beneficial interests to make it consistent with the requirements of the standard entitled, "Accounting for Certain Investments in Debt and Equity Securities," for determining whether an impairment of other debt and equity securities has occurred. The impairment model in the standard enables greater judgment to be exercised in determining whether an OTTI loss needs to be recorded. The impairment model previously provided for in the EITF issue limited management's use of judgment in applying the impairment model. The staff position was effective as of January 1, 2009. The adoption of the staff position did not have a material impact on the Company's consolidated financial statements.

      Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly - In April 2009 FASB issued this guidance which addresses concerns that Fair Value Measurements emphasized the use of an observable market transaction even when that transaction may not have been orderly or the market for that transaction may not have been active. This provides additional guidance on: (a) determining when the volume and level of activity for the asset or liability has significantly decreased; (b) identifying circumstances in which a transaction is not orderly; and (c) understanding the fair value measurement implications of both (a) and (b). The effective date of disclosures for this new standard is for interim and annual reporting periods ending after June 15, 2009. The Company adopted this guidance on April 1, 2009. The adoption did not have a material impact on the Company's consolidated financial statements. See Notes 8 and 13 for disclosure.

      Other-Than-Temporary Impairments - In April 2009, the FASB issued a staff position entitled, "Recognition and Presentation of Other-Than-Temporary Impairments." The staff position (i) changes existing guidance for determining whether an impairment is other-than-temporary to debt securities and (ii) replaces the existing requirement that the entity's management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis. Under the staff position, declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income. The staff position became effective for the Company in the quarter ended June 30, 2009, and resulted in the reclassification of $2,511,080 ($1,657,313, net of tax) of non-credit related OTTI to OCI which had previously been recognized in earnings and is disclosed in Note 8 - Investment Securities.

      Fair Value Measurements and Disclosures - In April 2009, the FASB issued a staff position entitled, "Determining Fair Value when the Volume and Level of Activity for the Asset or Liability has Significantly Decreased and Identifying Transactions that are not Orderly." The staff position affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, and clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active. The staff position requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence and expands certain disclosure requirements. The staff position became effective for the Company in the quarter ended June 30, 2009. See Note 13 for disclosure.

      Interim Disclosure - Fair Value Measurements - In April 2009, the FASB issued a new staff position entitled, "Interim Disclosures about Fair Value of Financial Instruments." The staff position requires a publicly traded company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. In addition, entities must disclose, in the body or in the accompanying notes of its summarized financial information for interim reporting periods and in its financial statements for annual reporting periods, the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position. The staff position became effective for the Company in the quarter ended June 30, 2009, and its adoption did not have a significant effect on the Company's financial position, results of operations, or cash flows. The Company has included the disclosures required by the staff position in Note 13.

      Subsequent Events - In May 2009, the FASB issued a new standard entitled, "Subsequent Events." This standard establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. This standard defines (i) the period after the balance sheet date during which a reporting entity's management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The new standard became effective for the Company's financial statements for periods ending after June 15, 2009 and did not have a significant impact on the Company's financial statements.

      Transfers and Servicing - In June 2009, the FASB issued a statement entitled, "Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140." This standard amends prior accounting guidance to enhance reporting about transfers of financial assets, including securitizations, and where companies have continuing exposure to the risks related to transferred financial assets. The new standard eliminates the concept of a "qualifying special-purpose entity" and changes the requirements for derecognizing financial assets. The standard also requires additional disclosures about all continuing involvements with transferred financial assets including information about gains and losses resulting from transfers during the period. The standard will be effective

     January 1, 2010 and is not expected to have a significant impact on the Company's financial statements.

17.  Reclassification

     Certain 2008 amounts have been reclassified to conform with the 2009 presentation. Such reclassifications had no effect on net income.

18.  Subsequent Events

     The Company has evaluated events or transactions that occurred after September 30, 2009 and through the time the financial statements were originally filed on November 13, 2009 and through December 24, 2009, the date that the interim financial statements have been reissued, for potential recognition or disclosure in the interim financial statements.

     On October 25, 2009,  the Company  entered  into an  Agreement  and Plan of
     Merger (the "Merger Agreement") by and among the Company, the Bank and Union Savings Bank ("Union") that provides for the merger of the Company and the Bank with and into Union (the "Merger"). Under the terms of the Merger Agreement, shareholders of the Company will receive $15.00 cash for each share of Company common stock they own on the date of the Merger. The transaction is valued at approximately $35 million. No fractional shares will be issued. Consummation of the Merger is subject to approval by the shareholders of the Company, as well as customary regulatory approvals including the Office of the Comptroller of the Currency, the State of Connecticut Department of Banking and the Federal Deposit Insurance Corporation. The Merger is expected to close in the first quarter of 2010, although there can be no assurance that this will occur.

     On  November  9,  2009,  the  Bank  entered  into a Formal  Agreement  (the
     "Agreement") with The Office of the Comptroller of the Currency (the "OCC"). The Agreement is a remedial supervisory action with provisions intended to improve the Bank's condition and operations. While not punitive, the Agreement provides a framework for addressing identified problems, documenting remedial efforts and preventing the reoccurrence of similar problems so that the Bank's condition will improve and no longer be considered to be troubled. Management and the Board are of the opinion that compliance with the Agreement is in the best interest of the Bank but will require sustained effort and management resources.

     To coordinate its compliance efforts pursuant to the Agreement, the Board of the Bank will appoint a Compliance Committee consisting primarily of independent Directors. The Compliance Committee will meet at least monthly to monitor and report the Bank's progress to the Board. The Board will review the Bank's liquidity plans, capital plans, strategic plans and management and staffing plans and provide copies of such plans to the OCC along with copies of the reports of the Compliance Committee and other relevant information. The Board will assess the adequacy of the Bank's management and staffing needs to assure that the Bank is well managed and well staffed. The Bank will also notify the OCC regarding any proposed changes in the Board, executive management or staff or changes in their duties or responsibilities.

     Pursuant to the Agreement, the Bank will not utilize brokered deposits without appropriate FDIC and OCC authorization. In this regard, the only deposits currently utilized by the Bank which could be characterized as "brokered deposits" are deposits obtained through the CDARS program. The Agreement with the OCC does not preclude the Bank from participating in the CDARS program and the Bank has requested authorization from the FDIC to continue to participate in such program. The Bank has approximately $11 million in CDARS deposits, most of which will mature in January 2010.

     The Agreement further requires the Bank to enhance its credit risk management program within the Bank's loan and lease functions and to develop and adhere to policies designed to enhance risk rating and risk monitoring. In addition, the Bank has agreed to take appropriate action to improve and maintain asset quality. The Bank will prepare written evaluations of and programs for collecting any loans greater than $750,000 that are subject to criticism, regularly review such loans, and only extend additional credit on such loans if the Bank determines and documents that it is consistent with the Bank's plan to collect the loan or strengthen the assets underlying the loan and the action is necessary to protect the Bank's interests. In addition, the Bank will enhance and document the programs it uses to evaluate, maintain and document the adequacy of the Allowance for Loan and Lease Losses, which enhanced programs were utilized in the evaluation of the Allowance for Loan and Lease Losses for the third quarter of 2009, and provide a copy of such program and documentation to the OCC.

     The Agreement precludes the Bank from growing at a rate greater than 5% on an annual basis. In addition to updating its capital plan with appropriate contingencies, the Agreement would preclude the payment of any dividends inconsistent with the capital plan or applicable law and without written non-objection by the OCC. The Merger Agreement with Union precludes the payment of dividends to the shareholders of the Company's common stock pending consummation of the merger.

     The Bank understands that the Agreement with the OCC will remain in place so long as the Bank remains subject to OCC supervision or until such time as the Agreement is terminated by the OCC, which will generally not occur until the issues which were the basis of the Agreement have been corrected and verified through an examination and until there is no basis for supervisory concern. Failure to comply with the Agreement could result in more serious supervisory action by the OCC with respect to the Bank, its officers or directors.

     In addition to the Agreement, the Bank has been notified that the OCC will require the Bank to achieve and maintain the following capital ratios by no later than March 31, 2010:

     o Total risk-based capital at least equal to twelve percent (12%) of risk-weighted assets (as compared with 10.80% maintained by the Bank at September 30, 2009 and 10% generally required of well-capitalized banks);

     o Tier 1 capital at least equal to ten percent (10%) of risk weighted assets (as compared with 9.54% maintained by the Bank at September 30, 2009, and 6% generally required of well-capitalized banks); and

     o Tier 1 capital at least equal to eight percent (8%) of adjusted total assets (as compared with 6.59% maintained by the Bank at September 30, 2009 and 5% generally required of well-capitalized banks).

     The Bank expects to consummate its Merger with and into Union prior to the date by which it would be required to achieve and maintain such capital ratios. However, there can be no assurance that the Merger will be consummated within such timeframe. Accordingly, the Bank will develop contingency plans to address compliance with such capital requirements in the event that the Merger is not consummated by March 31, 2010.

     There are no other subsequent events requiring recognition or disclosure in the financial statements.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

First Litchfield Financial Corporation (the "Company"), a Delaware corporation formed in 1988, is the one-bank holding company for The First National Bank of Litchfield (the "Bank"), a national bank supervised and examined by the Office of the Comptroller of the Currency (the "OCC"). The Bank is the Company's primary subsidiary and only source of income. The Bank has three subsidiaries, The Lincoln Corporation and Litchfield Mortgage Service Corporation, which are Connecticut corporations, and First Litchfield Leasing Corporation ("First Litchfield Leasing"), which is a Delaware corporation. The purpose of The Lincoln Corporation is to hold property such as real estate, personal property, securities, or other assets, acquired by the Bank through foreclosure or otherwise to compromise a doubtful claim or collect a debt previously contracted. The purpose of Litchfield Mortgage Service Corporation is to operate as a passive investment company in accordance with Connecticut law. The purpose of First Litchfield Leasing is to provide equipment financing and leasing products to complement the Bank's array of commercial products.

Both the Company and the Bank are headquartered in Litchfield, Connecticut. The Bank is a full-service commercial bank serving both individuals and businesses generally within Litchfield County Connecticut. Deposits are insured up to specific limits of the Federal Deposit Insurance Act by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. The Bank's lending activities include loans secured by residential and commercial mortgages. Other loan products include consumer and business installment lending, as well as other secured and unsecured lending. The Bank has nine banking locations located in the towns of Canton, Torrington, Litchfield, Washington, Marble Dale, Goshen, Roxbury and New Milford, Connecticut. In 1975, the Bank was granted Trust powers by the OCC. The Bank's Trust Department provides trust and fiduciary services to individuals, nonprofit organizations and commercial customers. Additionally, the Bank offers nondeposit retail investment products such as mutual funds, annuities and insurance through its relationship with Infinex Investments, Inc.

On June 26, 2003, the Company formed First Litchfield Statutory Trust I for the purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures issued by the Company, and on June 26, 2003, the first series of trust preferred securities were issued. During the second quarter of 2006, the Company formed a second statutory trust, First Litchfield Statutory Trust II ("Trust II"). The Company owns 100% of Trust II's common stock. Trust II exists for the sole purpose of issuing trust securities and investing the proceeds in subordinated debentures issued by the Company. In June 2006, Trust II issued its first series of trust preferred securities.

On October 25, 2009, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, the Bank and Union Savings Bank ("Union") that provides for the merger of the Company and the Bank with and into Union (the "Merger"). Under the terms of the Merger Agreement, shareholders of the Company will receive $15.00 cash for each share of Company common stock they own on the date of the

Merger. The transaction is valued at approximately $35 million. No fractional shares will be issued. Consummation of the Merger is subject to approval by the shareholders of the Company, as well as customary regulatory approvals including the OCC, the State of Connecticut Department of Banking and the Federal Deposit Insurance Corporation. The Merger is expected to close in the first quarter of 2010, although there can be no assurance that this will occur.

The following discussion and analysis of the Company's consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and notes to the consolidated financial statements.

FINANCIAL CONDITION

Total assets as of September 30, 2009 were $551,203,363, an increase of $18,945,756, or 3.56% from year-end 2008 total assets of $532,257,607.

Net loans and leases increased $10,174,805 or 2.78% over the year-end 2008 amount. Net loans and leases as of September 30, 2009 were $376,566,884, as compared to the year-end 2008 level of $366,392,079. Consistent with management's strategy to migrate to a more profitable loan composition, commercial loan and lease growth was strong during the third quarter of 2009. Leases, net of unearned income, were $35,324,433 at September 30, 2009, which was an increase of $15,538,563 or 78.53% from the year-end 2008 balance of $19,785,870. The growth in the leasing portfolio is in relatively short-term equipment financing. Commercial mortgages totaled $100,564,068 at September 30, 2009, which was an increase of $33,109,143 or 49.08% from year-end 2008. Growth in commercial mortgages has been in fixed and variable rate products to commercial customers located in our traditional and contiguous markets. Construction mortgages totaled $27,262,941 as compared to the year-end balance of $38,153,503. The decline in this portfolio was due to the soft commercial construction market. The residential mortgage loan portfolio totaled $172,572,153, which was a decrease of $19,988,955 from year-end 2008. The majority of this decrease was attributable to the sale of residential mortgage loans in the secondary market which settled in the third quarter. This sale was transacted for the purpose of strengthening the Company's balance sheet in terms of interest rate risk and liquidity.

As of September 30, 2009, the securities portfolio totaled $98,323,744, as compared to the year-end 2008 balance of $113,502,751. The decrease in the investment portfolio is due to calls in agency bonds as well as sales of mortgage-backed securities. During the first nine months of 2009, approximately $26 million in U.S. Government agency bonds were called. These bonds were replaced with mortgage-backed securities with characteristics of shorter duration and improved liquidity. In the second quarter, the Company sold approximately $20 million in twenty and thirty year fixed rate mortgage-backed securities. Similar to the aforementioned sale of residential mortgages, the sale was also for the purpose of strengthening the balance sheet in terms of interest rate risk and liquidity.

At year-end 2008, the due from broker for security sales totaled $9,590,823, as a result of a security traded before December 31, 2008 with proceeds not received until January 2009. There were no similar transactions at September 30, 2009.

Cash and cash equivalents totaled $43,243,586, as compared to the balance of $9,238,783 at year-end 2008. Cash and cash equivalents is comprised of vault cash, Federal funds sold, balances at correspondent banks and the Federal Reserve Bank. The increase in cash and cash equivalents is due to the funds from the investment sales and calls temporarily invested at correspondent banks.

Total liabilities were $519,814,447 as of September 30, 2009, which was an increase of $20,024,104 from total liabilities of $499,790,343 as of year-end 2008. Total deposits increased by $39,197,820, or 11.42% from their year-end levels. Time certificates of deposit totaled $157,575,532 as of September 30, 2009, which was an increase of 29.04%, or $35,464,671 from year-end 2008. The increase in time deposits is reflective of the customers' desire for yield and the shifting of money market deposits into short term certificates of deposit. Additionally, there has been growth in the Bank's CDARs deposits, which provide customers with FDIC deposit insurance beyond the $250,000 limit. Savings deposits totaled $72,532,547 at September 30, 2009 which was an increase of 23.81% from the year-end 2008 balance. Growth in savings deposits has been in traditional savings, health savings and municipal NOW accounts. Money market deposits decreased by $10,692,255, or 11.49%, as a result of customers seeking higher rates and locking in those rates via certificates of deposit.

As of September 30, 2009, repurchase agreements with customers totaled $19,409,085, which was an increase of 6.51% from the year-end 2008 balance. Because these accounts represent overnight investments by commercial and municipal cash management customers, fluctuations in the balances of these accounts are reflective of the temporary nature of these funds. As of September 30, 2009, advances under Federal Home Loan Bank borrowings and repurchase agreements with financial institutions decreased $1,608,000 and $3,950,000, respectively. Increases in the loan portfolio were funded by deposit growth and by the liquidity from investment sales, which enabled management to reduce the overall level of wholesale borrowings.

RESULTS OF OPERATIONS - THREE MONTHS ENDED SEPTEMBER 30, 2009 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2008

Summary

Net loss available to common shareholders for the third quarter of 2009 totaled $2,252,777 versus net loss of $5,425,890 for the third quarter of 2008. Basic and diluted net loss per common share for the third quarter of 2009 were both $.96 compared to basic and diluted loss per share of $2.30 for the third quarter of 2008. The decrease in net loss available to common shareholders is due primarily to the loss on available for sale securities in the third quarter of 2008 which did not occur in 2009, partially offset by increases in the provision for loans and lease losses, loss due to dishonored items, and increases in other noninterest expenses. Also in the 2009 quarter, dividends payable and accretion on preferred shares was incurred, which preferred shares were not outstanding in the 2008 period.

Net Interest Income

Net interest income is the largest component of the Company's operations. Net interest income is defined as the difference between interest and dividend income from earning assets, primarily loans and investment securities, and interest expense on deposits and borrowed money. Interest income is the product of the average balances outstanding on loans, securities, and interest-bearing deposit accounts multiplied by their effective yields. Interest expense is similarly calculated as the result of the average balances of interest-bearing deposits and borrowed funds multiplied by the average rates paid on those funds. The net interest spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities. The net interest margin represents net interest income before the provision for loan and lease losses divided by average interest earning assets. Other components of operating income are the provision for loan losses, noninterest income such as service charges and trust fees, noninterest expenses and income taxes.

Net interest income on a fully tax-equivalent basis is comprised of the following for the three months ended September 30,

                                              2009                2008
                                        ----------------   ------------------
Interest and dividend income            $     6,111,459    $       7,140,667
Tax-equivalent adjustments (1)                   99,125              156,436
Interest expense                             (2,384,834)          (3,255,785)
                                        ----------------   ------------------
Net interest income                     $     3,825,750    $       4,041,318
                                        ================   ==================

(1) Interest income is presented on a tax-equivalent basis which reflects a federal tax rate of 34% for all periods presented.

The following table presents on a tax-equivalent basis, the Company's average balance sheet amounts (computed on a daily basis), net interest income, interest rates, interest spread, and net interest margin for the three months ended September 30, 2009 and 2008. Average loans outstanding include nonaccruing loans.

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY;
INTEREST RATES AND INTEREST DIFFERENTIAL

                                      Three months ended September 30, 2009           Three months ended September 30, 2008
                                ----------------------------------------------    ----------------------------------------------
                                                       Interest                                          Interest
                                      Average          Earned/        Yield/            Average           Earned/       Yield/
                                      Balance            Paid          Rate             Balance            Paid          Rate
                                      -------            ----          ----             -------            ----          ----
Assets
Interest Earning Assets:
Loans and leases                $     386,163,000  $    5,331,700       5.52%     $      348,266,000 $     5,367,408      6.16%
Investment securities                 101,142,000         851,665       3.37%            155,762,000       1,886,213      4.84%
Other interest earning assets          26,859,000          27,219       0.41%              9,603,000          43,482      1.81%
                                  ----------------   -------------                  -----------------  --------------

Total interest earning assets         514,164,000       6,210,584       4.83%            513,631,000       7,297,103      5.68%
                                                     -------------   ---------                         --------------  ---------

Allowance for loan and
  lease losses                         (4,029,000)                                        (2,222,000)
Cash and due from banks                29,693,000                                         11,310,000
Premises and equipment                  7,161,000                                          7,440,000
Net unrealized gains (losses)
 on  securities                           599,000                                         (6,955,000)
Foreclosed real estate                    104,000                                                  -
Other assets                           17,078,000                                         18,117,000
                                  ----------------                                  -----------------

Total Average Assets            $     564,770,000                                 $      541,321,000
                                  ================                                  =================

Liabilities and Shareholders' Equity
Interest Bearing Liabilities:
Savings deposits                $      73,797,000          65,163       0.35%     $       64,474,000         173,193      1.07%
Money Market deposits                  85,544,000         131,823       0.62%             80,602,000         363,373      1.80%
Time deposits                         156,343,000         937,871       2.40%            131,370,000       1,130,642      3.44%
Borrowed funds                        135,405,000       1,249,977       3.69%            163,604,000       1,588,577      3.88%
                                  ----------------   -------------                  -----------------  --------------

Total interest bearing liabilities    451,089,000       2,384,834       2.11%            440,050,000       3,255,785      2.96%
                                                     -------------   ---------                         --------------  ---------

Demand deposits                        73,260,000                                         72,097,000
Other liabilities                       6,873,000                                          4,446,000
Shareholders' Equity                   33,548,000                                         24,728,000
                                  ----------------                                  -----------------

Total liabilities and equity    $     564,770,000                                 $      541,321,000
                                  ================                                  =================

Net interest income                                $    3,825,750                                    $     4,041,318
                                                     =============                                     ==============
Net interest spread                                                     2.72%                                             2.72%
                                                                     =========                                         =========
Net interest margin                                                     2.98%                                             2.99%
                                                                     =========                                         =========

Rate/Volume Ananysis

The following table, which is presented on a tax-equivalent basis, reflects the changes for the three months ended September 30, 2009 when compared to the three months ended September 30, 2008 in net interest income arising from changes in interest rates and asset and liability volume mix. The change in interest attributable to both rate and volume has been allocated to the changes in the rate and the volume on a pro rata basis.

                                                         09/30/09 Compared to 09/30/08
                                                           Increase (Decrease) Due to
                                                           --------------------------

                                                     Volume            Rate             Total
                                                 --------------   --------------   --------------
Interest earned on:
Loans and leases                               $       552,982  $      (588,690) $       (35,708)
Investment securities                                 (553,601)        (480,947)      (1,034,548)
Other interest earning assets                           35,782          (52,045)         (16,263)
                                                 --------------   --------------   --------------
Total interest earning assets                           35,163       (1,121,682)      (1,086,519)
                                                 --------------   --------------   --------------

Interest paid on:
Deposits                                               211,785         (744,136)        (532,351)
Borrowed money                                        (263,316)         (75,284)        (338,600)
                                                 --------------   --------------   --------------
Total interest-bearing liabilities                     (51,531)        (819,420)        (870,951)
                                                 --------------   --------------   --------------

Increase, (decrease) in net interest income    $        86,694  $      (302,262) $      (215,568)
                                                 ==============   ==============   ==============

Tax-equivalent net interest income for the third quarter of 2009 totaled $3,825,750, a decrease of $215,568, or 5.33% from the third quarter of 2008. The decreased interest margin caused the decline in net interest income, while the slight increase in earning asset volume offset the decrease. The effect of increased volume of earning assets over interest-bearing liabilities increased net interest income by $86,694. However, for the quarter, the interest earned on earning assets decreased more than funding costs and resulted in a $302,262 decline in net interest income.

Average earning assets for the third quarter of 2009 totaled $514,164,000, which was $533,000 or .10% higher than average earning assets for the third quarter of 2008 which totaled $513,631,000. This increase in earning assets, contributed to an additional $35,163 in interest income. Average loans and leases increased by $37,897,000, or 10.88%, while average investments and other interest earning assets decreased by $37,364,000 or 22.59%. The increase in loans and leases came from organic growth in commercial leasing and mortgage lending. The decrease in the securities portfolio is the result of the strategy to change the mix of earning assets from investments to loans. The mix of earning assets for the third quarter of 2009 was 75% loans to 25% investments and other earning assets versus the third quarter 2008 mix of 68% loans to 32% investments and other earning assets.

The tax equivalent net interest margin decreased 1 basis point from 2.99% in the third quarter of 2008 to 2.98% for the third quarter of 2009. Both funding costs and the tax equivalent yield on earning assets decreased by 85 basis points when compared to the third quarter of 2008; however, for the third quarter of 2009, the ratio of earning assets to total assets was 91% compared to 95% for the third quarter of 2008. This lower level of earning assets to total assets contributed to the slight decline in net interest margin. The continued low interest rate environment has allowed management to decrease its deposit rates over the last year. Although yields on earning assets have been subject to similar declines, the aforementioned strategy to shift to a more profitable mix of earning assets has offset some of this decline. However, continued downward repricing of interest-earning assets, which are priced off of longer market indices, as well as declines in yield due to non-performing assets have resulted in the drop in net interest income. Retail deposits are the primary source of the Company's funding; therefore, competition for these deposits remains the biggest threat to the net interest margin.

Provision for Loan and Lease Losses

The provision for loan and lease losses for the third quarter of 2009 totaled $2,682,691, which is an increase of $2,527,691 from the third quarter of 2008. The provision for loan and lease losses is determined quarterly based on the calculation of the allowance for loan and lease losses. (See discussion of the Allowance for Loan and Lease Losses.)

During the third quarter of 2009, the Company recorded net charge-offs of $628,287 compared to third quarter 2008 net charge-offs of $121,476. The change in the level of charge-offs from 2008 to 2009 is due to commercial mortgage and commercial loan charge-offs and higher levels of charge-off activity from the consumer automobile loan portfolio. The change in the level of charge-offs from 2008 to 2009 is considered by management to be reflective of the challenging economic environment.

Noninterest Income (Loss)

Noninterest income for the third quarter of 2009 totaled $1,215,035, versus third quarter 2008 noninterest loss of $5,807,528. The change in noninterest income is primarily attributable to the OTTI losses totaling $6,946,100 recorded in the third quarter of 2008.

Trust income totaled $345,357, compared to third quarter 2008 trust income of $319,049. The increase from third quarter 2008 levels is due to increased assets under management.

During the third quarter of 2009 the Company originated and sold residential mortgages in the secondary market which resulted in gains on sales of loans of $349,294 compared to similar sales transacted during the third quarter of 2008 which resulted in gains of $17,085. These sales were transacted with the purpose of reducing interest rate risk and improving the Company's liquidity position.

Other noninterest income totaled $14,767, which was a decrease of $42,589, or 74.26% from the third quarter of 2008. The decrease was due to expenses incurred in holding other real estate owned during the third quarter of 2009, there was no other real estate owned during the third quarter of 2008.

Noninterest Expense

Third quarter 2009 noninterest expense totaled $5,102,484, increasing 35.96%, or $1,349,454 from the third quarter 2008 expense of $3,753,030. The majority of the increase is the result of other noninterest expense and FDIC insurance assessments. During the third quarter of 2009 the Company recorded an accrual of $768,583 related to the dishonor of fraudulent items; there were no comparable items in 2008. Increases in noninterest expenses are also reflected in legal, computer services, and consulting fees and expenses for the management of foreclosed properties, loan review, and employment agency fees.

Other noninterest expenses totaled $786,524 which is an increase of $362,567, or 85.52% from the third quarter of 2008. Higher 2009 costs for exam and audit fees, software, and telephone expenses contributed to the increase in other noninterest expense.

Income Taxes

The third quarter 2009 income tax benefit totaled $770,444, which is an increase of $365,658 or 107.76% from the third quarter of 2008 benefit of $404,786. The effective tax rate for the third quarter of 2009 was 27% as compared to 7% for the third quarter of 2008. In the third quarter of 2009, the quarterly tax benefit was limited to the Company's pretax year-to-date loss at the statutory rate. The third quarter 2008 tax benefit did not relate proportionately to the pretax loss due to the Company's inability to consider its loss on the Fannie Mae and Freddie Mac OTTI write-down as ordinary income as of September 30, 2008. With the October 2008 passage of the Emergency Economic Stabilization Act, banks with Fannie Mae or Freddie Mac preferred shares and auction rate securities holding such shares were able treat their losses as ordinary losses for tax purposes. Pursuant to this change, the Company recognized the tax benefit of approximately $1,710,000 in the fourth quarter of 2008.

As of September 30, 2009 and December 31, 2008, the Company had recorded net deferred income tax assets of approximately $5.3 million and $5.1 million, respectively. The determination of the amount of deferred income tax assets which are more likely than not to be realized is primarily dependent on projections of future earnings, which are subject to uncertainty and estimates that may change given economic conditions and other factors. A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized. Management has reviewed the deferred tax position of the Company at September 30, 2009. The deferred tax position has been affected by several significant transactions in the past three years. These transactions included other-than-temporary impairment write-offs of certain investments and significant permanent differences between accounting and tax income such as non-taxable municipal security income, which securities have been sold and replace with assets which will generate taxable income in the future, and certain specific expenditures not expected to reoccur. As a result, the Company is in a cumulative net loss position (pretax income (loss) for a three year period adjusted for permanent items) as of September 30, 2009. However, under the applicable accounting guidance, the Company has concluded that it is "more likely than not" that the Company will be able to realize its deferred tax assets based on the non-recurring nature of these items and the Company's expectation of future taxable income. If, in the future, management's conclusion regarding the need for a deferred tax asset valuation allowance could change, resulting in the establishment of a valuation allowance for a portion or all of the deferred tax asset. The Company will continue to analyze the recoverability of its deferred tax assets quarterly.

RESULTS OF OPERATIONS - NINE MONTHS ENDED SEPTEMBER 30, 2009 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2008

Summary

Net loss available to common shareholders for the nine months ended September 30, 2009 totaled $1,877,621 versus the net loss of $4,310,919 for the nine months ended September 30, 2008. Basic and diluted net loss per common share for the nine months ended September 30, 2009 were both $0.80, compared to basic and diluted loss per share of $1.82, for the nine months ended September 30, 2008. The decrease in net loss available to common shareholders is due primarily to the loss on available for sale securities in the nine months of 2008 which was significantly less in the 2009 period, partially offset by increases in the provision for loan and lease losses and loss due to dishonored items. Also in the 2009 period, dividends payable and accretion on preferred shares was accrued, which preferred shares were not outstanding in 2008.

Net Interest Income

Net interest income is the largest component of the Company's operations. Net interest income is defined as the difference between interest and dividend income from earning assets, primarily loans and investment securities, and interest expense on deposits and borrowed money. Interest income is the product of the average balances outstanding on loans, securities and interest-bearing deposit accounts multiplied by their effective yields. Interest expense is similarly calculated as the result of the average balances of interest-bearing deposits and borrowed funds multiplied by the average rates paid on those funds. The net interest spread represents the difference between the average rate on interest earning assets and the average cost of interest-bearing liabilities. The net interest margin represents net interest income before the provision for loan and lease losses divided by average interest earning assets. Other components of operating income are the provision for loan losses, noninterest income such as service charges and trust fees, noninterest expenses, and income taxes.

Net interest income on a fully tax-equivalent basis is comprised of the following for the nine months ended September 30,

                                                       2009                    2008
                                                 -----------------       -----------------
Interest and dividend income                     $     19,212,404        $     21,575,168
Tax-equivalent adjustments (1)                            307,188                 515,164
Interest expense                                       (7,512,284)            (10,400,647)
                                                 -----------------       -----------------
Net interest income                               $    12,007,308        $     11,689,685
                                                 =================       =================

(1) Interest income is presented on a tax-equivalent basis which reflects a federal tax rate of 34% for all periods presented.

The following table presents on a tax-equivalent basis, the Company's average balance sheet amounts (computed on a daily basis), net interest income, interest rates, interest spread, and net interest margin for the nine months ended September 30, 2009 and 2008. Average loans outstanding include nonaccruing loans.

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY;
INTEREST RATES AND INTEREST DIFFERENTIAL


                                    Nine months ended September 30, 2009           Nine months ended September 30, 2008
                                --------------------------------------------    -----------------------------------------
                                                     Interest                                       Interest
                                     Average         Earned/        Yield/           Average         Earned/      Yield/
                                     Balance           Paid          Rate            Balance          Paid         Rate
                                     -------           ----          ----            -------          ----         ----
Assets
Interest Earning Assets:
Loans and leases                $   388,081,000  $   16,227,927       5.58%     $   341,230,000 $    16,209,373    6.33%
Investment securities               112,176,000       3,243,981       3.86%         150,686,000       5,670,091    5.02%
Other interest earning assets        12,995,000          47,684       0.49%          10,967,000         210,868    2.56%
                                  --------------   -------------                  --------------  --------------

Total interest earning assets       513,252,000      19,519,592       5.07%         502,883,000      22,090,332    5.86%
                                                   -------------   ---------                      --------------  -------

Allowance for loan and
  lease losses                       (3,785,000)                                     (2,184,000)
Cash and due from banks              17,327,000                                      11,388,000
Premises and equipment                7,239,000                                       7,586,000
Net unrealized loss on
  securities                           (635,000)                                     (3,473,000)
Foreclosed real estate                  188,000                                               -
Other assets                         18,852,000                                      16,943,000
                                  --------------                                  --------------

Total Average Assets            $   552,438,000                                 $   533,143,000
                                  ==============                                  ==============

Liabilities and Shareholders' Equity
Interest Bearing Liabilities:
Savings deposits                $    66,521,000         255,021       0.51%     $    59,062,000         479,079    1.08%
Money Market deposits                86,704,000         603,929       0.93%          81,332,000       1,185,540    1.94%
Time deposits                       145,579,000       2,774,018       2.54%         135,138,000       3,976,610    3.92%
Borrowed funds                      141,945,000       3,879,316       3.64%         157,692,000       4,759,418    4.02%
                                  --------------   -------------                  --------------  --------------

Total interest bearing liabilities  440,749,000       7,512,284       2.27%         433,224,000      10,400,647    3.20%
                                                   -------------   ---------                      --------------  -------

Demand deposits                      71,146,000                                      68,055,000
Other liabilities                     7,413,000                                       4,864,000
Shareholders' Equity                 33,130,000                                      27,000,000
                                  --------------                                  --------------

Total liabilities and equity    $   552,438,000                                 $   533,143,000
                                  ==============                                  ==============

Net interest income                              $   12,007,308                                 $    11,689,685
                                                   =============                                  ==============
Net interest spread                                                   2.80%                                        2.66%
                                                                   =========                                      =======
Net interest margin                                                   3.12%                                        2.92%
                                                                   =========                                      =======

Rate/Volume Analysis

The following table, which is presented on a tax-equivalent basis, reflects the changes for the nine months ended September 30, 2009 when compared to the nine months ended September 30, 2008 in net interest income arising from changes in interest rates and from asset and liability volume mix. The change in interest attributable to both rate and volume has been allocated to the changes in the rate and the volume on a pro rata basis.

                                                 09/30/09 Compared to 09/30/08
                                                   Increase (Decrease) Due to
                                                   --------------------------

                                            Volume             Rate             Total
                                         -------------    -------------    -------------

Interest earned on:
Loans and leases                       $    2,083,220   $   (2,064,666)  $       18,554
Investment securities                      (1,273,069)      (1,153,041)      (2,426,110)
Other interest earning assets                  33,124         (196,308)        (163,184)
                                         -------------    -------------    -------------
Total interest earning assets                 843,275       (3,414,015)      (2,570,740)
                                         -------------    -------------    -------------

Interest paid on:
Deposits                                      443,154       (2,451,415)      (2,008,261)
Borrowed money                               (452,197)        (427,905)        (880,102)
                                         -------------    -------------    -------------
Total interest bearing liabilities             (9,043)      (2,879,320)      (2,888,363)
                                         -------------    -------------    -------------

Increase in net interest income        $      852,318   $     (534,695)  $      317,623
                                         =============    =============    =============

Tax-equivalent net interest income for the nine months ended September 30, 2009 totaled $12,007,308, an increase of $317,623, or 2.72% from the nine months ended September 30, 2008. The impact of the increase in the volume of earning assets primarily contributed to the increase in net interest income. The effect of increased volume of earning assets over the effect of the increase in interest-bearing liabilities increased net interest income by $852,318. Additionally, the Company was not able to decrease its cost of deposit interest to a greater degree than the decrease in interest earned on earning assets, which resulted in a $534,695 decrease in net interest income.

Average earning assets for the nine months ended September 30, 2009 totaled $513,252,000, which was $10,369,000 or 2.06% higher than average earning assets for the nine months ended September 30, 2008 which totaled $502,883,000. The net increase in earning assets, net of the increased volume of interest bearing liabilities, contributed to an additional $852,318 in net interest income. Average loans and leases increased by $46,851,000, or 13.73%, while average investments decreased by $38,510,000 or 25.56%. The increase in loans and leases came from organic growth in commercial leasing and mortgage lending. The decrease in the securities portfolio is the result of the strategy to change the mix of earning assets from investments to loans. The mix of earning assets for the nine months ended September 30, 2009 was 76% loans to 24% investments versus the nine months ended September 30, 2008 mix of 68% loans to 32% investments.

The tax equivalent net interest margin improved 20 basis points from 2.92% for the nine months ended September 30, 2008 to 3.12% for the nine months ended September 30, 2009. The improvement in the next interest margin is because funding costs decreased by 93 basis points while the tax equivalent yield on earning assets decreased by only 79 basis points. The continued low interest rate environment has allowed management to continue to decrease its deposit rates over the last year. Although yields on earning assets have been subject to similar declines, the aforementioned strategy to shift to a more profitable mix of earning assets has offset some of this decline. Additionally, many interest-earning assets are priced off of longer market indices, which are not as dramatically impacted by decreases in short term rates. Retail deposits are the primary source of the Company's funding; therefore, competition for these deposits remains the biggest threat to the net interest margin.

Provision for Loan and Lease Losses

The provision for loan and lease losses for the nine months ended September 30, 2009 totaled $3,470,280, which is an increase of $3,103,280 from the nine months ended September 30, 2008. The provision for loan and lease losses is determined quarterly based on the calculation of the allowance for loan and lease losses. The increased provision is reflective of a higher level of net charge-offs and management's assessment of inherent losses in the portfolio due to the economic environment. (See discussion of the Allowance for Loan and Lease Losses.)

During the nine months ended September 30, 2009, the Company recorded net charge-offs of $1,084,906 compared to nine month 2008 net charge-offs of $251,520. The change in the level of charge-offs from 2008 to 2009 is due to residential and commercial mortgage charge-offs and higher levels of charge-off activity from the consumer automobile loan, and commercial loan portfolios. The change in the level of charge-offs from 2008 to 2009 is considered by management to be reflective of a weak economic environment.

Noninterest Income (Loss)

Noninterest  income  for the  nine  months  ended  September  30,  2009  totaled
$3,259,553, versus the loss of $4,017,593 for the nine months ended September 30, 2008. The 2008 noninterest income reflected OTTI charges related to the $6,946,100 third quarter OTTI write down of the Bank's investments in Freddie Mac and Fannie Mae preferred stock/auction rate securities holding such stock and one pooled trust preferred security.

Trust income totaled $892,896, compared to the nine months ended September 30, 2008 trust income of $992,142. The decline from nine months ended September 30, 2008 levels is due to market declines of assets under management.

During the first nine months of 2009, the Company sold residential mortgages in the secondary market which resulted in gains on sales of loans totaling $509,552 compared to sales transacted during the first nine months of 2008 which resulted in gains totaling $34,904. Included in those sales was a sale of 94 mortgages totaling $13 million executed during the third quarter of 2009. These sales were transacted with the purpose of reducing interest rate risk and improving the Company's liquidity position.

Other noninterest income totaled $83,721, as compared to $200,041 from the nine months ended September 30, 2008. The decrease is primarily related to the loss on other real estate owned.

During the first nine months of 2009, the Company sold $37 million of available for sale securities. The purpose of these sales was to decrease interest rate risk, improve balance sheet liquidity, and reduce price volatility. The net gains from these sales totaled $314,584. Similar sales were transacted during the first nine months of 2008 and resulted in gains totaling $215,416.

Noninterest Expense

For the nine  months  ended  September  30,  2009  noninterest  expense  totaled
$13,565,532, increasing $2,189,740, or 19.25% from the nine months ended September 30, 2008 expense of $11,375,792. Increases in noninterest expenses are reflected in regulatory assessments, legal, computer services and consulting expenses. The largest of these increases was regulatory assessments which totaled $930,055 for the first nine months of 2009. This expense has increased $746,311 over the 2008 costs due to increase premiums and the second quarter 2009 special assessment. Also, during 2009 the Company created an accrual of $768,583 related to the dishonor of fraudulent items; there were no comparable items in 2008. The increase in consulting and related expenses was primarily related to loan review, workout and the management of foreclosed properties, investment banking, and temporary employment. The impact of these increases was mitigated by cost containment efforts for salaries, equipment and supplies, director fees, and advertising expense.

Other noninterest expenses totaled $1,877,044 which is an increase of $457,923, or 32.27% from the nine months ended September 30, 2008. This increase was due primarily to 2009 costs for exam and audit fees which totaled $361,372 above the nine month September 30, 2008 costs. Other increases in this category were OREO, software, and telephone expense. Offsetting these increases were reduced expenses for insurance, contributions, directors fees, seminars, and travel.

Income Taxes

The income tax benefit for the nine months ending September 30, 2009 totaled $705,887, which is an increase of $430,942 or 156.74% from the nine month 2008 benefit of $274,945. The effective tax rates were 34% and 6%, respectively for the nine months ended September 30, 2009 and 2008. The tax benefit for the nine months ended September 30, 2009, was limited to the Company's year-to-date pretax loss at the statutory rate of 34%. The tax benefit for the nine months ended September 30, 2008 did not relate proportionately to the pretax loss because of the loss related to a $5 million OTTI write down on Fannie Mae and Freddie Mac preferred shares. This loss was not considered ordinary income, and therefore no tax benefit related to the loss could be recognized through September 30, 2008. With the passage of the Economic Stabilization Act, the Company recognized the tax benefit of the OTTI loss during the fourth quarter of 2008.

As of September 30, 2009 and December 31, 2008, the Company had recorded net deferred income tax assets of approximately $5.3 million and $5.1 million, respectively. The determination of the amount of deferred income tax assets which are more likely than not to be realized is primarily dependent on projections of future earnings, which are subject to uncertainty and estimates that may change given economic conditions and other factors. A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized. Management has reviewed the deferred tax position of the Company at September 30, 2009. The deferred tax position has been affected by several significant transactions in the past three years. These transactions included other-than-temporary impairment write-offs of certain investments and significant permanent differences between accounting and tax income such as non-taxable municipal security income, which securities have been sold and replace with assets which will generate taxable income in the future, and certain specific expenditures not expected to reoccur. As a result, the Company is in a cumulative net loss position (pretax income (loss) for a three year period adjusted for permanent items) as of September 30, 2009. However, under the applicable accounting guidance, the Company has concluded that it is "more likely than not" that the Company will be able to realize its deferred tax assets based on the non-recurring nature of these items and the Company's expectation of future taxable income. If, in the future, management's conclusion regarding the need for a deferred tax asset valuation allowance could change, resulting in the establishment of a valuation allowance for a portion or all of the deferred tax asset. The Company will continue to analyze the recoverability of its deferred tax assets quarterly.

LIQUIDITY

Management's objective is to ensure continuous ability to meet cash needs as they arise. Such needs may occur from time to time as a result of fluctuations in loan demand and the level of total deposits. Accordingly, the Bank has a liquidity policy that provides flexibility to meet cash needs. The liquidity objective is achieved through the maintenance of readily marketable investment securities as well as a balanced flow of asset maturities and prudent pricing on loan and deposit products.

The Bank is a member of the Federal Home Loan Bank system, which provides credit to its member banks. This enhances the liquidity position of the Bank by providing a source of available overnight as well as short-term borrowings. Additionally, federal funds, borrowings through the use of repurchase agreements, and the sale of mortgage loans in the secondary market are available to fund short-term cash needs. (See Note 6 to the Consolidated Financial Statements for information on Federal Home Loan Bank borrowings and repurchase agreements.)

As of September 30, 2009, the Company had $116,246,290 in loan commitments and credit lines outstanding. Because some commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent all future cash requirements. The funding of these commitments is anticipated to be met through deposits, loan and security amortizations, and maturities. Management believes liquidity is adequate to meet its present and foreseeable needs.

CAPITAL

Shareholders' equity totaled $31,388,916 as of September 30, 2009 as compared with $32,467,264 as of December 31, 2008. The decrease in shareholders' equity is primarily related to the 2009 net loss, the Company's other comprehensive income charges related to the recognition of the unfunded pension liability, cash flow hedges, unrealized holding losses on available for sale securities and common and preferred dividends. From a regulatory perspective, the capital ratios of the Company and the Bank place each entity in the "well-capitalized" categories under applicable regulations. During the third and fourth quarters of 2008, the Company increased its investment in the Bank's equity by a total of $4,000,000. During the first and second quarters of 2009, the Company increased its investment in the Bank's equity by an additional $5,500,000. These actions were executed to insure the Bank maintained capital at levels considered to be well-capitalized by the federal banking agency capital adequacy guidelines.

The various capital ratios of the Company and the Bank are as follows as of September 30, 2009:

                                                    Well-Capitalized
                                                     Capital Levels          The Company            The Bank
                                                     --------------          -----------            --------
TIER 1TIER 1:
      Leverage capital ratio                              5.00%                 6.96%                 6.59%

      Risk-based capital ratio                            6.00%                10.09%                 9.54%

      Total risk-based capital ratio                     10.00%                11.34%                10.80%

Included in the Company's capital used to determine these ratios at September 30, 2009 is $9.8 million related to the Company's investment in First Litchfield Statutory Trust I and First Litchfield Statutory Trust II, which is recorded as subordinated debt in the Company's balance sheets at September 30, 2009 and December 31, 2008, respectively. Trust preferred securities are currently considered regulatory capital for purposes of determining the Company's Tier I capital ratios. On March 1, 2005, the Board of Governors of the Federal Reserve System, which is the Company's banking regulator, approved final rules that allow for the continued inclusion of outstanding and prospective issuances of trust preferred securities in regulatory capital subject to new, stricter limitations. The Company has until March 31, 2011, (previously March 31, 2009), to meet the new limitations. Management does not believe these final rules will have a significant impact on the Company. On December 12, 2008, the Company participated in the United States Department of the Treasury's Troubled Assets Relief Program ("TARP") Capital Purchase Program ("CPP" also known as TARP capital), and issued $10,000,000 of cumulative perpetual preferred stock with a common stock warrant attached to the U. S. Treasury. The Company's purpose in participating in the TARP CPP was to insure that the Company and the Bank
maintained   their   well-capitalized   status  given  the  uncertain   economic
environment.

On December 12, 2008, under the TARP CPP, the Company sold 10,000 shares of senior preferred stock to the U.S. Treasury, having a liquidation amount equal to $1,000 per share, or $10,000,000. Although the Company is currently well-capitalized under regulatory guidelines, the Board of Directors believed it was advisable to take advantage of the TARP CPP to raise additional capital to ensure that during these uncertain times, the Company is well-positioned to support its existing operations as well as anticipated future growth. Additional information concerning the TARP CPP is included in the Company's 2008 Form 10-K/A Amendment Number One, as filed with the Securities Exchange Commission on April 23, 2009.

The Company expects that it (and the banking industry as a whole) may be required by market forces and/or regulation to operate with higher capital ratios than in the recent past. In addition, as the cumulative dividend rate on the senior preferred stock issued in the TARP CPP increases from 5% to 9% in 2013, the Company will incur increased capital costs if the senior preferred stock is not redeemed at, or prior to, that time. Therefore, in addition to maintaining higher levels of capital, the Company's capital structure may be subject to greater variation over the next few years than has been true historically.

CERTAIN SUPERVISORY MATTERS

On November 9, 2009, the Bank entered into a Formal Agreement (the "Agreement") with the OCC. The Agreement is a remedial supervisory action with provisions intended to improve the Bank's condition and operations. While not punitive, the Agreement provides a framework for addressing identified problems, documenting remedial efforts and preventing the reoccurrence of similar problems so that the Bank's condition will improve and no longer to be considered to be troubled. Management and the Board are of the opinion that compliance with the Agreement is in the best interest of the Bank but will require sustained effort and management resources.

To coordinate its compliance efforts pursuant to the Agreement, the Board of the Bank will appoint a Compliance Committee consisting primarily of independent Directors. The Compliance Committee will meet at least monthly to monitor and report the Bank's progress to the Board. The Board will review the Bank's liquidity plans, capital plans, strategic plans and management and staffing plans and provide copies of such plans to the OCC along with copies of the reports of the Compliance Committee and other relevant information. The Board will assess the adequacy of the Bank's management and staffing needs to assure that the Bank is well managed and well staffed. The Bank will also notify the OCC regarding any proposed changes in the Board, executive management or staff or changes in their duties or responsibilities.

Pursuant to the Agreement, the Bank will not utilize brokered deposits without appropriate FDIC and OCC authorization. In this regard, the only deposits currently utilized by the Bank which could be characterized as "brokered deposits" are deposits obtained through the CDARS program. The Agreement with the OCC does not preclude the Bank from participating in the CDARS program and the Bank has requested authorization from the FDIC to continue to participate in such program. The Bank has approximately $11 million in CDARS deposits, most of which will mature in January 2010.

The Agreement further requires the Bank to enhance its credit risk management program within the Bank's loan and lease functions and to develop and adhere to policies designed to enhance risk rating and risk monitoring. In addition, the Bank has agreed to take appropriate action to improve and maintain asset quality. The Bank will prepare written evaluations of and programs for collecting any loans greater than $750,000 that are subject to criticism, regularly review such loans, and only extend additional credit on such loans if the Bank determines and documents that it is consistent with the Bank's plan to collect the loan or strengthen the assets underlying the loan and the action is necessary to protect the Bank's interests. In addition, the Bank will enhance and document the programs it uses to evaluate, maintain and document the adequacy of the Allowance for Loan and Lease Losses, which enhanced programs were utilized in the evaluation of the Allowance for Loan and Lease Losses for the third quarter of 2009, and provide a copy of such program and documentation to the OCC.

The Agreement precludes the Bank from growing at a rate greater than 5% on an annual basis. In addition to updating its capital plan with appropriate contingencies, the Agreement would preclude the payment of any dividends inconsistent with the capital plan or applicable law and without written non-objection by the OCC. The Merger Agreement with Union precludes the payment of dividends to the shareholders of the Company's common stock pending consummation of the merger.

The Bank understands that the Agreement with the OCC will remain in place so long as the Bank remains subject to OCC supervision or until such time as the Agreement is terminated by the OCC, which will generally not occur until the issues which were the basis of the Agreement have been corrected and verified through an examination and until there is no basis for supervisory concern. Failure to comply with the Agreement could result in more serious supervisory action by the OCC with respect to the Bank, its officers or directors.

In addition to the Agreement, the Bank has been notified that the OCC will require the Bank to achieve and maintain the following capital ratios by no later than March 31, 2010:

o Total risk-based capital at least equal to twelve percent (12%) of risk-weighted assets (as compared with 10.80% maintained by the Bank at September 30, 2009 and 10% generally required of well-capitalized banks);

o Tier 1 capital at least equal to ten percent (10%) of risk weighted assets (as compared with 9.54% maintained by the Bank at September 30, 2009, and 6% generally required of well-capitalized banks); and

o Tier 1 capital at least equal to eight percent (8%) of adjusted total assets (as compared with 6.59% maintained by the Bank at September 30, 2009 and 5% generally required of well-capitalized banks).

The Bank expects to consummate its Merger with and into Union prior to the date by which it would be required to achieve and maintain such capital ratios. However, there can be no assurance that the Merger will be consummated within such timeframe. Accordingly, the Bank will develop contingency plans to address compliance with such capital requirements in the event that the Merger is not consummated by March 31, 2010.

CRITICAL ACCOUNTING POLICIES

In the ordinary course of business, the Bank has made a number of estimates and assumptions relating to the reported results of operations and financial condition in preparing its financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ significantly from those estimates under different assumptions and conditions.

The Bank utilizes a loan and lease review and rating process which classifies loans and leases according to the Bank's uniform classification system in order to identify potential problem loans and leases at an early stage, alleviate weaknesses in the Bank's lending policies, oversee the individual loan and lease rating system, and ensure compliance with the Bank's underwriting, documentation, compliance, and administrative policies. Loans and leases included in this process are considered by management as being in need of special attention because of some deficiency related to the credit or documentation, but are still considered collectible and performing. Such attention is intended to act as a preventative measure and thereby avoid more serious problems in the future.

Investment securities which are held for indefinite periods of time, which management intends to use as part of its asset/liability strategy, or which may be sold in response to changes in interest rates, changes in prepayment risk, increases in capital requirements, or other similar factors, are classified as available for sale and are carried at fair value. Net unrealized gains and losses for such securities, net of tax, are required to be recognized as a separate component of shareholders' equity and excluded from determination of net income. Gains or losses on disposition are based on the net proceeds and cost of the securities sold, adjusted for amortization of premiums and accretion of discounts, using the specific identification method.

The Company uses the asset and liability method of accounting for income taxes. Determination of the deferred and current provision requires analysis by management of certain transactions and the related tax laws and regulations. Management exercises significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. Those judgments and estimates are re-evaluated on a continual basis as regulatory and business factors change. The Company periodically reviews the carrying amount of its deferred tax assets to determine if the establishment of a valuation allowance is necessary. If, based on the available evidence in future periods, it is more likely than not that all or a portion of the Company's deferred tax assets will not be realized, a deferred tax valuation allowance is established. Consideration is given to all positive and negative evidence related to the realization of the deferred tax assets. In evaluating the available evidence, management considers historical financial performance, expectation of future earnings, the ability to carryback losses to recoup taxes previously paid, length of statutory carryforward periods, experience with operating loss and tax credit carryforwards not expiring unused, tax planning strategies and timing of reversals of temporary differences. Significant judgment is required in assessing future earnings trends and the timing of reversals of temporary differences. The Company's evaluation is based on current tax laws as well as management's expectations of future performance based on its strategic initiatives. Changes in existing tax laws and future results that differ from expectations may result in significant changes in the deferred tax asset valuation allowance.

ALLOWANCE FOR LOAN AND LEASE LOSSES:

The allowance for loan and lease losses consists of specific, general, and unallocated components. The specific component relates to loans and leases that are classified as impaired. For impaired loans and leases an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan or lease is lower than the carrying value of that loan or lease. The general component covers non-impaired loans and leases and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate or probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions.

The Bank makes provisions for loan and lease losses on a quarterly basis as determined by a continuing assessment of the adequacy of the allowance for loan and lease losses. The Bank performs an ongoing review of loans and leases in accordance with an individual loan and lease rating system to determine the required allowance for loan and lease losses at any given date. The review of loans and leases is performed to estimate potential exposure to losses. Management's judgment in determining the adequacy of the allowance is inherently subjective and is based on an evaluation of the known and inherent risk characteristics and size of the loan and lease portfolios, the assessment of current economic and real estate market conditions, estimates of the current value of underlying collateral, past loan and lease loss experience, review of regulatory authority examination reports and evaluations of impaired loans and leases, and other relevant factors. Loans and leases, including impaired loans and leases, are charged against the allowance for loan and lease losses when management believes that the uncollectibility of principal is confirmed. Any subsequent recoveries are credited to the allowance for loan and lease losses when received. In connection with the determination of the allowance for loan and lease losses and the valuation of foreclosed real estate, management obtains independent appraisals for significant properties, when considered necessary.

Management reassessed the allowance calculation during the third quarter of 2009. As a result of this assessment, loan categories were further segmented. Historical factors were modified to reflect the Company's loss experience for loan categories for which the Company has had losses in recent years. Peer data was used for loan categories for which the Company has not experienced any losses in the past several years. Qualitative factors were reevaluated and additional factors were used to more accurately reflect trends in the portfolio. There were no material changes in loan or lease concentrations that had a significant effect on the allowance for loan and lease losses calculation at September 30, 2009. In addition, there were no material reallocations of the allowance among different parts of the loan or lease portfolio.

As a result of this assessment, as of September 30, 2009, non-performing assets, loans and leases were $12,225,363 and represented 3.20% of total loans, leases and OREO. As of December 31, 2008, non-performing assets and loans and leases totaled $5,639,735 and represented 1.53% of total loans, leases and OREO. The ratio of the allowance for such loan and lease losses to total loans and leases at September 30, 2009 and December 31, 2008 was 1.59% and 1.00% respectively. At September 30, 2009, the allowance for loan and lease losses was equivalent to 50% of total non-performing assets as compared with 66% of total non-performing assets at

December 31, 2008. The ratio of the allowance for loan and lease losses to non-performing assets decreased over the first nine months of 2009 due to the increase in non-performing assets and loans and leases despite the increase to the allowance resulting from commercial loan growth and the increase to the general allocations. Although the Company did experience an increase in non-performing assets during the first nine months of the year, the increase in those non-performing assets was comprised of collateral-based loans which did not require a specific allocation of the allowance for loan and lease losses and, therefore, did not result in additional specific allocations with the allowance. Changes in the allowance for loan and lease losses for the three and nine month periods ended September 30, 2009 and 2008 are as shown below:


For the three months ended September 30,                   2009                    2008
                                                     ------------------      ------------------
Balance as of June 30,                               $       4,029,790       $       2,233,578

Provision for loan and lease losses                          2,682,691                 155,000
Loans and leases charged off                                  (767,429)               (123,192)
Recoveries of loans and leases charged off                     139,142                   1,716
                                                     ------------------      ------------------

Balance as of September 30,                          $       6,084,194       $       2,267,102
                                                     ==================      ==================
For the nine months ended September 30,                    2009                    2008
                                                     ------------------      ------------------
Balance at beginning of the year                     $       3,698,820       $       2,151,622

Provision for loan and lease losses                          3,470,280                 367,000
Loans and leases charged off                                (1,416,376)               (275,457)
Recoveries of loans and leases charged off                     331,470                  23,937
                                                     ------------------      ------------------

Balance as of September 30,                          $       6,084,194       $       2,267,102
                                                     ==================      ==================

The following table summarizes the Bank's Other Real Estate Owned ("OREO"), past due in excess of 90 days and still accruing interest and non-accrual loans and leases, and total nonperforming assets as of September 30, 2009 and December 31, 2008.

                                                                    September 30, 2009     December 31, 2008
                                                                   ---------------------  ---------------------
Nonaccrual loans and leases                                        $         11,678,323   $          5,639,735

Other real estate owned                                                         547,040                      -
                                                                   ---------------------  ---------------------

Total nonperforming assets                                         $         12,225,363   $          5,639,735
                                                                   =====================  =====================

Loans and leases past due in excess of 90 days and
  accruing interest                                                $             39,854   $             19,603
                                                                   =====================  =====================

POTENTIAL PROBLEM LOANS

As of September 30, 2009, there were no potential problem loans or leases not disclosed above which cause management to have serious doubts as to the ability of such borrowers to comply with their present loan or lease repayment terms.

OTHER-THAN-TEMPORARY IMPAIRMENT: The Company's investment securities portfolio is comprised of available-for-sale and held-to-maturity investments. The available-for-sale portfolio is carried at estimated fair value, with any unrealized gains or losses, net of taxes, reported as accumulated other comprehensive income or loss in shareholders' equity. The held-to-maturity portfolio is carried at amortized cost. Management determines the classification of a security at the time of its purchase.

The Company conducts a periodic review of our investment securities portfolio to determine if the value of any security has declined below its cost or amortized cost, and whether such decline is other-than-temporary. If such decline is deemed other-than-temporary, the security is written down to a new cost basis and the resulting loss is reported within non-interest income in the consolidated statement of income.

Significant judgment is involved in determining when a decline in fair value is other-than-temporary. The factors considered by management include, but are not limited to:

o Whether the Company intends to sell the security and whether it is more likely than not that the Company will be required to sell the security before the recovery of its amortized cost basis, which may be maturity;

o The length of time and the extent to which the fair value has been less than the amortized cost basis;

o Adverse conditions specifically related to the security, an industry or a geographic area;

o The historical and implied volatility of the fair value of the security;

o The payment structure of the debt security and the likelihood of the issuer being able to make payment that increase in the future;

o Failure of the issuer of the security to make scheduled interest or principal payments;

o        Any changes to the rating of the security by a rating agency;

o Recoveries or additional declines in fair value subsequent to the balance sheet date.

Adverse changes in the factors used by management to determine if a security is OTTI could lead to additional impairment charges. Conditions affecting a security that the Company determined to be temporary could become other-than-temporary and warrant an impairment charge. Additionally, a security that had no apparent risk could be affected by a sudden or acute market condition and necessitate an impairment charge. During the third and fourth quarters of 2008, the Company recorded OTTI losses totaling $9,422,650 related to the Company's investments in Freddie Mac and Fannie Mae preferred stock/auction rate securities holding such stock, and two pooled trust preferred securities. There have been no OTTI losses during 2009. The Company adopted the provisions of the FASB staff position issued in April 2009 relating to OTTI during the second quarter of 2009. Adoption of this staff position resulted in the reclassification of $2,511,080 ($1,657,313, net of tax) of non-credit related accumulated OTTI to OCI which had previously been recognized as a loss in earnings and is disclosed in Note 8 - Investment Securities.

OFF-BALANCE SHEET ARRANGEMENTS

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers such as letters of credit. In the opinion of management, these off-balance sheet arrangements are not likely to have a material effect on the Company's financial condition, results of operation, or liquidity.

At September 30, 2009, there have been no significant changes in the Company's off-balance sheet arrangements from those at December 31, 2008.

FORWARD-LOOKING STATEMENTS

This Quarterly Report and future filings made by the Company with the Securities and Exchange Commission, as well as other filings, reports and press releases made or issued by the Company and the Bank, and oral statements made by executive officers of the Company and Bank, may include forward-looking statements relating to such matters as (a) assumptions concerning future economic and business conditions and their effect on the economy in general and on the markets in which the Company and the Bank do business, and (b) expectations for increased revenues and earnings for the Company and Bank through growth resulting from acquisitions, attractions of new deposit and loan customers and the introduction of new products and services. Such forward-looking statements are based on assumptions rather than historical or current facts and, therefore, are inherently uncertain and subject to risk.
 For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The Company notes that a variety of factors could cause the actual results or experience to differ materially from the anticipated results or other expectations described or implied by such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's and Bank's business include the following: (a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Bank operates; (b) changes in the legislative and regulatory environment that negatively impact the Company and Bank through increased operating expenses; (c) increased competition from other financial and nonfinancial institutions; (d) the impact of technological advances; and (e) other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such developments could have an adverse impact on the Company and the Bank's financial position and results of operations.

ITEM 4.  CONTROLS AND PROCEDURES

The Company maintains disclosure controls and procedures designed to ensure that information required to be disclosed in the Company's Exchange Act report is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to the Company's management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit of possible controls and procedures.

As of the end of the period covered by this report, the Company's management, under the supervision and with the participation of the Company's Chief Executive Officer and the Company's Chief Financial Officer, carried out an evaluation of the effectiveness of the design and operation of the Company's disclosure controls and procedures. Based on the foregoing, the Company's Chief Executive Officer and Chief Financial Officer concluded the Company's disclosure controls and procedures were effective.

There were no changes in the Company's internal control over financial reporting that occurred during the Company's third quarter of 2009 that have materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                           PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

Neither the Company nor the Bank (or any of their properties) is the subject of any material pending legal proceedings other than routine litigation that is incidental to its business.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                      PROXY
                     FIRST LITCHFIELD FINANCIAL CORPORATION

                         SPECIAL MEETING OF STOCKHOLDERS
                         FEBRUARY 19, 2010 -- 3:00 P.M.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned holder(s) of the Common Stock of First Litchfield Financial Corporation (the "Company") do hereby nominate, constitute and appoint Herbert L. Curtiss, Jr. and Arthur B. Webster of Litchfield County, Connecticut, jointly and severally, as our proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of said Company, standing in our name on its books on December 30, 2009 at the Special Meeting of its stockholders to be held at the Litchfield Inn, 432 Bantam Road, (Route 202), Litchfield, Connecticut, on February 19, 2010 at 3:00 p.m. or at any adjournment or postponement thereof with all the powers the undersigned would possess if personally present, as follows:

(1)   APPROVAL OF MERGER AGREEMENT:
      To approve the Agreement and Plan of Merger by and among Union Savings Bank, First Litchfield Financial Corporation and The First National Bank of Litchfield, dated as of October 25, 2009, and the transactions contemplated therein, pursuant to which a subsidiary of Union will merge with and into First Litchfield, with First Litchfield being the surviving corporation, and First Litchfield will be dissolved and The First National Bank of Litchfield will merge with and into Union Savings Bank, resulting in Union Savings Bank being to sole surviving entity.
            For                       Against                  Abstain
            [_]                         [_]                      [_]

(2)   APPROVAL OF ADJOURNMENTS:
      To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.
            For                       Against                  Abstain
            [_]                         [_]                      [_]

(3)   OTHER BUSINESS:
      To consider and act upon such other matters as may properly come before the special meeting or any adjournment or postponement of that meeting.

The Board of Directors does not expect any other business to be brought before the special meeting. However, if any other matters are properly brought before the special meeting, the persons named in this Proxy or their substitutes will vote in such manner as shall be determined by a majority of the Board of Directors.

THE BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR"  PROPOSALS  (1) & (2)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY WRITTEN NOTICE TO THE COMPANY OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU ATTEND THE SPECIAL MEETING.

                 PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD
                                                       -------------------------
Please be sure to date and sign                        |Date                   |
this proxy card in the box below.                      |                       |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
|                                                                              |
-------Sign above---------------------------------------------------------------
--------------------------------------------------------------------------------
      ^ Detach above card, complete, sign, date and mail in postage paid ^
                               envelope provided.

                     FIRST LITCHFIELD FINANCIAL CORPORATION
--------------------------------------------------------------------------------
Please sign exactly as name appears. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.
--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

--------------------------------            ---------------------------------
                                            |    -----------------------     |
--------------------------------            |    | PROXY MATERIALS ARE |     |
                                            |    |AVAILABLE ON-LINE AT:|     |
--------------------------------            |    -----------------------     |
                                            | http://www.cfpproxy.com/4824sm |
                                            ----------------------------------
                                                                            4824

                                      PROXY

                     FIRST LITCHFIELD FINANCIAL CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 19, 2010
                                    3:00 P.M.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned holder(s) of the Common Stock of First Litchfield Financial Corporation (the "Company") do hereby nominate, constitute and appoint Herbert L. Curtiss, Jr. and Arthur B. Webster of Litchfield County, Connecticut, jointly and severally, as our proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of said Company, standing in our name on its books on December 30, 2009 at the Special Meeting of its stockholders to be held at the Litchfield Inn, 432 Bantam Road, (Route 202), Litchfield, Connecticut, on February 19, 2010 at 3:00 p.m. or at any adjournment or postponement thereof with all the powers the undersigned would possess if personally present, as follows:

      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

      THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY WRITTEN NOTICE TO THE COMPANY OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU ATTEND THE SPECIAL MEETING.

 PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
         POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
                          THE INTERNET OR BY TELEPHONE.


       (Continued, and to be marked, dated and signed, on the other side)

                          v   FOLD AND DETACH HERE   v
--------------------------------------------------------------------------------
FIRST LITCHFIELD FINANCIAL CORPORATION -- SPECIAL MEETING, FEBRUARY 19, 2010

                             YOUR VOTE IS IMPORTANT!

               Special Meeting Materials are available on-line at:
                          http://www.cfpproxy.com/4824

                       You can vote in one of three ways:

1. Call toll free 1-866-205-9073 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
                                       or
                                       --
2. Via the Internet at https://www.proxyvotenow.com/flfl.ob and follow the instructions.
                                       or
                                       --
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                 PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                                                                            4824

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                      PROXY
                     FIRST LITCHFIELD FINANCIAL CORPORATION

                         Special Meeting of Shareholders
                                FEBRUARY 19, 2010

(1)   APPROVAL OF MERGER AGREEMENT:
      To approve the Agreement and Plan of Merger by and among Union Savings Bank, First Litchfield Financial Corporation and The First National Bank of Litchfield, dated as of October 25, 2009, and the transactions contemplated therein, pursuant to which a subsidiary of Union will merge with and into First Litchfield, with First Litchfield being the surviving corporation, and First Litchfield will be dissolved and the First National Bank of Litchfield will merge with and into Union Savings Bank, resulting in Union Savings Bank being the sole surviving entity.
            For                       Against                  Abstain
            [_]                         [_]                      [_]
(2)   APPROVAL OF ADJOURNMENTS:
      To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.
            For                       Against                  Abstain
            [_]                         [_]                      [_]
(3)   OTHER BUSINESS:
      To consider and act upon such other matters as may properly come before the special meeting or any adjournment or postponement of that meeting.

The Board of Directors does not expect any other business to be brought before the special meeting. However, if any other matters are properly brought before the special meeting, the persons named in this Proxy or their substitutes will vote in such manner as shall be determined by a majority of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS (1) & (2)

Mark here if you plan to attend the meeting                                 [_]

Mark here for address change and note change                                [_]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as name appears. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.
                                                       -------------------------
Please be sure to date and sign                        |Date                   |
this proxy card in the box below.                      |                       |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-------Sign above---------------------------------------------------------------
--------------------------------------------------------------------------------
   IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET,
                       PLEASE READ THE INSTRUCTIONS BELOW
--------------------------------------------------------------------------------
               ^ FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL ^

                            PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., February 19, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.
---------------------------------------- --------------------------------------
|                                      | |                                     |
|         Vote by Telephone            | |           Vote by Internet          |
| Call Toll-Free on a Touch-Tone Phone | |           anytime prior to          |
|         anytime prior to             | |       3 a.m., February 19, 2010     |
|     3 a.m., February 19, 2010:       | |                go to                |
|          1-866-205-9073              | | https://www.proxyvotenow.com/flfl.ob|
|                                      | |                                     |
---------------------------------------- ---------------------------------------
   Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.
       -----------------------------------
       |ON-LINE SPECIAL MEETING MATERIALS:| http://www.cfpproxy.com/4824sm
       -----------------------------------

                            Your vote is important!             ================
                                                                |              |
                                                                ================